   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998

                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               HNC SOFTWARE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                  0-26146                                  33-0248788
     (STATE OR OTHER JURISDICTION OF               (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NO.)
               INCORPORATION)

                            ------------------------

                          5930 CORNERSTONE COURT WEST
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 546-8877
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ROBERT L. NORTH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               HNC SOFTWARE INC.
                          5930 CORNERSTONE COURT WEST
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 546-8877
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               LAIRD H. SIMONS, III, ESQ.                                  JOHN A. FORE, ESQ.
               KENNETH A. LINHARES, ESQ.                                KATHLEEN B. BLOCH, ESQ.
             KATHERINE TALLMAN SCHUDA, ESQ.                                STEPHEN KIM, ESQ.
                   FENWICK & WEST LLP                               WILSON SONSINI GOODRICH & ROSATI
                  TWO PALO ALTO SQUARE                                  PROFESSIONAL CORPORATION
              PALO ALTO, CALIFORNIA 94306                                  650 PAGE MILL ROAD
                     (650) 494-0600                                   PALO ALTO, CALIFORNIA 94304
                                                                             (650) 493-9300

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
          TITLE OF EACH CLASS                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
             OF SECURITIES                  AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
            TO BE REGISTERED                 REGISTERED           PER SHARE             PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
    % Convertible Subordinated
 Notes due 2003.........................   $86,250,000(1)          100%(2)         $86,250,000(2)        $25,443.75
------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.001.........         (3)                 N/A                 N/A                 N/A
------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.001.........    1,725,000(4)         $34.3375(5)       $59,232,187(5)        $17,473.50
------------------------------------------------------------------------------------------------------------------------
                                                                                 Total Registration
                                                                                         Fee             $42,917.25
                                                                                 ---------------------------------------

(1) Includes $11,250,000 in principal amount of Notes that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purposes of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act.

(3) Such indeterminate number of shares of Common Stock as are issuable upon conversion of the Notes.

(4) Includes 225,000 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.

(5) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on February 9, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement consists of two separate prospectuses. There is a prospectus relating to Convertible Subordinated Notes to be issued and sold by the Registrant. There is also a prospectus relating to Common Stock to be sold by the Registrant and certain stockholders of the Registrant.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1998

[LOGO]

--------------------------------------------------------------------------------

U.S. $75,000,000
    % CONVERTIBLE SUBORDINATED NOTES DUE 2003
--------------------------------------------------------------------------------

Interest on the Notes is payable on March 1 and September 1 of each year, commencing September 1, 1998. The Notes will mature on March 1, 2003.

The Notes will be convertible into Common Stock, par value $.001 per share (the "Common Stock"), of HNC Software Inc., a Delaware corporation ("HNC" or the "Company"), at any time prior to the close of business on the maturity date,
unless previously redeemed or repurchased, at a conversion price of $    share
(equivalent to a conversion rate of approximately          shares per $1,000
principal amount of Notes), subject to adjustment in certain circumstances. See "Description of Notes -- Conversion."

The Common Stock is listed on the Nasdaq National Market under the symbol "HNCS." The last reported sale price of the Common Stock on the Nasdaq National Market on February 13, 1998 was $36.00 per share. See "Price Range of Common Stock."

The Notes are not redeemable prior to March 6, 2001. On or after March 6, 2001, the Notes may be redeemed at the option of the Company, in whole or from time to time in part, at the redemption prices set forth herein plus accrued interest. See "Description of Notes -- Optional Redemption." In the event of a Fundamental Change (as defined), each Holder of Notes may require the Company to repurchase its Notes, in whole or in part, for cash, at the repurchase prices set forth herein plus accrued interest. See "Description of Notes -- Repurchase at Option of Holders Upon a Fundamental Change."

The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company and effectively subordinated to all indebtedness and other liabilities of the Company's subsidiaries. As of December 31, 1997, the Company had no indebtedness outstanding that would have constituted Senior Indebtedness, and the Company's subsidiaries had indebtedness and other liabilities outstanding aggregating approximately $254,000 (excluding intercompany liabilities and liabilities of a type not required to be reflected as liabilities on the balance sheets of such subsidiaries in accordance with generally accepted accounting principles). The Indenture will not restrict the incurrence of additional Senior Indebtedness by the Company or the incurrence of other indebtedness and liabilities by the Company or its subsidiaries.

FOR INFORMATION CONCERNING CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" COMMENCING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                PRICE TO            UNDERWRITING          PROCEEDS TO
                                               PUBLIC(1)            DISCOUNT(2)            COMPANY(3)
Per Note                                      100%                  $                     $
Total(3)                                      $75,000,000           $                     $

(1) Plus accrued interest, if any, from             , 1998.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting expenses estimated at $50,000, payable by the Company.
(4) The Company has granted to the Underwriters an option for 30 days to purchase up to an additional $11,250,000 aggregate principal amount of Notes solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to
    Company will be $        , $        and $        , respectively. See
    "Underwriting."

The Notes offered hereby are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by them, and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. Delivery of the Notes offered hereby to the Underwriters is
expected to be made in New York, New York on or about            , 1998.

DEUTSCHE MORGAN GRENFELL
                         BANCAMERICA ROBERTSON STEPHENS
                                              SALOMON SMITH BARNEY
The date of this Prospectus is             , 1998.

                             AVAILABLE INFORMATION

     HNC is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional
Offices: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market and reports, proxy statements and other information concerning the Company also may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated by reference in the Registration Statement. Statements made in this Prospectus about any contract or other document are not necessarily complete and in each instance in which a copy of such contract is filed with, or incorporated by reference in, the Registration Statement as an exhibit, reference is made to such copy, and each such statement shall be deemed qualified in all respects by such reference. Copies of the Registration Statement may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that HNC has previously filed with the Commission are hereby incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

          (b) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on May 26, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge, upon written or oral request of any person to whom this Prospectus is delivered, a copy of any or all of the documents that have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents that are not specifically incorporated by reference into such documents). Requests for such copies should be directed to HNC at 5930 Cornerstone Court West, San Diego, California 92121-3728, Attention:
Raymond V. Thomas (telephone number (619) 546-8877).
                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OR COMMON STOCK, INCLUDING BY ENTERING STABILIZING BIDS, IMPOSING PENALTY BIDS OR OTHERWISE. SUCH ACTIVITIES, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS, IF ANY) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    The following summary should be read in conjunction with and is qualified in its entirety by the more detailed information, including "Risk Factors" and the consolidated financial statements and notes thereto, appearing elsewhere in this Prospectus or incorporated by reference in this Prospectus.
                                  THE COMPANY

    HNC develops, markets and supports predictive software solutions for leading service industries. These predictive software solutions employ proprietary neural-network predictive decision engines, profiles, traditional statistical modeling, business models, expert rules and context vectors to convert existing data and business experiences into meaningful recommendations and actions. Just as manufacturing organizations have implemented manufacturing resource planning software to automate routine transactions, leading service industries such as the healthcare/insurance, financial services and retail industries are using predictive software solutions to improve profitability, competitiveness and customer satisfaction.

    The Company's objective is to be the leading supplier of predictive software solutions by leveraging its core computational intelligence technology across a series of product lines targeted at specific service industries. In the healthcare/insurance industry, the Company's products are used to automate workers' compensation bill review and loss reserving, detect and prevent workers' compensation fraud and increase workers' compensation payor and provider effectiveness. In the financial services industry, the Company's products are used to detect and prevent credit card fraud, manage the profitability of credit card portfolios and automate lending decisions and residential property valuations. In the retail industry, the Company's products address inventory control, merchandise management, demand forecasting and private label credit card fraud. The Company markets most of its predictive software solutions as an ongoing service that includes software licenses, decision model updates, application consulting and on-line or on-site support and maintenance. The Company's customers include many of the leading companies in each of its target markets, including Concentra Managed Care Inc., CIGNA Corp. and CNA Financial Corporation in the healthcare/insurance industry, First Data Resources, Inc., Household International Inc. and MBNA Corp. in the financial services industry, and the Computer City division of Tandy Corp., Caldor Corp. and Hills Department Stores Inc. in the retail industry.

    The Company was founded in 1986 under the laws of California and was reincorporated in June 1995 under the laws of Delaware. The Company's principal executive offices are located at 5930 Cornerstone Court West, San Diego, California 92121-3728, and its telephone number is (619) 546-8877. In this Prospectus, the terms "HNC" and the "Company" each refer to HNC Software Inc., a Delaware corporation, and its consolidated subsidiaries unless the context otherwise requires.
                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                (IN THOUSANDS, EXCEPT RATIO AND PER SHARE DATA)

                                                                            YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------------
                                                                 1993      1994      1995      1996       1997
                                                                -------   -------   -------   -------   --------
STATEMENT OF INCOME DATA:(1)
Total revenues................................................  $16,167   $29,838   $43,704   $71,439   $113,735
Operating income..............................................    1,034     2,881     5,082     9,659     23,040
Net income....................................................      875     3,142     6,077    11,893     17,565
Basic net income per common share(2)..........................     0.02      0.28      0.38      0.50       0.72
Diluted net income per common share(2)........................     0.02      0.17      0.28      0.47       0.68
Pro forma net income(3).......................................      641     2,137     4,534     9,731     15,417
Basic pro forma net income per common share(3)................                                              0.64
Diluted pro forma net income per common share(3)..............                                              0.60
Shares used in computing basic net income per common share and
  basic pro forma net income per common share.................    8,591     8,642    15,195    23,552     24,275
Shares used in computing diluted net income per common share
  and diluted pro forma net income per common share...........    9,289    18,142    21,510    25,363     25,681
OTHER DATA:
Ratio of earnings to fixed charges(4).........................     3.00x     4.87x     6.99x    12.15x     26.51x

                                                                                            DECEMBER 31, 1997
                                                                                       ---------------------------
                                                                                        ACTUAL      AS ADJUSTED(5)
                                                                                       --------     --------------
BALANCE SHEET DATA:
Cash, cash equivalents and investments available for sale............................  $ 42,946        $115,646
Working capital......................................................................    74,303         147,003
Total assets.........................................................................   119,877         192,577
Total stockholders' equity...........................................................   103,860         103,860

---------------

(1) The summary consolidated financial information gives retroactive effect to the acquisitions of Risk Data Corporation ("Risk Data"), Retek Distribution Corporation, now known as Retek Information Systems("Retek") and CompReview, Inc. ("CompReview") for all periods presented, accounted for as poolings of interests.

(2) The computations of basic net income per common share for 1993, 1994 and 1995 include reductions of consolidated net income in the amounts of $717,000, $717,000 and $348,000, respectively, related to the accretion of dividends on mandatorily redeemable convertible Preferred Stock, which converted into Common Stock upon the closing of the Company's initial public offering on June 26, 1995. The computation of diluted net income per common share for 1993 does not include the assumed conversion of all outstanding shares of mandatorily redeemable convertible Preferred Stock into 7,675,000 shares of Common Stock or an increase to net income per common share related to the elimination of dividend accretion on such Preferred Stock as the impact would be antidilutive.

(3) Pro forma net income and net income per common share reflect a provision for taxes on the income of CompReview, which was a subchapter S corporation prior to its acquisition by HNC, as if CompReview had been subject to corporate income taxes as a C corporation for all periods presented.

(4) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest and the portion of rental expense which represents interest).

(5) Adjusted to reflect the sale of the Notes offered hereby and the receipt of the net proceeds therefrom.

                                  THE OFFERING

Securities Offered.........  $75,000,000 principal amount of   % Convertible
                             Subordinated Notes due 2003 (the "Notes")
                             ($86,250,000 principal amount of Notes if the over-allotment option is exercised in full).

Interest Payment Dates.....  March 1 and September 1, commencing September 1,
                             1998.

Conversion.................  The Notes will be convertible into Common Stock at any time prior to the close of business on the maturity date, unless previously redeemed or
                             repurchased, at a conversion price of $     share
                             (equivalent to a conversion rate of approximately
                                       shares per $1,000 principal amount of
                             Notes), subject to adjustment.

Subordination..............  The Notes are subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company and effectively subordinated to all indebtedness and other liabilities of the Company's subsidiaries. As of December 31, 1997, the Company had no indebtedness outstanding that would have constituted Senior Indebtedness and the Company's subsidiaries had outstanding indebtedness and other liabilities outstanding aggregating approximately $254,000 (excluding intercompany liabilities and liabilities of a type not required to be reflected as liabilities on the balance sheets of such subsidiaries in accordance with generally accepted accounting principles). The Indenture will not restrict the incurrence of additional Senior Indebtedness by the Company or the incurrence of other indebtedness and liabilities by the Company or its subsidiaries.

Optional Redemption........  The Notes are not redeemable by the Company prior to March 6, 2001. On or after March 6, 2001, the Notes may be redeemed at the option of the Company, in whole or from time to time in part, at the redemption prices set forth herein plus accrued interest.

Repurchase at Option of
Holders Upon a Fundamental
Change.....................  In the event of a Fundamental Change (as defined), each Holder of Notes may require the Company to repurchase its Notes, in whole or in part, for cash at the repurchase prices set forth herein, subject to adjustment in certain events as described herein, plus accrued interest.

Use of Proceeds............  The proceeds of the Notes will be used for general corporate purposes, including working capital, and potentially to repurchase outstanding shares of the Company's Common Stock or to acquire complementary businesses, products or technologies. See "Use of Proceeds."
                            ------------------------

ProfitMax(R) is a registered trademark of the Company. CRLink(TM), CompCompare(TM), ProviderCompare(TM), PMA Advisor(TM), VeriComp(TM), MIRA(TM), Falcon(TM), Falcon Export(TM), Falcon Select(TM), Falcon Debit(TM), Falcon Retail(TM), Falcon Sentry(TM), Eagle(TM), Capstone(TM), Capstone for Payment Cards(TM), Capstone for Consumer Lending(TM), Capstone for Mortgage Lending(TM), ProfitMax Bankruptcy(TM), AREAS(TM), Retek Merchandising System(TM), Retek Data Warehouse(TM), Active Retail Intelligence(TM), Retek Demand Forecasting(TM), Falcon Retail(TM), MatchPlus(TM), SelectCast(TM), SelectResponse(TM) and SelectResource(TM) are trademarks of the Company. All other trademarks or trade names referred to in this Prospectus are the property of their respective owners.

                                  RISK FACTORS

     This Prospectus (including without limitation the following Risk Factors) contains forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) regarding the Company and its business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Prospectus. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

     Although forward-looking statements in this Prospectus reflect the good faith judgment of the Company's management, such statements can only be based on facts and factors currently known by the Company. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation those discussed below as well as those discussed elsewhere in this Prospectus and in any documents that are incorporated into this Prospectus by reference. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus. Readers are urged to carefully review and consider the various disclosures made by the Company in this Prospectus and in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission, which attempts to advise interested parties of the risks and factors that may affect the Company's business, financial condition and results of operations and prospects.

     POTENTIAL FLUCTUATIONS IN OPERATING RESULTS. The Company's revenues and operating results have varied significantly in the past and may do so in the future. Because the Company's expense levels are based in part on its expectations regarding future revenues and in the short term are fixed to a large extent, the Company may be unable to adjust its spending in time to compensate for any unexpected revenue shortfall. Factors affecting operating results include market acceptance of the Company's products; the relatively large size and small number of customer orders that may be received during a given period; customer cancellation of long-term contracts yielding recurring revenues or customers' ceasing their use of Company products for which the Company's fees are usage based; the length of the Company's sales cycle; the Company's ability to develop, introduce and market new products and product enhancements; the timing of new product announcements and introductions by the Company and its competitors; changes in the mix of distribution channels; changes in the level of operating expenses; the Company's ability to achieve progress on percentage-of-completion contracts; the Company's success in completing certain pilot installations for contracted fees; competitive conditions in the industry; domestic and international economic conditions; and market conditions in the Company's targeted markets. Furthermore, the Company's operating results may be affected by factors unique to certain of its product lines. For example, the Company derives a substantial and increasing portion of its revenues from its retail products, which are generally priced as "perpetual" license transactions in which the Company receives a one-time license fee. The Company recognizes these fees as revenue upon delivery of the software and acceptance by the customer. Thus, failure to complete a perpetual license transaction during a fiscal quarter would have a disproportionate adverse impact on the Company's operating results for that quarter.

     The Company expects fluctuations in its operating results to continue for the foreseeable future. Accordingly, the Company believes that period-to-period comparisons of its financial results should not be relied upon as an indication of future performance. The Company may not be able to maintain profitability on a quarterly or annual basis in the future. Due to all of the foregoing factors, it is possible that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In that event, the price of the Company's Common Stock and, in turn, the market price of the Notes, would likely be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     LENGTHY AND UNPREDICTABLE SALES CYCLE. Due in part to the mission-critical nature of certain of the Company's applications, potential customers perceive high risk in connection with adoption of the Company's products. As a result, customers have been cautious in making decisions to acquire the Company's products. In addition, because the purchase of the Company's products typically involves a significant commitment of capital and may involve shifts by the customer to a new software and/or hardware platform, delays in completing sales can arise while customers complete their internal procedures to approve large capital expenditures and test and accept new technologies that affect key operations. For these and other reasons, the sales cycle associated with the purchase of the Company's products is typically lengthy, unpredictable and subject to a number of significant risks over which the Company has little or no control, including customers' budgetary constraints and internal acceptance reviews. The sales cycle associated with the licensing of the Company's products can typically range from 60 days to 18 months. As a result of the length of the sales cycle and the typical size of customers' orders, the Company's ability to forecast the timing and amount of specific sales is limited. A lost or delayed sale could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Sales and Marketing."

     ACQUISITIONS. Between August 1996 and November 1997, the Company acquired three businesses. In August 1996, the Company acquired Risk Data, a company that develops, markets and supports proprietary software decision products for use in the insurance industry. In November 1996, the Company acquired Retek, a company that develops, markets and supports management decision software products for retailers and their vendors. In November 1997, the Company acquired CompReview, a company that develops, markets and supports a software product and related services designed to assist in the management and containment of the medical costs of workers' compensation and automobile accident medical claims. The Company believes that its future growth depends, in part, upon the success of these and possible future acquisitions. There can be no assurance that the Company will successfully identify, acquire on favorable terms or integrate such businesses, products, services or technologies. The Company may in the future face increased competition for acquisition opportunities, which may inhibit the Company's ability to consummate suitable acquisitions and increase the costs of completing such acquisitions. The acquisitions of Risk Data, Retek and CompReview, as well as other potential future acquisitions, will require the Company to successfully manage and integrate such acquired businesses, which may be located in diverse geographic locations. Acquiring other businesses also requires the Company to successfully develop and market products to new industries and markets with which the Company may not be familiar. It also requires the Company to coordinate (and possibly change) the diverse operating structures, policies and practices of the acquired companies and to integrate the employees of the acquired companies into the Company's organization and culture. Failure of the Company to successfully integrate and manage acquired businesses, to retain their employees, and to successfully address new industries and markets associated with such acquired businesses, would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, although the acquisitions of Risk Data, Retek and CompReview have been accounted for as poolings of interests, future acquisitions may be accounted for as purchases, resulting in potential charges that may adversely affect the Company's earnings. Additional acquisitions may also involve the issuance of shares of the Company's stock to owners of acquired businesses, resulting in dilution in the percentage of the Company's stock owned by other stockholders. See "Business -- HNC's Strategy."

     RISKS ASSOCIATED WITH MANAGING GROWTH. In recent years, the Company has experienced changes in its operations that have placed significant demands on the Company's administrative, operational and financial resources. The growth in the Company's customer base and expansion of its product functionality, together with its acquisition of other businesses and their employees, have challenged and are expected to continue to challenge the Company's management and operations, including its sales, marketing, customer support, research and development and finance and administrative operations. The Company's future performance will depend in part on its ability to successfully manage change, both in its domestic and international operations, and to adapt its operational and financial control systems, if necessary, to respond to changes in its business and to facilitate the integration of acquired businesses with the Company's operations. The failure of the Company's management to effectively respond to and manage growth could have a material adverse effect on the Company's business, financial condition and results of operations.

     DEPENDENCE ON EMERGING TECHNOLOGIES AND MARKETS. The market for predictive software solutions is still emerging. The rate at which businesses have adopted the Company's products has varied significantly by market and by product within each market, and the Company expects to continue to experience such variations with respect to its target markets and products in the future. The Company has introduced products for the healthcare/insurance, financial services and retail markets. The Company has recently announced several new products, including PMAdvisor, VeriComp, SelectCast, SelectResponse and SelectResource. To date, none of these products has achieved any significant degree of market acceptance, and there can be no assurance that such products will ever be widely accepted. Although businesses in the Company's target markets have recognized the advantages of using predictive software solutions to automate the decision-making process, many have developed decision automation systems internally rather than licensing them from outside vendors. There can be no assurance that the markets for the Company's products will continue to develop or that the Company's products will be widely accepted, if at all. If the markets for the Company's new or existing products fail to develop, or develop more slowly than anticipated, the Company's sales would be negatively impacted, which would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Emerging Market Opportunities."

     RISKS ASSOCIATED WITH TECHNOLOGICAL CHANGE AND DELAYS IN DEVELOPING NEW PRODUCTS. The market for the Company's predictive software solutions for service industries is characterized by rapidly changing technology and improvements in computer hardware, network operating systems, programming tools, programming languages, operating systems and database technology. The Company's success will depend upon its ability to continue to develop and maintain competitive technologies, enhance its current products and develop, in a timely and cost-effective manner, new products that meet changing market conditions, including evolving customer needs, new competitive product offerings, emerging industry standards and changing technology. For example, the rapid growth of the Internet environment creates new opportunities, risks and uncertainties for businesses, such as the Company, which develop software solutions that now may have to be designed to operate in Internet, intranet and other on-line environments. The Company may not be able to develop and market, on a timely basis, or at all, product enhancements or new products that respond to changing technologies. The Company has previously experienced significant delays in the development and introduction of new products and product enhancements, primarily due to difficulties with model development, which has in the past required multiple iterations, as well as difficulties with acquiring data and adapting to particular operating environments. The length of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. Any significant delay in the completion of new products, or the failure of such products, if and when installed, to achieve any significant degree of market acceptance, would have a material adverse effect on the Company's business, financial condition and results of operations. Any failure by the Company to anticipate or to respond adequately to changing technologies, or any significant delays in product development or introduc-tion, could cause customers to delay or decide against purchases of the Company's products and would have a material adverse effect on the Company's business, financial condition and results of operations. See
"Business -- Technology" and "-- Research and Development."

     PRODUCT CONCENTRATION. The Company currently has one product or product line in each of its three target markets that accounts for a majority of the Company's total revenues from that market. These products in the aggregate accounted for 60.0%, 59.1% and 57.9% of the Company's total revenues in 1995, 1996 and 1997, respectively. In the healthcare/insurance market, the Company's revenues from its CRLink product accounted for 29.8%, 24.6% and 23.0% of the Company's total revenues in 1995, 1996 and 1997, respectively, and are expected to account for a substantial portion of the Company's total revenues for the foreseeable future. Continued market acceptance of CRLink will be affected by future product enhancements and competition. Decline in demand for, or use of, CRLink, whether as a result of competition, simplification of state workers' compensation fee schedules, changes in the overall payment system or regulatory structure for workers' compensation claims, technological change, an inability to obtain or use state fee schedule or claims data, saturation of market demand, industry consolidation or otherwise, could result in decreased revenues from CRLink, which could have a material adverse effect on the Company's business, financial condition and results of operations. Further, revenues from the Retek Merchandising System ("RMS"), a retail management product, accounted for 2.2%, 13.6% and 18.9% of the Company's total revenues in 1995, 1996 and 1997, respectively, and are expected to continue to account for a substantial portion of the Company's revenues in the foreseeable future. Continued market acceptance of RMS will be affected by the quality and timely introduction of future product enhancements and competition. Decline in demand for, or use of, RMS as a result of continued entry into the retail inventory management market by vendors that may have significantly greater resources and a broader customer base than the Company could result in decreased revenues from RMS, which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, decline in demand for RMS, as a result of technological change, saturation of market demand, industry consolidation or otherwise would have a material adverse effect on the Company's business, financial condition and results of operations. Revenues from the Company's Falcon product line for credit card fraud detection for financial institutions accounted for 28.0%, 20.9% and 16.0% of the Company's total revenues in 1995, 1996 and 1997, respectively, and are expected to continue to account for a substantial portion of the Company's total revenues in the foreseeable future. Continued market acceptance of the Falcon product line will be affected by the quality and timely introduction of future product enhancements and competition. In addition, it is possible that patterns of credit card fraud may change in a manner that the Falcon product line would not detect and that other methods of credit card fraud prevention may reduce customers' needs for the Falcon product line. As a result of increasing saturation of market demand for the Falcon product line, the Company may also need to rely increasingly on international sales to maintain or increase Falcon revenue levels. Furthermore, Falcon customers are banks and related financial institutions. Accordingly, the Company's future success depends upon the capital expenditure budgets of such customers and the continued demand by such customers for Falcon products. The financial services industry tends to be cyclical in nature, which may result in variations in demand for the Company's products. In addition, there has been and continues to be consolidation in the financial services industry, which in some cases has lengthened the sales cycle and may lead to reduced demand for the Company's products. Decline in demand for, or use of, Falcon, whether as a result of competition, technological change, change in fraud patterns, the cyclical nature of the financial services industry, saturation of market demand, fluctuations in interest rates, industry consolidation, reduction in capital spending or otherwise, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Markets and Products."

     DEPENDENCE ON DATA. The development, installation and support of the Company's credit card fraud control and profitability management, loan underwriting, home valuation and certain healthcare/insurance products require periodic model updates. The Company must develop or obtain a reliable source of sufficient amounts of current and statistically relevant data to analyze transactions and update its models. For example, in the electronic payments market, the data required by the Company are collected privately and maintained in proprietary databases. As a result, the Company and its Falcon and ProfitMax customers enter into agreements pursuant to and build new fraud detection and profitability models. For its AREAS home valuation product, the Company obtains data from commercial databases on available terms and conditions. Many of the Company's healthcare/insurance products use historical workers' compensation claims data obtained from customers. CRLink also uses data from state workers' compensation fee schedules adopted by state regulatory agencies, and certain third parties have asserted copyright interests in such data. In most cases, such data must be periodically updated and refreshed to enable the Company's predictive software products to continue to work effectively. In addition, the development of new and enhanced products also depends to a significant extent on the availability of sufficient amounts of statistically relevant data to enable the Company to develop models. For example, to expand the geographic coverage of its AREAS product, the Company would be required to develop or obtain data on home sales in each county for which AREAS is marketed. There can be no assurance that the Company will be able to continue to obtain adequate amounts of statistically relevant data on a timely basis, in the required formats or on reasonable terms and conditions, whether from customers or commercial suppliers. Any such failure by the Company to obtain required data when it is needed, for a reasonable price and on reasonable terms, could have a significant negative impact on existing product performance, new product development and product pricing which could in turn have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Customer Service and Support."

     COMPETITION. The market for predictive software solutions for service industries is intensely competitive and subject to rapid change. Competitors, many of which have substantially greater financial resources than the Company, vary in size and in the scope of the products and services they offer. The Company encounters competition from a number of sources, including (i) other application software companies, (ii) management information systems departments of customers and potential customers, including banks, insurance companies and retailers, (iii) third-party professional services organizations, including without limitation, consulting divisions of public accounting firms, (iv) hardware suppliers that bundle or develop complementary software, (v) network and service providers that seek to enhance their value-added services, (vi) neural-network tool suppliers and (vii) managed care organizations. In the healthcare/insurance market, the Company has experienced competition primarily from National Council on Compensation Insurance ("NCCI"), Corporate Systems and CSC Incorporated. In the workers' compensation and medical cost administration market, the Company has experienced competition from MediCode, Inc. ("MediCode"), Medata, Inc. and Embassy Software with regard to software licensing, and Intracorp and Corvel Corporation in the service bureau operations market. Additionally, the Company has faced competition from Automatic Data Processing, Inc. ("ADP") in the automobile accident medical claims market. In the financial services market, the Company has experienced competition from Fair, Isaac & Co., Inc., Cogensys (a subsidiary of Policy Management Systems Corporation), Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Corporation ("Freddie Mac"), International Business Machines Corporation ("IBM"), Nestor, Inc., NeuralTech Inc., Neuralware Inc., PMI Mortgage Services Co., VISA International and others. In the retail market, the Company has experienced competition from JDA Software Group, Inc., SAP AG, PeopleSoft, Inc., IBM, Manugistics Group, Inc. and others. The Company expects to experience additional competition from other established and emerging companies, as well as other technologies. For example, the Company's Falcon product competes against other methods of preventing credit card fraud, such as card activation programs, credit cards that contain the cardholder's photograph, smart cards and other card authorization techniques. Increased competition, whether from other products or new technologies, could result in price reductions, fewer customer orders, reduced gross margins and loss of market share, any of which could materially adversely affect the Company's business, financial condition and results of operations.

     The Company believes that most of its products are currently priced at a premium when compared to its competitors' products. The market for the Company's products is highly competitive, and the Company expects that it will face increasing pricing pressures from its current competitors and new market entrants. In particular, increased competition could reduce or eliminate such premiums and cause further price reductions. In addition, such competition could adversely affect the Company's ability to obtain new long-term contracts and renewals of existing long-term contracts on terms favorable to the Company. Any reduction in the price of the Company's products could materially adversely affect the Company's business, financial condition and results of operations.

     Some of the Company's current, and many of the Company's potential, competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than the Company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of the Company's prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly gain significant market share. Also, the Company relies upon its customers to provide data, expertise and other support for the ongoing updating of the Company's models. The Company's customers, most of which have significantly greater financial and marketing resources than the Company, may compete with the Company in the future or otherwise discontinue their relationships with or support of the Company. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations. See
"Business -- Competition."

     RISKS ASSOCIATED WITH RECRUITING AND RETAINING QUALIFIED PERSONNEL. The Company's success depends to a significant degree upon the continued service of members of the Company's senior management and other key research, development, sales and marketing personnel. Accordingly, the loss of any such personnel could have a material adverse effect on the Company's business, financial condition and results of operations. Only a small number of employees have employment agreements with the Company, and there can be no assurance that such agreements will result in the retention of these employees for any significant period of time. In addition, the untimely loss of a member of the management team or a key employee of a business acquired by the Company could have a material adverse effect on the Company's business, financial condition and results of operations, particularly if such loss occurred before the Company has had adequate time to familiarize itself with the operating details of that business. In the past, the Company has experienced difficulty in recruiting a sufficient number of qualified sales and technical employees. In addition, competitors may attempt to recruit the Company's key employees. There can be no assurance that the Company will be successful in attracting, assimilating and retaining such personnel. The failure to attract, assimilate and retain key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Employees" and "Management."

     CUSTOMER CONCENTRATION. Product licenses to First Data Resources, Inc. ("First Data"), the largest provider of credit card charge receipt processing services to banks, accounted for 8.7%, 8.6% and 7.6% of the Company's total revenues in 1995, 1996 and 1997, respectively. The Company has licensed First Data to provide its customers with access to the Company's ProfitMax product pursuant to a license agreement entered into in January 1996 (the "ProfitMax Contract"). The Company's revenues under the ProfitMax Contract represented approximately one-quarter of the Company's revenues from First Data in 1997. In late January 1998, First Data asserted that certain restrictive covenants under the ProfitMax Contract violated certain intellectual property laws. First Data also asserted that the existence of such restrictions made the ProfitMax Contract at least temporarily unenforceable and that First Data is therefore not obligated to pay the Company license fees due under the ProfitMax Contract. The Company disputed First Data's claim, released and waived the above-mentioned restrictive covenants in the ProfitMax Contract and gave First Data written notice that the Company intended to terminate the ProfitMax Contract pursuant to its terms unless First Data cured its failure to pay the delinquent license fees in a timely manner. Currently, First Data and the Company are working to resolve their dispute regarding the ProfitMax Contract by negotiating a new agreement; however, there can be no assurance that such an agreement will be reached or that the terms of such an agreement would be as favorable to HNC as its existing contractual arrangements with First Data. If no such agreement can be reached and First Data maintains its current position, it is possible that litigation or arbitration could ensue, which would likely result in a loss of anticipated revenue to the Company under the ProfitMax Agreement and possibly other agreements between the Company and First Data, which could have a material adverse affect on the Company's business, financial condition and results of operation. See
"Business -- Sales and Marketing."

     RISKS ASSOCIATED WITH INTERNATIONAL SALES. In 1995, 1996 and 1997, international operations and export sales (including sales in Canada) represented 12.6%, 17.7% and 16.8% of the Company's total revenues, respectively. The Company intends to continue to expand its operations outside the United States and to enter additional international markets, including by adding sales and support offices in Europe and Japan, which will require significant management attention and financial resources. For certain more mature products, such as Falcon, the Company may need to increase international sales in order to continue to expand the product's customer base. The Company has committed and continues to commit significant time and development resources to customizing certain of its products for selected international markets and to developing international sales and support channels. There can be no assurance that the Company's efforts to develop products, databases and models for targeted international markets or to develop additional international sales and support channels will be successful. The failure of such efforts, which can entail considerable expense, could have a material adverse effect on the Company's business, financial condition and results of operations.

     International sales are subject to additional inherent risks, including longer payment cycles, unexpected changes in regulatory requirements, import and export restrictions and tariffs, difficulties in staffing and managing foreign operations, the burdens of complying with a variety of foreign laws, greater difficulty or delay in accounts receivable collection, potentially adverse tax consequences and political and economic instability. The Company's international sales are currently denominated predominantly in United States dollars and a small portion are denominated in British pounds sterling. An increase in the value of the United States dollar relative to foreign currencies could make the Company's products more expensive, and therefore potentially less competitive, in foreign markets. In the future, to the extent the Company's international sales are denominated in local currencies, foreign currency translations may contribute to significant fluctuations in the Company's business, financial condition and results of operations. If for any reason exchange or price controls or other restrictions on foreign currencies are imposed, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business -- Sales and Marketing."

     RISKS ASSOCIATED WITH CHANGING REGULATORY ENVIRONMENT. The Company's customers are subject to a number of government regulations and certain other industry standards with which the Company's products must comply. For example, the Company's financial services products are affected by Regulation B promulgated under the Equal Credit Opportunity Act, by regulations governing the extension of credit to consumers and by Regulation E promulgated under the Electronic Fund Transfers Act governing the transfer of funds from and to consumer deposit accounts, as well as VISA and MasterCard electronic payment standards. In the mortgage services market, the Company's products are affected by regulations such as Fannie Mae and Freddie Mac regulations for conforming loans, Uniform Standards of Professional Appraisal Practice and appraisal standards for federally insured institutions under the Financial Institutions Reform, Recovery and Enforcement Act. In addition, recent regulatory initiatives have restricted the availability of bank and credit bureau data, reflecting a consumer privacy trend that could limit the Company's ability to obtain or use certain credit-related information. It is also possible that insurance-related regulations may in the future apply to the Company's healthcare/insurance products. In many states, including California, there have been periodic legislative efforts to reform workers' compensation laws in order to reduce the cost of workers' compensation insurance and to curb abuses of the workers' compensation system, and such changes, if adopted, might adversely affect the Company's healthcare/insurance business. In addition, if state-mandated workers' compensation laws or regulations or state workers' compensation fee schedules are simplified, such changes would diminish the need for, and the benefit provided by, the CRLink product. Changes in workers' compensation laws or regulations could also adversely affect the Company's healthcare/insurance products by making them obsolete, or by requiring extensive changes in these products to reflect new workers' compensation rules. To the extent that the Company sells new products targeted to markets that include regulated industries and businesses, the Company's products will need to comply with these additional regulations. Any failure of the Company's products to comply with existing or new regulations and standards could result in legal action against the Company or its customers by regulatory authorities or by third parties, including actions seeking civil or criminal penalties, injunctions against the Company's use of data or civil damages, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company may also be liable to its customers for failure of its products to comply with such regulatory requirements. Furthermore, changes to these regulations and standards or the adoption of new regulations or standards that affect the Company's products could affect the performance of such products and have a material adverse effect on the Company's business, financial condition and results of operations.

     PROTECTION OF INTELLECTUAL PROPERTY. The Company relies on a combination of patent, copyright, trademark and trade secret laws and confidentiality procedures to protect its proprietary rights. The Company currently owns seven issued United States patents and has four United States patent applications pending. The Company has applied for additional patents for its Falcon technology in Canada, Europe and Japan and its MIRA product in Australia, Canada and Europe. There can be no assurance that patents will be issued with respect to pending or future patent applications or that the Company's patents will be upheld as valid or will prevent the development of competitive products. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. As part of its confidentiality procedures, the Company generally enters into invention assignment and proprietary information agreements with its employees and independent contractors and nondisclosure agreements with its distributors, corporate partners and licensees, and limits access to and distribution of its software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise to obtain and use the Company's products or technology without authorization, or to develop similar technology independently. In addition, to ensure that customers will not be adversely affected by an interruption in the Company's business, the Company places source code for certain of its products into escrow, which may increase the likelihood of misappropriation or other misuse of the Company's intellectual property. Moreover, effective protection of intellectual property rights may be unavailable or limited in certain foreign countries in which the Company has done and may do business. Also, the Company has developed technologies under research projects conducted under agreements with various United States Government agencies or subcontractors to such agencies. Although the Company has acquired certain commercial rights to such technologies, the United States Government typically retains ownership of certain intellectual property rights and licenses in the technologies developed by the Company under such contracts, and in some cases can terminate the Company's rights in such technologies if the Company fails to commercialize them on a timely basis. In addition, under certain United States Government contracts, the results of the Company's research may be made public by the government, which could limit the Company's competitive advantage with respect to future products based on such research. See "Business -- Intellectual Property and Other Proprietary Rights."

     INFRINGEMENT OF PROPRIETARY RIGHTS. In the past, the Company has received communications from third parties asserting that Company trademarks infringed such other parties' trademarks, none of which have resulted in litigation or losses to the Company. Given the Company's ongoing efforts to develop and market new technologies and products, the Company may receive communications from third parties asserting that the Company's products infringe, or may infringe, their intellectual property rights. If as a result of any such claims the Company were precluded from using certain technologies or intellectual property rights, licenses to such disputed third-party technology or intellectual property rights might not be available on reasonable commercial terms, if at all. Furthermore, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Litigation, either as plaintiff or defendant, could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel from productive tasks, whether or not such litigation is resolved in favor of the Company. In the event of an adverse ruling in any such litigation, the Company might be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology, and the court might invalidate the Company's patents, trademarks or other proprietary rights. In the event of a successful claim against the Company and the failure of the Company to develop or license a substitute technology, the Company's business, financial condition and results of operations would be materially and adversely affected. As the number of software products increases and the functionality of these products further overlaps, the Company believes that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend and could materially and adversely affect the Company's business, financial condition and results of operations. See "Business -- Intellectual Property and Other Proprietary Rights."

     RISK OF PRODUCT DEFECTS AND PRODUCT LIABILITY. Software products as complex as those offered by the Company often contain undetected errors or failures when first introduced or as new versions are released. In addition, to the extent that the Company may have to develop new products that operate in new environments, such as the Internet, the possibility for program errors and failures may increase due to factors such as the use of new technologies or the need for more rapid product development that is characteristic of the Internet market. Despite pre-release testing by the Company and by current and potential customers, there still may be errors in new products, even after commencement of commercial shipments. The occurrence of such errors could result in delay in, or failure to achieve, market acceptance of the Company's products, which could have a material adverse effect on the Company's business, financial condition and results of operations.

     Although the Company's license agreements with its customers typically contain provisions designed to limit the Company's exposure to potential product liability claims, it is possible that such limitation of liability provisions may not be effective as a result of existing or future laws or unfavorable judicial decisions. Because the Company's products are used in business-critical applications, any errors or failures in such products may give rise to substantial product liability claims, which could have a material adverse effect on the Company's business, financial condition and results of operations.

     VOLATILITY OF PRICE OF NOTES AND COMMON STOCK. The Company's Common Stock has experienced significant price volatility and such volatility may recur in the future. Factors such as announcements of the introduction of new products by the Company or its competitors, acquisitions of businesses or products by the Company, quarter-to-quarter variations in the Company's operating results and the gain or loss of significant orders, as well as market conditions in the technology and emerging growth company sectors, may have a significant impact on the market price of the Company's Common Stock and, in turn, the market price of the Notes. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of securities of many technology companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations may adversely affect the price of the Notes and the Common Stock. The trading prices of many technology companies' stocks, including the Company's Common Stock, reflect price/earnings ratios substantially above historical norms. The trading price of the Company's Common Stock may not remain at or near its current level, which, in turn, would materially and adversely affect the market price of the Notes. See "Price Range of Common Stock."

     YEAR 2000 COMPLIANCE. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance. The Company anticipates that it will need to devote resources in the next two years to modify its CRLink product to properly process dates beyond December 31, 1999. The Company expects that the cost of making these modifications and distributing the modified product to existing customers will be approximately $500,000. These modifications and the resources that the Company expects to devote to such modifications may divert management and engineering attention from, or delay the development and introduction of, new products and enhancements to existing products. The inability of the Company to complete such modifications successfully and on a timely basis, or the inability of the Company to devote sufficient resources to continuing updates and enhancements to the CRLink product, could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase software products such as those offered by the Company, which could result in a material adverse effect on the Company's business, financial condition and results of operations.

     FACTORS INHIBITING TAKEOVER. The Board of Directors is authorized to issue up to 4,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no current plans to issue shares of Preferred Stock. In addition, Section 203 of the Delaware General Corporation Law restricts certain business combinations with any "interested stockholder" as defined by such statute. The statute may have the effect of delaying, deferring or preventing a change in control of the Company. The repurchase option upon a "fundamental change" feature of the Notes may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. See "Description of the Notes -- Repurchase at Option of Holders Upon a Fundamental Change."

     LEVERAGE; SUBORDINATION AND ABSENCE OF FINANCIAL COVENANTS. In connection with the sale of the Notes, the Company will incur $75.0 million in indebtedness ($86.3 million if the over-allotment option is exercised in full) which will result in a ratio of long-term debt to total capitalization at December 31, 1997 of approximately 41.9% on an as adjusted basis (45.4% if the over-allotment option is exercised in full). As a result of this indebtedness, the Company will have substantial principal and interest obligations. The degree to which the Company will be leveraged could materially and adversely affect the Company's ability to obtain financing for working capital, acquisitions or other purposes and could make the Company more vulnerable to industry downturns and competitive pressures. The Company's ability to meet its debt service obligations will be dependent upon the Company's future performance, which will be subject to financial, business and other factors affecting the operation of the Company, many of which are beyond its control.

     The Notes will be unsecured and subordinated in right of payment in full to all Senior Indebtedness of the Company. As a result of such subordination, in the event of bankruptcy, liquidation or reorganization of the Company or certain other events, the assets of the Company will be available to pay obligations on the Notes only after all Senior Indebtedness has been paid in full in cash, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. As a significant portion of the Company's consolidated operations is conducted through subsidiaries, the cash flow and the consequent ability to service debt of the Company, including the Notes, is partially dependent upon the earnings of such subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to the Company. Such subsidiaries are separate and distinct legal entities, and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends or distributions and the making of loans and advances to the Company by any such subsidiaries may be subject to statutory or contractual restrictions, and may be contingent upon the earnings of those subsidiaries and subject to various business considerations. Any right of the Company to receive assets of subsidiaries upon their liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in these assets) would be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

     As of December 31, 1997, the Company had no indebtedness outstanding that would have constituted Senior Indebtedness and the Company's subsidiaries had indebtedness and other liabilities outstanding aggregating approximately $254,000 (excluding intercompany liabilities and liabilities of a type not required to be reflected as liabilities on the balance sheets of such subsidiaries in accordance with generally accepted accounting principles) to which the Notes would have been effectively subordinated. The Indenture will not limit the amount of additional indebtedness, including Senior Indebtedness, which the Company can create, incur, assume or guarantee, nor will the Indenture limit the amount of indebtedness which any subsidiary of the Company can create, incur, assume or guarantee. The Company anticipates that from time to time it and its subsidiaries will incur additional indebtedness, including Senior Indebtedness. In addition, the Indenture does not contain any financial covenants or restrictions on the payment of dividends, by the Company or the issuance or repurchase of securities by the Company and contains no covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Company except to the extent described under "Description of Notes -- Subordination" and "-- Repurchase at Option of Holders Upon a Fundamental Change."

     DISCRETIONARY USE OF PROCEEDS OF OFFERING. The principal purpose of this offering is to increase the Company's capital base and financial flexibility. The Company expects to use the net proceeds principally for general corporate purposes, including working capital, and potentially to acquire complementary businesses, products or technologies and to repurchase outstanding shares of the Company's stock. As a consequence, the Company's management will have the ability to allocate the net proceeds of this offering at its discretion. There can be no assurance that the proceeds will be utilized in a manner that the Holders of Notes deem optimal or that the proceeds can or will be invested to yield a significant return upon the completion of this offering. Upon completion of this offering, the Company will have more than $115.6 million of cash, cash equivalents and short-term investments (based on balances at December 31, 1997, and assuming no exercise of the Underwriters' over-allotment option and after deducting the estimated underwriting discount and estimated offering expenses payable by the Company), substantially all of which will be invested in short-term, interest-bearing, investment-grade obligations for an indefinite period of time. See "Use of Proceeds."

     LIMITATIONS ON REPURCHASE OF NOTES. Upon a Fundamental Change (as defined), each Holder of Notes will have certain rights, at the Holder's option, to require the Company to repurchase all or a portion of such Holder's Notes. If a Fundamental Change were to occur, there can be no assurance that the Company would have or be able to obtain sufficient funds to pay the repurchase price for all Notes tendered by the Holders thereof. The Company's existing credit agreement contains, and any future credit agreements or other agreements relating to other indebtedness (including Senior Indebtedness) to which the Company becomes a party may contain, restrictions and provisions that prohibit the Company from repurchasing or redeeming any Notes or provide that a Fundamental Change would constitute an event of default thereunder. In the event that a Fundamental Change occurs at a time when the Company is prohibited from repurchasing or redeeming Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from repurchasing or redeeming Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture, which may, in turn, constitute a further default under the terms of other indebtedness that the Company may enter into from time to time, including under any Senior Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely prohibit the repurchase of the Notes. See "Description of Notes -- Repurchase at Option of Holders upon a Fundamental Change."

     ABSENCE OF PUBLIC MARKET FOR THE NOTES. The Notes are a new issue of securities for which there is currently no public market. There can be no assurance that an active trading market will develop or be maintained for the Notes. If a market for the Notes does develop, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company, the market price for the Company's Common Stock and other factors.

                                USE OF PROCEEDS

     The net proceeds to the Company from the issuance and sale of the Notes offered hereby are estimated to be $72.7 million ($83.6 million if the Underwriters' over-allotment option is exercised in full), after deducting the estimated underwriting discount and estimated offering expenses. The Company expects to use the net proceeds for working capital and other general corporate purposes. The Company has not allocated any specific portion of the net proceeds to such purposes and management will have the ability to allocate such proceeds at its discretion. A portion of the net proceeds may be used to repurchase shares of the Company's Common Stock from time to time in the open market. A portion of the net proceeds may also be used to acquire or invest in complementary businesses or products or otherwise to obtain the right to use complementary technologies or data. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products, technologies or data. The Company has no present understandings, commitments or agreements with respect to any material acquisition of businesses, products, technologies or data. Pending use of the net proceeds, the Company intends to invest such funds in short-term, interest-bearing, investment-grade securities. See "Risk Factors -- Discretionary Use of Proceeds of Offering."

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has been traded on the Nasdaq National Market since June 1995 under the symbol "HNCS." The following table sets forth for the periods indicated the high and low sales prices of the Common Stock. Prior to June 1995, there was no established public trading market for the Common Stock. All prices have been adjusted to give effect to a two-for-one stock split effected in the form of a stock dividend paid in April 1996.

                                                                 HIGH       LOW
                                                                 ----       ----
            1996:
              First Quarter....................................  $38  3/4   $18  1/4
              Second Quarter...................................   51         31  1/4
              Third Quarter....................................   47  1/2    20  3/4
              Fourth Quarter...................................   45  1/4    26  1/4

            1997:
              First Quarter....................................  $36  3/4   $23  1/4
              Second Quarter...................................   42  3/8    18  1/4
              Third Quarter....................................   43  5/8    33  3/4
              Fourth Quarter...................................   43  1/2    30

            1998:
              First Quarter (through February 13, 1998)........  $43        $33

     On February 13, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $36.00 per share. As of February 13, 1998, there were approximately 186 holders of record of the Common Stock.

                                DIVIDEND POLICY

     The Company has never declared or paid any cash dividends on its capital stock. The Company currently anticipates that it will retain all future earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. The Company's bank credit agreement prohibits the Company from declaring or paying any cash dividends without the bank's consent.

                                 CAPITALIZATION

     The following table sets forth the capitalization of HNC at December 31, 1997 and as adjusted to give effect to the sale by the Company of the Notes offered hereby and the receipt of the estimated net proceeds therefrom.

                                                                        DECEMBER 31, 1997
                                                                     ------------------------
                                                                      ACTUAL      AS ADJUSTED
                                                                     --------     -----------
                                                                          (IN THOUSANDS)
  % Convertible Subordinated Notes due 2003.......................   $     --      $  75,000
                                                                     --------       --------
Stockholders' equity:
  Preferred stock, $0.001 par value -- 4,000,000 shares
     authorized: no shares issued or outstanding..................         --             --
  Common stock, $0.001 par value -- 50,000,000 shares authorized:
     24,537,550 shares issued and outstanding(1)..................         25             25
  Paid-in capital.................................................     95,919         95,919
  Unrealized loss on investments available for sale...............         (2)            (2)
  Foreign currency translation adjustment.........................       (111)          (111)
  Retained earnings...............................................      8,029          8,029
                                                                     --------       --------
     Total stockholders' equity...................................    103,860        103,860
                                                                     --------       --------
          Total capitalization....................................   $103,860      $ 178,860
                                                                     ========       ========

---------------
(1) Excludes the       shares reserved for issuance upon conversion of the
    Notes, 4,591,133 shares of Common Stock subject to stock options outstanding at December 31, 1997 at a weighted average exercise price of $23.92 per share and an additional 393,075 shares of Common Stock reserved for issuance under the Company's stock option and stock purchase plans at such date. In February 1998, the Company adopted a nonqualified stock option plan and reserved 1,000,000 shares of Common Stock for issuance thereunder. The Underwriters are concurrently offering 1,500,000 shares of the Company's Common Stock, of which 20,000 shares will be issued and sold by the Company. The net proceeds from such sale will not be material.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 have been derived from HNC's Consolidated Financial Statements included elsewhere in this Prospectus, which have been audited by Price Waterhouse LLP, independent accountants, as indicated in their report thereon appearing elsewhere herein. The selected consolidated financial data as of December 31, 1994 and 1995 and for the year ended December 31, 1994 have been derived from separate audited financial statements for HNC and CompReview not included herein. The selected consolidated financial data as of and for the year ended December 31, 1993 have been derived from separate financial data for HNC and CompReview not included herein. The data set forth below are qualified in their entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                -------------------------------
                                                                                 1995        1996        1997
                                                                                -------     -------     -------
                                                                                     (IN THOUSANDS, EXCEPT
                                                                                        PER SHARE DATA)
STATEMENT OF INCOME DATA(1):
Revenues:
  License and maintenance.....................................................  $24,561     $48,890     $89,643
  Installation and implementation.............................................    4,648       6,691      10,702
  Contracts and other.........................................................    9,146      11,128       7,772
  Service bureau..............................................................    5,349       4,730       5,618
                                                                                --------    -------     -------
         Total revenues.......................................................   43,704      71,439     113,735
                                                                                --------    -------     -------
Operating expenses:
  License and maintenance.....................................................    7,903      13,725      19,937
  Installation and implementation.............................................    1,425       2,714       5,174
  Contracts and other.........................................................    6,894       7,694       5,438
  Service bureau..............................................................    3,025       3,365       4,320
  Research and development....................................................    6,998      13,808      21,151
  Sales and marketing.........................................................    7,276      11,923      22,049
  General and administrative..................................................    5,101       8,551      12,626
                                                                                --------    -------     -------
         Total operating expenses.............................................   38,622      61,780      90,695
                                                                                --------    -------     -------
Operating income..............................................................    5,082       9,659      23,040
Interest and other income.....................................................      912       2,178       2,003
Interest expense..............................................................     (428)       (478)        (81)
Minority interest in income of consolidated subsidiary........................       --          --         (43)
                                                                                --------    -------     -------
         Income before income tax (benefit) provision.........................    5,566      11,359      24,919
Income tax (benefit) provision................................................     (511)       (534)      7,354
                                                                                --------    -------     -------
         Net income...........................................................  $ 6,077     $11,893     $17,565
                                                                                ========    =======     =======
Earnings per share:
  Basic net income per common share(2)........................................  $  0.38     $  0.50     $  0.72
                                                                                ========    =======     =======
  Diluted net income per common share(2)......................................  $  0.28     $  0.47     $  0.68
                                                                                ========    =======     =======
Unaudited pro forma data(3):
  Income before income tax provision..........................................  $ 5,566     $11,359     $24,919
  Income tax provision........................................................    1,032       1,628       9,502
                                                                                --------    -------     -------
         Net income...........................................................  $ 4,534     $ 9,731     $15,417
                                                                                ========    =======     =======
  Basic pro forma net income per common share(3)..............................                          $  0.64
                                                                                                        =======
  Diluted pro forma net income per common share(3)............................                          $  0.60
                                                                                                        =======
Shares used in computing basic net income per common share and unaudited basic
  pro forma net income per common share.......................................   15,195      23,552      24,275
                                                                                ========    =======     =======
Shares used in computing diluted net income per common share and unaudited
  diluted pro forma net income per common share...............................   21,510      25,363      25,681
                                                                                ========    =======     =======

                                                               YEAR ENDED DECEMBER 31,
                                                   ------------------------------------------------
                                                    1993      1994      1995      1996       1997
                                                   -------   -------   -------   -------   --------
                                                   (IN THOUSANDS, EXCEPT RATIO AND PER SHARE DATA)
ADDITIONAL STATEMENT OF INCOME DATA:(1)
    Total revenues...............................  $16,167   $29,838   $43,704   $71,439   $113,735
    Operating income.............................    1,034     2,881     5,082     9,659     23,040
    Net income...................................      875     3,142     6,077    11,893     17,565
    Basic net income per common share(2).........     0.02      0.28      0.38      0.50       0.72
    Diluted net income per common share(2).......     0.02      0.17      0.28      0.47       0.68
    Pro forma net income(3)......................      641     2,137     4,534     9,731     15,417
    Basic pro forma net income per common
      share(3)...................................                                              0.64
    Diluted pro forma net income per common
      share(3)...................................                                              0.60
    Shares used in computing unaudited basic net
      income per common share and basic pro forma
      net income per common share................    8,591     8,642    15,195    23,552     24,275
    Shares used in computing unaudited diluted
      net income per common share and diluted pro
      forma net income per common share..........    9,289    18,142    21,510    25,363     25,681

OTHER DATA:
    Ratio of earnings to fixed charges(4)........     3.00x     4.87x     6.99x    12.15x     26.51x

                                                                     DECEMBER 31,
                                                   ------------------------------------------------
                                                    1993      1994      1995      1996       1997
                                                   -------   -------   -------   -------   --------
                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
    Cash, cash equivalents and investments
      available for sale.........................  $ 4,679   $ 7,827   $44,975   $34,849   $ 42,946
    Total assets.................................   10,944    20,663    63,113    98,293    119,877
    Long-term obligations, less current
      portion....................................      367       931     1,373       264         63
    Mandatorily redeemable convertible preferred
      stock......................................   12,452    13,169        --        --         --

---------------

(1) The selected consolidated financial data gives retroactive effect to the acquisitions of Risk Data, Retek and CompReview for all periods presented, accounted for as poolings of interests.

(2) The computations of basic net income per common share for 1993, 1994 and 1995 include reductions of consolidated net income in the amounts of $717,000, $717,000 and $348,000, respectively, related to the accretion of dividends on mandatorily redeemable convertible Preferred Stock, which converted into Common Stock upon the closing of the Company's initial public offering on June 26, 1995. The computation of diluted net income per common share for 1993 does not include the assumed conversion of all outstanding shares of mandatorily redeemable convertible Preferred Stock into 7,675,000 shares of Common Stock or an increase to net income per common share related to the elimination of dividend accretion on such Preferred Stock as the impact would be antidilutive.

(3) Pro forma net income and net income per common share reflect a provision for taxes on the income of CompReview, which was a subchapter S corporation prior to its acquisition by HNC, as if CompReview had been subject to corporate income taxes as a C corporation for all periods presented.

(4) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest and the portion of rental expense that represents interest).

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     This Prospectus (including without limitation the following section regarding Management's Discussion and Analysis of Financial Condition and Results of Operations) contains forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) regarding the Company and its business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Prospectus. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

     Although forward-looking statements in this Prospectus reflect the good faith judgment of the Company's management, such statements can only be based on facts and factors currently known by the Company. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation those discussed in "Risk Factors" as well as those discussed elsewhere in this Prospectus and in any documents that are incorporated into this Prospectus by reference. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus. Readers are urged to carefully review and consider the various disclosures made by the Company in this Prospectus and in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission, which attempts to advise interested parties of the risks and factors that may affect the Company's business, financial condition, results of operations and prospects.

OVERVIEW

     HNC develops, markets and supports predictive software solutions for leading service industries. These predictive software solutions employ proprietary neural-network predictive decision engines, profiles, traditional statistical modeling, business models, expert rules and context vectors to convert existing data and business experiences into meaningful recommendations and actions. HNC was founded in 1986 to provide software tools and contracted technology services using neural-network technology.

     In August 1996, HNC completed its acquisition of Risk Data in a transaction accounted for as a pooling of interests. Risk Data is based in Irvine, California and develops, markets and supports proprietary software decision products for use in the insurance industry. In 1996, HNC formed Aptex Software Inc. ("Aptex"), a majority-owned subsidiary located in San Diego, California that develops, markets and supports electronic text analysis technology in products designed for the Internet and other environments. In November 1996, HNC completed its acquisition of Retek in a transaction accounted for as a pooling of interests. Retek is based in Minneapolis, Minnesota and develops, markets and supports software products that provide merchandise management and other management tools to retailers and their vendors. In November 1997, the Company completed its acquisition of CompReview, in a transaction accounted for as a pooling of interests. CompReview is located in Costa Mesa, California and develops, markets and supports a software product and related services designed to assist in the management and containment of the medical costs of workers' compensation and automobile accident medical claims. CompReview provides its product and services primarily to insurance companies, managed care organizations, third party administrators and large self-insured employers. The Company anticipates that from time to time it will consider acquisitions of other businesses in order to expand the markets served by the Company and to acquire complementary technologies, products and personnel. See "Risk Factors -- Acquisitions" and "Business -- HNC's Strategy."

     After giving retroactive effect to the Company's acquisitions of Risk Data, Retek and CompReview, HNC experienced compound annual growth in total revenues of 63% from 1993 through 1997. See "Risk Factors -- Risks Associated with Managing Growth." This revenue growth resulted primarily from increased license fees for the Retek Merchandising System, CRLink, Falcon, MIRA and ProfitMax products and, to a lesser extent, from increased license fees for the Active Retail Intelligence, Retek Data Warehouse, PMAdvisor, CompCompare, Capstone and AREAS products. Because of the long sales and development cycle associated with the Company's products, the Company has not received significant revenues to date from the SelectCast, SelectResponse, SelectResource, VeriComp or PMAdvisor products. See "Risk Factors -- Lengthy and Unpredictable Sales Cycle."

     The Company markets most of its predictive software solutions as an ongoing service that includes software licenses, decision model updates, application consulting and on-line or on-site support and maintenance. The Company's pricing for the CRLink, the Falcon products, MIRA, ProfitMax, AREAS, PMAdvisor, CompCompare and ProviderCompare products typically includes an annual or monthly usage fee and a one to seven year contract commitment. In 1995, 1996 and 1997, annual license and maintenance revenues from these contracts represented 61.2%, 56.1% and 55.2% of the Company's total revenues, respectively.

     The Company's revenues and operating results have varied significantly in the past and may do so in the future. Because the Company's expense levels are based in part on its expectations regarding future revenues and in the short term are fixed to a large extent, the Company may be unable to adjust its spending in time to compensate for any unexpected revenue shortfall. Factors affecting operating results include market acceptance of the Company's products; the relatively large size and small number of customer orders that may be received during a given period; customer cancellation of long-term contracts yielding recurring revenues or customers' ceasing their use of Company products for which the Company's fees are usage based; the length of the Company's sales cycle; the Company's ability to develop, introduce and market new products and product enhancements; the timing of new product announcements and introductions by the Company and its competitors; changes in the mix of distribution channels; changes in the level of operating expenses; the Company's ability to achieve progress on percentage-of-completion contracts; the Company's success in completing certain pilot installations for contracted fees; competitive conditions in the industry; domestic and international economic conditions; and market conditions in the Company's targeted markets. Furthermore, the Company's operating results may be affected by factors unique to certain of its product lines. For example, the Company derives a substantial and increasing portion of its revenues from its retail products, which are generally priced as "perpetual" license transactions in which the Company receives a one-time license fee. The Company recognizes these fees as revenue upon delivery of the software and acceptance by the customer. Thus, failure to complete a perpetual license transaction during a fiscal quarter could have a disproportionate adverse impact on the Company's operating results for that quarter.

     The Company expects fluctuations in its operating results to continue for the foreseeable future. Accordingly, the Company believes that period-to-period comparisons of its financial results should not be relied upon as an indication of future performance. The Company may not be able to maintain profitability on a quarterly or annual basis in the future. Due to all of the foregoing factors, it is possible that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In that event, the price of the Company's Common Stock and, in turn, the market price of the Notes, would likely be materially adversely affected.

RESULTS OF OPERATIONS

     The Company's statements of income for all periods presented give retroactive effect to the acquisitions of Risk Data, Retek and CompReview in August 1996, November 1996 and November 1997, respectively, each of which was accounted for as a pooling of interests.

  Total Revenues

     The Company's revenues are comprised of license and maintenance revenues, installation and implementation revenues, contracts and other revenues and service bureau revenues. Total revenues increased by 63.5% to $71.4 million in 1996 and by 59.2% to $113.7 million in 1997. International operations and export sales represented 12.6%, 17.7% and 18.5% of total revenues in 1995, 1996 and 1997, respectively. The retail product line currently has more sales in international markets than the healthcare/insurance and financial services product lines combined. The Company believes that international sales represent a significant opportunity for revenue growth and expects international sales to increase as a percent of total revenue.

          License and Maintenance Revenues. The Company's license and maintenance revenues are derived from annual license fees, monthly license fees, perpetual license fees and annual maintenance fees. The Company typically licenses many of its products for an annual or monthly usage fee under long-term contracts that include software licenses, decision model updates, application consulting, and on-line or on-site support and maintenance. The Company's revenue from periodic software license and maintenance agreements is generally recognized ratably over the respective license or agreement periods. Revenue from certain short-term periodic software license and maintenance agreements with guaranteed minimum license fees is recognized as related services are performed. Transactional fees are recognized as revenue based on system usage or when fees based on system usage exceed the monthly minimum license fees. Revenue from perpetual licenses of the Company's software for which there are no significant continuing obligations and collection of the related receivables is probable is recognized on delivery of the software and acceptance by the customer.

          License and maintenance revenues increased by 99.1% to $48.9 million in 1996 and by 83.4% to $89.6 million in 1997. The increase from 1995 to 1996 was due primarily to the growth of license fees in all markets, particularly from the Retek Merchandising System, CRLink and Falcon, and, to a lesser extent, MIRA and CompCompare. The increase from 1996 to 1997 was due primarily to the growth of license fee revenues from the Retek Merchandising System and CRLink. Also contributing to the increase were increased license fees from other retail products, such as ARI and Retek Data Warehouse, financial services products such as Falcon, ProfitMax and Capstone, and other healthcare/insurance products, such as PMAdvisor and MIRA.

          Installation and Implementation Revenues. Revenues from software installations and implementations are generally recognized as the services are performed using the percentage of completion method based on costs incurred to date compared to total estimated costs at completion. Amounts received in advance of performance under the contracts are recorded as deferred revenue and are generally recognized within one year from receipt.

          Installation and implementation revenues increased by 44.0% to $6.7 million in 1996 and by 59.9% to $10.7 million in 1997. Substantially all of the increase from 1995 to 1996 was due primarily to growth in the installations of Retek Data Forecasting as this product moved from development into production. The increase from 1996 to 1997 was due primarily to growth in the installations of Capstone and ProfitMax.

          Contracts and Other Revenues. Contracts and other revenues are derived primarily from new product development contracts with commercial customers and research contracts with the United States Government. The Company typically contracts with one or two commercial partners for pilot development and installation of its new products and with the United States Government for additional research funds. Revenues from contract services are generally recognized as the services are performed using the percentage of completion method based on costs incurred to date compared to total estimated costs at completion. Revenue from hardware product sales, which is included in contracts and other revenue, is recognized upon shipment to the customer.

          Contracts and other revenues increased by 21.7% to $11.1 million in 1996 and decreased by 30.2% to $7.8 million in 1997. The increase in 1996 was primarily the result of greater revenues from commercial new product pilot installation contracts with customers in support of the Company's development of ProfitMax, SelectCast, Falcon Sentry and Capstone. The decrease in 1997 was primarily the result of products such as ProfitMax, Retek Data Forecasting and Capstone moving from development into production.

          During 1997, the Company had fewer new product development projects and new product pilot installations than during 1996. There can be no assurance that any of these product development projects or pilot installations will be successful or be completed within anticipated time schedules or that the customers who serve as pilot installation sites will be satisfied with these products or agree to license them. If the Company's new product development efforts are unsuccessful, are not completed on a timely basis or are not well received by pilot customers, the Company may be compelled to delay or discontinue the release of production versions of these products or bear increased expense to bring these pilot products to market, either of which would have a material adverse effect on the Company's business, financial condition and results of operations.

          Service Bureau Revenues. Service bureau revenues are derived from the Company's service bureau operations, which provide CRLink's functionality to customers that do not wish to obtain a license, that use this service until they can implement their own internal CRLink operation or that use this service when their volumes peak to high levels. Service bureau customers typically subscribe for services under month-to-month agreements. Service bureau fees are recognized as revenue when the processing services are performed.

          Service bureau revenues decreased by 11.6% to $4.7 million in 1996 and increased by 18.8% to $5.6 million in 1997. The decrease in 1996 was primarily a result of the significant increase in license revenues as the Company's sales efforts were focused on licensing CRLink to customers rather than marketing service bureau services. The increase in 1997 was primarily due to an increase in the number of customers utilizing service bureau operations.

  Gross Margin

     The following table sets forth the gross margin for each of the Company's revenue categories for each of the comparison periods.

                                                            YEARS ENDED DECEMBER 31,
                                                            ------------------------
                                                            1995      1996      1997
                                                            ----      ----      ----
        License and maintenance...........................  67.8%     71.9%     77.8%
        Installation and implementation...................  69.3      59.4      51.7
        Contracts and other...............................  24.6      30.9      30.0
        Service bureau....................................  43.4      28.9      23.1

          License and Maintenance Gross Margin. License and maintenance costs primarily represent the Company's expenses for personnel engaged in customer support, travel to customer sites and documentation materials. The Company's gross margin on licenses and maintenance revenues was 67.8%, 71.9% and 77.8% in 1995, 1996 and 1997, respectively. In 1996, the improvement in gross margin was the result of the Company's ability to move from price discounts for early adopters of its products to full pricing for products sold to subsequent customers as well as a higher volume of international licenses, which generate relatively higher margins than domestic operations due, in part, to lower overhead expenses as a result of less corporate infrastructure. Gross margin improved in 1997 due primarily to license fees increasing at a higher rate than the costs associated with providing these licenses. This increase was primarily attributable to increased pricing producing higher margins in the retail and healthcare/insurance markets.

          Installation and Implementation Gross Margin. Installation and implementation costs consist primarily of personnel-related costs, travel and equipment. The Company's gross margin on installation and implementation revenues was 69.3%, 59.4% and 51.7% in 1995, 1996 and 1997, respectively. In 1996, the improved margin was due primarily to new installations of Retek Data Forecasting, which have substantially lower margins than installations of Falcon products, which represented a majority of installations in 1995. Gross margin improved in 1997 due primarily to an increase in Capstone implementations, which have substantially lower margins than implementations of Falcon products.

          Contracts and Other Gross Margin. Contracts and other costs consist primarily of personnel-related costs. The Company's gross margin on contracts and other revenues was 24.6%, 30.9% and 30.0% in 1995, 1996 and 1997, respectively. The improvement in gross margin during 1996 was due primarily to the Company's increased ability to better price its new pilot projects. The slight decrease in gross margin for 1997 was due to the decrease in new product development contracts, while government projects with substantially lower margins remained relatively constant in absolute dollars.

          Service Bureau Gross Margin. Service bureau costs consist primarily of the personnel and facilities costs of operating the service bureaus. The Company's gross margin on service bureau revenues was 43.4%, 28.9% and 23.1% in 1995, 1996 and 1997. The decrease in 1996 was a result of the loss of a customer in early 1996 for which the Company was able to recognize higher than usual margins during 1995. The decrease in 1997 was attributable to an increase in fixed costs and in labor costs required to support the service bureau business that outpaced the increase in revenue. This was the result of a more static customer base and higher fixed costs associated with the infrastructure necessary to run the service bureau operation.

       Other Operating Expenses

          Research and Development Expenses. Research and development expenses consist primarily of salaries and other personnel-related expenses, subcontracted development services, depreciation for development equipment and supplies. Research and development expenses increased from $7.0 million in 1995 to $13.8 million in 1996 and to $21.2 million in 1997, representing 16.0%, 19.3% and 18.6% of total revenues in 1995, 1996 and 1997, respectively. Research and development expenses increased in absolute dollars due to the development costs associated with new releases of several products in the retail and financial services product lines. The increased research and development expenses in absolute dollars and as a percentage of revenues in 1996 was primarily the result of greater staffing to support more new product development programs, primarily for ProfitMax, Capstone, CompCompare, ProviderCompare and the Retek Merchandising System. The 1996 costs also included the initial product development costs of the Company's Aptex business unit, which did not have a significant impact on revenues. Statement of Financial Accounting Standards No. 86, "Ac-counting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is not established until completion of a working model. Costs incurred by the Company between completion of the working model and the point at which a product is ready for general release have been insignificant. As a result, no significant software development costs were capitalized through December 31, 1997. The Company anticipates that research and development expenses will increase in dollar amount and could increase as a percentage of total revenues for the foreseeable future.

          Sales and Marketing Expenses. Sales and marketing expenses consist primarily of salaries and benefits, commissions, travel, entertainment and promotional expenses. Sales and marketing expenses increased from $7.3 million in 1995 to $11.9 million in 1996 and to $22.0 million in 1997, representing 16.6%, 16.7% and 19.4% of total revenues in 1995, 1996 and 1997, respectively. The increases were primarily a result of increased staffing as the Company built its direct sales and marketing staff, opened sales offices in Japan and in several locations in Europe, and increased expenses for trade shows, advertising and other marketing programs. The Company expects sales and marketing expenses to continue to increase for the foreseeable future. Such expenses could also increase as a percentage of total revenues as the Company continues to develop a direct sales force in Europe and other international markets, expand its domestic sales and marketing organization and increase the breadth of its product lines.

          General and Administrative Expenses. General and administrative expenses consist primarily of personnel costs for finance, contract administration, human resources and general management, as well as acquisition, insurance and professional services expenses. General and administrative expenses increased from $5.1 million in 1995 to $8.6 million in 1996 and $12.6 million in 1997, representing 11.7%, 10.3% and 9.8% of total revenues, respectively. General and administrative expenses included $1.2 million of acquisition expenses related to the acquisitions of Risk Data and Retek in 1996 and $1.4 million of acquisition expenses primarily related to the acquisition of CompReview in 1997. Excluding acquisition expenses, general and administrative expenses were $5.1 million, $7.4 million and $11.2 million in 1995, 1996 and 1997, respectively. The primary reason for these increases in absolute dollars was increased staffing to support the Company's growth and additional expenses associated with being a public company.

  Operating Income

     The above factors resulted in operating income of $5.1 million, constituting 11.6% of total revenues in 1995, $9.7 million, constituting 13.5% of total revenues in 1996, and $23.0 million, constituting 20.3% of total revenues in 1997. The Company does not expect that operating income will continue to increase significantly as a percentage of total revenues.

  Other Income (Expense) Net

     Interest and other income, net of interest expense, increased from $484,000 in 1995 to $1.7 million in 1996 and to $1.9 million in 1997. The increase in 1996 was primarily attributable to increased interest income in 1996 from higher cash and investment balances, which consisted primarily of the proceeds from the Company's initial public offering in June 1995 and secondary public offering in December 1995. The increase in 1997 was primarily due to a decrease in interest expense of approximately $397,000 primarily related to the repayment of Risk Data's bank notes payable during the third quarter of 1996, offset by a decrease in interest income of approximately $165,000.

  Income Tax (Benefit) Provision

     The income tax benefit of $511,000 in 1995 was primarily attributable to the recognition of a $2.2 million deferred tax asset based on anticipated future utilization of all of the Company's remaining net operating loss carryforwards and research and development credit carryforwards. The income tax benefit of $534,000 in 1996 was primarily attributable to the recognition of a $2.7 million deferred tax asset based on anticipated future utilization of all of the remaining net operating loss carryforwards and research and development credit carryforwards relating to Risk Data and Retek. That deferred tax asset had previously been offset by a valuation allowance. The Company released the valuation allowance during the fourth quarter of 1996, based upon management's assessment that it was more likely than not that the Company would realize the asset in future periods.

     The 1997 income tax provision of $7.4 million, or 29.5% of pre-tax income, was lower than 1997 taxes at statutory rates primarily as a result of CompReview's subchapter S corporation status prior to the acquisition, which resulted in most of CompReview's tax liability being borne by its former shareholders. As of the date of the acquisition, CompReview's tax status was changed to C corporation. In the future, the Company expects that the effective tax rate will be reflective of the tax rate of other California-based companies.

SELECTED PRO FORMA QUARTERLY OPERATING RESULTS

     The following table presents unaudited pro forma quarterly financial information for each of the eight quarters in the period ended December 31, 1997. This information has been derived from the Company's unaudited financial statements. Pro forma net (loss) income reflects a provision for taxes on the income of CompReview, which was a subchapter S corporation prior to its acquisition by HNC, as if CompReview had been subject to corporate income taxes as a C corporation for all periods presented. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, have been included to present fairly the quarterly results. See "Risk Factors -- Potential Fluctuations in Operating Results" and "-- Lengthy and Unpredictable Sales Cycle."

                                                                            THREE MONTHS ENDED
                                             --------------------------------------------------------------------------------
                                                              1996                                      1997
                                             ---------------------------------------   --------------------------------------
                                             MAR. 31    JUN. 30   SEPT. 30   DEC. 31   MAR. 31   JUN. 30   SEPT. 30   DEC. 31
                                             -------    -------   --------   -------   -------   -------   --------   -------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:(1)
Revenues:
  License and maintenance................... $ 8,479    $11,163   $ 13,831   $15,417   $18,331   $22,311   $ 23,705   $25,296
  Installation and implementation...........   1,200      1,214      1,399     2,878     1,946     2,188      3,069     3,499
  Contracts and other.......................   2,979      3,051      2,784     2,314     2,726     1,805      1,671     1,570
  Service bureau............................   1,219      1,269      1,101     1,141     1,069     1,289      1,544     1,716
                                             -------    -------    -------   -------   -------   -------    -------   -------
        Total revenues......................  13,877     16,697     19,115    21,750    24,072    27,593     29,989    32,081
                                             -------    -------    -------   -------   -------   -------    -------   -------
Operating expenses:
  License and maintenance...................   3,180      3,120      3,689     3,736     3,994     5,036      4,957     5,950
  Installation and implementation...........     589        597        560       968       801     1,251      1,499     1,623
  Contracts and other.......................   2,071      1,938      1,860     1,825     1,850     1,454      1,111     1,023
  Service bureau............................     932        947        749       737       864       919      1,203     1,334
  Research and development..................   2,440      3,352      3,748     4,268     4,431     4,930      6,015     5,775
  Sales and marketing.......................   2,485      2,981      3,041     3,416     4,553     5,233      5,691     6,572
  General and administrative................   1,829      1,961      2,351     2,410     2,459     2,768      3,142     4,257
                                             -------    -------    -------   -------   -------   -------    -------   -------
        Total operating expense.............  13,526     14,896     15,998    17,360    18,952    21,591     23,618    26,534
                                             -------    -------    -------   -------   -------   -------    -------   -------
Operating income............................     351      1,801      3,117     4,390     5,120     6,002      6,371     5,547
Interest income, net........................     452        406        384       458       429       481        538       431
                                             -------    -------    -------   -------   -------   -------    -------   -------
  Income before pro forma income tax
    provision (benefit).....................     803      2,207      3,501     4,848     5,549     6,483      6,909     5,978
Pro forma income tax provision (benefit)....     934      1,119      1,138    (1,563)    2,115     2,475      2,623     2,289
                                             -------    -------    -------   -------   -------   -------    -------   -------
  Pro forma net (loss) income............... $  (131)   $ 1,088   $  2,363   $ 6,411   $ 3,434   $ 4,008   $  4,286   $ 3,689
                                             =======    =======    =======   =======   =======   =======    =======   =======
AS A PERCENTAGE OF TOTAL REVENUES:
Revenues:
  License and maintenance...................    61.1%      66.8%      72.3%     70.9%     76.2%     80.9%      79.1%     78.9%
  Installation and implementation...........     8.6        7.3        7.3      13.2       8.1       7.9       10.2      10.9
  Contracts and other.......................    21.5       18.3       14.6      10.6      11.3       6.5        5.6       4.9
  Service bureau............................     8.8        7.6        5.8       5.3       4.4       4.7        5.1       5.3
                                             -------    -------    -------   -------   -------   -------    -------   -------
        Total revenues......................   100.0      100.0      100.0     100.0     100.0     100.0      100.0     100.0
                                             -------    -------    -------   -------   -------   -------    -------   -------
Operating expenses:
  License and maintenance...................    22.9       18.7       19.3      17.2      16.6      18.2       16.5      18.5
  Installation and implementation...........     4.3        3.6        3.0       4.4       3.3       4.5        5.0       5.0
  Contracts and other.......................    14.9       11.6        9.7       8.4       7.7       5.3        3.7       3.2
  Service bureau............................     6.7        5.7        3.9       3.4       3.6       3.3        4.0       4.2
  Research and development..................    17.6       20.1       19.6      19.6      18.4      17.9       20.1      18.0
  Sales and marketing.......................    17.9       17.8       15.9      15.7      18.9      19.0       19.0      20.5
  General and administrative................    13.2       11.7       12.3      11.1      10.2      10.0       10.5      13.3
                                             -------    -------    -------   -------   -------   -------    -------   -------
        Total operating expense.............    97.5       89.2       83.7      79.8      78.7      78.2       78.8      82.7
                                             -------    -------    -------   -------   -------   -------    -------   -------
Operating income............................     2.5       10.8       16.3      20.2      21.3      21.8       21.2      17.3
Interest income, net........................     3.3        2.4        2.0       2.1       1.8       1.7        1.8       1.3
                                             -------    -------    -------   -------   -------   -------    -------   -------
  Income before pro forma income tax
    provision (benefit).....................     5.8       13.2       18.3      22.3      23.1      23.5       23.0      18.6
Pro forma income tax provision (benefit)....     6.7        6.7        5.9      (7.2)      8.8       9.0        8.7       7.1
                                             -------    -------    -------   -------   -------   -------    -------   -------
  Pro forma net (loss) income...............    (0.9)%      6.5%      12.4%     29.5%     14.3%     14.5%      14.3%     11.5%
                                             =======    =======    =======   =======   =======   =======    =======   =======

---------------

(1) The above table gives retroactive effect to the acquisitions of Risk Data, Retek and CompReview for all periods presented, accounted for as poolings of interests.

LIQUIDITY AND CAPITAL RESOURCES

     The $21.0 million of net cash provided by operating activities in 1997 represented net income before depreciation and amortization of approximately $22.4 million, further increased by a decrease in deferred income taxes of $6.9 million and offset by an increase in accounts receivable of $11.1 million. Net cash used in investing activities was $7.7 million in 1997 primarily due to $9.6 million expended for property and equipment during 1997, including $6.0 million for computer equipment to support the increased staffing across the Company, and $1.9 million for furniture and fixtures primarily related to the relocation of the Company's Minneapolis facility, offset by approximately $1.9 million of net proceeds from the sale and maturity of investments. Net cash used in financing activities was $3.2 million in 1997 primarily due to $6.8 million in distributions to the former CompReview stockholders offset by $4.0 million in net proceeds from issuances of common stock.

     As of December 31, 1997, the Company had $42.9 million in cash, cash equivalents and investments. The Company believes that its current cash, cash equivalents and investments available for sale balances, together with the net proceeds from the sale of the Notes, borrowings under its credit facility and net cash provided by operating activities, will be sufficient to meet its working capital and capital expenditure requirements for at least the next 12 months. The credit facility will not be available following issuance of the Notes unless the Company obtains an appropriate consent or amendment from the bank. A portion of the Company's cash could be used to repurchase shares of the Company's Common Stock from time to time in the open market. Management intends to invest the Company's cash in excess of current operating requirements in short-term, interest-bearing, investment-grade securities. A portion of the Company's cash could also be used to acquire or invest in complementary businesses or products or otherwise to obtain the right to use complementary technologies or data. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products, technologies or data. The Company has no present understandings, commitments or agreements with respect to any material acquisitions of other businesses, products or technologies.

YEAR 2000 COMPLIANCE

     The Company anticipates that it will need to devote resources in the next two years to modify its CRLink product to properly process dates beyond December 31, 1999. The Company expects that the cost of making these modifications and distributing the modified product to existing customers will be approximately $500,000. These modifications and the resources that the Company expects to devote to such modifications may divert management and engineering attention from, or delay the development and introduction of, new products and enhancements to existing products. The inability of the Company to complete such modifications successfully and on a timely basis, or the inability of the Company to devote sufficient resources to continuing updates and enhancements to the CRLink product, could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase software products such as those offered by the Company, which could result in a material adverse effect on the Company's business, financial condition and results of operations.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("FAS 130"), "Reporting Comprehensive Income," which the Company is required to adopt for 1998. This statement will require the Company to report in the financial statements, in addition to net income, comprehensive income and its components including foreign currency items and unrealized gains and losses on certain investments in debt and equity securities. Upon adoption of FAS 130, the Company is also required to reclassify financial statements for earlier periods provided for comparative purposes. The adoption of FAS 130 will not have a significant impact on the Company's consolidated financial statement disclosures.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), "Disclosures about Segments of an Enterprise and Related Information," which the Company is required to adopt for its 1998 annual financial statements. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Under FAS 131, operating segments are to be determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. The Company has not determined the impact of the adoption of this new accounting standard on its consolidated financial statement disclosures.

     In November 1997, the American Institute of Certified Public Accountants issued Statement of Position No. 97-2 ("SOP 97-2"), "Software Revenue Recognition," which the Company is required to adopt for agreements entered into with customers beginning in 1998. This statement provides guidance for recognizing revenue related to sales by software vendors. The adoption of SOP 97-2 will not have a significant impact on the timing of the Company's revenue recognition.

                                    BUSINESS

     HNC develops, markets and supports predictive software solutions for leading service industries. These predictive software solutions employ proprietary neural-network predictive decision engines, profiles, traditional statistical modeling, business models, expert rules and context vectors to convert existing data and business experiences into meaningful recommendations and actions. Just as manufacturing organizations have implemented manufacturing resource planning ("MRP") software to automate routine transactions, leading service industries such as the health-care/insurance, financial services and retail industries are using predictive software solutions to improve profitability, competitiveness and customer satisfaction.

INDUSTRY BACKGROUND

     Today's competitive business environment has forced many service companies to increase business efficiency while improving their flexibility and responsiveness to changing market conditions. Businesses continually seek new ways to make better decisions by collecting and analyzing data. Consequently, service companies have made, and continue to make, significant investments in computer systems designed to gather and electronically store ever increasing amounts of data. In most cases, these computerized systems automate manual tasks and activities, resulting in the conversion of significant amounts of corporate data from paper to electronic form. However, these systems generally do not synthesize data in ways that help businesses make better real-time decisions.

     Historically, the development of predictive software solutions was inhibited by the lack of computing standards and effective computational intelligence techniques. The emergence of client-server standards, including relational database management systems, the Windows operating system and network communications protocols, has fostered the increased transmission and dissemination of electronically stored data within and among businesses. MRP software systems were developed to automate production, accounting, human resources and distribution transactions for primarily manufacturing organizations. These systems manage and store large amounts of diverse business information, providing continuous and simultaneous availability of information to geographically dispersed employees, customers and suppliers. However, MRP systems generally do not provide businesses with the functionality and flexibility needed to utilize this data to simulate operations and make real-time decisions and recommendations in diverse and rapidly changing business environments.

     Several service industries have a particular need to leverage large volumes of real-time transactional and operational data in order to address systemic issues that have historically affected profitability, competitiveness and customer satisfaction. These industries and issues include:

     - HEALTHCARE/INSURANCE INDUSTRY. Workers' compensation fraud and abuse is currently receiving widespread attention in the healthcare/insurance industry. Conning & Co. recently estimated that 10%-25% of the dollar amount of filed workers' compensation claims in the United States are fraudulent. This translates to more than $5 billion lost each year to workers' compensation fraud.

     - FINANCIAL SERVICES INDUSTRY. Based on reports from Visa and Mastercard, Faulkner & Gray estimates that United States credit card credit losses and chargeoffs were $18 billion in 1996.

     - RETAIL INDUSTRY. Rapid changes in consumer buying patterns have caused merchants to place increased emphasis on predicting consumer demand and managing retail inventories. The change from mass to individual retail marketing has multiplied the number of promotional offers and stock-keeping units ("SKUs") required to address market opportunities.

       The U.S. Department of Commerce estimates that the inventory carrying costs for retail inventories nationwide were $316 billion at the end of March 1997.

     Historically, many companies in the healthcare/insurance, financial services and retail industries have developed specialized in-house applications to address these issues. Such applications are generally designed to access large volumes of operational and transactional data stored on mainframe computers. However, such systems are expensive, costly to support and maintain, and do not offer flexible and enterprise-wide access to data. Furthermore, most of these systems are not designed to meet the need for real-time recommendations and actions. The widespread adoption of distributed client-server computing has provided organizations with a much greater ability to access and manipulate stored information but also has created the need for third-party vendors of packaged applications software solutions that provide the same degree of functionality and reliability as traditional in-house applications. These vendors are able to provide a higher degree of functionality and reliability than traditional in-house applications by combining the domain knowledge from their customers and partners with expertise in computational intelligence and client-server technologies.

THE HNC SOLUTION

     HNC's predictive software solutions enable leading service industries, such as the healthcare/insurance, financial services and retail industries, to analyze and act upon operational and transactional data in real time. The Company's products provide the following benefits:

     Core predictive software technology. The Company's software includes a variety of computational intelligence technologies such as proprietary neural-network predictive decision engines, profiles, expert rules, context vectors, traditional statistical modeling and business models that can be customized to specific business applications. Neural networks can be adapted to changing environments and applications quickly and have proven to be accurate and effective in real-time operating environments. The Company's decision engine also includes a user-defined rule-based technology. The neural networks and rulebases are delivered through software that allows the Company's products to adapt to many customer-specific business needs without extensive custom programming. Adaptable functions include workflow queuing management, policy and procedure guidelines, input data modification, flexible graphical user interface ("GUI") display, decision criteria and report formats.

     Quick payback for customers. The Company's software solutions are designed for quick customer payback. The Company typically installs its products in two to six months, and customer payback periods for installation and first year usage fees are typically less than one year. Payback is rapid because the software products address applications that have a significant profit impact. HNC personnel focus not only on the technical integration, but also on delivering direct benefits to the customer throughout the service contract period.

     Transaction-based, real-time decision capability. HNC's software can operate in real time, providing an immediate, situation-specific response to each customer transaction. For example, the Falcon system for credit/debit card fraud can monitor millions of transactions each day, identify fraudulent transactions in progress and permit the card issuing bank to withhold an authorization before the perpetrator completes a purchase. The Falcon system differs from traditional modeling implementations, which operate in a batch or off-line mode on a collection of historical transactions.

     Flexible client-server solutions. HNC's solutions can be integrated into a customer's existing environment or architecture. The Company's products are available on industry-standard, client-server platforms, including Windows and UNIX clients, NetWare, Windows NT, UNIX and CICS servers and IBM, Oracle, Sybase and Informix databases. HNC's application products represent a complete software solution, including decision models, deployment software, communications interfaces and GUIs. The Company also supplies systems integration, ongoing performance analysis, model rebuilding and application consulting services to help ensure ongoing success for the customer. The Company believes that this flexible combination of products, services and deployment platforms represents an advance that enables successful predictive software system deployment in many mission-critical applications.

     Turnkey, customized and user-developed model options. The choice of data source is important to customers because data are the fundamental building blocks used to create accurate predictive models. HNC provides various models built on industry-specific or customer-specific data to meet individual application requirements. Customers and data suppliers provide the Company with historical transaction data for turnkey models, trend analyses and product updates. This combination of proprietary turnkey (from data and individual consumer profiles), customized and user-developed models allows the Company to offer products that solve a broad range of predictive application problems.

HNC'S STRATEGY

     HNC's objective is to be the leading supplier of predictive software solutions by leveraging its core computational intelligence technology across a series of product families targeted at specific service industries. The Company's strategy for achieving this objective contains the following key elements:

     Maintain and strengthen HNC's position at the core of its customers' applications infrastructure. Customers rely heavily on HNC's predictive software solutions to anticipate and react to rapidly changing business conditions. The Company's core computational intelligence technology serves as a platform upon which services businesses can deploy and combine the Company's products to manage and respond to operational and transactional data in real time. Therefore, HNC attempts to establish a strong position within the applications infrastructure of its customers. For example, the Company's first predictive solution product, Falcon, is a credit/debit card fraud detection system for monitoring individual credit card accounts. By adapting the core technology developed for Falcon, the Company later introduced ProfitMax, a transaction-based, real-time credit authorization system that manages the profitability of credit card portfolios. The Company believes that the opportunity exists for similar penetration within each of its core vertical markets, including opportunities such as retail banking within the financial services industry. As another example, the Company's context vectoring technology could profile visitors to a financial institution's Web site and send proactive direct e-mails regarding financial products.

     Leverage core predictive technologies to enter new market segments. Historically, the Company has applied its core predictive technology to the domain knowledge of companies it has acquired to introduce new products. For example, in August 1996, HNC acquired Risk Data, a developer of decision systems in the workers' compensation industry. By combining Risk Data's industry expertise with HNC's fraud detection technology, HNC is developing a VeriComp module that applies predictive technology to employer fraud in the workers' compensation industry. In addition, the Company is evaluating opportunities in other data-intensive industries, such as telecommunications, where predictive software may have the ability to improve business performance and profitability.

     Earn recurring revenues through long-term contracts. The Company markets most of its predictive software solutions as an ongoing service that includes software licenses, decision model updates, application consulting and on-line or on-site support and maintenance. Since many of the Company's applications are enhanced by periodic model updates, customers derive significant value from the Company's ongoing services. In addition, the mission-critical nature of many of HNC's predictive software solutions creates customer demand for long-term support commitments. Accordingly, the Company's customers typically pay for this package of software and service with a monthly usage fee and a three to seven year contract commitment.

     Use strategic relationships to support direct distribution. In each of its primary markets, the Company uses strategic relationships with system integrators and third-party service providers to support its direct distribution efforts. These partners provide varying levels of distribution support, from lead generation to resale of the Company's products. The Company maintains such strategic relation\ships with Electronic Data Systems ("EDS"), Intracorp and Marsh McLennan, Inc. in healthcare/insurance, First Data and EDS in financial services, and Andersen Consulting and KPMG Peat Marwick LLP in retail.

     Growth Through Acquisitions. The Company acquired First Data, Retek and CompReview in 1996 and 1997, thereby significantly expanding its product offerings in its target markets. On January 30, 1998, the Company signed a definitive agreement to acquire Practical Control Systems Technologies, Inc. ("PCS"), a distribution center management software vendor based in Cincinnati, Ohio, subject to the satisfaction of certain closing conditions and the approval of PCS' shareholders. The Company expects to continue to review acquisitions of businesses, products and technologies as a means to expand its product offerings for existing and new target markets.

MARKETS AND PRODUCTS

     HNC has a broad family of predictive software products that provide specific solutions for each of the healthcare/insurance, financial services and retail markets. Revenues from each of the Company's three product lines accounted for more than one-quarter of the Company's total revenues in 1997. Revenues from three products, CRLink, Retek Merchandising System and Falcon, accounted for 57.9% of the Company's total revenues in 1997. See "Risk
Factors -- Product Concentration."

  Healthcare/Insurance

     HNC offers and is developing products in the healthcare/insurance market. These products are targeted to insurance carriers, insurance providers, managed care organizations, state insurance funds, third-party administrators and large, self-insured employers. HNC has developed predictive software solutions that address the containment of the medical costs of workers' compensation and auto accident insurance claims, workers' compensation loss reserving, workers' compensation fraud, managed care effectiveness and provider effectiveness. These solutions, CRLink, MIRA, CompCompare, ProviderCompare, PMAdvisor and VeriComp, allow users the ability to reduce fraud losses and streamline operations.

                   HNC HEALTHCARE/INSURANCE INDUSTRY PRODUCTS
================================================================================

      PRODUCT                                   PRODUCT DESCRIPTION
-------------------------------------------------------------------------------------------------------
  CRLink            CRLink operates as the bill review engine that links all of the critical components of an effective cost containment program to help clients control the cost of workers' compensation, personal injury and other casualty risks.
-------------------------------------------------------------------------------------------------------
  MIRA              MIRA uses statistical predictive methods to automatically determine workers'
                    compensation loss reserves based on historical data gathered from insurance carriers, third-party administrators and state insurance funds throughout the United States.
-------------------------------------------------------------------------------------------------------
  CompCompare       CompCompare enables clients to compare claims costs or the effectiveness of managed care programs by using benchmarking data from HNC's proprietary workers' compensation database.
-------------------------------------------------------------------------------------------------------
  ProviderCompare   ProviderCompare is a physician profiling product that provides on-line access to HNC's proprietary workers' compensation database. ProviderCompare enables clients to generate a detailed comparative analysis, such as treatment costs, among providers within the same specialty.
-------------------------------------------------------------------------------------------------------
  PMAdvisor         PMAdvisor enables claim payors to verify that the number of visits and type of treatment for claims involving physical medicine (primarily chiropractic and physical therapy) are appropriate for the diagnosis and severity of the injury and to identify chiropractic and physical therapy claims that exceed appropriate treatment guidelines.
-------------------------------------------------------------------------------------------------------
  VeriComp          VeriComp is a workers' compensation claimant system designed to assist in identifying claimant behavior that is likely to indicate the presence of fraud or abuse.
-------------------------------------------------------------------------------------------------------

  Financial Services

     The increasing volume of electronic financial transactions requires mission-critical decision-making in real time for applications such as credit card charge authorization, that carry a substantial risk of consumer and merchant fraud. HNC's Falcon and ProfitMax product lines are targeted at bank and private label card issuers and payment processors. Falcon employs a client/server architecture that consists of an interface into the customer's legacy system, a decision engine, a cardholder profile database, a case management database and a fraud workstation.

     HNC estimates that loan underwriting costs in the United States currently exceed $2.5 billion each year. Competitive pressures including cost reduction, rapid loan approval and the growth of on-line banking have compelled lenders to turn to software solutions that can automate loan origination in order to lower costs, improve customer service and provide remote access to lending services. HNC's predictive software solutions for the loan origination markets, Capstone and AREAS, allow lenders such as banks and private label card issuers, home equity lenders, auto lenders and mortgage lenders to automate the loan approval decision process.

                    HNC FINANCIAL SERVICES INDUSTRY PRODUCTS
================================================================================

         PRODUCT                                   PRODUCT DESCRIPTION
-------------------------------------------------------------------------------------------------------
  Falcon Product Line
------------------------
  Falcon                  Falcon products are neural network-based solutions that examine
  Falcon Expert           transaction, cardholder and merchant data to detect a wide range of
  Falcon Select           credit and debit card fraud. Using predictive software techniques,
  Falcon Debit            Falcon captures relationships and patterns that often are missed by
  Falcon Retail           traditional methods of detecting suspicious transactions.
  Falcon Sentry
  Eagle
-------------------------------------------------------------------------------------------------------
  Capstone Product Line
------------------------
  Capstone for Payment    Capstone is an intelligent, high-performance new account decision
    Cards                 processing solution. Based on expert rules, Capstone allows users to
  Capstone for            automate lending decisions and design, test, implement and track
    Consumer Lending      lending policies.
  Capstone for Mortgage
    Lending
-------------------------------------------------------------------------------------------------------
  ProfitMax Product Line
------------------------
  ProfitMax               ProfitMax provides transaction-based, real-time authorization and
  ProfitMax Bankruptcy    action decisions from within a complete infrastructure for managing the profitability of credit card portfolios. ProfitMax uses neural networks, expert rules and HNC's cardholder behavior profiling technology to analyze the expected profitability of each account in an issuer's portfolio using the issuer's definition of financial profit.
                          ProfitMax Bankruptcy uses the basic ProfitMax structure to predict the likelihood of cardholder bankruptcy even before the cardholder is delinquent.
-------------------------------------------------------------------------------------------------------
  AREAS                   AREAS automated property valuation software uses neural networks and other computational intelligence to provide an objective prediction of the current market value of residential property.
-------------------------------------------------------------------------------------------------------

  Retail

     Although retailers have made significant investments in customer information, point-of-sale and quick-response ordering systems, these applications often do not include the forecasting ability required to maximize profitability and respond to competition through timely "in-store" replenishment, electronic networking and quick response initiatives. HNC has developed a group of products that effectively addresses inventory control, merchandise management and financial control management. These software solutions allow retailers to build forecasting and marketing models to carry out day-to-day buying and selling activities, thereby reducing carrying costs for inventories and improving purchasing, promotion and logistics efficiencies. The target markets for the Company's retail products are department stores, mass merchandisers and specialty retail chains in multi-store and multi-warehouse environments with gross sales in excess of $200 million.

                          HNC RETAIL INDUSTRY PRODUCTS
================================================================================

         PRODUCT                                   PRODUCT DESCRIPTION
-------------------------------------------------------------------------------------------------------
 Retek Merchandising      The Retek Merchandising System provides inventory control, merchandise
   System                 management and financial control and addresses the definition and management of merchandise at the SKU level and reporting and financial control through stock ledgers.
-------------------------------------------------------------------------------------------------------
 Retek Data Warehouse     Retek Data Warehouse provides the transaction infrastructure needed for retailers to plan, buy, move, sell and pay for their merchandise.
-------------------------------------------------------------------------------------------------------
 Active Retail            Active Retail Intelligence identifies performance exceptions and
   Intelligence           recommends the appropriate corrective action.
-------------------------------------------------------------------------------------------------------
 Retek Demand             Retek Demand Forecasting provides forecasts to retailers' supply chain
   Forecasting            planning allocation and replenishment functions and uses predictive causal techniques with automated forecasting and multi-dimensional on-line analysis.
-------------------------------------------------------------------------------------------------------
 Falcon Retail            Falcon Retail provides proactive detection of private label card application and transaction fraud.
-------------------------------------------------------------------------------------------------------

EMERGING MARKET OPPORTUNITIES

     The Company's experience and technology capabilities in the healthcare/insurance, financial services and retail markets often lead to new product ideas and concepts. The Company also evaluates new market opportunities that arise through its commercial and government contract work. As contracts are completed, the end products are evaluated for commercialization. For example, contracts for the Advanced Research Projects Agency, United States Army Research Laboratory, United States Air Force, Office of Naval Research, DataTimes Corporation and Tracor Applied Sciences, Inc. generated a context-based text analysis technology called MatchPlus. This core text analysis technology has been under development at HNC for the last four years for Department of Defense applications. During 1996, the Company formed Aptex to commercialize HNC's MatchPlus text analysis technology for emerging markets. Aptex has developed a strategic partnership with InfoSeek Corporation, an Internet search and navigation service, to deliver products using this text analysis technology to the Internet market. To date, three new Internet products have been launched:
SelectCast, SelectResponse and SelectResource.

     Substantially all of the Company's revenues in recent years have been attributable to sales of predictive software solutions and services, and these products and services are currently expected to continue to account for a substantial amount of the Company's future revenues. The market for predictive software solutions is still emerging. The rate at which businesses have adopted the Company's products has varied significantly by market and by product within each market, and the Company expects to continue to experience such variations with respect to its target markets and products in the future. The Company has introduced products for the healthcare/insurance, financial services and retail markets. The Company has recently announced several new products, including PMAdvisor, VeriComp, SelectCast, SelectResponse and SelectResource. To date, none of these products has achieved any significant degree of market acceptance, and there can be no assurance that such products will ever be widely accepted. Although businesses in the Company's target markets have recognized the advantages of using predictive software solutions to automate the decision-making process, many have developed decision automation systems internally rather than licensing them from outside vendors. There can be no assurance that the markets for the Company's products will continue to develop or that the Company's products will be widely accepted, if at all. If the markets for the Company's new or existing products fail to develop, or develop more slowly than anticipated, the Company's sales would be negatively impacted, which would have a material adverse effect on the Company's business, financial condition and results of operations.

CUSTOMER SERVICE AND SUPPORT

     A high level of continuing maintenance, service and support is critical to maintaining the performance of the Company's predictive software solutions. Service and support are also essential to the Company's objective of developing long-term relationships with, and obtaining recurring revenues from, customers. The Company's service and support activities are related to system installation, performance validation and ongoing consultation on the optimal use of HNC products.

     Model and Rule Updates. Most HNC product license agreements include periodic data, model and/or rule updates to maintain system performance. HNC technical personnel generally assist the customer with installation of updates. The Company makes commitments to update models and rules at varying intervals, from fixed times (such as quarterly and annually) to unscheduled times, provided the customer has met its commitments to provide data to HNC.

     Education. The Company offers comprehensive education and training programs to its customers. The Company provides on-site training services associated with many of its products. Fees for education and training services are generally included in usage-priced products, but may be charged separately in other cases.

     Consulting. The Company's consultants are available to work with customers' user application groups and information systems organizations. Customers that buy consulting services are usually planning large implementations or want to optimize performance of the Company's products in their operating environments. Fees for consulting are generally included in usage-priced products, but may be charged separately in other cases.

PRICING

     The Company generally establishes prices in one of two ways: usage-based fees and fixed-fee licenses with maintenance. The Company generally employs usage-based pricing for its healthcare/insurance products, Falcon, ProfitMax and AREAS. Under the usage-based pricing structure, HNC generally provides a fixed-term software license, software maintenance, model updates (in the case of HNC-supplied models) and ongoing consulting services in exchange for recurring revenue based on usage. Usage-based term contracts typically include annual price index adjustments. In 1995, 1996 and 1997, recurring revenues from these contracts represented 61.2%, 56.1% and 55.2% of the Company's total revenues, respectively. The Company generally employs fixed-fee license pricing for Capstone and all of the Company's retail products except Falcon Retail. Under the fixed-fee license pricing structure, the Company generally licenses the product for the customer's internal use on a perpetual basis. In most cases, the user can separately contract for maintenance services on an annual basis. The Company typically offers early adopter pricing for its usage-based products to customers that agree to be part of pilot or other early product life cycle installations. Early adopter pricing might include reduced-fee perpetual licenses, reduced-fee services or both.

     The Company often contracts for installation services associated with its predictive software solutions. The Company provides user-specific proposals priced at either fixed-fee levels or on a time and materials basis. In nearly all cases, travel expenses are billed separately at cost.

     The Company offers contract consulting services. Because of the complexity associated with predictive software solutions, users often request that HNC help them to develop models or analyze problems. Also, the Company from time to time accepts engagements not associated with current product offerings in order to become more familiar with a new application area and determine the potential for new product development. Although consulting services are included with many of the Company's usage-based products, customers may request additional consulting, often associated with custom modeling.

SALES AND MARKETING

     The Company sells and markets its software and services in North America and internationally through its direct sales organization, joint marketing and distribution agreements. The Company's worldwide sales and marketing organization consisted of 125 employees as of December 31, 1997. The domestic sales staff is based at the Company's corporate headquarters in San Diego and in United States field offices in California, Colorado, Connecticut, Georgia, Minnesota, New York, Pennsylvania, Texas and Virginia. Internationally, the Company has field sales offices in Australia, Canada, France, Germany, Japan, Singapore, South Africa and the United Kingdom. To support its sales force, the Company conducts comprehensive marketing programs, which include direct mail, public relations, advertising, seminars, trade shows and ongoing customer communication programs. The sales staff is generally product-based, and each representative is assigned a geographic territory.

     The Company has licensed First Data and EDS to act as service bureaus to provide an alternate channel of distribution for end-users to utilize the Falcon product to process credit card receipts for banks and other credit card issuers. The Company generally assists its service bureau partners in the sales effort, often employing the Company's direct sales force in the process. Company sales representatives earn a commission for service bureau sales in their territory. These service bureaus pay the Company monthly usage fees based on the volume of transactions processed for such credit card issuers. Product licenses to First Data, the largest provider of credit card charge receipt processing services to banks, accounted for 8.7%, 8.6% and 7.6% of the Company's total revenues in 1995, 1996 and 1997, respectively. The Company has licensed First Data to provide its customers with access to the Company's ProfitMax product pursuant to a license agreement entered into in January 1996. The Company's revenues under the ProfitMax Contract represented approximately one-quarter of the Company's revenues from First Data in 1997. In late January 1998, First Data asserted that certain restrictive covenants under the ProfitMax Contract violated certain intellectual property laws. First Data also asserted that the existence of such restrictions made the ProfitMax Contract at least temporarily unenforceable and that First Data is therefore not obligated to pay the Company license fees due under the ProfitMax contract. The Company disputed First Data's claim, released and waived the above-mentioned restrictive covenants in the ProfitMax Contract and gave First Data written notice that the Company intended to terminate the ProfitMax Contract pursuant to its terms unless First Data cured its failure to pay the delinquent license fees in a timely manner. Currently, First Data and the Company are working to resolve their dispute regarding the ProfitMax Contract by negotiating a new agreement. First Data has resumed making license fee payments on a delayed basis, and HNC has agreed to extend the date for First Data to pay past due license fees until mid-April 1998. Although HNC expects to reach a new agreement with First Data that will resolve the pending dispute, there can be no assurance that such an agreement will be reached or that the terms of such an agreement would be as favorable to HNC as its existing contractual arrangements with First Data. If no such agreement can be reached and First Data maintains its current position, it is possible that litigation or arbitration could ensue, which would likely result in a loss of anticipated revenue to the Company under the ProfitMax Agreement and possibly other agreements between the Company and First Data, which could have a material adverse affect on the Company's business, financial condition and results of operation.

     The Company also uses representative agents for certain products in certain territories outside of North America. The Company has agents covering Australia, Austria, France, Germany, Italy, New Zealand, Spain and Switzerland. In 1995, 1996 and 1997, international operations and export sales (includes sales in Canada) represented 12.6%, 17.7% and 16.8% of the Company's total revenues, respectively. International sales result primarily from Falcon product sales and sales of retail products. The Company intends to continue to expand its operations outside the United States and to enter additional international markets, including by adding sales and support offices in Europe and Japan, which will require significant management attention and financial resources. The Company has committed and continues to commit significant time and development resources to customizing certain of its products for selected international markets and to developing international sales and support channels. There can be no assurance that the Company's efforts to develop products, databases and models for targeted international markets or to develop additional international sales and support channels will be successful. The failure of such efforts, which can entail considerable expense, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors -- Risks Associated with International Sales."

     International sales are subject to additional inherent risks, including longer payment cycles, unexpected changes in regulatory requirements, import and export restrictions and tariffs, difficulties in staffing and managing foreign operations, the burdens of complying with a variety of foreign laws, greater difficulty or delay in accounts receivable collection, potentially adverse tax consequences and political and economic instability. The Company's international sales are currently denominated predominantly in United States dollars and a small portion are denominated in British pounds sterling. An increase in the value of the United States dollar relative to foreign currencies could make the Company's products more expensive, and therefore potentially less competitive, in foreign markets. In the future, to the extent the Company's international sales are denominated in local currencies, foreign currency translations may contribute to significant fluctuations in the Company's business, financial condition and results of operations. If for any reason exchange or price controls or other restrictions on foreign currencies are imposed, the Company's business, financial condition and results of operations could be materially adversely affected.

     Due in part to the mission-critical nature of certain of the Company's applications, potential customers perceive high risk in connection with adoption of the Company's products. As a result, customers have been cautious in making decisions to acquire the Company's products. In addition, because the purchase of the Company's products typically involves a significant commitment of capital and may involve shifts by the customer to a new software and/or hardware platform, delays in completing sales can arise while customers complete their internal procedures to approve large capital expenditures and test and accept new technologies that affect key operations. For these and other reasons, the sales cycle associated with the purchase of the Company's products is typically lengthy, unpredictable and subject to a number of significant risks over which the Company has little or no control, including customers' budgetary constraints and internal acceptance reviews. The sales cycle associated with the licensing of the Company's products can typically range from 60 days to 18 months. As a result of the length of the sales cycle and the typical size of customers' orders, the Company's ability to forecast the timing and amount of specific sales is limited. A lost or delayed sale could have a material adverse effect on the Company's business, financial condition and results of operations.

TECHNOLOGY

     The Company seeks to develop innovative products by combining industry and application knowledge with its core neural-network technology to address specific market needs. The Company's systems also employ rule-based technology to implement customer strategy, policy and procedures. These technologies are incorporated in computer software and hardware archi-tectures, including client-server hardware, relational databases and object-oriented programming. The Company intends to continue to develop state-of-the-art technologies to enhance its current products and broaden development opportunities.

     Neural-Network Technology. Neural networks have predictive power that can be improved with experience as the historical database increases in size. The term "neural network" refers to a family of nonlinear, statistical modeling techniques, sometimes called "computational intelli-gence." These techniques distinguish themselves through a process of automated "learning" or "training" that replaces the time-consuming manual techniques of traditional nonlinear, statistical modeling. The neural-network architecture itself consists of groups of "processing elements," or equations with several inputs and a single output. The output of each element becomes either the input to another element or part of the dependent output. Each input receives a "weight" or value, in the equation, which is adjusted during the training process. The actual result from each training record is compared with the answer from the neural network, and the weights are adjusted to reduce the error between the two. This process can become computationally intensive, as millions of training data records must be processed hundreds or thousands of times. HNC has developed proprietary high-speed and parallel-processor boards to accelerate training and execution of its neural-network software. The Company believes that the rapid model development afforded by its technology provides a competitive advantage in the development of predictive software solutions.

     Rule-Based Technology. The Company's systems also employ rule-based technology to implement customer strategy, policy and procedures. The rules are implemented as part of predictive processes. The Company believes that its combination of neural networks and rule bases in a single decision engine represents a significant competitive advantage over more traditional approaches to decision automation.

     Context Vector Technology. Context vector technology that originated at HNC and is being commercialized at Aptex is a way to explore, analyze and model unstructured textual data. Context vector technology automatically discovers the underlying structure of free form symbolic data. This structure enables modeling from data elements previously considered impossible to include in predictive software applications. Context vector technology also models behavior. Just as relationships are discovered in unstructured data, observing electronic transaction behavior identifies patterns. Compatibility predictions can be made between information, behavior, people and products. When combined with other HNC technologies, such as neural networks and rule-based systems, the Company believes that context vectors can improve the performance of existing applications while opening new market opportunities. Context vector technology has been demonstrated to increase banner advertising click rates on the Internet, automate e-mail responses and discover unknown relationships in credit card transaction data.

     The Company's success depends upon its ability to enter new markets by successfully developing new products for such markets on a timely and cost-effective basis. The Company's products often require customer data for decision model development and system installation. As a result, completion of new products (particularly new products for markets not previously served by the Company) may be delayed while the Company extracts sufficient amounts of statistically relevant data and develops the models. During this development process, the Company relies on its potential customers in the new market to provide data and to help train Company personnel in the use and meaning of the data in the specific industry. These relationships also assist the Company in establishing a market presence and credibility in the new market. These potential customers, most of which have significantly greater financial and marketing resources than the Company, may compete with the Company in the future or otherwise discontinue their relationships with or support of the Company, either during development of the Company's products or thereafter. The failure by the Company to obtain adequate third-party support for new product development would have a material adverse effect on the Company's ability to enter new markets and, consequently, on the Company's business, financial condition and results of operations. See "Risk Factors -- Risks Associated with Technological Change and Delays in Developing New Products."

RESEARCH AND DEVELOPMENT

     The Company believes that its future success depends in part on its ability to maintain and improve its core technologies, enhance its existing products and develop new products that meet an expanding range of markets and customer requirements. The Company intends to expand its existing product offerings and to introduce new predictive software solutions. In the development of new products and enhancements to existing products, the Company uses its own tools extensively. Until 1996, the Company relied primarily on internal development of its products. Based on timing and cost considerations, however, the Company has acquired, and in the future may consider acquiring, technology or products from third parties. For example, the Company acquired technology and products in connection with its acquisitions of Risk Data and Retek in 1996 and CompReview in 1997.

     The Company performs all quality assurance and develops documentation internally. The Company intends to continue to support industry standard operating environments, client-server architectures and network protocols. The Company's specialists in neural network model development, software engineering, user interface design, product documentation and quality improvement are responsible for maintaining and enhancing the performance, quality and usability of all HNC predictive software solutions. The marketing services organization is responsible for authoring and updating all user documentation and other publications. See "Risk Factors -- Risks Associated with Technological Change and Delays in Developing New Products."

     The Company strategically targets its long-term research projects. In addition to funds allocated by the Company for research, HNC receives research contracts from a range of commercial sources and the United States Government. Government and commercial contract customers have included the Advanced Research Projects Agency, United States Air Force, Office of Naval Research and Tracor Applied Sciences, Inc. The Company believes that these contracts augment its ability to maintain existing technologies and investigate new technologies that may or may not become part of its products. The United States Government typically retains certain intellectual property rights and licenses in the technologies the Company develops under research contracts directly or indirectly sponsored by the government, and in some cases can terminate the Company's rights in such technologies if the Company fails to commercialize them on a timely basis. Historically, these contracts have not resulted in development of products contributing to the Company's revenues in the fiscal year in which the research contract is performed, or in the subsequent fiscal year.

     The market for the Company's predictive software solutions for service industries is characterized by rapidly changing technology and improvements in computer hardware, network operating systems, programming tools, programming languages, operating systems and database technology. The Company's success will depend upon its ability to continue to develop and maintain competitive technologies, enhance its current products and develop, in a timely and cost-effective manner, new products that meet changing market conditions, including evolving customer needs, new competitive product offerings, emerging industry standards and changing technology. For example, the rapid growth of the Internet environment creates new opportunities, risks and uncertainties for businesses, such as the Company, which develop software solutions that now may have to be designed to operate in Internet, intranet and other on-line environments. The Company may not be able to develop and market, on a timely basis, or at all, product enhancements or new products that respond to changing technologies. The Company has previously experienced significant delays in the development and introduction of new products and product enhancements, primarily due to difficulties with model development, which has in the past required multiple iterations, as well as difficulties with acquiring data and adapting to particular operating environments. The length of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. Any significant delay in the completion of new products, or the failure of such products, if and when installed, to achieve any significant degree of market acceptance, would have a material adverse effect on the Company's business, financial condition and results of operations. Any failure by the Company to anticipate or to respond adequately to changing technologies, or any significant delays in product development or introduction, could cause customers to delay or decide against purchases of the Company's products and would have a material adverse effect on the Company's business, financial condition and results of operations.

INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS

     The Company relies on a combination of patent, copyright, trademark and trade secret laws and confidentiality procedures to protect its proprietary rights. The Company currently owns seven issued United States patents and has four United States patent applications pending. The Company has applied for additional patents for its Falcon technology in Canada, Europe and Japan and for its MIRA product in Australia, Canada and Europe. There can be no assurance that patents will be issued with respect to pending or future patent applications or that the Company's patents will be upheld as valid or will prevent the development of competitive products. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. As part of its confidentiality procedures, the Company generally enters into invention assignment and proprietary information agreements with its employees and independent contractors and nondisclosure agreements with its distributors, corporate partners and licensees, and limits access to and distribution of its software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise to obtain and use the Company's products or technology without authorization, or to develop similar technology independently. In addition, to ensure that customers will not be adversely affected by an interruption in the Company's business, the Company places source code for certain of its products into escrow, which may increase the likelihood of misappropriation or other misuse of the Company's intellectual property. Moreover, effective protection of intellectual property rights may be unavailable or limited in certain foreign countries in which the Company has done and may do business. Also, the Company has developed technologies under research projects conducted under agreements with various United States Government agencies or subcontractors to such agencies. Although the Company has acquired certain commercial rights to such technologies, the United States Government typically retains ownership of certain intellectual property rights and licenses in the technologies developed by the Company under such contracts, and in some cases can terminate the Company's rights in such technologies if the Company fails to commercialize them on a timely basis. In addition, under certain United States Government contracts, the results of the Company's research may be made public by the government, which could limit the Company's competitive advantage with respect to future products based on such research.

     In the past, the Company has received communications from third parties asserting that Company trademarks infringe such other parties' trademarks, none of which has resulted in litigation or losses to the Company. Given the Company's ongoing efforts to develop and market new technologies and products, the Company may receive communications from third parties asserting that the Company's products infringe, or may infringe, their intellectual property rights. If as a result of any such claims the Company were precluded from using certain technologies or intellectual property rights, licenses to such disputed third-party technology or intellectual property rights might not be available on reasonable commercial terms, if at all. Furthermore, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Litigation, either as plaintiff or defendant, could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel from productive tasks, whether or not such litigation is resolved in favor of the Company. In the event of an adverse ruling in any such litigation, the Company might be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology, and the court might invalidate the Company's patents, trademarks or other proprietary rights. In the event of a successful claim against the Company and the failure of the Company to develop or license a substitute technology, the Company's business, financial condition and results of operations would be materially and adversely affected.

     As the number of software products increases and the functionality of these products further overlaps, the Company believes that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend and could materially and adversely affect the Company's business, financial condition and results of operations.

COMPETITION

     The market for predictive software solutions for service industries is intensely competitive and subject to rapid change. Competitors, many of which have substantially greater financial resources than the Company, vary in size and in the scope of the products and services they offer. The Company encounters competition from a number of sources, including (i) other application software companies, (ii) management information systems departments of customers and potential customers, including banks, insurance companies and retailers, (iii) third party professional services organizations, including without limitation, consulting divisions of public accounting firms, (iv) hardware suppliers that bundle or develop complementary software, (v) network and service providers that seek to enhance their value-added services, (vi) neural-network tool suppliers, and (vii) managed care organizations. In the healthcare/insurance market, the Company has experienced competition primarily from NCCI, Corporate Systems and CSC Incorporated. In the workers' compensation and medical cost administration market, the Company has experienced competition from MediCode, Medata, Inc. and Embassy Software with regard to software licensing, and Intracorp and Corvel Corporation in the service bureau operations market. Additionally, the Company has faced competition from ADP in the automobile accident medical claims market. In the financial services market, the Company has experienced competition from Fair, Isaac & Co., Inc., Cogensys (a subsidiary of Policy Management Systems Corporation), Fannie Mae, Freddie Mac, IBM, Nestor, Inc., NeuralTech Inc., Neuralware Inc., PMI Mortgage Services Co., VISA International and others. In the retail market, the Company has experienced competition from JDA Software Group, Inc., SAP AG, PeopleSoft, Inc., IBM, Manugistics Group, Inc. and others. The Company expects to experience additional competition from other established and emerging companies, as well as other technologies. For example, the Company's Falcon product competes against other methods of preventing credit card fraud, such as card activation programs, credit cards that contain the cardholder's photograph, smart cards and other card authorization techniques. Increased competition, whether from other products or new technologies, could result in price reductions, fewer customer orders, reduced gross margins and loss of market share, any of which could materially adversely affect the Company's business, financial condition and results of operations.

     The Company believes that most of its products are currently priced at a premium when compared to its competitors' products. The market for the Company's products is highly competitive, and the Company expects that it will face increasing pricing pressures from its current competitors and new market entrants. In particular, increased competition could reduce or eliminate such premiums and cause further price reductions. In addition, such competition could adversely affect the Company's ability to obtain new long-term contracts and renewals of existing long-term contracts on terms favorable to the Company. Any reduction in the price of the Company's products could materially adversely affect the Company's business, financial condition and results of operations.

     The Company believes that the principal competitive factors affecting its market include technical performance (for example, accuracy in detecting credit card fraud or evaluating workers' compensation claims), access to unique proprietary databases and product attributes such as adaptability, scalability, ability to integrate with products produced by other vendors, functionality, ease-of-use, product reputation, quality, performance, price, customer service and support, the effectiveness of sales and marketing efforts and Company reputation. Although the Company believes that its products currently compete favorably with respect to such factors, there can be no assurance that the Company can maintain its competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources.

     Some of the Company's current, and many of the Company's potential, competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than the Company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of the Company's prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly gain significant market share. Also, the Company relies upon its customers to provide data, expertise and other support for the ongoing updating of the Company's models. The Company's customers, most of which have significantly greater financial and marketing resources than the Company, may compete with the Company in the future or otherwise discontinue their relationships with or support of the Company. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations.

EMPLOYEES

     As of December 31, 1997, the Company had 706 employees, including 316 in product development and support, 87 in customer service, 125 in sales and marketing and 178 in finance, administration and MIS. Most of these employees are located in the United States. None of the Company's employees are represented by a labor union. The Company has experienced no work stoppages and believes that its employee relationships are generally good.

     The Company's success depends to a significant degree upon the continued service of members of the Company's senior management and other key research, development, sales and marketing personnel. Accordingly, the loss of any of the Company's senior management or key research, development, sales or marketing personnel could have a material adverse effect on the Company's business, financial condition and results of operations. Only a small number of employees have employment agreements with the Company, and there can be no assurance that such agreements will result in the retention of these employees for any significant period of time. In addition, the untimely loss of a member of the management team or a key employee of a business acquired by the Company could have a material adverse effect on the Company's business, financial condition and results of operations, particularly if such loss occurred before the Company has had adequate time to familiarize itself with the operating details of that business. In the past, the Company has experienced difficulty in recruiting a sufficient number of qualified sales and technical employees. In addition, competitors may attempt to recruit the Company's key employees. There can be no assurance that the Company will be successful in attracting, assimilating and retaining such personnel. The failure to attract, assimilate and retain key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors -- Risks Associated with Managing Growth."

FACILITIES

     The Company's principal administrative, sales, marketing, support, research and development facilities are located in approximately 85,000 square feet of space in San Diego, California. The Company and its subsidiaries also lease an aggregate of approximately 95,000 square feet of additional office space elsewhere in San Diego and in Atlanta, Georgia; Minneapolis, Minnesota; Costa Mesa, California; and Irvine, California. The Company and its subsidiaries also maintain numerous field offices in the United States and in foreign countries. The Company believes that its current facilities are adequate to meet its needs for the foreseeable future. The Company believes that suitable additional or alternative space will be available in the future on commercially reasonable terms as needed.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names, ages and positions of the Company's directors and executive officers as of February 17, 1998 are as follows:

                       NAME                     AGE                      POSITION
    ------------------------------------------  ---   -----------------------------------------------
    Robert L. North...........................   62   President, Chief Executive Officer and Director
    Raymond V. Thomas.........................   55   Vice President, Finance and Administration,
                                                      Chief Financial Officer and Secretary
    John Mutch................................   41   Vice President, Marketing
    Todd W. Gutschow..........................   37   Vice President, Technology Development
    Michael A. Thiemann.......................   41   President, Aptex Software Inc.
    Edward K. Chandler(1).....................   39   Director
    Oliver D. Curme(2)........................   44   Director
    Thomas F. Farb(1).........................   41   Director
    Charles H. Gaylord, Jr.(2)................   52   Director

---------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Mr. North has been President and Chief Executive Officer and a director of the Company since June 1987. Mr. North is also a director of Peerless Systems Corporation. Mr. North holds Bachelor of Science and Master of Science degrees in Electrical Engineering from Stanford University.

     Mr. Thomas has been Vice President, Finance and Administration and Chief Financial Officer of the Company since February 1995 and Secretary of the Company since May 1995. From May 1993 to February 1995, he served as Executive Vice President and Chief Financial Officer of Golden Systems, Inc., a power supply manufacturer, and from September 1994 to February 1995 he also served as Chief Operating Officer. From April 1991 to May 1993, Mr. Thomas served as Senior Vice President of Finance and Administration and Chief Financial Officer of Vitesse Semiconductor Corporation, a semiconductor manufacturer. Mr. Thomas holds a Bachelor of Science degree in Industrial Management from Purdue University and attended the Wharton School of Business at the University of Pennsylvania.

     Mr. Mutch joined the Company in July 1997 as Vice President, Marketing. He was a founder of MVenture Holdings, Inc., a private equity fund that invests in start-up technology companies, and served as a General Partner from June 1994 to July 1997. From December 1986 to June 1994, Mr. Mutch held a variety of positions with Microsoft Corporation, including Director of Organization Marketing. He holds a Bachelor of Science degree in Applied Economics from Cornell University and a Masters degree in Business Administration from the University of Chicago.

     Mr. Gutschow is a co-founder of the Company and has been Vice President, Technology Development of the Company since October 1990. He was also Secretary of the Company from January 1993 to May 1995. Mr. Gutschow holds a Bachelor of Arts degree in Physics from Harvard University and attended the University of California at San Diego.

     Mr. Thiemann joined the Company in June 1989. He ran the Company's Aptex text analysis division from January 1996 to September 1996 and in September 1996 was named President and Chief Executive Officer of Aptex Software Inc. From May 1993 to January 1996, he served as Executive Vice President, Sales and Marketing of the Company. He has also served as Executive Vice President and General Manager, Decision Systems of the Company from January 1993 to May 1993, Vice President and General Manager, Decision Systems of the Company from February 1990 to January 1993 and Vice President, New Business Development of the Company from June 1989 to February 1990. Mr. Thiemann holds a Bachelor of Arts degree in Art, a Bachelor of Science degree in Electrical Engineering and a Masters degree in Electrical

Engineering from Stanford University and a Masters degree in Business Administration from Harvard University.

     Mr. Chandler has been a director of the Company since August 1991. Since July 1991, he has been President of Prairie-EKC, Inc., a partner of the general partner of PCE 1991 Limited Partnership, a venture capital firm. Since November 1996, Mr. Chandler has also been a Managing Director of Graystone Venture Partners, LLC, a venture capital firm. Mr. Chandler holds a Bachelor of Arts degree in Economics from Yale University and a Masters degree in Business Administration from Harvard University.

     Mr. Curme has been a director of the Company since June 1987. Since January 1988, he has been a general partner of the general partner of Battery Ventures, L.P., a national venture capital firm. Mr. Curme also serves as a director of several privately held technology companies. Mr. Curme is also a director of InfoSeek Corporation, an Internet search and navigation service company. He holds a Bachelor of Science degree in Biochemistry from Brown University and a Masters degree in Business Administration from Harvard University.

     Mr. Farb has been a director of the Company since November 1987. Since April 1994, he has been Senior Vice President, Chief Financial Officer and Treasurer of Interneuron Pharmaceuticals, Inc., a publicly-held diversified pharmaceutical company, and an officer of several of its subsidiaries. From October 1992 to March 1994, Mr. Farb served as Vice President of Corporate Development, Chief Financial Officer and Controller of Cytyc Corporation, a medical device and diagnostics company. Mr. Farb also serves as a director of Redwood Trust, Inc., a California-based publicly-held Real Estate Investment Trust. He holds a Bachelor of Arts degree in Sociology from Harvard College.

     Mr. Gaylord has been a director of the Company since May 1995. He is currently a private technology investor and a director of Stac Inc., a publicly-held software company. From December 1993 to September 1994, Mr. Gaylord served as Executive Vice President of Intuit Inc., a publicly-held personal and small business finance software company, following Intuit's acquisition of ChipSoft, Inc., a tax preparation software company. Prior to that acquisition, from June 1990 to December 1993, he served first as President and Chief Executive Officer and a director of ChipSoft and then as Chairman of the Board of Directors and Chief Executive Officer. He holds Bachelor of Science and Master of Science degrees in Aerospace Engineering from Georgia Institute of Technology and a Masters degree in Business Administration from Harvard University.

                              DESCRIPTION OF NOTES

     The Notes will be issued under an indenture to be dated as of March 1, 1998 (the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of the Notes will include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the Indenture. The Notes will be subject to all such terms, and Holders of the Notes are referred to the Indenture and the TIA for a statement of such terms. The following is a summary of important terms of the Notes and does not purport to be complete and is qualified in its entirety by reference to the Indenture and the TIA. Reference should be made to all provisions of the Indenture, including the definitions therein of certain terms and all terms made a part of the Indenture by reference to the TIA. Wherever particular provisions or defined terms of the Indenture (or the form of Note which is a part thereof) are referred to, such provisions or defined terms are incorporated herein by reference. References in this section to the "Company" are solely to HNC Software Inc., a Delaware corporation, and not its subsidiaries.

GENERAL

     The Notes will be general unsecured obligations of the Company, subordinate in right of payment to certain other obligations of the Company as described under "-- Subordination," and convertible into Common Stock as described under "-- Conversion." The Notes will be limited to $75,000,000 aggregate principal amount ($86,250,000 if the over-allotment option is exercised in full), will be issued in fully registered form only in denominations of $1,000 or any integral multiple thereof and will mature on March 1, 2003, unless earlier redeemed or repurchased.

     The Notes will bear interest from March   , 1998 at the annual rate set
forth on the cover page hereof, payable semiannually on March 1 and September 1, commencing on September 1, 1998, to Holders of record at the close of business on the preceding February 15 and August 15, respectively (subject to certain exceptions in the case of conversion, redemption or repurchase of such Notes prior to the applicable interest payment date). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of and premium, if any, and interest on the Notes will be payable, and the transfer of Notes will be registrable, and the Notes may be presented for conversion, at the office or agency of the Company maintained for such purposes in The City of New York, the State of New York, which shall initially be an office or agency of the Trustee. In addition, payment of interest may, at the option of the Company, be made by check mailed to the address of the person entitled thereto as it appears on the Note register, provided that any Holder of a Note or Notes with an aggregate principal amount in excess of $1,000,000 shall, at the election of such Holder, be paid by wire transfer in immediately available funds.

     No service charge will be made for any registration or transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company is not required to exchange or register the transfer of (i) any Note for a period of 15 days next preceding any selection of Notes to be redeemed, (ii) any Note or portion thereof selected for redemption, (iii) any Note or portion thereof surrendered for conversion or (iv) any Note or portion thereof surrendered for repurchase (and not withdrawn) in connection with a Fundamental Change.

     The Indenture does not contain any financial covenants or restrictions on the payment of dividends by the Company, the incurrence of indebtedness, including Senior Indebtedness (as defined), or the issuance or repurchase of securities by the Company. The Indenture contains no covenants or other provisions to afford protection to Holders of the Notes in the event of a highly leveraged transaction or a change in control of the Company except to the extent described below under "-- Repurchase at Option of Holders Upon a Fundamental Change."

CONVERSION

     The Holder of any Note will be entitled at any time through the close of business on the final maturity date of the Notes, subject to prior redemption or repurchase, to convert any Notes or portions thereof (in denominations of $1,000 or multiples thereof) into Common Stock of the Company, at the conversion price set forth on the cover page of this Prospectus, subject to adjustment as described below. Except as described below, no adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends on any Common Stock issued. If Notes are converted after a record date for the payment of interest and on or prior to the close of business on the business day prior to the next succeeding interest payment date, such Notes, other than Notes called for redemption, when submitted for conversion by the Holder, must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. No such payment will be required with respect to interest payable on March 1, 2001. The Company is not required to issue fractional shares of Common Stock upon conversion of Notes and, in lieu thereof, will pay a cash adjustment based upon the market price of the Common Stock on the last business day prior to the date of conversion. In the case of Notes called for redemption, conversion rights will expire at the close of business on the business day preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price, in which case the conversion right shall terminate on the date such default is cured and such
Note is redeemed. A Note for which a Holder has delivered a Fundamental Change purchase notice exercising the option of such Holder to require the Company to repurchase such Note may be converted only if such notice is withdrawn by a written notice of withdrawal delivered by the Holder to the Company prior to the close of business on the business day preceding the date fixed for repurchase.

     The right of conversion attaching to any Note may be exercised by the Holder by delivering the Note at the specified office of a conversion agent, accompanied by a duly signed and completed notice of conversion, together with any funds that may be required as described in the preceding paragraph. The conversion date shall be the date on which the Note, the duly signed and completed notice of conversion and any funds that may be required as described in the preceding paragraph shall have been so delivered. A Holder delivering a Note for conversion will not be required to pay any taxes or duties payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the Common Stock in a name other than that of the Holder of the Note. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

     The initial conversion price of $     share of Common Stock (equivalent to
a conversion rate of approximately                shares per $1,000 principal
amount of the Notes) is subject to adjustment (under formulae set forth in the Indenture) in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on Common Stock; (ii) certain subdivisions and combinations of the Common Stock; (iii) the issuance to all Holders of Common Stock of certain rights or warrants to purchase Common Stock (provided that the conversion price will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration thereof); (iv) the distribution to all Holders of Common Stock of shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness of the Company or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above or paid in cash); (v) distributions consisting of cash, excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarterly period does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion price pursuant to this clause (v), and (y) 3.75% of the average of the daily Closing Prices (as defined) of the Common Stock for the ten consecutive Trading Days (as defined) immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company; (vi) payment in respect of a tender or exchange offer by the Company for the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price (as defined) per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; and (vii) payment in respect of a tender offer or exchange offer by a person other than the Company in which, as of the closing date of the offer, the Board of Directors is not recommending rejection of the offer. In the event of a distribution to substantially all Holders of Common Stock of rights to subscribe for additional shares of the Company's capital stock as provided in clause (iii) above, the Company may, instead of making any adjustment in the conversion price, make proper provision so that each Holder of a Note who converts such Note after the record date for such distribution and prior to the expiration or redemption of such rights shall be entitled to receive upon such conversion, in addition to shares of Common Stock, an appropriate number of such rights. If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution. The adjustment referred to in clause (vii) above will only be made if the tender offer or exchange offer is for an amount which increases that person's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding and if the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the business day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. The adjustment referred to in clause
(vii) above will not be made, however, if, as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the Company's assets.

     The Indenture will provide that if the Company implements a stockholders' rights plan, such rights plan must provide that, subject to customary exceptions, upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, such rights whether or not such rights have separated from the Common Stock at the time of such conversion.

     In the case of (i) any reclassification of the Common Stock or (ii) a consolidation, merger or combination involving the Company or a sale or conveyance to another person of the property and assets of the Company as an entirety or substantially as an entirety, in each case, as a result of which holders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the Holders of the Notes then outstanding will generally be entitled thereafter to convert such Notes for the kind and amount of shares of stock, other securities, other property or assets (including cash) which they would have owned or been entitled to receive upon such reclassification, consolidation, merger, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, consolidation, merger, combination, sale or conveyance, assuming that such holder would not have exercised any rights of election as to the stock, other securities, other property or assets (including cash) receivable in connection therewith.

     In the event of a taxable distribution to holders of Common Stock (or other transaction) which results in any adjustment of the conversion price, the Holders may, in certain circumstances, be deemed to have received a distribution subject to the United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the Holders of Common Stock. See "Certain United States Federal Income Tax Considerations."

     The Company from time to time may, to the extent permitted by law, reduce the conversion price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction, if the Board of Directors of the Company has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

SUBORDINATION

     The indebtedness evidenced by the Notes is subordinated in right of payment to the extent provided in the Indenture to the prior payment in full of all Senior Indebtedness (as defined). Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization (including any of the foregoing as a result of bankruptcy or moratorium of payment), the payment on account of the principal of, redemption of, or premium, if any, and interest on the Notes (including on account of a Fundamental Change) is to be subordinated to the extent provided in the Indenture in right of payment to the prior payment in full of all Senior Indebtedness in cash or other payment satisfactory to the holders of such Senior Indebtedness.

     In the event of any acceleration of the Notes because of an Event of Default (as defined), the holders of any Senior Indebtedness then outstanding would be entitled to payment in full in cash or other payment satisfactory to the holders of such Senior Indebtedness of all obligations in respect of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment or other distribution in respect thereof. The Indenture will require that the Company promptly notify Holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

     The Company also may not make any payment upon, redemption of, or purchase or otherwise acquire the Notes if (i) a default in the payment of the principal of, premium, if any, interest, rent or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness (as defined) that permits the Holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from any person permitted to give such notice under the Indenture. Payments on the Notes may and shall be resumed (a) in case of a payment default, upon the date on which such default is cured or waived or ceases to exist and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received if the maturity of the Designated Senior Indebtedness has not been accelerated. No new period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     By reason of the subordination provisions described above, in the event of the Company's bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and Holders of the Notes may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Indenture.

     In the event that, notwithstanding the foregoing, the Trustee or any Holder of Notes receives any payment or distribution of assets of the Company of any kind in contravention of any of the subordination provisions of the Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness of the Company remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

     The Notes are obligations exclusively of the Company. As a significant portion of the Company's consolidated operations is conducted through subsidiaries, the cash flow and the consequent ability to service debt of the Company, including the Notes, is partially dependent upon the earnings of such subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to the Company. Such subsidiaries are separate and distinct legal entities, and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends or distributions and the making of loans and advances to the Company by any such subsidiaries may be subject to statutory or contractual restrictions, and may be contingent upon the earnings of those subsidiaries and subject to various business considerations. Any right of the Company to receive assets of subsidiaries upon their liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in these assets) would be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

     As of December 31, 1997, the Company had no indebtedness outstanding that would have constituted Senior Indebtedness and the Company's subsidiaries had indebtedness and other liabilities outstanding aggregating approximately $254,000 (excluding intercompany liabilities and liabilities of a type not required to be reflected as liabilities on the balance sheets of such subsidiaries in accordance with generally accepted accounting principles) to which the Notes would have been effectively subordinated. The Indenture will not limit the amount of additional indebtedness, including Senior Indebtedness, which the Company can create, incur, assume or guarantee, nor will the Indenture limit the amount of indebtedness which any subsidiary of the Company can create, incur, assume or guarantee.

     The Company is obligated to pay reasonable compensation to the Trustee and to indemnify the Trustee against any losses, liabilities or expenses incurred by it in connection with its duties relating to the Notes. The Trustee's claims for such payments will be senior to those of Holders of the Notes in respect of all funds collected or held by the Trustee.

     The term "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness (as defined) of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is pari passu or "junior" to the Notes. Notwithstanding the foregoing, Senior Indebtedness shall not include
(i) Indebtedness of the Company to any Subsidiary of the Company or (ii) the Notes.

     The term "Indebtedness" means, with respect to any Person (as defined), and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property or improvements thereon which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses
(a) through (d), (f) any indebtedness or other obligations described in clauses
(a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person, and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f). Notwithstanding the foregoing, "Indebtedness" shall not include any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services.

     The term "Designated Senior Indebtedness" means any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

OPTIONAL REDEMPTION

     At any time on or after March 6, 2001, the Notes may be redeemed at the Company's option on at least 20 and not more than 60 days' notice, in whole or from time to time in part, at the following prices (expressed as percentages of the principal amount), together with accrued interest to, but excluding, the Redemption Date.

     If redeemed during the 12-month period beginning March 1 (beginning March 6, 2001 and ending February 28, 2002, in the case of the first such period):

                                                                      REDEMPTION
                                      YEAR                              PRICE
            --------------------------------------------------------  ----------
            2001....................................................         %
            2002....................................................

and 100% at March   , 2003; provided that any semi-annual payment of interest
becoming due on the Redemption Date shall be payable to the Holders of record on the Regular Record Date of the Notes being redeemed.

     If fewer than all the Notes are to be redeemed, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or multiples thereof by lot or, in its sole discretion, on a pro rata basis. If any Note is to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued. If a portion of a Holder's Notes is selected for partial redemption and such Holder converts a portion of such Notes, such converted portion shall be deemed to be taken from the portion selected for redemption.

     There is no sinking fund provided for the Notes.

REPURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

     If a Fundamental Change (as defined) occurs, each Holder of Notes shall have the right, at the Holder's option, to require the Company to repurchase all of such Holder's Notes, or any portion of a Note that is $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined), at a price (the "Repurchase Price") (expressed as a percentage of the principal amount) equal to
(i)      % if the Repurchase Date is during the 12-month period beginning March
1, 1998, (ii)      % if the Repurchase Date is during the 12-month period
beginning March 1, 1999, (iii)      % if the Repurchase Date is during the
12-month period beginning March 1, 2000 and (iv) thereafter at the redemption price set forth under "-- Optional Redemption" which would be applicable to a redemption at the option of the Company on the Repurchase Date; provided that, if the Applicable Price (as defined) is less than the Reference Market Price (as defined), the Company shall repurchase such Notes at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest on the redeemed Notes to, but excluding, the Repurchase Date. Any Notes repurchased by the Company shall be canceled.

     Within 30 days after the occurrence of a Fundamental Change, the Company is obligated to give to all Holders of the Notes notice, as provided in the Indenture (the "Company Notice"), of the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof. The Company must also deliver a copy of the Company Notice to the Trustee. To exercise the repurchase right, a Holder of Notes must deliver on or before the 30th day after the date of the Company Notice written notice to the Trustee or any Paying Agent of the Holder's exercise of such right, together with the Notes with respect to which the right is being exercised.

     The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive, consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock or shares which are (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved for quotation on the

Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices. The term "Applicable Price" means (i) in the event of a Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash received by the holders of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the last reported sale price for the Common Stock during the ten Trading Days prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if no such record date exists, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets in connection with the Fundamental Change. The term "Reference Market Price" shall initially mean
$          (which is equal to 66 2/3% of the last bid price of the Common Stock
on             , 1998, as reflected on the cover page of this Prospectus) and in the event of any adjustment to the conversion price described above pursuant to the provisions of the Indenture, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio
of $          to the conversion price specified on the cover page of this
Prospectus (without regard to any adjustment thereto).

     Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to Holders of the Notes. The Company will comply with this rule and any other securities laws to the extent applicable at that time.

     The repurchase option upon a Fundamental Change feature of the Notes may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. The Fundamental Change repurchase feature, however, is not the result of management's knowledge of any specific effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Fundamental Change repurchase feature is a result of negotiations between the Company and the Underwriters. Management has no present intention to engage in a transaction involving a Fundamental Change, although it is possible that the Company could decide to do so in the future. Subject to the limitations on mergers, consolidations and sale of assets described herein, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Fundamental Change under the Indenture, but that could increase the amount of indebtedness (including Senior Indebtedness) outstanding at such time or otherwise affect the Company's capital structure or credit ratings. The payment of the repurchase price in the event of a Fundamental Change is subordinated to the prior payment of Senior Indebtedness as described under "-- Subordination" above.

     The term "Fundamental Change" is limited to certain specified transactions and may not include other events that might adversely affect the financial condition of the Company nor would the requirement that the Company offer to repurchase the Notes upon a Fundamental Change necessarily afford Holders of the Notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving the Company.

     If a Fundamental Change were to occur, there can be no assurance that the Company would have or be able to obtain sufficient funds to pay the repurchase price for all Notes tendered by the Holders thereof. The Company's existing credit agreement and any future credit agreements or other agreements relating to other indebtedness (including other Senior Indebtedness) to which the Company becomes a party may contain restrictions and provisions which prohibit the Company from repurchasing any Notes or provide that a Fundamental Change would constitute an event of default thereunder. In the event a Fundamental Change occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the

Company would remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture, which could, in turn, constitute a further default under the other Indebtedness that the Company may enter into from time to time. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

MERGERS AND SALES OF ASSETS BY THE COMPANY

     The Company may not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving entity) or transfer or lease its properties and assets substantially as an entirety to any Person unless (i) the Person formed by such merger or into which the Company is merged or the Person to which the properties and assets of the Company are so transferred or leased shall expressly assume the payment of the principal of, premium, if any, and interest on the Notes, (ii) no default and no Event of Default shall have occurred and be continuing as a result of such consolidation, merger, transfer or lease and (iii) certain other conditions are met.

EVENTS OF DEFAULT

     The following will be Events of Default under the Indenture: (i) failure to pay principal of or premium, if any, on any Note (including the payment of any redemption or repurchase price) when due; (ii) failure to pay any interest on any Note when due continuing for 30 days; (iii) failure to perform any other covenant of the Company in the Indenture, continuing for 60 days after written notice as provided in the Indenture; and (iv) certain events of bankruptcy, insolvency or reorganization.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default, give to the registered Holders of the Notes notice of all uncured defaults known to it, but the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of such registered Holders, except in the case of a default in the payment of the principal of, or premium, if any, or interest on, any of the Notes when due or in the payment of any redemption or repurchase obligation.

     The Indenture provides that if any Event of Default shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding by notice to the Company and the Trustee may declare the principal of and premium, if any, on the Notes to be due and payable immediately, but if the Company shall cure all defaults (except the nonpayment of interest on, premium, if any, and principal of any Notes which shall have become due by acceleration) and certain other conditions are met, such declaration may be canceled and past defaults may be waived by the Holders of a majority in principal amount of Notes then outstanding. If any Event of Default resulting from certain events of bankruptcy, insolvency or reorganization were to occur, all unpaid principal of and accrued interest on the outstanding Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or any Holders of Notes, subject to certain limitations.

     The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain limitations specified in the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, including the written notice by such Holders of an Event of Default and an offer of indemnity to the Trustee, along with the written request by the Holders of not less than 25% in principal amount of the outstanding Notes that such a proceeding be instituted, but the Holder has an absolute right to institute suit for the enforcement of payment of the principal of, and premium, if any, and interest on, such Holder's Notes when due and to enforce such Holder's right to convert such Notes.

     The Holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the Holders of all Notes waive any past defaults, except (i) a default in payment of the principal of, or premium, if any, or interest on, any Note (including the payment of any redemption or repurchase price) when due, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) in respect of certain provisions of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby.

     The Company is required to furnish to the Trustee annually within 120 days of the end of the fiscal year a statement of certain officers of the Company stating whether or not to the best of their knowledge the Company is in default in the performance and observation of the terms of the Indenture and, if they have knowledge that the Company is in default, specifying such default and its status. The Company is also required, upon becoming aware of any default or Event of Default, to deliver to the Trustee a statement specifying such default or Event of Default and the action the Company has taken, is taking or proposes to take with respect thereto.

MODIFICATIONS OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the Holders of the Notes, except that no such modification shall (i) extend the fixed maturity of any Note, reduce the rate or extend the time for payment of interest thereon, reduce the principal amount thereof or premium, if any, thereon, reduce any amount payable upon redemption or repurchase thereof, impair or change in any respect adverse to the Holders of Notes the obligation of the Company to make an offer to repurchase Notes and repurchased Notes in accordance with such offer upon the happening of a Fundamental Change, impair or adversely affect the right of a Holder to institute suit for the payment thereof, change the currency in which the Notes are payable, or impair or change in any respect adverse to the Holders of the Notes the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Holders of the Notes, without the consent of the Holders of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, without the consent of the Holders of all of the Notes then outstanding.

TAXATION OF NOTES

     See "Certain United States Federal Income Tax Considerations" for a discussion of certain federal tax aspects which will apply to Holders of Notes.

SATISFACTION AND DISCHARGE

     The Company may discharge its obligations under the Indenture while Notes remain outstanding if (i) all outstanding Notes will become due and payable at their scheduled maturity within one year or (ii) all outstanding Notes are scheduled for redemption within one year and, in either case, the Company has deposited with the Trustee an amount sufficient to pay and discharge all outstanding Notes on the date of their scheduled maturity or the scheduled date of redemption.

GOVERNING LAW

     The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEE

     State Street Bank and Trust Company of California, N.A., is the Trustee under the Indenture. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee and its affiliates in the normal course of business.

     During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The Indenture and the TIA will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as described in the TIA), it must eliminate such conflict or resign.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock. As of December 31, 1997, there were 24,537,550 outstanding shares of Common Stock held of record by approximately 186 stockholders and options to purchase 4,591,133 shares of Common Stock.

COMMON STOCK

     Subject to preferences that may apply to any Preferred Stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in the Company's Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock and any participating Preferred Stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding Preferred Stock and payment of other claims of creditors. Each outstanding share of Common Stock is fully paid and nonassessable. The Company's Common Stock is traded on the Nasdaq National Market under the symbol "HNCS."

PREFERRED STOCK

     The Board of Directors is authorized, subject to any limitations prescribed by Delaware law, to provide for the issuance of additional shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), without any further vote or action by the stockholders. The Board of Directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power of other rights of the holders of Common Stock. Thus, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no current plan to issue any shares of Preferred Stock.

DELAWARE GENERAL CORPORATION LAW SECTION 203

     As a corporation organized under the laws of the State of Delaware, the Company is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), which restricts certain business combinations between the Company and an "interested stockholder" (in general, a stockholder owning 15% or more of the Company's outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if (i) prior to an interested stockholder becoming such, the Board of Directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder, (ii) upon consummation of the transaction in which the stockholder becomes an interested stockholder, such interested stockholder owns at least 85% of the voting stock of the Company outstanding at the time the transaction commences (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of the Company) or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the Board of Directors and authorized at an annual or special meeting of the Company's stockholders, not by written consent, but by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

REGISTRATION RIGHTS; EXISTING SHELF REGISTRATION

     1994 Registration Rights Agreement. Certain holders of outstanding shares of Common Stock who are parties to the Company's Third Amended Registration Rights Agreement dated April 26, 1994 (the "1994 Registration Rights Agreement") have contractual rights to have certain shares of the Company's Common Stock registered under the Securities Act. To the Company's best knowledge, based solely on its review of its current stockholders of record, parties to the 1994 Registration Rights Agreement together own approximately 412,666 shares of Common Stock that may be registered pursuant to the 1994 Registration Rights Agreement (the "Registrable Shares"). If requested by holders of at least 50% of the outstanding Registrable Shares, the Company must file a registration statement under the Securities Act covering all Registrable Shares requested to be included by all holders thereof. For purposes of exercising such demand registration rights, the Registrable Shares do not include any shares of Common Stock that were issued upon the conversion of formerly outstanding shares of the Company's Series A Preferred Stock. The Company may be required to effect up to four such demand registrations of Registrable Shares, plus one additional such registration for each registration that does not include at least 80% of the Registrable Shares requested to be included. All expenses incurred in connection with such registrations (other than underwriters' discounts and commissions) will be borne by the Company until there have been two such registrations that include at least 80% of the Registrable Shares requested to be included. In addition, if the Company proposes to register any of its securities under the Securities Act (other than in connection with a Company employee benefit plan or a business combination), the holder of Registrable Shares may require the Company to include all or a portion of such shares in such registration, although the managing underwriter of any such offering has certain rights to limit the number of shares in such registration. All expenses incurred in connection with such registrations (other than underwriters' discounts and commissions) will be borne by the Company. If the Company is eligible to use Form S-3 to register its shares, any holder or holders of Registrable Shares who hold at least 10% of the Registrable Shares originally issued may request the Company to register such shares on a Form S-3 registration statement, provided the reasonably anticipated aggregate offering price of such shares exceeds $500,000. The Company is not obligated to effect more than two such Form S-3 registrations in any calendar year. All expenses of such Form S-3 registrations must be borne by the selling stockholders. The registration rights under the 1994 Registration Rights Agreement expire in July 2000.

     Risk Data Registration Rights. Pursuant to a Registration Rights Agreement dated August 30, 1996, former stockholders of Risk Data who hold at least 30% of the shares of the Company's Common Stock that were issued in the Risk Data acquisition and have not been publicly resold ("Risk Data Shares") may request the Company to register such shares under the Securities Act on a Form S-3 registration statement, provided the aggregate public offering price of such shares is at least $2,000,000. The Company is not obligated to register any holder's Risk Data Shares if all such shares may be resold within a three-month period under Rule 144 or Rule 145(d) of the Securities Act. The Company may be required to effect up to two such Form S-3 registrations and will bear all expenses incurred in connection with such registrations. These registration rights expire on August 31, 1998.

     CompReview Registration Rights. Pursuant to a Registration Rights Agreement dated November 28, 1997, the former stockholders of CompReview are entitled to have the shares of the Company's Common Stock that were issued to them in the CompReview acquisition ("CompReview Shares") registered, at the Company's expense, on a shelf registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (the "CompReview Shelf Registration"). The Company expects to file the CompReview Shelf Registration in the near future. Under the CompReview Registration Rights Agreement, once the former CompReview stockholders have together sold an aggregate combined total of 1,250,000 CompReview Shares, sales of CompReview Shares may be made pursuant to the CompReview Shelf Registration only during certain time periods after advance notice to the Company. The Company is not obligated to maintain the effectiveness of the CompReview Shelf Registration after November 28, 1998 unless, pursuant to the CompReview registration rights agreement, the Company exercises its rights to defer a requested sale of CompReview Shares, in which case the time period during which the CompReview Shelf Registration must be kept effective must be extended by a period of time equal to the period of deferral.

     Retek Shelf Registration. Pursuant to a Registration Rights Agreement dated October 25, 1996, as amended, the Company has filed a Form S-3 registration statement pursuant to Rule 415 under the Securities Act (the "Retek Shelf Registration"), covering the sale of the shares of the Company's Common Stock issued in the Retek acquisition (the "Retek Shares"). Sales of Retek Shares may be made pursuant to the Retek Shelf Registration only during certain time periods after advance notice to the Company. The Company is not obligated to maintain the effectiveness of the Retek Shelf Registration after November 29, 1998 unless, pursuant to the Retek registration rights agreement, the Company exercises its rights to defer a requested sale of Retek Shares, in which case the time period during which the Retek Shelf Registration must be kept effective must be extended by a period of time equal to the period of deferral.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Company's Common Stock is BancBoston, N.A.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain U.S. federal income and related tax considerations relevant to holders of the Notes and Common Stock into which the Notes may be converted. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax, state tax, local tax, foreign tax or other tax consequences of acquiring or holding Notes or Common Stock. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's particular circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). Also, it is not intended to be wholly applicable to all categories of investors, some of which (such as dealers in securities, banks, insurance companies, tax-exempt (employment, charitable or other) organizations, and persons holding Notes or Common Stock as part of a hedging or conversion transaction or straddle or persons deemed to sell Notes or Common Stock under the constructive sale provisions of the Code) may be subject to special rules. The discussion also does not discuss any aspect of state, local or foreign law, or U.S. federal estate and gift tax law as applicable to U.S. Holders (as defined below). In addition, this discussion is limited to original purchasers of Notes who acquire the Notes at their original issue price within the meaning of Section 1273 of the Code, and who will hold the Notes and Common Stock as "capital assets" within the meaning of Section 1221 of the Code.

     ALL PROSPECTIVE PURCHASERS OF THE NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE COMMON STOCK.

U.S. HOLDERS

     As used herein, the term "U.S. Holder" means the beneficial holder of a Note or Common Stock that for United States federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation, partnership or other entity formed under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source and (iv) in general, a trust subject to the primary supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code. A "Non-U.S. Holder" is any holder other than a U.S. Holder.

  Interest

     Stated interest on the Notes will generally be includable in a U.S. Holder's gross income and taxable as ordinary income for U.S. federal income tax purposes at the time it is paid or accrued in accordance with the U.S. Holder's regular method of accounting. There are several circumstances under which the Company could make a payment on a Note which would affect the yield to maturity of a Note, including (as described under "Description of Notes") the redemption of a Note by the Company, or the repurchase of a Note at the option of a Holder in the event of a Fundamental Change. According to Treasury Regulations, the possibility of a change in the timing or amount of a payment on the debt obligation will not affect the amount of interest income recognized by a holder (or the timing of such recognition) if the likelihood of the change, as of the date the debt obligations are issued, is remote. The Company believes that the likelihood of a change in the timing or amount of a payment on the Notes is remote and does not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any Note.

  Conversion of Notes Into Common Stock

     A U.S. Holder generally will not recognize any income, gain or loss upon conversion of a Note into Common Stock except to the extent the Common Stock is considered attributable to accrued interest not previously included in income (which is taxable as ordinary income). Cash received in lieu of a fractional share of Common Stock should generally be treated as a payment in exchange for such fractional share rather than as ordinary dividend income. Gain or loss recognized on the receipt of cash paid in lieu of such fractional share generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional share. The adjusted basis of shares of Common Stock received on conversion will equal the adjusted basis of the Note converted (reduced by the portion of adjusted basis allocated to any fractional share of Common Stock exchanged for cash). The holding period of the Common Stock received on conversion will generally include the period during which the converted Notes were held prior to conversion. However, a U.S. Holder's tax basis in shares of Common Stock considered attributable to accrued interest as described above, generally will equal the amount of such accrued interest included in income, and the holding period for such shares shall begin as of the date of the conversion.

     The conversion price of the Notes is subject to adjustment under certain circumstances. Section 305 of the Code and the Treasury Regulations issued thereunder may treat the holders of the Notes as having received a constructive distribution, resulting in ordinary income (subject to a possible dividends received deduction in the case of corporate holders) to the extent of the Company's current and/or accumulated earnings and profits, if, and to the extent that certain adjustments in the conversion price, which may occur in limited circumstances (particularly an adjustment to reflect a taxable dividend to holders of Common Stock), increase the proportionate interest of a holder of Notes in the fully diluted Common Stock, whether or not such holder ever exercises its conversion privilege. Moreover, if there is not a full adjustment to the conversion ratio of the Notes to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding Common Stock in the assets or earnings and profits of the Company, then such increase in the proportionate interest of the holders of the Common Stock generally will be treated as a distribution to such holders, taxable as ordinary income (subject to a possible dividends received deduction in the case of corporate holders) to the extent of the Company's current and/or accumulated earnings and profits. Therefore, U.S. Holders may recognize income in the event of a deemed distribution in such circumstances under Section 305 of the Code even though they may not receive any cash or property if these type of conversion adjustments occur.

  Sale, Exchange or Retirement of the Notes

     Each U.S. Holder generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of Notes measured by the difference (if any) between (i) the amount of cash and the fair market value of any property received (except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income) and (ii) such holder's adjusted tax basis in the Notes. Any such gain or loss recognized on the sale, exchange, redemption, retirement or other disposition of a Note should be capital gain or loss and will generally be long-term capital gain or loss if the Note has been held or deemed held for more than one year at the time of the sale or exchange. Gain on most capital assets held by an individual more than 18 months is subject to a maximum tax rate of 20%, and gain on most capital assets held by an individual more than one year and up to 18 months is subject to tax at a maximum rate of 28%. Deductions for capital losses in excess of capital gains for individuals may be limited and are not allowed for noncorporate taxpayers. Carryback and carryover of such excess capital losses may be allowed. A holder's initial basis in a Note will be the amount paid therefor.

  The Common Stock

     Distributions, if any, paid on the Common Stock after a conversion, to the extent made from current and/or accumulated earnings and profits of the Company, as determined for U.S. federal income tax purposes, will be included in a U.S. Holder's income as ordinary income (subject to a possible dividends received deduction in the case of corporate holders) as they are properly accrued as dividend income. Gain or loss realized on the sale or exchange of Common Stock will equal the difference between the amount realized on such sale or exchange and the U.S. Holder's adjusted tax basis in such Common Stock. Such gain or loss will generally be long-term capital gain or loss if the holder has held or is deemed to have held the Common Stock for more than one year. Long-term capital gain realized on a sale or exchange of Common Stock by an individual will be subject to certain maximum tax rates, and losses realized on a sale or exchange of Common Stock held by any type of taxpayer may be limited. See the discussion in "Sale, Exchange or Retirement of the Notes" above. The adjusted tax basis and holding period for Common Stock received in a conversion is described above.

  Information Reporting and Backup Withholding

     A U.S. Holder of Notes or Common Stock may be subject to "backup withholding" at a rate of 31% with respect to certain "reportable payments," including interest payments, dividend payments and, under certain circumstances, principal payments on the Notes. These backup withholding rules apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes a TIN as to which the IRS provides notification that it is an incorrect TIN, (iii) fails to report properly interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding. A holder who does not provide the Company with its correct TIN also may be subject to penalties imposed by the IRS. Any amount withheld from a payment to a holder under the backup withholding rules is creditable against the holder's federal income tax liability, provided that the required information is furnished to the IRS. Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations, tax-exempt organizations and certain foreign persons, provided their exemptions from backup withholding are properly established.

     The Company will report to the U.S. Holders of Notes and Common Stock and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to such payments.

NON-U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder. Non-U.S. Holders should consult their own tax advisors concerning the state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Notes and the Common Stock.

     For purposes of U.S. federal withholding tax on interest and dividends discussed below, a Non-U.S. Holder (as defined above) includes a non-resident fiduciary of an estate or trust. For purposes of the following discussion, interest, dividends and gain on the sale, exchange or other disposition of a Note or Common Stock will be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a trade or business within the U.S. of such Non-U.S. Holder or (ii) in the case of a certain residents of certain countries which have an income tax treaty in force with the U.S., attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States as such terms are defined in the applicable treaty.

  Stated Interest

     Generally, any interest paid to a Non-U.S. Holder of a Note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Generally, interest on the Notes will qualify as portfolio interest if (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and is not a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the Code, (ii) the beneficial owner, under penalty of perjury, certifies that the beneficial owner is not a U.S. person and such certificate provides the beneficial owner's name and address, (iii) the Non-U.S. Holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business, and (iv) the Notes are in registered form.

     The gross amount of payments of interest to a Non-U.S. Holder that do not qualify for the portfolio interest exemption and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such tax. U.S. trade or business income will be taxed at regular U.S. income tax rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to U.S. trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty in force. To claim the benefit of an income tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed IRS Form 1001 or IRS Form 4224 (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. Under recently issued Treasury Regulations generally under Sections 1441 and 1442 of the Code that will generally be effective on and after January 1, 1999 (the "Withholding Regulations"), the required Forms 1001 and 4224 will be replaced by a new Form W-8. Under the Withholding Regulations, a Non-U.S. Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certificates to the Company. Special procedures are provided in the Withholding Regulations for payments through qualified intermediaries. Prospective investors should consult their tax advisors regarding the effect, if any, of the Withholding Regulations.

  Dividends

     In general, distributions on Common Stock treated as dividend income paid to a Non-U.S. Holder of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate unless such is reduced by an applicable income tax treaty. Dividends that are connected with such holder's conduct of a trade or business in the United States (U.S. trade or business income) could be subject to U.S. federal income tax at regular ordinary income tax rates, but are not generally subject to the 30% U.S. federal withholding tax if the Non-U.S. Holder makes the appropriate notification to the payor. To claim the benefit of an income tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed IRS Form 1001 or IRS Form 4224 (or such successor forms as the IRS designates), as applicable, prior to the payment of dividend income. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty. Dividends paid to an address in a foreign country generally are presumed (absent actual knowledge to the contrary) to be paid to a resident of such country for purposes of the withholding tax discussed above and for purposes of determining the applicability of a tax treaty rate. Under the Withholding Regulations, a Non-U.S. Holder claiming the benefits of a treaty generally will be required to provide a Form W-8 (or suitable substitute form) to the Company certifying such Non-U.S. Holder's entitlements to treaty benefits. Other recently adopted Treasury Regulations generally under Section 894 of the Code that are effective with respect to payments made on and after January 1, 1998, provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends paid to a Non-U.S. Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity. Prospective investors should consult their tax advisors regarding the effect, if any, of the recently adopted regulations.

     A Non-U.S. Holder of Common Stock that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any amounts withheld at the 30% statutory rate by filing an appropriate claim for a refund with the IRS.

  Conversion

     A Non-U.S. Holder generally will not be subject to U.S. federal income tax on the conversion of Notes into Common Stock, except with respect to cash (if any) received in lieu of a fractional share, cash received for interest not previously included in income, or Common Stock received for interest not previously included in income. Cash received in lieu of a fractional share may give rise to gain that would be subject to the rules described below for the sale of Notes. Cash or Common Stock issued for accrued interest would be treated as interest under the rules described above.

  Sale, Exchange or Redemption of Notes or Common Stock

     Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Note or Common Stock generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Note or Common Stock as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition, (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the United States) or (iv) in the case of the disposition of Common Stock, the Company is a U.S. real property holding corporation. The Company does not believe that it is currently a "United States real property holding corporation," or that it will become one in the future.

  Federal Estate Tax

     Notes held (or treated as held) by an individual who is not a citizen or resident of the United States (for federal estate tax purposes) at the time of his or her death will not be subject to U.S. federal estate tax provided that the interest thereon qualifies as portfolio interest and was not U.S. trade or business income. Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (for federal estate tax purposes) will be included in such individual's estate for U.S. federal income tax purposes unless an applicable estate tax treaty otherwise provides.

  Information Reporting and Backup Withholding

     The Company must report annually to the IRS and to each Non-U.S. Holder any interest or dividend that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. tax under the portfolio interest exception or because it is U.S. trade or business income. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Under certain circumstances the Company will have to report to the IRS payments of principal.

     Generally, information reporting and backup withholding of a United States federal income tax at a rate of 31% may apply to payments of principal, interest and premium (if any) to Non-U.S. Holders if the payee fails to certify that the holder is a non-U.S. person or if the Company or its paying agent has actual knowledge that the payee is a United States person. The 31% backup withholding tax generally will not apply to dividends paid to foreign holders outside the United States that are subject to 30% withholding as discussed above or that are subject to a tax treaty that reduces such withholding.

     The payment of the proceeds on the disposition of the Notes or shares of Common Stock to or through a United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides certification as to its Non-U.S. Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exception are not, in fact, satisfied. The proceeds of the disposition by a Non-U.S. Holder of the Notes or shares of Common Stock to or through a foreign office of a broker will generally not be subject to backup withholding. However, if such broker is a U.S. person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a United States trade or business, information reporting will apply unless such broker has documentary evidence in its files of the Non-U.S. Holder's foreign status and has no actual knowledge to the contrary or unless the Non-U.S. Holder otherwise establishes an exemption. Both backup withholding and information reporting will apply to the proceeds of such dispositions if the broker has actual knowledge that the payee is a U.S. Holder.

     The Withholding Regulations alter the foregoing rules in certain respects. The Withholding Regulations provide presumptions under which a Non-U.S. Holder is subject to information reporting and backup withholding at the rate of 31% unless the Company receives certification of the holder's non-U.S. status. Depending on the circumstances, this certification will need to be provided (i) directly by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder that is treated as a partnership or other fiscally transparent entity, by the partners, shareholders or other beneficiaries of such entity, or (iii) by certain qualified financial institutions or other qualified entities on behalf of the Non-U.S. Holder.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures for claiming such refund or credit are followed.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND THE COMMON STOCK OF THE COMPANY, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                                  UNDERWRITING

     The Underwriters named below have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement (the form of which will be filed as an exhibit to the Company's Registration Statement, of which this Prospectus is a part), to purchase from the Company the respective principal amount of Notes indicated below opposite their respective names. The Underwriters are committed to purchase all of the Notes (other than those covered by the over-allotment option), if they purchase any.

                                                                    PRINCIPAL
                                    NAME                             AMOUNT
            -----------------------------------------------------  -----------
            Deutsche Morgan Grenfell Inc.........................
            BancAmerica Robertson Stephens.......................
            Smith Barney Inc.....................................
                                                                    ----------
                      Total......................................  $75,000,000
                                                                    ==========

     The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions.

     The Underwriters have advised the Company that the Underwriters propose initially to offer the Notes to the public on the terms set forth on the cover page of this Prospectus. The Underwriters may allow to selected dealers (who may
include the Underwriters) a concession of not more than $     per Note. The
selected dealers may reallow a concession of not more than $     per Note to
certain other dealers. After the initial public offering of the Notes, the price and concessions and re-allowances to dealers and other selling terms may be changed by the Underwriters. The Notes are offered subject to receipt and acceptance by the Underwriters, and to certain other conditions, including the right to reject orders in whole or in part. The Underwriters do not intend to sell any of the Notes offered hereby to accounts for which they exercise discretionary authority.

     The Company has granted an option to the Underwriters to purchase up to maximum of $11,250,000 additional aggregate principal amount of Notes to cover over-allotments, if any, at the public offering price, less the underwriting discount set forth on the cover page of this Prospectus. Such option may be exercised at any time until 30 days after the date of the Underwriting Agreement. To the extent the Underwriters exercise this option, each of the Underwriters will be committed, subject to certain conditions, to purchase such additional shares in approximately the same proportion as set forth in the above table. The Underwriters may purchase such Notes only to cover over-allotments made in connection with this offering.

     The Company, certain of its stockholders and each of its directors and executive officers have agreed that, without the prior written consent of Deutsche Morgan Grenfell Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of this Prospectus (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer, lend or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except under certain limited circumstances.

     The Underwriting Agreement provides that the Company will indemnify the several Underwriters against certain liabilities, including civil liabilities under the Securities Act, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters are also currently offering 1,500,000 shares of the Company's Common Stock (of which 1,480,000 shares will be sold by Selling Stockholders) and intends to enter into an Underwriting Agreement (the form of which will be filed as an exhibit to the Company's Registration Statement, of which this Prospectus is a part) for that purpose. Pursuant to that agreement, the Underwriters will be entitled to exercise an over-allotment option for 225,000 additional shares of Common Stock, will receive customary underwriters' compensation for an offering of that size and type and will be indemnified by the Company and the Selling Stockholders. The completion of the Note offering is contingent upon completion of such Common Stock offering.

     Prior to this offering, there has been no public market for the Notes. Each of the Representatives has informed the Company that it currently intends to make a market in the Notes subsequent to the effectiveness of this offering; however, they are not obligated to do so and any market-making activities with respect to the Notes may be discontinued at any time without notice. There can be no assurance that an active trading market for the Notes will develop or be maintained. See "Risk Factors -- Absence of Public Market for the Notes."

     Certain persons participating in this offering may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Notes or the Common Stock at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, imposing penalty bids or otherwise. A stabilizing bid means the placing of any bid or effecting of any purchase for the purpose of pegging, fixing or maintaining the price of the Notes or the Common Stock. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with this offering. A penalty bid means an arrangement that permits the Underwriters to reclaim a selling concession from an Underwriter when Notes sold by the Underwriter are purchased in stabilization transactions. Such transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market, or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

     The Underwriters and dealers may engage in passive market making transactions in the Common Stock in accordance with Rule 103 of Regulation M promulgated by the Commission. In general, a passive market maker may not bid for, or purchase, the Common Stock at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in the Common Stock during a specified two month prior period, or 200 shares, whichever is greater. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of the Common Stock above independent market levels. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

                                 LEGAL MATTERS

     The validity of the issuance of the Notes and the Common Stock issuable upon conversion thereof will be passed upon for the Company by Fenwick & West LLP, Palo Alto, California. Certain legal matters will be passed upon for the Underwriters by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               HNC SOFTWARE INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Report of Independent Accountants.....................................................  F-2
Consolidated Balance Sheet............................................................  F-3
Consolidated Statement of Income......................................................  F-4
Consolidated Statement of Cash Flows..................................................  F-5
Consolidated Statement of Changes in Stockholders' Equity.............................  F-6
Notes to Consolidated Financial Statements............................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of HNC Software Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of HNC Software Inc. and its subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

San Diego, California
January 29, 1998,
except as to Note 11
which is as of February 13, 1998

                               HNC SOFTWARE INC.

                           CONSOLIDATED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1996         1997
                                                                      -------     --------
Current assets:
  Cash and cash equivalents.........................................  $ 8,121     $ 18,068
  Investments available for sale....................................   26,728       24,878
  Accounts receivable, net..........................................   21,856       32,980
  Current portion of deferred income taxes..........................    6,383       11,310
  Other current assets..............................................    2,553        2,802
                                                                      -------     --------
          Total current assets......................................   65,641       90,038
Deferred income taxes, less current portion.........................   22,966       15,322
Property and equipment, net.........................................    6,339       12,102
Other assets........................................................    3,330        2,415
                                                                      -------     --------
                                                                      $98,276     $119,877
                                                                      =======     ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..................................................  $ 4,368     $  5,728
  Accrued liabilities...............................................    4,433        5,933
  Deferred revenue..................................................    3,377        3,883
  Other current liabilities.........................................      445          191
                                                                      -------     --------
          Total current liabilities.................................   12,623       15,735
Non-current liabilities.............................................      683          239

Minority interest in consolidated subsidiary........................       --           43

Commitments and contingencies (Notes 5 and 10)

Stockholders' equity:
  Preferred stock, $0.001 par value -- 4,000 shares authorized:
     no shares issued or outstanding................................       --           --
  Common stock, $0.001 par value -- 50,000 shares authorized:
     24,012 and 24,538 shares issued and outstanding,
      respectively..................................................       24           25
  Paid-in capital...................................................   83,991       95,919
  Unrealized loss on investments available for sale.................      (59)          (2)
  Foreign currency translation adjustment...........................       54         (111)
  Retained earnings.................................................      960        8,029
                                                                      -------     --------
          Total stockholders' equity................................   84,970      103,860
                                                                      -------     --------
                                                                      $98,276     $119,877
                                                                      =======     ========

          See accompanying notes to consolidated financial statements

                               HNC SOFTWARE INC.

                        CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             YEAR ENDED DECEMBER 31,
                                                         --------------------------------
                                                           1995        1996        1997
                                                         --------     -------     -------
Revenues:
  License and maintenance..............................  $ 24,561     $48,890     $89,643
  Installation and implementation......................     4,648       6,691      10,702
  Contracts and other..................................     9,146      11,128       7,772
  Service bureau.......................................     5,349       4,730       5,618
                                                         --------     -------     -------
          Total revenues...............................    43,704      71,439     113,735
                                                         --------     -------     -------
Operating expenses:
  License and maintenance..............................     7,903      13,725      19,937
  Installation and implementation......................     1,425       2,714       5,174
  Contracts and other..................................     6,894       7,694       5,438
  Service bureau.......................................     3,025       3,365       4,320
  Research and development.............................     6,998      13,808      21,151
  Sales and marketing..................................     7,276      11,923      22,049
  General and administrative...........................     5,101       8,551      12,626
                                                         --------     -------     -------
          Total operating expenses.....................    38,622      61,780      90,695
                                                         --------     -------     -------
Operating income.......................................     5,082       9,659      23,040
Interest and other income..............................       912       2,178       2,003
Interest expense.......................................      (428)       (478)        (81)
Minority interest in income of consolidated
  subsidiary...........................................        --          --         (43)
                                                         --------     -------     -------
          Income before income tax (benefit)
            provision..................................     5,566      11,359      24,919
Income tax (benefit) provision.........................      (511)       (534)      7,354
                                                         --------     -------     -------
          Net income...................................  $  6,077     $11,893     $17,565
                                                         ========     =======     =======
Earnings per share:
  Basic net income per common share....................  $   0.38     $  0.50     $  0.72
                                                         ========     =======     =======
  Diluted net income per common share..................  $   0.28     $  0.47     $  0.68
                                                         ========     =======     =======
Unaudited pro forma data (Note 1):
  Income before income tax provision...................  $  5,566     $11,359     $24,919
  Income tax provision.................................     1,032       1,628       9,502
                                                         --------     -------     -------
          Net income...................................  $  4,534     $ 9,731     $15,417
                                                         ========     =======     =======
  Basic pro forma net income per common share..........                           $  0.64
                                                                                  =======
  Diluted pro forma net income per common share........                           $  0.60
                                                                                  =======
Shares used in computing basic net income per common
  share and unaudited basic pro forma net income per
  common share (Notes 1 and 8).........................    15,195      23,552      24,275
                                                         ========     =======     =======
Shares used in computing diluted net income per common
  share and unaudited diluted pro forma net income per
  common share (Notes 1 and 8).........................    21,510      25,363      25,681
                                                         ========     =======     =======

          See accompanying notes to consolidated financial statements.

                               HNC SOFTWARE INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                        YEAR ENDED DECEMBER 31,
                                                                     ------------------------------
                                                                       1995       1996       1997
                                                                     --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................................  $  6,077   $ 11,893   $ 17,565
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..................................     1,874      3,605      4,833
    Tax benefit from stock option transactions.....................       800        896      3,848
    Changes in assets and liabilities:
      Accounts receivable, net.....................................    (1,658)   (10,978)   (11,124)
      Other assets.................................................      (674)    (1,207)      (295)
      Deferred income taxes........................................    (1,551)    (1,324)     6,909
      Accounts payable.............................................     1,172      2,167      1,360
      Accrued liabilities..........................................     1,756        625     (2,348)
      Deferred revenue.............................................     1,337      1,472        375
      Other liabilities............................................        22       (441)      (116)
                                                                     --------   --------   --------
         Net cash provided by operating activities.................     9,155      6,708     21,007
                                                                     --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investments available for sale.......................   (28,666)   (26,113)   (26,517)
  Maturities of investments available for sale.....................     4,182     18,125     24,666
  Proceeds from sales of investments available for sale............     2,467      3,707      3,716
  Acquisitions of property and equipment...........................    (2,246)    (3,978)    (9,593)
                                                                     --------   --------   --------
         Net cash used in investing activities.....................   (24,263)    (8,259)    (7,728)
                                                                     --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuances of common stock......................    33,726      1,935      4,039
  Proceeds from issuances of notes payable to stockholders.........     1,000         --         --
  Repayments of notes payable to stockholders......................        --     (1,000)        --
  Proceeds from bank line of credit................................     1,085        309         --
  Repayments of bank line of credit................................      (265)    (2,504)        --
  Repayments of debt from asset purchases..........................        --     (4,710)        --
  Capital lease payments...........................................      (502)      (553)      (408)
  Proceeds from issuances of bank notes payable....................        --      1,999         --
  Repayments of bank notes payable.................................      (687)    (1,999)        --
  Distributions to CompReview stockholders.........................    (3,845)    (5,908)    (6,798)
                                                                     --------   --------   --------
         Net cash provided by (used in) financing activities.......    30,512    (12,431)    (3,167)
                                                                     --------   --------   --------
Effect of exchange rate changes on cash............................        --         54       (165)
                                                                     --------   --------   --------
Net increase (decrease) in cash and cash equivalents...............    15,404    (13,928)     9,947
Cash and cash equivalents at beginning of period...................     6,645     22,049      8,121
                                                                     --------   --------   --------
Cash and cash equivalents at end of period.........................  $ 22,049   $  8,121   $ 18,068
                                                                     ========   ========   ========
SIGNIFICANT NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Assets purchased through issuance of debt........................  $     --   $  4,710   $     --
                                                                     ========   ========   ========
  Acquisitions of property and equipment under capital leases......  $    411   $    344   $     --
                                                                     ========   ========   ========
  Conversion of preferred stock....................................  $ 13,518   $     --   $     --
                                                                     ========   ========   ========
  Accretion of dividends on mandatorily redeemable convertible
    preferred stock................................................  $    348   $     --   $     --
                                                                     ========   ========   ========
SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid....................................................  $    390   $    448   $    101
                                                                     ========   ========   ========
  Income taxes paid................................................  $    190   $    165   $    547
                                                                     ========   ========   ========

          See accompanying notes to consolidated financial statements

                               HNC SOFTWARE INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                         CONVERTIBLE PREFERRED STOCK
                                      ---------------------------------
                                         SERIES A          SERIES E        COMMON STOCK
                                      ---------------   ---------------   ---------------
                                      SHARES   AMOUNT   SHARES   AMOUNT   SHARES   AMOUNT
                                      ------   ------   ------   ------   ------   ------
BALANCE AT DECEMBER 31, 1994.........   380    $  --     1,282    $  1     8,656    $  9
Common stock options exercised.......                                        207
Accretion of dividends...............
Issuance of common stock in initial
 public offering, net of issuance
 costs...............................                                      2,376       2
Conversion of convertible preferred
 stock into common stock.............  (380)      --    (1,282)     (1)    8,956       9
Issuance of common stock in follow-on
 public offering, net of issuance
 costs...............................                                      1,116       2
Issuance of common stock at inception
 of Retek (Note 1)...................                                      1,367       1
Tax benefit from stock option
 transactions........................
Unrealized gain on investments.......
Stock warrant exercised..............                                        100
Distributions to CompReview
 stockholders........................
Net income...........................
                                       ----    -----    ------     ---    ------     ---
BALANCE AT DECEMBER 31, 1995.........    --       --        --      --    22,778      23
Common stock options exercised.......                                      1,140       1
Common stock issued under Employee
 Stock Purchase Plan.................                                         94
Tax benefit from stock option
 transactions........................
Tax benefit from Retek taxable
 pooling (Note 7)....................
Unrealized loss on investments.......
Foreign currency translation
 adjustment..........................
Distributions to CompReview
 stockholders........................
Net income...........................
                                       ----    -----    ------     ---    ------     ---
BALANCE AT DECEMBER 31, 1996.........    --       --        --      --    24,012      24
Common stock options exercised.......                                        475       1
Common stock issued under Employee
 Stock Purchase Plan.................                                         51
Tax benefit from stock option
 transactions........................
Unrealized gain on investments.......
Foreign currency translation
 adjustment..........................
Distributions to CompReview
 stockholders........................
CompReview contribution to capital...
Net income...........................
                                       ----    -----    ------     ---    ------     ---
BALANCE AT DECEMBER 31, 1997.........    --    $  --        --    $ --    24,538    $ 25
                                       ====    =====    ======     ===    ======     ===


                                                  UNREALIZED
                                                GAIN (LOSS) ON     FOREIGN     (ACCUMULATED
                                                 INVESTMENTS      CURRENCY       DEFICIT)         TOTAL
                                      PAID-IN     AVAILABLE      TRANSLATION     RETAINED     STOCKHOLDERS'
                                      CAPITAL      FOR SALE      ADJUSTMENT      EARNINGS        EQUITY
                                     ---------  --------------   -----------   ------------   -------------
                                      <
BALANCE AT DECEMBER 31, 1994.........$  10,980      $   --          $  --        $(10,149)      $     841
Common stock options exercised.......       85                                                         85
Accretion of dividends...............     (348)                                                      (348)
Issuance of common stock in initial
 public offering, net of issuance
 costs...............................   14,329                                                     14,331
Conversion of convertible preferred
 stock into common stock.............   10,618                                      2,892          13,518
Issuance of common stock in follow-on
 public offering, net of issuance
 costs...............................   19,184                                                     19,186
Issuance of common stock at inception
 of Retek (Note 1)...................       (1)                                                        --
Tax benefit from stock option
 transactions........................      800                                                        800
Unrealized gain on investments.......                   92                                             92
Stock warrant exercised..............      124                                                        124
Distributions to CompReview
 stockholders........................                                              (3,845)         (3,845)
Net income...........................                                               6,077           6,077
                                       -------       -----          -----        --------        --------
BALANCE AT DECEMBER 31, 1995.........   55,771          92             --          (5,025)         50,861
Common stock options exercised.......    1,095                                                      1,096
Common stock issued under Employee
 Stock Purchase Plan.................      839                                                        839
Tax benefit from stock option
 transactions........................    7,889                                                      7,889
Tax benefit from Retek taxable
 pooling (Note 7)....................   18,397                                                     18,397
Unrealized loss on investments.......                 (151)                                          (151)
Foreign currency translation
 adjustment..........................                                  54                              54
Distributions to CompReview
 stockholders........................                                              (5,908)         (5,908)
Net income...........................                                              11,893          11,893
                                       -------       -----          -----        --------        --------
BALANCE AT DECEMBER 31, 1996.........   83,991         (59)            54             960          84,970
Common stock options exercised.......    2,845                                                      2,846
Common stock issued under Employee
 Stock Purchase Plan.................    1,193                                                      1,193
Tax benefit from stock option
 transactions........................    4,192                                                      4,192
Unrealized gain on investments.......                   57                                             57
Foreign currency translation
 adjustment..........................                                (165)                           (165)
Distributions to CompReview
 stockholders........................                                              (6,798)         (6,798)
CompReview contribution to capital...    3,698                                     (3,698)             --
Net income...........................                                              17,565          17,565
                                       -------       -----          -----        --------        --------
BALANCE AT DECEMBER 31, 1997.........$  95,919      $   (2)         $(111)       $  8,029       $ 103,860
                                       =======       =====          =====        ========        ========

          See accompanying notes to consolidated financial statements

                               HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

  The Company

     Headquartered in San Diego, California, HNC Software Inc. (the "Company" or "HNC") develops, markets and supports predictive software solutions in client/server environments. HNC provides innovative predictive software systems in the healthcare/insurance, financial services and retail markets.

  Acquisitions

     On August 30, 1996, the Company completed an acquisition of all of the outstanding shares of Risk Data Corporation ("Risk Data"). Risk Data is an insurance information technology services firm that develops, markets and supports analytical benchmarking and risk management software products primarily for insurance carriers, state insurance funds and third party administrators primarily in the workers' compensation insurance field. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 1,891 shares of common stock for all of the then outstanding shares of Risk Data preferred and common stock.

     On November 29, 1996, the Company completed an acquisition of all of the outstanding shares of Retek Distribution Corporation ("Retek"). Retek develops, markets and supports inventory management system software primarily for customers in the retail industry. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 1,367 shares of common stock for all of the then outstanding shares of Retek common stock.

     On November 28, 1997, the Company completed an acquisition of all of the outstanding shares of CompReview, Inc. ("CompReview"). CompReview develops, markets and supports cost containment software for workers' compensation insurance carriers and for insurers that handle automobile accident personal injury claims. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 4,886 shares of common stock for all of the then outstanding shares of CompReview common stock.

     The consolidated financial statements and related notes give retroactive effect to all three acquisitions for all of the periods presented. The consolidated balance sheet as of December 31, 1996 and 1997 includes the accounts of Risk Data, Retek and CompReview as of December 31, 1996 and 1997. The consolidated statements of income, of cash flows and of changes in stockholders' equity for each of the three years in the period ended December 31, 1997 include the results of Risk Data, Retek and CompReview for each of the years then ended. The term "Company" as used in these consolidated financial statements refers to HNC and its subsidiaries, including Risk Data, Retek and CompReview.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     No adjustments to conform the accounting methods of the acquired companies to the accounting methods of HNC were required. Certain amounts have been reclassified with regard to presentation of the financial information of the acquired companies. Revenues and net income (loss) for each of the previously separate companies for the periods prior to their respective acquisition dates are as follows:

                                                                         NINE MONTHS
                                                                            ENDED
                            YEAR ENDED DECEMBER 31,      SIX MONTHS     SEPTEMBER 30,
                          ----------------------------     ENDED      -----------------
                           1995      1996       1997      JUNE 30,     1996      1997
                          -------   -------   --------      1996      -------   -------
                                                         ----------
                                                         (UNAUDITED)     (UNAUDITED)
    Revenues:
      HNC...............  $25,174   $53,833   $113,735    $ 16,478    $31,423   $62,683
      Risk Data.........    4,577        --         --       2,600         --        --
      Retek.............      921        --         --       3,377      5,635        --
      CompReview........   13,032    17,606         --       8,119     12,631    18,971
                          -------   -------   --------    --------    -------   -------
                          $43,704   $71,439   $113,735    $ 30,574    $49,689   $81,654
                          =======   =======   ========    ========    =======   =======
    Net income (loss):
      HNC...............  $ 4,457   $ 6,376   $ 17,565    $  1,780    $   975   $ 7,597
      Risk Data.........   (1,952)       --         --      (2,184)        --        --
      Retek.............     (382)       --         --          43         93        --
      CompReview........    3,954     5,517         --       2,123      3,679     6,702
                          -------   -------   --------    --------    -------   -------
                          $ 6,077   $11,893   $ 17,565    $  1,762    $ 4,747   $14,299
                          =======   =======   ========    ========    =======   =======

     Transaction costs of $563, $515 and $1,440 were incurred to complete the acquisitions of Risk Data, Retek and CompReview, respectively. Transaction costs were deferred and charged to income when the related transactions were consummated. Transaction costs consisted primarily of investment banker, legal and accounting fees, and printing, mailing and registration expenses.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

     During 1996, the Company established Aptex Software Inc. ("Aptex"), a majority owned subsidiary, in order to develop, market and support certain text analysis technology that is being used to develop products for the Internet market. The minority stockholders' interest in Aptex's financial position and results of operations is presented as a minority interest in the Company's consolidated financial statements.

  Financial Statement Preparation

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Cash Equivalents

     Cash equivalents are highly liquid investments and consist of investments in money market accounts and commercial paper purchased with maturities of three months or less.

  Investments

     Management determines the appropriate classification of its investments in marketable debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date. The Company classifies all securities as "available for sale" and carries them at fair value with unrealized gains or losses related to these securities included in stockholders' equity in the Company's consolidated balance sheet.

  Property and Equipment

     Property and equipment are recorded at cost. The Company computes depreciation and amortization using either the straight-line method over the estimated useful lives of the assets of three to seven years or an accelerated method over the estimated useful lives of the assets of five to seven years. The Company amortizes leasehold improvements over the shorter of their estimated useful lives or the remaining term of the related lease. Repair and maintenance costs are charged to expense as incurred.

  Software Costs

     Software costs are recorded at cost and amortized over their estimated useful lives of 36 to 42 months. Software costs are comprised of purchased software and other rights that are stated at the lower of cost or net realizable value. At December 31, 1996 and 1997, software costs of $2,561 and $2,581, respectively, were included in other assets in the consolidated balance sheet net of accumulated amortization of $642 and $1,451, respectively.

     Development costs for software to be licensed or sold that are incurred from the time technological feasibility is established until the product is available for general release to customers are capitalized and reported at the lower of cost or net realizable value. Through December 31, 1997, no significant amounts were expended subsequent to reaching technological feasibility.

  Long-Lived Assets

     The Company investigates potential impairments of long-lived assets, certain identifiable intangibles and associated goodwill when events or changes in circumstances have made recovery of an asset's carrying value unlikely. An impairment loss would be recognized if the sum of the expected future net cash flows were less than the carrying amount of the asset. No such impairments of long-lived assets existed through December 31, 1997.

  Stock-Based Compensation

     The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic value method and provides pro forma disclosures of net income and earnings per share as if the fair value-based method had been applied in measuring compensation expense.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Revenue Recognition

     The Company's revenue from periodic software license and maintenance agreements is generally recognized ratably over the respective license periods. Revenue from certain short-term periodic software license and maintenance agreements with guaranteed minimum license fees is recognized as related services are performed. Transactional fees are recognized as revenue based on system usage or when fees based on system usage exceed the monthly minimum license fees. Revenue from perpetual licenses of the Company's software for which there are no significant continuing obligations and collection of the related receivables is probable is recognized on delivery of the software and acceptance by the customer. Revenue from hardware product sales, which is included in contracts and other revenue, is recognized upon shipment to the customer.

     The Company's revenue from software installation and implementation and from contract services is generally recognized as the services are performed using the percentage of completion method based on costs incurred to date compared to total estimated costs at completion. Amounts received under contracts in advance of performance are recorded as deferred revenue and are generally recognized within one year from receipt. Contract losses are recorded as a charge to income in the period such losses are first identified. Unbilled accounts receivable are stated at estimated realizable value.

     Service bureau fees are from review and repricing of customers' medical bills and are assessed to customers on the basis of volume of bills processed and are recognized as revenue when the processing services are performed.

  Income Taxes

     The Company's current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount "more likely than not" to be realized in future tax returns. Tax rate changes are reflected in income during the period such changes are enacted.

  Net Income Per Common Share

     The Company adopted Statement of Financial Accounting Standard No. 128 ("FAS 128"), "Earnings per Share," for fiscal 1997 and retroactively restated all prior periods to conform with FAS 128 as required. Basic net income per common share is computed as net income less accretion of dividends on mandatorily redeemable convertible preferred stock divided by the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed as net income divided by the weighted average number of common shares and potential common shares, using the treasury stock method, outstanding during the period and assumes conversion into common stock at the beginning of each period of all outstanding shares of convertible preferred stock (Note 8).

  Unaudited Pro Forma Data

     Prior to the acquisition of CompReview by HNC on November 28, 1997, CompReview had elected subchapter S corporation status for income tax purposes; therefore, its income was included in the tax returns of its stockholders, and no income tax provision was recorded for

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CompReview other than certain minimum state taxes on subchapter S corporations. As a result of the acquisition, beginning November 29, 1997, CompReview became subject to corporate income taxes on its taxable income. For comparative purposes, the consolidated statement of income includes unaudited pro forma adjusted data with respect to the merged companies' income tax provision as if CompReview had been subject to corporate income taxes on its taxable income for all periods presented.

  Foreign Currency Translation

     The financial statements of the Company's international operations are translated into U.S. dollars using period-end exchange rates for assets and liabilities and average exchange rates during the period for revenues and expenses. Cumulative translation gains and losses are excluded from results of operations and recorded as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity's local currency) are included in the consolidated statement of income and are not material.

  Diversification of Credit Risk

     The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash equivalents, investments available for sale and accounts receivable, which are generally not collateralized. The Company's policy is to place its cash, cash equivalents and investments available for sale with high credit quality financial institutions and commercial companies and government agencies in order to limit the amount of its credit exposure. The Company's software license and installation agreements and commercial development contracts are primarily with large customers in the healthcare/insurance, financial services and retail industries. The Company maintains reserves for potential credit losses.

     The Company has one major product or product line in each of its three target markets. In the healthcare/insurance market, revenues from one product accounted for 29.8%, 24.6% and 23.0% of the Company's total revenues for 1995, 1996 and 1997, respectively. During those same periods, one product in the retail market accounted for 2.2%, 13.6% and 18.9%, respectively, of the Company's total revenues, and one product line in the financial services market accounted for 28.0%, 20.9% and 16.0%, respectively, of the Company's total revenues. Revenues from international operations and export sales, primarily to Western Europe and Canada, represented approximately 12.6%, 17.7% and 16.8% of total revenues in 1995, 1996 and 1997, respectively. Export sales were $4,595, $7,310 and $7,896 in 1995, 1996 and 1997, respectively.

  Disclosures About Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents and accrued liabilities approximate fair value because of the short-term maturities of these financial instruments. The carrying amounts of capital lease obligations approximate their fair values based on interest rates currently available to the Company for borrowings with similar terms and maturities.

  Reincorporation and Stock Split

     In May 1995, the Company's stockholders approved an Agreement and Plan of Merger whereby the Company merged with and into a newly incorporated Delaware corporation ("HNC Delaware"), which is the surviving corporation. In conjunction with the merger, each share of the

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Company's common stock, preferred stock and options and warrants to purchase the Company's common stock was exchanged for one-half share of HNC Delaware's common stock, preferred stock and options and warrants to purchase HNC Delaware's common stock, at twice the exercise price for options and warrants. In April 1996, the Company consummated a two-for-one stock split effected in the form of a common stock dividend. All references to share and per share amounts of common and preferred stock and other data in these financial statements have been retroactively restated to reflect the reincorporation and stock split.

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("FAS 130"), "Reporting Comprehensive Income," which the Company is required to adopt for 1998. This statement will require the Company to report in the financial statements, in addition to net income, comprehensive income and its components including foreign currency items and unrealized gains and losses on certain investments in debt and equity securities. Upon adoption of FAS 130, the Company is also required to reclassify financial statements for earlier periods provided for comparative purposes. The adoption of FAS 130 will not have a significant impact on the Company's consolidated financial statement disclosures.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), "Disclosures about Segments of an Enterprise and Related Information," which the Company is required to adopt for its 1998 annual financial statements. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Under FAS 131, operating segments are to be determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. The Company has not determined the impact of the adoption of this new accounting standard on its consolidated financial statement disclosures.

     In November 1997, the American Institute of Certified Public Accountants issued Statement of Position No. 97-2 ("SOP 97-2"), "Software Revenue Recognition," which the Company is required to adopt for agreements entered into with customers beginning in 1998. This statement provides guidance for recognizing revenue related to sales by software vendors. The adoption of SOP 97-2 will not have a significant impact on the timing of the Company's revenue recognition.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Reclassifications

     Certain prior year balances have been reclassified to conform to the current year presentation.

NOTE 2 -- COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                                  DECEMBER 31,
                                                               -------------------
                                                                1996        1997
                                                               -------     -------
        Accounts receivable, net:
          Billed.............................................  $13,266     $27,812
          Unbilled...........................................    9,299       8,368
                                                               -------     -------
                                                                22,565      36,180
        Less allowance for doubtful accounts.................     (709)     (3,200)
                                                               -------     -------
                                                               $21,856     $32,980
                                                               =======     =======

     Unbilled accounts receivable represent revenue recorded in excess of amounts billable pursuant to contract provisions and generally become billable at contractually specified dates or upon the attainment of milestones. Unbilled amounts are expected to be realized within one year.

                                                                  DECEMBER 31,
                                                               -------------------
                                                                1996        1997
                                                               -------     -------
        Property and equipment, net:
          Computer equipment.................................  $ 9,302     $15,611
          Furniture and fixtures.............................    2,210       4,632
          Leasehold improvements.............................      273       1,012
                                                               -------     -------
                                                                11,785      21,255
        Less accumulated depreciation and amortization.......   (5,446)     (9,153)
                                                               -------     -------
                                                               $ 6,339     $12,102
                                                               =======     =======

                                                                  DECEMBER 31,
                                                               -------------------
                                                                1996        1997
                                                               -------     -------
        Accrued liabilities:
          Payroll and related benefits.......................  $ 1,645     $ 3,456
          Vacation...........................................      860         927
          Other..............................................    1,928       1,550
                                                               -------     -------
                                                               $ 4,433     $ 5,933
                                                               =======     =======

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3 -- INVESTMENTS

     At December 31, 1996 and 1997, the amortized cost and estimated fair value of investments available for sale were as follows:

                                                          DECEMBER 31, 1996
                                            ---------------------------------------------
                                            AMORTIZED   UNREALIZED   UNREALIZED    FAIR
                                              COST        GAINS        LOSSES      VALUE
                                            ---------   ----------   ----------   -------
        U.S. government and federal
          agencies........................   $ 18,212    $     --     $    (38)   $18,174
        Foreign government debt...........      1,006          --           (2)     1,004
        U.S. corporate debt...............      4,851          --          (14)     4,837
        Foreign corporate debt............      2,718          --           (5)     2,713
                                              -------     -------      -------    -------
                                             $ 26,787    $     --     $    (59)   $26,728
                                              =======     =======      =======    =======

                                                          DECEMBER 31, 1997
                                            ---------------------------------------------
                                            AMORTIZED   UNREALIZED   UNREALIZED    FAIR
                                              COST        GAINS        LOSSES      VALUE
                                            ---------   ----------   ----------   -------
        U.S. government and federal
          agencies........................   $ 20,682    $     --     $     (1)   $20,681
        U.S. corporate debt...............      1,894          --           (1)     1,893
        Foreign corporate debt............      2,304          --           --      2,304
                                              -------     -------      -------    -------
                                             $ 24,880    $     --     $     (2)   $24,878
                                              =======     =======      =======    =======

     No significant gains or losses were realized during the years ended December 31, 1996 and 1997. The cost of securities sold is determined by the specific identification method.

NOTE 4 -- NOTES PAYABLE

     The Company has a Credit Agreement with a bank which provides for a $15,000 revolving line of credit through July 11, 1999. The agreement requires that the Company maintain certain financial ratios and levels of working capital, tangible net worth and profitability, and also restricts the Company's ability to pay cash dividends and make loans, advances or investments without the bank's consent. At December 31, 1997, the Company had no amounts outstanding under the revolving line of credit. Interest is payable monthly at the bank's prime rate or LIBOR rate plus 1.5%. The applicable interest rate was 7.22% at December 31, 1997.

     The Risk Data credit facilities were comprised of a revolving line of credit secured by eligible accounts receivable, as well as a bridge loan that was secured by the guarantees of certain stockholders. The revolving line of credit matured on January 5, 1997. The bridge loan matured on September 5, 1996. All outstanding amounts were repaid during 1996, and neither credit facility was renewed.

     During 1995, the preferred stockholders of Risk Data loaned the Company $1,000 under subordinated note agreements (secured by the assets of Risk Data but subordinated to borrowings under the Risk Data line of credit) bearing interest at 9%. All outstanding amounts were repaid during 1996.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 5 -- LEASES

     At December 31, 1997, the Company was obligated through 2004 under noncancelable operating leases for its facilities and certain equipment as follows:

                                                                             NET FUTURE
                                           FUTURE MINIMUM   LESS SUBLEASE   MINIMUM LEASE
                                           LEASE PAYMENTS      INCOME         PAYMENTS
                                           --------------   -------------   -------------
        1998.............................      $2,984           $ 127          $ 2,857
        1999.............................       3,047              --            3,047
        2000.............................       3,043              --            3,043
        2001.............................       2,994              --            2,994
        2002.............................       2,884              --            2,884
        thereafter.......................       1,535              --            1,535

     The lease for the Company's corporate headquarters provides for scheduled rent increases and an option to extend the lease for five years with certain changes to the terms of the lease agreement and a refurbishment allowance. Rent expense under operating leases for the years ended December 31, 1995, 1996 and 1997 was approximately $1,503, $1,623 and $2,687, respectively, net of sublease income of $83, $125 and $477, respectively.

     Risk Data maintains a lease line of credit with a leasing company for the acquisition of equipment under capital lease arrangements. Future minimum payments are $222 for 1998 and $66 for 1999 with a total of $34 of such amounts representing interest.

     The gross value of assets under capital leases at December 31, 1996 and 1997 was $1,481 and $714, and accumulated amortization was $599 and $556, respectively. Amortization expense for assets acquired under capital leases is included in depreciation expense.

NOTE 6 -- CAPITAL STOCK

     During June 1995, the Company completed its initial public offering of 5,176 shares of common stock (of which 2,376 shares were sold by the Company and 2,800 shares were sold by certain selling stockholders) at a price to the public of $7.00 per share, which resulted in net proceeds to the Company of $15,461 after the payment of underwriters' commissions but before the deduction of offering expenses. Upon the closing of the Company's initial public offering, all outstanding shares of Series A, B, C, D and E convertible preferred stock were automatically converted into shares of common stock at their then effective conversion prices. Upon conversion, the preferred stockholders were no longer entitled to any undeclared cumulative dividends and all class voting rights terminated.

     During December 1995, the Company completed a follow-on public offering of 3,000 shares of common stock (of which 1,116 shares were sold by the Company and 1,884 shares were sold by certain selling stockholders) at a price to the public of $18.50 per share, which resulted in net proceeds to the Company of $19,606 after the payment of underwriters' commissions but before the deduction of offering expenses.

     The Company's Board of Directors is authorized to issue up to 4,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to the rights of the holders of any preferred stock that may be issued in the future.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7 -- INCOME TAXES

     Income (loss) before income tax (benefit) provision was taxed under the following jurisdictions:

                                                       YEAR ENDED DECEMBER 31,
                                                    ------------------------------
                                                     1995       1996        1997
                                                    ------     -------     -------
        Domestic..................................  $5,764     $ 8,599     $23,907
        Foreign...................................    (198)      2,760       1,012
                                                    ------     -------     -------
                                                    $5,566     $11,359     $24,919
                                                    ======     =======     =======

     The income tax (benefit) provision is summarized as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                    ------------------------------
                                                     1995       1996        1997
                                                    ------     -------     -------
        CURRENT:
          Federal.................................  $   97     $ 1,132     $ 2,257
          State...................................     143         204         537
          Foreign.................................      --          51         233

        DEFERRED:
          Federal.................................    (521)     (1,569)      3,197
          State...................................    (186)        (56)        985
          Foreign.................................     (44)       (296)        145
                                                    ------     -------       -----
                                                    $ (511)    $  (534)    $ 7,354
                                                    ======     =======       =====

     Deferred tax assets are summarized as follows:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                               -------------------
                                                                1996        1997
                                                               -------     -------
        Taxable pooling basis difference.....................  $18,397     $16,955
        Net operating loss carryforwards.....................    8,587       7,404
        Tax credit carryforwards.............................    1,878       2,059
        Other................................................      487         214
                                                               -------     -------
        Gross deferred tax assets............................   29,349      26,632
        Deferred tax asset valuation allowance...............       --          --
                                                               -------     -------
                  Net deferred tax asset.....................  $29,349     $26,632
                                                               =======     =======

     During 1995, the Company released the valuation allowance related to its deferred tax assets based on management's assessment that it was more likely than not that the Company would realize a portion of those assets in future periods due to improvements in the Company's operating results. During 1996, the Company released the valuation allowances related to Risk Data's and Retek's deferred tax assets based on management's assessment that it was more likely than not that the Company would realize those assets in future periods due to improvements in the operating results of those subsidiaries.

     During 1995, 1996 and 1997, the Company realized certain tax benefits related to stock option transactions in the amount of $800, $7,889 and $4,192, respectively. The benefit from the stock option tax deduction is credited directly to paid-in capital.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     During 1996, in connection with the acquisition of Retek, the Company made an Internal Revenue Code Section 338 election for federal and state tax purposes, resulting in the treatment of the acquisition as a taxable transaction, whereby the tax bases of the acquired assets and liabilities were adjusted to their fair values as of the date of the acquisition. As the purchase price exceeded the carrying value of the net assets acquired by approximately $46,000, the Company recorded a deferred tax asset in the amount of $18,397.

     A reconciliation of the income tax (benefit) provision to the amount computed by applying the statutory federal income tax rate to income before income tax provision is summarized as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                   -------------------------------
                                                    1995        1996        1997
                                                   -------     -------     -------
        Amounts computed at statutory federal
          rate...................................  $ 1,892     $ 3,862     $ 8,472
             State income taxes..................      465         554       1,407
             Subchapter S corporation earnings...   (1,366)     (1,901)     (2,888)
             Change in tax status of S
               corporation.......................       --          --         869
             Tax credit carryforwards
               generated.........................      (68)       (334)       (284)
             Release of valuation allowance......   (2,223)     (2,717)         --
             Foreign income taxes................      (44)       (296)         27
             Losses without tax benefit..........      794          --          --
             Other...............................       39         298        (249)
                                                   -------     -------     -------
        Income tax (benefit) provision...........  $  (511)    $  (534)    $ 7,354
                                                   =======     =======     =======

     Prior to the acquisition of CompReview by the Company on November 28, 1997, CompReview had elected subchapter S corporation status and the cash basis of accounting for income tax purposes; therefore, its cash basis income was included in the tax returns of its stockholders, and no income tax provision was recorded for CompReview other than certain minimum state taxes on subchapter S corporations. As of the date of CompReview's acquisition, its tax status was changed to C corporation status with the accrual basis of accounting. As a result of this change in tax status, the Company recorded a deferred tax liability in the amount of $869 based on the cumulative income recognition differences as of the date of acquisition between CompReview's former and prospective tax accounting methods.

     At December 31, 1997, the Company had federal, state and foreign net operating loss carryforwards of approximately $19,992, $7,785 and $352, respectively. The net operating loss carryforwards expire as follows:

                    2001......................................  $ 6,982
                    2003......................................       84
                    2005......................................      123
                    2006......................................    1,670
                    2007......................................       17
                    2008......................................    1,692
                    2009......................................    1,370
                    2010......................................    1,840
                    2011......................................   14,086

     The Company also has approximately $1,295 of federal research and development credit carryforwards, which expire from 2000 to 2012, $711 of state research and development credit

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

carryforwards, which have no expiration date, and $53 of foreign tax credit carryforwards, which expire from 1999 to 2002. Certain of these net operating loss and research and development credit carryforwards generated by Risk Data, Retek and CompReview prior to their acquisitions by HNC are subject to annual limitations on their utilization and also are limited to utilization solely by the company that generated them. Should a substantial change in HNC's ownership occur, as defined by the Tax Reform Act of 1986, there will be an annual limitation on its utilization of net operating loss and research and development credit carryforwards.

NOTE 8 -- RECONCILIATION OF NET INCOME AND SHARES USED IN PER SHARE COMPUTATIONS

                                                                         YEAR ENDED DECEMBER 31,
                                                                     -------------------------------
                                                                      1995        1996        1997
                                                                     -------     -------     -------
NET INCOME USED:
Net income used in computing basic net income per common share.....  $ 5,729     $11,893     $17,565
Add back accretion of dividends on mandatorily redeemable
  convertible preferred stock......................................      348          --          --
                                                                     -------     -------     -------
Net income used in computing diluted net income per common share...  $ 6,077     $11,893     $17,565
                                                                     =======     =======     =======
SHARES USED:
Weighted average common shares outstanding used in computing basic
  net income per common share......................................   15,195      23,552      24,275
  Weighted average options and warrants to purchase common stock as
    determined by application of the treasury stock method.........    1,995       1,796       1,383
  Incremental shares for assumed conversion of convertible
    preferred stock................................................    4,265          --          --
  Purchase Plan common stock equivalents...........................       55          15          23
                                                                     -------     -------     -------
Shares used in computing diluted net income per common share.......   21,510      25,363      25,681
                                                                     =======     =======     =======

     All outstanding shares of the Company's preferred stock automatically converted into shares of common stock upon the closing of the Company's initial public offering on June 26, 1995. Shares used in computing diluted net income per common share for 1995 assume conversion of all outstanding shares of convertible preferred stock were converted at the beginning of that year.

NOTE 9 -- EMPLOYEE BENEFIT PLANS

     During 1987, the Company adopted the 1987 Stock Option Plan and reserved 2,500 shares of the Company's common stock for issuance pursuant to nonqualified and incentive stock options to its officers, directors, key employees and consultants. The plan, as amended, is administered by the Board of Directors or its designees and provides generally that, for incentive stock options and nonqualified stock options, the exercise price must not be less than the fair market value of the shares as determined by the Board of Directors at the date of grant. The options expire no later than ten years from the date of grant and may be exercised in installments based upon stipulated timetables (not in excess of seven years). At December 31, 1997, options to purchase 490 shares were exercisable.

     During 1995, the Company adopted the 1995 Directors Stock Option Plan (the "Directors Plan"), the 1995 Equity Incentive Plan (the "Incentive Plan") and the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). For purposes of the discussion contained in the three paragraphs below, "fair market value" means the closing price of the Company's common stock on the Nasdaq National Market on the grant date.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The Directors Plan provides for the issuance of up to 300 nonqualified stock options to the Company's outside directors. Under the provisions of the Directors Plan, options to purchase 25 shares of the Company's common stock are granted to outside directors upon their respective dates of becoming members of the Board of Directors and options to purchase ten shares of such stock will be granted on each anniversary of such dates. Options under the Directors Plan are granted at the fair market value of the stock at the grant date and vest at specific times over a four-year period. At December 31, 1997, options to purchase 72 shares were exercisable.

     The Incentive Plan provides for the issuance of up to 3,550 shares of the Company's common stock in the form of nonqualified or incentive stock options, restricted stock or stock bonuses. In addition, all shares that remained unissued under the 1987 Stock Option Plan on the effective date of the Incentive Plan, and all shares issuable upon exercise of options granted pursuant to the 1987 Stock Option Plan that expire or become unexercisable for any reason without having been exercised in full are available for issuance under the Incentive Plan. Nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award. Options granted under the Incentive Plan may have a term of up to ten years. The Company has the discretion to provide for restrictions and the lapse thereof in respect of restricted stock awards. Options typically vest at the rate of 25% of the total grant per year over a four-year period; however, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. At December 31, 1997, 316 shares were exercisable.

     The Purchase Plan provides for the issuance of a maximum of 400 shares of common stock. Each purchase period, eligible employees may designate between 2% and 10% of their cash compensation, subject to certain limitations, to be deducted from their compensation for the purchase of common stock under the Purchase Plan. The purchase price of the shares under the Purchase Plan is equal to 85% of the lesser of the fair market value per share on the first day of the twelve-month offering period or the last day of each six-month purchase period. Approximately 60% of eligible employees have participated in the Purchase Plan in the last two years.

     Risk Data's stock option plan is administered by HNC's Board of Directors. All outstanding Risk Data options were converted into options to purchase HNC common stock and adjusted to give effect to the acquisition exchange ratio in the Risk Data acquisition. No changes were made to the terms of the Risk Data options in connection with the exchange. Options granted under the Risk Data stock option plan generally vest at the rate of 25% of the total grant per year and expire ten years after the date of grant. At December 31, 1997, 30 shares were exercisable under the Risk Data plan.

     Retek's stock options are administered by HNC's Board of Directors. All outstanding Retek options were converted into options to purchase the Company's common stock and adjusted to give effect to the acquisition exchange ratio in the Retek acquisition. No changes were made to the terms of the Retek options in connection with the exchange. Options granted vest ratably over periods from one to four years and have a term of up to ten years. At December 31, 1997, options to purchase 32 shares were exercisable.

     The CompReview 1995 Stock Option Plan is administered by HNC's Board of Directors. All outstanding CompReview stock options were converted into options to purchase HNC common stock in the CompReview acquisition and adjusted to give effect to the acquisition exchange ratio. No changes were made to the terms of the CompReview options in connection with the exchange. Options granted under the CompReview Stock Option Plan generally vest ratably over periods from

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

two to four years and expire ten years after the date of grant. At December 31, 1997, options to purchase 156 shares were exercisable.

     Transactions under the Company's stock option and purchase plans during the years ended December 31, 1995, 1996 and 1997, including options under the Risk Data stock option plan, options under the Retek stock option plan and options under the CompReview Stock Option Plan, but excluding options to purchase stock of Aptex, a subsidiary of the Company, are summarized as follows.

                                                    YEAR ENDED DECEMBER 31,
                         ------------------------------------------------------------------------------
                                   1995                       1996                       1997
                         ------------------------   ------------------------   ------------------------
                                 WEIGHTED AVERAGE           WEIGHTED AVERAGE           WEIGHTED AVERAGE
                         SHARES   EXERCISE PRICE    SHARES   EXERCISE PRICE    SHARES   EXERCISE PRICE
                         ------  ----------------   ------  ----------------   ------  ----------------
Outstanding at
  beginning of year....   2,080       $ 0.49         2,868       $ 2.84         3,215       $15.65
  Options granted......   1,272         6.08         1,645        27.98         2,177        32.61
  Options exercised....    (207)        0.52        (1,140)        0.96          (475)        6.16
  Options canceled.....    (277)        1.80          (158)       17.62          (326)       26.33
                         ------                     ------
Outstanding at end of
  year.................   2,868         2.84         3,215        15.65         4,591        23.92
                         ======                     ======
Options exercisable at
  end of year..........   1,437                        841                      1,096
Weighted average fair
  value of options
  granted during the
  year.................  $ 3.10                     $14.50                     $19.79

     The following table summarizes information about employee stock options outstanding at December 31, 1997:

                                        OPTIONS OUTSTANDING
                            -------------------------------------------      OPTIONS EXERCISABLE
                                                WEIGHTED                  -------------------------
                                NUMBER           AVERAGE       WEIGHTED       NUMBER       WEIGHTED
                            OUTSTANDING AT      REMAINING      AVERAGE    OUTSTANDING AT   AVERAGE
           RANGE OF          DECEMBER 31,      CONTRACTUAL     EXERCISE    DECEMBER 31,    EXERCISE
       EXERCISE PRICES           1997        LIFE (IN YEARS)    PRICE          1997         PRICE
    ----------------------  --------------   ---------------   --------   --------------   --------
    $ 0.02 to $ 3.00......       1,002             5.90         $ 1.90           702        $ 1.60
      4.50     25.38......         793             8.21          19.22           188         15.69
     25.60     30.75......         791             8.86          29.39           147         30.33
     30.81     31.50......         944             9.57          31.40             1         30.94
     31.88     39.00......         774             9.42          36.03            32         34.24
     39.09     49.50......         287             9.27          41.42            26         42.64
                                 -----                                         -----
      0.02     49.50......       4,591             8.37          23.92         1,096          9.82
                                 =====                                         =====

     During 1996, Aptex adopted the 1996 Equity Incentive Plan (the "Aptex Plan") whereby 2,000 shares of Aptex common stock were reserved for issuance pursuant to nonqualified and incentive stock options and restricted stock awards. The plan is administered by the Board of Directors of Aptex or its designees and provides generally that nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value, as determined by the Board of Directors, of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award, or 110% of fair market value for awards to more than 10% stockholders. Options granted under the Incentive Plan may have a term of up to ten years. The Company has the

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

discretion to provide for restrictions and the lapse thereof in respect of restricted stock awards, and options typically vest at the rate of 25% of the total grant per year. However, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. During 1996, Aptex issued 1,000 shares of common stock at fair market value under the Aptex Plan for cash consideration of $0.03 per share. At December 31, 1997, options to purchase 79 shares were exercisable under the Aptex Plan.

     The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock-based compensation. No compensation expense has been recognized for its employee stock option grants, which are fixed in nature, as the options have been granted at fair market value. No compensation expense has been recognized for the Purchase Plan. Had compensation cost for the Company's stock-based compensation awards issued during 1997 and 1996 been determined based on the fair value at the grant dates of awards consistent with the method of Financial Accounting Standards Board Statement No. 123 ("FAS 123"), the Company's net income and basic and diluted pro forma net income per common share would have been reduced to the pro forma amounts indicated below:

                                                         YEAR ENDED DECEMBER 31,
                                                        --------------------------
                                                         1995     1996      1997
                                                        ------   -------   -------
        Net income:
          As reported.................................  $6,077   $11,893   $17,565
          Pro forma...................................   5,126     6,122     2,232
        Basic net income per common share:
          As reported.................................    0.38      0.50      0.72
          Pro forma...................................    0.31      0.26      0.09
        Diluted net income per common share:
          As reported.................................    0.28      0.47      0.68
          Pro forma...................................    0.24      0.24      0.09

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the years ended December 31, 1995, 1996 and 1997, respectively: dividend yield of 0.0% for all three years, risk-free interest rates of 6.29%, 6.03% and 6.10%, expected volatilities of 75%, 70% and 65% (0% for 1995 and 1996 options granted by Risk Data, Retek and CompReview prior to their acquisition by HNC), and expected lives of 3.5, 3.5 and 3.0 years. The fair value of the employees' purchase rights pursuant to the Purchase Plan is estimated using the Black-Scholes model with the following assumptions: dividend yield of 0.0% for all three years, risk-free interest rates of 5.66%, 5.36% and 5.32%, expected volatilities of 75%, 70% and 65%, and an expected life of 6 months for all three years. The weighted average fair value of those purchase rights granted in 1995, 1996 and 1997 was $2.75, $9.61 and $14.10, respectively.

     The fair value of each option granted under the Aptex Plan is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the years ended December 31, 1996 and 1997: dividend yield of 0.0% for both years, risk-free interest rates of 6.42% and 6.33%, expected volatility of 90% for both years, and expected lives of 9.25 and 8.0 years. Options to purchase 704 shares and 214 shares were granted during 1996 and 1997, with weighted average exercise prices per share of $0.03 and $0.08, respectively. During 1997, options to purchase 173 shares with a weighted average exercise price of $0.03 per share were exercised. During 1997, options to purchase 58 shares

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

with a weighted average exercise price of $0.03 per share were cancelled. The weighted average fair value per share of options granted during 1996 and 1997 was $0.03 and $0.07, respectively.

     The following table summarizes information about Aptex employee stock options outstanding at December 31, 1997:

                                       OPTIONS OUTSTANDING
                           -------------------------------------------        OPTIONS EXERCISABLE
                                               WEIGHTED                    -------------------------
                               NUMBER           AVERAGE       WEIGHTED         NUMBER       WEIGHTED
                           OUTSTANDING AT      REMAINING      AVERAGE      OUTSTANDING AT   AVERAGE
         RANGE OF           DECEMBER 31,      CONTRACTUAL     EXERCISE      DECEMBER 31,    EXERCISE
      EXERCISE PRICES           1997        LIFE (IN YEARS)    PRICE            1997         PRICE
    -------------------    --------------   ---------------   --------     --------------   --------
    $0.03 to $0.03               497              8.75         $ 0.03            79          $ 0.03
     0.05      0.05               39              9.40           0.05            --              --
     0.10      0.10              151              9.82           0.10            --              --
                               -----                                            ---
     0.03      0.10              687              9.03           0.05            79            0.03
                           ==========                                      ==========

NOTE 10 -- CONTINGENCIES

     Various claims arising in the course of business, seeking monetary damages and other relief, are pending. The amount of the liability, if any, from such claims cannot be determined with certainty; however, in the opinion of management, the ultimate liability for such claims will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

NOTE 11 -- SUBSEQUENT EVENTS

     On January 30, 1998, the Company signed a definitive agreement to acquire Practical Control Systems Technologies, Inc. ("PCS"), a distribution center management software vendor based in Cincinnati, Ohio, subject to the satisfaction of certain closing conditions and the approval of PCS' shareholders. If consummated, the acquisition of PCS will be accounted for under the purchase method and will not be considered a "significant" acquisition pursuant to regulations set forth by the Securities and Exchange Commission.

     On February 13, 1998, the Company adopted the 1998 Stock Option Plan (the "1998 Plan"), under which 1,000,000 shares of HNC Common Stock were reserved for issuance pursuant to nonqualified stock options. The 1998 Plan is administered by the Board of Directors of HNC or a committee appointed by the Board and provides that nonqualified stock options granted under the plan must be awarded at an exercise price of not less than 100% of the fair market value of the stock at the date of grant. Options granted under the 1998 Plan may have a term of up to ten years. No options have been granted under the 1998 Plan to date.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES BY ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    2
Prospectus Summary.....................    3
Risk Factors...........................    5
Use of Proceeds........................   17
Price Range of Common Stock............   17
Dividend Policy........................   17
Capitalization.........................   18
Selected Consolidated Financial Data...   19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   21
Business...............................   31
Management.............................   47
Description of Notes...................   49
Description of Capital Stock...........   60
Certain United States Federal Income
  Tax Considerations...................   63
Underwriting...........................   69
Legal Matters..........................   70
Experts................................   70
Index to Consolidated Financial
  Statements...........................  F-1

------------------------------------------------------------

   LOGO

   U.S. $75,000,000

          % CONVERTIBLE
   SUBORDINATED NOTES DUE 2003

   DEUTSCHE MORGAN GRENFELL

   BANCAMERICA
   ROBERTSON STEPHENS

   SALOMON SMITH BARNEY
   PROSPECTUS

               , 1998

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1998

LOGO

--------------------------------------------------------------------------------

1,500,000 SHARES
COMMON STOCK
--------------------------------------------------------------------------------

Of the 1,500,000 shares of Common Stock, par value $0.001 per share ("Common Stock") offered hereby, 1,480,000 are being sold by certain stockholders (the "Selling Stockholders") of HNC Software Inc. ("HNC" or the "Company") and 20,000 are being issued and sold by the Company. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. See "Selling Stockholders." The Common Stock is listed on the Nasdaq National Market under the symbol "HNCS." The last reported sale price of the Common Stock on the Nasdaq National Market on February 13, 1998 was $36.00 per share. See "Price Range of Common Stock."

FOR INFORMATION CONCERNING CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" COMMENCING ON PAGE 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                         PROCEEDS       PROCEEDS TO
                       PRICE TO       UNDERWRITING          TO            SELLING
                        PUBLIC        DISCOUNT(1)       COMPANY(2)      STOCKHOLDERS
Per Share            $                $                $                $
Total(3)             $                $                $                $

(1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses estimated at $700,000, payable by the Company.
(3) Certain of the Selling Stockholders have granted to the Underwriters an option for 30 days to purchase up to an additional 225,000 shares of Common Stock solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to
    Selling Stockholders will be $        , $        and $        ,
    respectively. See "Underwriting."

The shares of Common Stock offered hereby are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by them, and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. Delivery of the shares of Common Stock offered hereby to the Underwriters is expected to be made in New
York, New York on or about             , 1998.

DEUTSCHE MORGAN GRENFELL
                     BANCAMERICA ROBERTSON STEPHENS
                                             SALOMON SMITH BARNEY

The date of this Prospectus is             , 1998.

                             AVAILABLE INFORMATION

    HNC Software Inc. is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional Offices: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market and reports, proxy statements and other information concerning the Company also may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated by reference in the Registration Statement. Statements made in this Prospectus about any contract or other document are not necessarily complete and in each instance in which a copy of such contract is filed with, or incorporated by reference in, the Registration Statement as an exhibit, reference is made to such copy, and each such statement shall be deemed qualified in all respects by such reference. Copies of the Registration Statement may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents that HNC has previously filed with the Commission are hereby incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

        (b) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on May 26, 1995.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge, upon written or oral request of any person to whom this Prospectus is delivered, a copy of any or all of the documents that have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents that are not specifically incorporated by reference into such documents). Requests for such copies should be directed to HNC at 5930 Cornerstone Court West, San Diego, California 92121-3728, Attention:
Raymond V. Thomas (telephone number (619) 546-8877).
                            ------------------------

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING BY ENTERING STABILIZING BIDS, IMPOSING PENALTY BIDS, OR OTHERWISE. SUCH ACTIVITIES, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS, IF ANY) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

   The following summary should be read in conjunction with and is qualified in its entirety by the more detailed information, including "Risk Factors" and the consolidated financial statements and notes thereto, appearing elsewhere in this Prospectus or incorporated by reference in this Prospectus.
                                  THE COMPANY

   HNC develops, markets and supports predictive software solutions for leading service industries. These predictive software solutions employ proprietary neural-network predictive decision engines, profiles, traditional statistical modeling, business models, expert rules and context vectors to convert existing data and business experiences into meaningful recommendations and actions. Just as manufacturing organizations have implemented manufacturing resource planning software to automate routine transactions, leading service industries such as the healthcare/insurance, financial services and retail industries are using predictive software solutions to improve profitability, competitiveness and customer satisfaction.

   The Company's objective is to be the leading supplier of predictive software solutions by leveraging its core computational intelligence technology across a series of product lines targeted at specific service industries. In the healthcare/insurance industry, the Company's products are used to automate workers' compensation bill review and loss reserving, detect and prevent workers' compensation fraud and increase workers' compensation payor and provider effectiveness. In the financial services industry, the Company's products are used to detect and prevent credit card fraud, manage the profitability of credit card portfolios and automate lending decisions and residential property valuations. In the retail industry, the Company's products address inventory control, merchandise management, demand forecasting and private label credit card fraud. The Company markets most of its predictive software solutions as an ongoing service that includes software licenses, decision model updates, application consulting and on-line or on-site support and maintenance. The Company's customers include many of the leading companies in each of its target markets, including Concentra Managed Care Inc., CIGNA Corp. and CNA Financial Corporation in the healthcare/insurance industry, First Data Resources, Inc., Household International Inc. and MBNA Corp. in the financial services industry, and the Computer City division of Tandy Corp., Caldor Corp. and Hills Department Stores Inc. in the retail industry.

   The Company was founded in 1986 under the laws of California and was reincorporated in June 1995 under the laws of Delaware. The Company's principal executive offices are located at 5930 Cornerstone Court West, San Diego, California 92121-3728, and its telephone number is (619) 546-8877. In this Prospectus, the terms "HNC" and the "Company" each refer to HNC Software Inc., a Delaware corporation, and its consolidated subsidiaries unless the context otherwise requires.
                                  THE OFFERING

Common Stock offered...................................  1,500,000 shares (including 20,000 shares by the Company and 1,480,000 shares by Selling Stockholders)
Common Stock outstanding after this offering...........  24,557,550 shares
NASDAQ National Market Symbol..........................  HNCS

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------------
                                                                 1993      1994      1995      1996       1997
                                                                -------   -------   -------   -------   --------
STATEMENT OF INCOME DATA:(1)
Total revenues................................................  $16,167   $29,838   $43,704   $71,439   $113,735
Operating income..............................................    1,034     2,881     5,082     9,659     23,040
Net income....................................................      875     3,142     6,077    11,893     17,565
Basic net income per common share(2)..........................     0.02      0.28      0.38      0.50       0.72
Diluted net income per common share(2)........................     0.02      0.17      0.28      0.47       0.68
Pro forma net income(3).......................................      641     2,137     4,534     9,731     15,417
Basic pro forma net income per common share(3)................                                              0.64
Diluted pro forma net income per common share(3)..............                                              0.60
Shares used in computing basic net income per common share and
  basic pro forma net income per common share.................    8,591     8,642    15,195    23,552     24,275
Shares used in computing diluted net income per common share
  and diluted pro forma net income per common share...........    9,289    18,142    21,510    25,363     25,681

                                                                                        DECEMBER 31, 1997(4)
                                                                                      -------------------------
BALANCE SHEET DATA:
Cash, cash equivalents and investments available for sale...........................          $  42,946
Working capital.....................................................................             74,303
Total assets........................................................................            119,877
Total stockholders' equity..........................................................            103,860

---------------

(1) The summary consolidated financial information gives retroactive effect to the acquisitions of Risk Data Corporation ("Risk Data"), Retek Distribution Corporation, now known as Retek Information Systems("Retek") and CompReview, Inc. ("CompReview") for all periods presented, accounted for as poolings of interests.

(2) The computations of basic net income per common share for 1993, 1994 and 1995 include reductions of consolidated net income in the amounts of $717,000, $717,000 and $348,000, respectively, related to the accretion of dividends on mandatorily redeemable convertible Preferred Stock, which converted into Common Stock upon the closing of the Company's initial public offering on June 26, 1995. The computation of diluted net income per common share for 1993 does not include the assumed conversion of all outstanding shares of mandatorily redeemable convertible Preferred Stock into 7,675,000 shares of Common Stock or an increase to net income per common share related to the elimination of dividend accretion on such Preferred Stock as the impact would be antidilutive.

(3) Pro forma net income and net income per common share reflect a provision for taxes on the income of CompReview, which was a subchapter S corporation prior to its acquisition by HNC, as if CompReview had been subject to corporate income taxes as a C corporation for all periods presented.

(4) The net proceeds to the Company from this offering will not result in a material change in the December 31, 1997 balance sheet data. The
    Underwriters are concurrently offering $75.0 million of the Company's    %
    Convertible Subordinated Notes due 2003 ("Notes"), which if sold will result in an increase of $72.7 million in each of the balance sheet data items.

                                  RISK FACTORS

     This Prospectus (including without limitation the following Risk Factors) contains forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) regarding the Company and its business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Prospectus. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

     Although forward-looking statements in this Prospectus reflect the good faith judgment of the Company's management, such statements can only be based on facts and factors currently known by the Company. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation those discussed below as well as those discussed elsewhere in this Prospectus and in any documents that are incorporated into this Prospectus by reference. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus. Readers are urged to carefully review and consider the various disclosures made by the Company in this Prospectus and in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission, which attempts to advise interested parties of the risks and factors that may affect the Company's business, financial condition and results of operations and prospects.

     POTENTIAL FLUCTUATIONS IN OPERATING RESULTS. The Company's revenues and operating results have varied significantly in the past and may do so in the future. Because the Company's expense levels are based in part on its expectations regarding future revenues and in the short term are fixed to a large extent, the Company may be unable to adjust its spending in time to compensate for any unexpected revenue shortfall. Factors affecting operating results include market acceptance of the Company's products; the relatively large size and small number of customer orders that may be received during a given period; customer cancellation of long-term contracts yielding recurring revenues or customers' ceasing their use of Company products for which the Company's fees are usage based; the length of the Company's sales cycle; the Company's ability to develop, introduce and market new products and product enhancements; the timing of new product announcements and introductions by the Company and its competitors; changes in the mix of distribution channels; changes in the level of operating expenses; the Company's ability to achieve progress on percentage-of-completion contracts; the Company's success in completing certain pilot installations for contracted fees; competitive conditions in the industry; domestic and international economic conditions; and market conditions in the Company's targeted markets. Furthermore, the Company's operating results may be affected by factors unique to certain of its product lines. For example, the Company derives a substantial and increasing portion of its revenues from its retail products, which are generally priced as "perpetual" license transactions in which the Company receives a one-time license fee. The Company recognizes these fees as revenue upon delivery of the software and acceptance by the customer. Thus, failure to complete a perpetual license transaction during a fiscal quarter would have a disproportionate adverse impact on the Company's operating results for that quarter.

     The Company expects fluctuations in its operating results to continue for the foreseeable future. Accordingly, the Company believes that period-to-period comparisons of its financial results should not be relied upon as an indication of future performance. The Company may not be able to maintain profitability on a quarterly or annual basis in the future. Due to all of the foregoing factors, it is possible that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In that event, the price of the Company's Common Stock would likely be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     LENGTHY AND UNPREDICTABLE SALES CYCLE. Due in part to the mission-critical nature of certain of the Company's applications, potential customers perceive high risk in connection with adoption of the Company's products. As a result, customers have been cautious in making decisions to acquire the Company's products. In addition, because the purchase of the Company's products typically involves a significant commitment of capital and may involve shifts by the customer to a new software and/or hardware platform, delays in completing sales can arise while customers complete their internal procedures to approve large capital expenditures and test and accept new technologies that affect key operations. For these and other reasons, the sales cycle associated with the purchase of the Company's products is typically lengthy, unpredictable and subject to a number of significant risks over which the Company has little or no control, including customers' budgetary constraints and internal acceptance reviews. The sales cycle associated with the licensing of the Company's products can typically range from 60 days to 18 months. As a result of the length of the sales cycle and the typical size of customers' orders, the Company's ability to forecast the timing and amount of specific sales is limited. A lost or delayed sale could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Sales and Marketing."

     ACQUISITIONS. Between August 1996 and November 1997, the Company acquired three businesses. In August 1996, the Company acquired Risk Data, a company that develops, markets and supports proprietary software decision products for use in the insurance industry. In November 1996, the Company acquired Retek, a company that develops, markets and supports management decision software products for retailers and their vendors. In November 1997, the Company acquired CompReview, a company that develops, markets and supports a software product and related services designed to assist in the management and containment of the medical costs of workers' compensation and automobile accident medical claims. The Company believes that its future growth depends, in part, upon the success of these and possible future acquisitions. There can be no assurance that the Company will successfully identify, acquire on favorable terms or integrate such businesses, products, services or technologies. The Company may in the future face increased competition for acquisition opportunities, which may inhibit the Company's ability to consummate suitable acquisitions and increase the costs of completing such acquisitions. The acquisitions of Risk Data, Retek and CompReview, as well as other potential future acquisitions, will require the Company to successfully manage and integrate such acquired businesses, which may be located in diverse geographic locations. Acquiring other businesses also requires the Company to successfully develop and market products to new industries and markets with which the Company may not be familiar. It also requires the Company to coordinate (and possibly change) the diverse operating structures, policies and practices of the acquired companies and to integrate the employees of the acquired companies into the Company's organization and culture. Failure of the Company to successfully integrate and manage acquired businesses, to retain their employees, and to successfully address new industries and markets associated with such acquired businesses, would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, although the acquisitions of Risk Data, Retek and CompReview have been accounted for as poolings of interests, future acquisitions may be accounted for as purchases, resulting in potential charges that may adversely affect the Company's earnings. Additional acquisitions may also involve the issuance of shares of the Company's stock to owners of acquired businesses, resulting in dilution in the percentage of the Company's stock owned by other stockholders. See "Business -- HNC's Strategy."

     RISKS ASSOCIATED WITH MANAGING GROWTH. In recent years, the Company has experienced changes in its operations that have placed significant demands on the Company's administrative, operational and financial resources. The growth in the Company's customer base and expansion of its product functionality, together with its acquisition of other businesses and their employees, have challenged and are expected to continue to challenge the Company's management and operations, including its sales, marketing, customer support, research and development and finance and administrative operations. The Company's future performance will depend in part on its ability to successfully manage change, both in its domestic and international operations, and to adapt its operational and financial control systems, if necessary, to respond to changes in its business and to facilitate the integration of acquired businesses with the Company's operations. The failure of the Company's management to effectively respond to and manage growth could have a material adverse effect on the Company's business, financial condition and results of operations.

     DEPENDENCE ON EMERGING TECHNOLOGIES AND MARKETS. The market for predictive software solutions is still emerging. The rate at which businesses have adopted the Company's products has varied significantly by market and by product within each market, and the Company expects to continue to experience such variations with respect to its target markets and products in the future. The Company has introduced products for the healthcare/insurance, financial services and retail markets. The Company has recently announced several new products, including PMAdvisor, VeriComp, SelectCast, SelectResponse and SelectResource. To date, none of these products has achieved any significant degree of market acceptance, and there can be no assurance that such products will ever be widely accepted. Although businesses in the Company's target markets have recognized the advantages of using predictive software solutions to automate the decision-making process, many have developed decision automation systems internally rather than licensing them from outside vendors. There can be no assurance that the markets for the Company's products will continue to develop or that the Company's products will be widely accepted, if at all. If the markets for the Company's new or existing products fail to develop, or develop more slowly than anticipated, the Company's sales would be negatively impacted, which would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Emerging Market Opportunities."

     RISKS ASSOCIATED WITH TECHNOLOGICAL CHANGE AND DELAYS IN DEVELOPING NEW PRODUCTS. The market for the Company's predictive software solutions for service industries is characterized by rapidly changing technology and improvements in computer hardware, network operating systems, programming tools, programming languages, operating systems and database technology. The Company's success will depend upon its ability to continue to develop and maintain competitive technologies, enhance its current products and develop, in a timely and cost-effective manner, new products that meet changing market conditions, including evolving customer needs, new competitive product offerings, emerging industry standards and changing technology. For example, the rapid growth of the Internet environment creates new opportunities, risks and uncertainties for businesses, such as the Company, which develop software solutions that now may have to be designed to operate in Internet, intranet and other on-line environments. The Company may not be able to develop and market, on a timely basis, or at all, product enhancements or new products that respond to changing technologies. The Company has previously experienced significant delays in the development and introduction of new products and product enhancements, primarily due to difficulties with model development, which has in the past required multiple iterations, as well as difficulties with acquiring data and adapting to particular operating environments. The length of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. Any significant delay in the completion of new products, or the failure of such products, if and when installed, to achieve any significant degree of market acceptance, would have a material adverse effect on the Company's business, financial condition and results of operations. Any failure by the Company to anticipate or to respond adequately to changing technologies, or any significant delays in product development or introduction, could cause customers to delay or decide against purchases of the Company's products and would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Technology" and "-- Research and Development."

     PRODUCT CONCENTRATION. The Company currently has one product or product line in each of its three target markets that accounts for a majority of the Company's total revenues from that market. These products in the aggregate accounted for 60.0%, 59.1% and 57.9% of the Company's total revenues in 1995, 1996 and 1997, respectively. In the healthcare/insurance market, the Company's revenues from its CRLink product accounted for 29.8%, 24.6% and 23.0% of the Company's total revenues in 1995, 1996 and 1997, respectively, and are expected to account for a substantial portion of the Company's total revenues for the foreseeable future. Continued market acceptance of CRLink will be affected by future product enhancements and competition. Decline in demand for, or use of, CRLink, whether as a result of competition, simplification of state workers' compensation fee schedules, changes in the overall payment system or regulatory structure for workers' compensation claims, technological change, an inability to obtain or use state fee schedule or claims data, saturation of market demand, industry consolidation or otherwise, could result in decreased revenues from CRLink, which could have a material adverse effect on the Company's business, financial condition and results of operations. Further, revenues from the Retek Merchandising System ("RMS"), a retail management product, accounted for 2.2%, 13.6% and 18.9% of the Company's total revenues in 1995, 1996 and 1997, respectively, and are expected to continue to account for a substantial portion of the Company's revenues in the foreseeable future. Continued market acceptance of RMS will be affected by the quality and timely introduction of future product enhancements and competition. Decline in demand for, or use of, RMS as a result of continued entry into the retail inventory management market by vendors that may have significantly greater resources and a broader customer base than the Company could result in decreased revenues from RMS, which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, decline in demand for RMS, as a result of technological change, saturation of market demand, industry consolidation or otherwise would have a material adverse effect on the Company's business, financial condition and results of operations. Revenues from the Company's Falcon product line for credit card fraud detection for financial institutions accounted for 28.0%, 20.9% and 16.0% of the Company's total revenues in 1995, 1996 and 1997, respectively, and are expected to continue to account for a substantial portion of the Company's total revenues in the foreseeable future. Continued market acceptance of the Falcon product line will be affected by the quality and timely introduction of future product enhancements and competition. In addition, it is possible that patterns of credit card fraud may change in a manner that the Falcon product line would not detect and that other methods of credit card fraud prevention may reduce customers' needs for the Falcon product line. As a result of increasing saturation of market demand for the Falcon product line, the Company may also need to rely increasingly on international sales to maintain or increase Falcon revenue levels. Furthermore, Falcon customers are banks and related financial institutions. Accordingly, the Company's future success depends upon the capital expenditure budgets of such customers and the continued demand by such customers for Falcon products. The financial services industry tends to be cyclical in nature, which may result in variations in demand for the Company's products. In addition, there has been and continues to be consolidation in the financial services industry, which in some cases has lengthened the sales cycle and may lead to reduced demand for the Company's products. Decline in demand for, or use of, Falcon, whether as a result of competition, technological change, change in fraud patterns, the cyclical nature of the financial services industry, saturation of market demand, fluctuations in interest rates, industry consolidation, reduction in capital spending or otherwise, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Markets and Products."

     DEPENDENCE ON DATA. The development, installation and support of the Company's credit card fraud control and profitability management, loan underwriting, home valuation and certain healthcare/insurance products require periodic model updates. The Company must develop or obtain a reliable source of sufficient amounts of current and statistically relevant data to analyze transactions and update its models. For example, in the electronic payments market, the data required by the Company are collected privately and maintained in proprietary databases. As a result, the Company and its Falcon and ProfitMax customers enter into agreements pursuant to and build new fraud detection and profitability models. For its AREAS home valuation product, the Company obtains data from commercial databases on available terms and conditions. Many of the Company's healthcare/insurance products use historical workers' compensation claims data obtained from customers. CRLink also uses data from state workers' compensation fee schedules adopted by state regulatory agencies, and certain third parties have asserted copyright interests in such data. In most cases, such data must be periodically updated and refreshed to enable the Company's predictive software products to continue to work effectively. In addition, the development of new and enhanced products also depends to a significant extent on the availability of sufficient amounts of statistically relevant data to enable the Company to develop models. For example, to expand the geographic coverage of its AREAS product, the Company would be required to develop or obtain data on home sales in each county for which AREAS is marketed. There can be no assurance that the Company will be able to continue to obtain adequate amounts of statistically relevant data on a timely basis, in the required formats or on reasonable terms and conditions, whether from customers or commercial suppliers. Any such failure by the Company to obtain required data when it is needed, for a reasonable price and on reasonable terms, could have a significant negative impact on existing product performance, new product development and product pricing which could in turn have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Customer Service and Support."

     COMPETITION. The market for predictive software solutions for service industries is intensely competitive and subject to rapid change. Competitors, many of which have substantially greater financial resources than the Company, vary in size and in the scope of the products and services they offer. The Company encounters competition from a number of sources, including (i) other application software companies, (ii) management information systems departments of customers and potential customers, including banks, insurance companies and retailers, (iii) third-party professional services organizations, including without limitation, consulting divisions of public accounting firms, (iv) hardware suppliers that bundle or develop complementary software, (v) network and service providers that seek to enhance their value-added services, (vi) neural-network tool suppliers and (vii) managed care organizations. In the healthcare/insurance market, the Company has experienced competition primarily from National Council on Compensation Insurance ("NCCI"), Corporate Systems and CSC Incorporated. In the workers' compensation and medical cost administration market, the Company has experienced competition from MediCode, Inc. ("MediCode"), Medata, Inc. and Embassy Software with regard to software licensing, and Intracorp and Corvel Corporation in the service bureau operations market. Additionally, the Company has faced competition from Automatic Data Processing, Inc. ("ADP") in the automobile accident medical claims market. In the financial services market, the Company has experienced competition from Fair, Isaac & Co., Inc., Cogensys (a subsidiary of Policy Management Systems Corporation), Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Corporation ("Freddie Mac"), International Business Machines Corporation ("IBM"), Nestor, Inc., NeuralTech Inc., Neuralware Inc., PMI Mortgage Services Co., VISA International and others. In the retail market, the Company has experienced competition from JDA Software Group, Inc., SAP AG, PeopleSoft, Inc., IBM, Manugistics Group, Inc. and others. The Company expects to experience additional competition from other established and emerging companies, as well as other technologies. For example, the Company's Falcon product competes against other methods of preventing credit card fraud, such as card activation programs, credit cards that contain the cardholder's photograph, smart cards and other card authorization techniques. Increased competition, whether from other products or new technologies, could result in price reductions, fewer customer orders, reduced gross margins and loss of market share, any of which could materially adversely affect the Company's business, financial condition and results of operations.

     The Company believes that most of its products are currently priced at a premium when compared to its competitors' products. The market for the Company's products is highly competitive, and the Company expects that it will face increasing pricing pressures from its current competitors and new market entrants. In particular, increased competition could reduce or eliminate such premiums and cause further price reductions. In addition, such competition could adversely affect the Company's ability to obtain new long-term contracts and renewals of existing long-term contracts on terms favorable to the Company. Any reduction in the price of the Company's products could materially adversely affect the Company's business, financial condition and results of operations.

     Some of the Company's current, and many of the Company's potential, competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than the Company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of the Company's prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly gain significant market share. Also, the Company relies upon its customers to provide data, expertise and other support for the ongoing updating of the Company's models. The Company's customers, most of which have significantly greater financial and marketing resources than the Company, may compete with the Company in the future or otherwise discontinue their relationships with or support of the Company. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations. See
"Business -- Competition."

     RISKS ASSOCIATED WITH RECRUITING AND RETAINING QUALIFIED PERSONNEL. The Company's success depends to a significant degree upon the continued service of members of the Company's senior management and other key research, development, sales and marketing personnel. Accordingly, the loss of any such personnel could have a material adverse effect on the Company's business, financial condition and results of operations. Only a small number of employees have employment agreements with the Company, and there can be no assurance that such agreements will result in the retention of these employees for any significant period of time. In addition, the untimely loss of a member of the management team or a key employee of a business acquired by the Company could have a material adverse effect on the Company's business, financial condition and results of operations, particularly if such loss occurred before the Company has had adequate time to familiarize itself with the operating details of that business. In the past, the Company has experienced difficulty in recruiting a sufficient number of qualified sales and technical employees. In addition, competitors may attempt to recruit the Company's key employees. There can be no assurance that the Company will be successful in attracting, assimilating and retaining such personnel. The failure to attract, assimilate and retain key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Employees" and "Management."

     CUSTOMER CONCENTRATION. Product licenses to First Data Resources, Inc. ("First Data"), the largest provider of credit card charge receipt processing services to banks, accounted for 8.7%, 8.6% and 7.6% of the Company's total revenues in 1995, 1996 and 1997, respectively. The Company has licensed First Data to provide its customers with access to the Company's ProfitMax product pursuant to a license agreement entered into in January 1996 (the "ProfitMax Contract"). The Company's revenues under the ProfitMax Contract represented approximately one-quarter of the Company's revenues from First Data in 1997. In late January 1998, First Data asserted that certain restrictive covenants under the ProfitMax Contract violated certain intellectual property laws. First Data also asserted that the existence of such restrictions made the ProfitMax Contract at least temporarily unenforceable and that First Data is therefore not obligated to pay the Company license fees due under the ProfitMax Contract. The Company disputed First Data's claim, released and waived the above-mentioned restrictive covenants in the ProfitMax Contract and gave First Data written notice that the Company intended to terminate the ProfitMax Contract pursuant to its terms unless First Data cured its failure to pay the delinquent license fees in a timely manner. Currently, First Data and the Company are working to resolve their dispute regarding the ProfitMax Contract by negotiating a new agreement; however, there can be no assurance that such an agreement will be reached or that the terms of such an agreement would be as favorable to HNC as its existing contractual arrangements with First Data. If no such agreement can be reached and First Data maintains its current position, it is possible that litigation or arbitration could ensue, which would likely result in a loss of anticipated revenue to the Company under the ProfitMax Agreement and possibly other agreements between the Company and First Data, which could have a material adverse affect on the Company's business, financial condition and results of operation. See
"Business -- Sales and Marketing."

     RISKS ASSOCIATED WITH INTERNATIONAL SALES. In 1995, 1996 and 1997, international operations and export sales (including sales in Canada) represented 12.6%, 17.7% and 16.8% of the Company's total revenues, respectively. The Company intends to continue to expand its operations outside the United States and to enter additional international markets, including by adding sales and support offices in Europe and Japan, which will require significant management attention and financial resources. For certain more mature products, such as Falcon, the Company may need to increase international sales in order to continue to expand the product's customer base. The Company has committed and continues to commit significant time and development resources to customizing certain of its products for selected international markets and to developing international sales and support channels. There can be no assurance that the Company's efforts to develop products, databases and models for targeted international markets or to develop additional international sales and support channels will be successful. The failure of such efforts, which can entail considerable expense, could have a material adverse effect on the Company's business, financial condition and results of operations.

     International sales are subject to additional inherent risks, including longer payment cycles, unexpected changes in regulatory requirements, import and export restrictions and tariffs, difficulties in staffing and managing foreign operations, the burdens of complying with a variety of foreign laws, greater difficulty or delay in accounts receivable collection, potentially adverse tax consequences and political and economic instability. The Company's international sales are currently denominated predominantly in United States dollars and a small portion are denominated in British pounds sterling. An increase in the value of the United States dollar relative to foreign currencies could make the Company's products more expensive, and therefore potentially less competitive, in foreign markets. In the future, to the extent the Company's international sales are denominated in local currencies, foreign currency translations may contribute to significant fluctuations in the Company's business, financial condition and results of operations. If for any reason exchange or price controls or other restrictions on foreign currencies are imposed, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business -- Sales and Marketing."

     RISKS ASSOCIATED WITH CHANGING REGULATORY ENVIRONMENT. The Company's customers are subject to a number of government regulations and certain other industry standards with which the Company's products must comply. For example, the Company's financial services products are affected by Regulation B promulgated under the Equal Credit Opportunity Act, by regulations governing the extension of credit to consumers and by Regulation E promulgated under the Electronic Fund Transfers Act governing the transfer of funds from and to consumer deposit accounts, as well as VISA and MasterCard electronic payment standards. In the mortgage services market, the Company's products are affected by regulations such as Fannie Mae and Freddie Mac regulations for conforming loans, Uniform Standards of Professional Appraisal Practice and appraisal standards for federally insured institutions under the Financial Institutions Reform, Recovery and Enforcement Act. In addition, recent regulatory initiatives have restricted the availability of bank and credit bureau data, reflecting a consumer privacy trend that could limit the Company's ability to obtain or use certain credit-related information. It is also possible that insurance-related regulations may in the future apply to the Company's healthcare/insurance products. In many states, including California, there have been periodic legislative efforts to reform workers' compensation laws in order to reduce the cost of workers' compensation insurance and to curb abuses of the workers' compensation system, and such changes, if adopted, might adversely affect the Company's healthcare/insurance business. In addition, if state-mandated workers' compensation laws or regulations or state workers' compensation fee schedules are simplified, such changes would diminish the need for, and the benefit provided by, the CRLink product. Changes in workers' compensation laws or regulations could also adversely affect the Company's healthcare/insurance products by making them obsolete, or by requiring extensive changes in these products to reflect new workers' compensation rules. To the extent that the Company sells new products targeted to markets that include regulated industries and businesses, the Company's products will need to comply with these additional regulations. Any failure of the Company's products to comply with existing or new regulations and standards could result in legal action against the Company or its customers by regulatory authorities or by third parties, including actions seeking civil or criminal penalties, injunctions against the Company's use of data or civil damages, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company may also be liable to its customers for failure of its products to comply with such regulatory requirements. Furthermore, changes to these regulations and standards or the adoption of new regulations or standards that affect the Company's products could affect the performance of such products and have a material adverse effect on the Company's business, financial condition and results of operations.

     PROTECTION OF INTELLECTUAL PROPERTY. The Company relies on a combination of patent, copyright, trademark and trade secret laws and confidentiality procedures to protect its proprietary rights. The Company currently owns seven issued United States patents and has four United States patent applications pending. The Company has applied for additional patents for its Falcon technology in Canada, Europe and Japan and its MIRA product in Australia, Canada and Europe. There can be no assurance that patents will be issued with respect to pending or future patent applications or that the Company's patents will be upheld as valid or will prevent the development of competitive products. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. As part of its confidentiality procedures, the Company generally enters into invention assignment and proprietary information agreements with its employees and independent contractors and nondisclosure agreements with its distributors, corporate partners and licensees, and limits access to and distribution of its software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise to obtain and use the Company's products or technology without authorization, or to develop similar technology independently. In addition, to ensure that customers will not be adversely affected by an interruption in the Company's business, the Company places source code for certain of its products into escrow, which may increase the likelihood of misappropriation or other misuse of the Company's intellectual property. Moreover, effective protection of intellectual property rights may be unavailable or limited in certain foreign countries in which the Company has done and may do business. Also, the Company has developed technologies under research projects conducted under agreements with various United States Government agencies or subcontractors to such agencies. Although the Company has acquired certain commercial rights to such technologies, the United States Government typically retains ownership of certain intellectual property rights and licenses in the technologies developed by the Company under such contracts, and in some cases can terminate the Company's rights in such technologies if the Company fails to commercialize them on a timely basis. In addition, under certain United States Government contracts, the results of the Company's research may be made public by the government, which could limit the Company's competitive advantage with respect to future products based on such research. See "Business -- Intellectual Property and Other Proprietary Rights."

     INFRINGEMENT OF PROPRIETARY RIGHTS. In the past, the Company has received communications from third parties asserting that Company trademarks infringed such other parties' trademarks, none of which have resulted in litigation or losses to the Company. Given the Company's ongoing efforts to develop and market new technologies and products, the Company may receive communications from third parties asserting that the Company's products infringe, or may infringe, their intellectual property rights. If as a result of any such claims the Company were precluded from using certain technologies or intellectual property rights, licenses to such disputed third-party technology or intellectual property rights might not be available on reasonable commercial terms, if at all. Furthermore, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Litigation, either as plaintiff or defendant, could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel from productive tasks, whether or not such litigation is resolved in favor of the Company. In the event of an adverse ruling in any such litigation, the Company might be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology, and the court might invalidate the Company's patents, trademarks or other proprietary rights. In the event of a successful claim against the Company and the failure of the Company to develop or license a substitute technology, the Company's business, financial condition and results of operations would be materially and adversely affected. As the number of software products increases and the functionality of these products further overlaps, the Company believes that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend and could materially and adversely affect the Company's business, financial condition and results of operations. See "Business -- Intellectual Property and Other Proprietary Rights."

     RISK OF PRODUCT DEFECTS AND PRODUCT LIABILITY. Software products as complex as those offered by the Company often contain undetected errors or failures when first introduced or as new versions are released. In addition, to the extent that the Company may have to develop new products that operate in new environments, such as the Internet, the possibility for program errors and failures may increase due to factors such as the use of new technologies or the need for more rapid product development that is characteristic of the Internet market. Despite pre-release testing by the Company and by current and potential customers, there still may be errors in new products, even after commencement of commercial shipments. The occurrence of such errors could result in delay in, or failure to achieve, market acceptance of the Company's products, which could have a material adverse effect on the Company's business, financial condition and results of operations.

     Although the Company's license agreements with its customers typically contain provisions designed to limit the Company's exposure to potential product liability claims, it is possible that such limitation of liability provisions may not be effective as a result of existing or future laws or unfavorable judicial decisions. Because the Company's products are used in business-critical applications, any errors or failures in such products may give rise to substantial product liability claims, which could have a material adverse effect on the Company's business, financial condition and results of operations.

     VOLATILITY OF COMMON STOCK PRICE. The Company's Common Stock has experienced significant price volatility and such volatility may recur in the future. Factors such as announcements of the introduction of new products by the Company or its competitors, acquisitions of businesses or products by the Company, quarter-to-quarter variations in the Company's operating results and the gain or loss of significant orders, as well as market conditions in the technology and emerging growth company sectors, may have a significant impact on the market price of the Company's Common Stock. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of securities of many technology companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock. The trading prices of many technology companies' stocks, including the Company's Common Stock, reflect price/earnings ratios substantially above historical norms. The trading price of the Company's Common Stock may not remain at or near its current level. See "Price Range of Common Stock."

     YEAR 2000 COMPLIANCE. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance. The Company anticipates that it will need to devote resources in the next two years to modify its CRLink product to properly process dates beyond December 31, 1999. The Company expects that the cost of making these modifications and distributing the modified product to existing customers will be approximately $500,000. These modifications and the resources that the Company expects to devote to such modifications may divert management and engineering attention from, or delay the development and introduction of, new products and enhancements to existing products. The inability of the Company to complete such modifications successfully and on a timely basis, or the inability of the Company to devote sufficient resources to continuing updates and enhancements to the CRLink product, could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase software products such as those offered by the Company, which could result in a material adverse effect on the Company's business, financial condition and results of operations.

     FACTORS INHIBITING TAKEOVER. The Board of Directors is authorized to issue up to 4,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no current plans to issue shares of Preferred Stock. In addition, Section 203 of the Delaware General Corporation Law restricts certain business combinations with any "interested stockholder" as defined by such statute. The statute may have the effect of delaying, deferring or preventing a change in control of the Company.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 20,000 shares of Common Stock offered by the Company hereby will not be material. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has been traded on the Nasdaq National Market since June 1995 under the symbol "HNCS." The following table sets forth for the periods indicated the high and low sales prices of the Common Stock. Prior to June 1995, there was no established public trading market for the Common Stock. All prices have been adjusted to give effect to a two-for-one stock split effected in the form of a stock dividend paid in April 1996.

                                                               HIGH        LOW
                                                              ------       ----
        1996:
          First Quarter.....................................   $ 38 3/4    $18  1/4
          Second Quarter....................................     51         31  1/4
          Third Quarter.....................................     47 1/2     20  3/4
          Fourth Quarter....................................     45 1/4     26  1/4

        1997:
          First Quarter.....................................   $ 36 3/4    $23  1/4
          Second Quarter....................................     42 3/8     18  1/4
          Third Quarter.....................................     43 5/8     33  3/4
          Fourth Quarter....................................     43 1/2     30

        1998:
          First Quarter (through February 13, 1998).........   $ 43        $33

     On February 13, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $36.00 per share. As of February 13, 1998, there were approximately 186 holders of record of the Common Stock.

                                DIVIDEND POLICY

     The Company has never declared or paid any cash dividends on its capital stock. The Company currently anticipates that it will retain all future earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. The Company's bank credit agreement prohibits the Company from declaring or paying any cash dividends without the bank's consent.

                                 CAPITALIZATION

     The following table sets forth the capitalization of HNC at December 31, 1997. The net proceeds to the Company from this offering will not result in a material change to the Company's capitalization as of December 31, 1997.

                                                                            DECEMBER 31, 1997
                                                                            -----------------
                                                                             (IN THOUSANDS)
Stockholders' equity:
  Preferred stock, $0.001 par value -- 4,000,000 shares authorized: no
     shares issued or outstanding........................................       $      --
  Common stock, $0.001 par value -- 50,000,000 shares authorized:
     24,537,550 shares issued and outstanding(1).........................              25
  Paid-in capital........................................................          95,919
  Unrealized loss on investments available for sale......................              (2)
  Foreign currency translation adjustment................................            (111)
  Retained earnings......................................................           8,029
                                                                                 --------
     Total stockholders' equity..........................................         103,860
                                                                                 --------
          Total capitalization...........................................       $ 103,860
                                                                                 ========

---------------
(1) Excludes the       shares reserved for issuance upon conversion of the
    Notes, 4,591,133 shares of Common Stock subject to stock options outstanding at December 31, 1997 at a weighted average exercise price of $23.92 per share and an additional 393,075 shares of Common Stock reserved for issuance under the Company's stock option and stock purchase plans at such date. In February 1998, the Company adopted a nonqualified stock option plan and reserved 1,000,000 shares of Common Stock for issuance thereunder.

     The Underwriters are concurrently offering $75.0 million of convertible subordinated notes, which if sold will result in an increase of $72.7 million in the total capitalization of the Company.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 have been derived from HNC's Consolidated Financial Statements included elsewhere in this Prospectus, which have been audited by Price Waterhouse LLP, independent accountants, as indicated in their report thereon appearing elsewhere herein. The selected consolidated financial data as of December 31, 1994 and 1995 and for the year ended December 31, 1994 have been derived from separate audited financial statements for HNC and CompReview not included herein. The selected consolidated financial data as of and for the year ended December 31, 1993 have been derived from separate financial data for HNC and CompReview not included herein. The data set forth below are qualified in their entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                -------------------------------
                                                                                 1995        1996        1997
                                                                                -------     -------     -------
                                                                                     (IN THOUSANDS, EXCEPT
                                                                                        PER SHARE DATA)
STATEMENT OF INCOME DATA(1):
Revenues:
  License and maintenance.....................................................  $24,561     $48,890     $89,643
  Installation and implementation.............................................    4,648       6,691      10,702
  Contracts and other.........................................................    9,146      11,128       7,772
  Service bureau..............................................................    5,349       4,730       5,618
                                                                                --------    -------     -------
         Total revenues.......................................................   43,704      71,439     113,735
                                                                                --------    -------     -------
Operating expenses:
  License and maintenance.....................................................    7,903      13,725      19,937
  Installation and implementation.............................................    1,425       2,714       5,174
  Contracts and other.........................................................    6,894       7,694       5,438
  Service bureau..............................................................    3,025       3,365       4,320
  Research and development....................................................    6,998      13,808      21,151
  Sales and marketing.........................................................    7,276      11,923      22,049
  General and administrative..................................................    5,101       8,551      12,626
                                                                                --------    -------     -------
         Total operating expenses.............................................   38,622      61,780      90,695
                                                                                --------    -------     -------
Operating income..............................................................    5,082       9,659      23,040
Interest and other income.....................................................      912       2,178       2,003
Interest expense..............................................................     (428)       (478)        (81)
Minority interest in income of consolidated subsidiary........................       --          --         (43)
                                                                                --------    -------     -------
         Income before income tax (benefit) provision.........................    5,566      11,359      24,919
Income tax (benefit) provision................................................     (511)       (534)      7,354
                                                                                --------    -------     -------
         Net income...........................................................  $ 6,077     $11,893     $17,565
                                                                                ========    =======     =======
Earnings per share:
  Basic net income per common share(2)........................................  $  0.38     $  0.50     $  0.72
                                                                                ========    =======     =======
  Diluted net income per common share(2)......................................  $  0.28     $  0.47     $  0.68
                                                                                ========    =======     =======
Unaudited pro forma data(3):
  Income before income tax provision..........................................  $ 5,566     $11,359     $24,919
  Income tax provision........................................................    1,032       1,628       9,502
                                                                                --------    -------     -------
         Net income...........................................................  $ 4,534     $ 9,731     $15,417
                                                                                ========    =======     =======
  Basic pro forma net income per common share(3)..............................                          $  0.64
                                                                                                        =======
  Diluted pro forma net income per common share(3)............................                          $  0.60
                                                                                                        =======
Shares used in computing basic net income per common share and unaudited basic
  pro forma net income per common share.......................................   15,195      23,552      24,275
                                                                                ========    =======     =======
Shares used in computing diluted net income per common share and unaudited
  diluted pro forma net income per common share...............................   21,510      25,363      25,681
                                                                                ========    =======     =======

                                                               YEAR ENDED DECEMBER 31,
                                                   ------------------------------------------------
                                                    1993      1994      1995      1996       1997
                                                   -------   -------   -------   -------   --------
                                                   (IN THOUSANDS, EXCEPT RATIO AND PER SHARE DATA)
ADDITIONAL STATEMENT OF INCOME DATA:(1)
    Total revenues...............................  $16,167   $29,838   $43,704   $71,439   $113,735
    Operating income.............................    1,034     2,881     5,082     9,659     23,040
    Net income...................................      875     3,142     6,077    11,893     17,565
    Basic net income per common share(2).........     0.02      0.28      0.38      0.50       0.72
    Diluted net income per common share(2).......     0.02      0.17      0.28      0.47       0.68
    Pro forma net income(3)......................      641     2,137     4,534     9,731     15,417
    Basic pro forma net income per common
      share(3)...................................                                              0.64
    Diluted pro forma net income per common
      share(3)...................................                                              0.60
    Shares used in computing unaudited basic net
      income per common share and basic pro forma
      net income per common share................    8,591     8,642    15,195    23,552     24,275
    Shares used in computing unaudited diluted
      net income per common share and diluted pro
      forma net income per common share..........    9,289    18,142    21,510    25,363     25,681

                                                                     DECEMBER 31,
                                                   ------------------------------------------------
                                                    1993      1994      1995      1996       1997
                                                   -------   -------   -------   -------   --------
                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
    Cash, cash equivalents and investments
      available for sale.........................  $ 4,679   $ 7,827   $44,975   $34,849   $ 42,946
    Total assets.................................   10,944    20,663    63,113    98,293    119,877
    Long-term obligations, less current
      portion....................................      367       931     1,373       264         63
    Mandatorily redeemable convertible preferred
      stock......................................   12,452    13,169        --        --         --

---------------

(1) The selected consolidated financial data gives retroactive effect to the acquisitions of Risk Data, Retek and CompReview for all periods presented, accounted for as poolings of interests.

(2) The computations of basic net income per common share for 1993, 1994 and 1995 include reductions of consolidated net income in the amounts of $717,000, $717,000 and $348,000, respectively, related to the accretion of dividends on mandatorily redeemable convertible Preferred Stock, which converted into Common Stock upon the closing of the Company's initial public offering on June 26, 1995. The computation of diluted net income per common share for 1993 does not include the assumed conversion of all outstanding shares of mandatorily redeemable convertible Preferred Stock into 7,675,000 shares of Common Stock or an increase to net income per common share related to the elimination of dividend accretion on such Preferred Stock as the impact would be antidilutive.

(3) Pro forma net income and net income per common share reflect a provision for taxes on the income of CompReview, which was a subchapter S corporation prior to its acquisition by HNC, as if CompReview had been subject to corporate income taxes as a C corporation for all periods presented.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     This Prospectus (including without limitation the following section regarding Management's Discussion and Analysis of Financial Condition and Results of Operations) contains forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) regarding the Company and its business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Prospectus. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

     Although forward-looking statements in this Prospectus reflect the good faith judgment of the Company's management, such statements can only be based on facts and factors currently known by the Company. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation those discussed in "Risk Factors" as well as those discussed elsewhere in this Prospectus and in any documents that are incorporated into this Prospectus by reference. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus. Readers are urged to carefully review and consider the various disclosures made by the Company in this Prospectus and in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission, which attempts to advise interested parties of the risks and factors that may affect the Company's business, financial condition, results of operations and prospects.

OVERVIEW

     HNC develops, markets and supports predictive software solutions for leading service industries. These predictive software solutions employ proprietary neural-network predictive decision engines, profiles, traditional statistical modeling, business models, expert rules and context vectors to convert existing data and business experiences into meaningful recommendations and actions. HNC was founded in 1986 to provide software tools and contracted technology services using neural-network technology.

     In August 1996, HNC completed its acquisition of Risk Data in a transaction accounted for as a pooling of interests. Risk Data is based in Irvine, California and develops, markets and supports proprietary software decision products for use in the insurance industry. In 1996, HNC formed Aptex Software Inc. ("Aptex"), a majority-owned subsidiary located in San Diego, California that develops, markets and supports electronic text analysis technology in products designed for the Internet and other environments. In November 1996, HNC completed its acquisition of Retek in a transaction accounted for as a pooling of interests. Retek is based in Minneapolis, Minnesota and develops, markets and supports software products that provide merchandise management and other management tools to retailers and their vendors. In November 1997, the Company completed its acquisition of CompReview, in a transaction accounted for as a pooling of interests. CompReview is located in Costa Mesa, California and develops, markets and supports a software product and related services designed to assist in the management and containment of the medical costs of workers' compensation and automobile accident medical claims. CompReview provides its product and services primarily to insurance companies, managed care organizations, third party administrators and large self-insured employers. The Company anticipates that from time to time it will consider acquisitions of other businesses in order to expand the markets served by the Company and to acquire complementary technologies, products and personnel. See "Risk Factors -- Acquisitions" and "Business -- HNC's Strategy."

     After giving retroactive effect to the Company's acquisitions of Risk Data, Retek and CompReview, HNC experienced compound annual growth in total revenues of 63% from 1993 through 1997. See "Risk Factors -- Risks Associated with Managing Growth." This revenue growth resulted primarily from increased license fees for the Retek Merchandising System, CRLink, Falcon, MIRA and ProfitMax products and, to a lesser extent, from increased license fees for the Active Retail Intelligence, Retek Data Warehouse, PMAdvisor, CompCompare, Capstone and AREAS products. Because of the long sales and development cycle associated with the Company's products, the Company has not received significant revenues to date from the SelectCast, SelectResponse, SelectResource, VeriComp or PMAdvisor products. See "Risk Factors -- Lengthy and Unpredictable Sales Cycle."

     The Company markets most of its predictive software solutions as an ongoing service that includes software licenses, decision model updates, application consulting and on-line or on-site support and maintenance. The Company's pricing for the CRLink, the Falcon products, MIRA, ProfitMax, AREAS, PMAdvisor, CompCompare and ProviderCompare products typically includes an annual or monthly usage fee and a one to seven year contract commitment. In 1995, 1996 and 1997, annual license and maintenance revenues from these contracts represented 61.2%, 56.1% and 55.2% of the Company's total revenues, respectively.

     The Company's revenues and operating results have varied significantly in the past and may do so in the future. Because the Company's expense levels are based in part on its expectations regarding future revenues and in the short term are fixed to a large extent, the Company may be unable to adjust its spending in time to compensate for any unexpected revenue shortfall. Factors affecting operating results include market acceptance of the Company's products; the relatively large size and small number of customer orders that may be received during a given period; customer cancellation of long-term contracts yielding recurring revenues or customers' ceasing their use of Company products for which the Company's fees are usage based; the length of the Company's sales cycle; the Company's ability to develop, introduce and market new products and product enhancements; the timing of new product announcements and introductions by the Company and its competitors; changes in the mix of distribution channels; changes in the level of operating expenses; the Company's ability to achieve progress on percentage-of-completion contracts; the Company's success in completing certain pilot installations for contracted fees; competitive conditions in the industry; domestic and international economic conditions; and market conditions in the Company's targeted markets. Furthermore, the Company's operating results may be affected by factors unique to certain of its product lines. For example, the Company derives a substantial and increasing portion of its revenues from its retail products, which are generally priced as "perpetual" license transactions in which the Company receives a one-time license fee. The Company recognizes these fees as revenue upon delivery of the software and acceptance by the customer. Thus, failure to complete a perpetual license transaction during a fiscal quarter could have a disproportionate adverse impact on the Company's operating results for that quarter.

     The Company expects fluctuations in its operating results to continue for the foreseeable future. Accordingly, the Company believes that period-to-period comparisons of its financial results should not be relied upon as an indication of future performance. The Company may not be able to maintain profitability on a quarterly or annual basis in the future. Due to all of the foregoing factors, it is possible that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In that event, the price of the Company's Common Stock and, in turn, the market price of the Notes, would likely be materially adversely affected.

RESULTS OF OPERATIONS

     The Company's statements of income for all periods presented give retroactive effect to the acquisitions of Risk Data, Retek and CompReview in August 1996, November 1996 and November 1997, respectively, each of which was accounted for as a pooling of interests.

  Total Revenues

     The Company's revenues are comprised of license and maintenance revenues, installation and implementation revenues, contracts and other revenues and service bureau revenues. Total revenues increased by 63.5% to $71.4 million in 1996 and by 59.2% to $113.7 million in 1997. International operations and export sales represented 12.6%, 17.7% and 18.5% of total revenues in 1995, 1996 and 1997, respectively. The retail product line currently has more sales in international markets than the healthcare/insurance and financial services product lines combined. The Company believes that international sales represent a significant opportunity for revenue growth and expects international sales to increase as a percent of total revenue.

          License and Maintenance Revenues. The Company's license and maintenance revenues are derived from annual license fees, monthly license fees, perpetual license fees and annual maintenance fees. The Company typically licenses many of its products for an annual or monthly usage fee under long-term contracts that include software licenses, decision model updates, application consulting, and on-line or on-site support and maintenance. The Company's revenue from periodic software license and maintenance agreements is generally recognized ratably over the respective license or agreement periods. Revenue from certain short-term periodic software license and maintenance agreements with guaranteed minimum license fees is recognized as related services are performed. Transactional fees are recognized as revenue based on system usage or when fees based on system usage exceed the monthly minimum license fees. Revenue from perpetual licenses of the Company's software for which there are no significant continuing obligations and collection of the related receivables is probable is recognized on delivery of the software and acceptance by the customer.

          License and maintenance revenues increased by 99.1% to $48.9 million in 1996 and by 83.4% to $89.6 million in 1997. The increase from 1995 to 1996 was due primarily to the growth of license fees in all markets, particularly from the Retek Merchandising System, CRLink and Falcon, and, to a lesser extent, MIRA and CompCompare. The increase from 1996 to 1997 was due primarily to the growth of license fee revenues from the Retek Merchandising System and CRLink. Also contributing to the increase were increased license fees from other retail products, such as ARI and Retek Data Warehouse, financial services products such as Falcon, ProfitMax and Capstone, and other healthcare/insurance products, such as PMAdvisor and MIRA.

          Installation and Implementation Revenues. Revenues from software installations and implementations are generally recognized as the services are performed using the percentage of completion method based on costs incurred to date compared to total estimated costs at completion. Amounts received in advance of performance under the contracts are recorded as deferred revenue and are generally recognized within one year from receipt.

          Installation and implementation revenues increased by 44.0% to $6.7 million in 1996 and by 59.9% to $10.7 million in 1997. Substantially all of the increase from 1995 to 1996 was due primarily to growth in the installations of Retek Data Forecasting as this product moved from development into production. The increase from 1996 to 1997 was due primarily to growth in the installations of Capstone and ProfitMax.

          Contracts and Other Revenues. Contracts and other revenues are derived primarily from new product development contracts with commercial customers and research contracts with the United States Government. The Company typically contracts with one or two commercial partners for pilot development and installation of its new products and with the United States Government for additional research funds. Revenues from contract services are generally recognized as the services are performed using the percentage of completion method based on costs incurred to date compared to total estimated costs at completion. Revenue from hardware product sales, which is included in contracts and other revenue, is recognized upon shipment to the customer.

          Contracts and other revenues increased by 21.7% to $11.1 million in 1996 and decreased by 30.2% to $7.8 million in 1997. The increase in 1996 was primarily the result of greater revenues from commercial new product pilot installation contracts with customers in support of the Company's development of ProfitMax, SelectCast, Falcon Sentry and Capstone. The decrease in 1997 was primarily the result of products such as ProfitMax, Retek Data Forecasting and Capstone moving from development into production.

          During 1997, the Company had fewer new product development projects and new product pilot installations than during 1996. There can be no assurance that any of these product development projects or pilot installations will be successful or be completed within anticipated time schedules or that the customers who serve as pilot installation sites will be satisfied with these products or agree to license them. If the Company's new product development efforts are unsuccessful, are not completed on a timely basis or are not well received by pilot customers, the Company may be compelled to delay or discontinue the release of production versions of these products or bear increased expense to bring these pilot products to market, either of which would have a material adverse effect on the Company's business, financial condition and results of operations.

          Service Bureau Revenues. Service bureau revenues are derived from the Company's service bureau operations, which provide CRLink's functionality to customers that do not wish to obtain a license, that use this service until they can implement their own internal CRLink operation or that use this service when their volumes peak to high levels. Service bureau customers typically subscribe for services under month-to-month agreements. Service bureau fees are recognized as revenue when the processing services are performed.

          Service bureau revenues decreased by 11.6% to $4.7 million in 1996 and increased by 18.8% to $5.6 million in 1997. The decrease in 1996 was primarily a result of the significant increase in license revenues as the Company's sales efforts were focused on licensing CRLink to customers rather than marketing service bureau services. The increase in 1997 was primarily due to an increase in the number of customers utilizing service bureau operations.

  Gross Margin

     The following table sets forth the gross margin for each of the Company's revenue categories for each of the comparison periods.

                                                            YEARS ENDED DECEMBER 31,
                                                            ------------------------
                                                            1995      1996      1997
                                                            ----      ----      ----
        License and maintenance...........................  67.8%     71.9%     77.8%
        Installation and implementation...................  69.3      59.4      51.7
        Contracts and other...............................  24.6      30.9      30.0
        Service bureau....................................  43.4      28.9      23.1

          License and Maintenance Gross Margin. License and maintenance costs primarily represent the Company's expenses for personnel engaged in customer support, travel to customer sites and documentation materials. The Company's gross margin on licenses and maintenance revenues was 67.8%, 71.9% and 77.8% in 1995, 1996 and 1997, respectively. In 1996, the improvement in gross margin was the result of the Company's ability to move from price discounts for early adopters of its products to full pricing for products sold to subsequent customers as well as a higher volume of international licenses, which generate relatively higher margins than domestic operations due, in part, to lower overhead expenses as a result of less corporate infrastructure. Gross margin improved in 1997 due primarily to license fees increasing at a higher rate than the costs associated with providing these licenses. This increase was primarily attributable to increased pricing producing higher margins in the retail and healthcare/insurance markets.

          Installation and Implementation Gross Margin. Installation and implementation costs consist primarily of personnel-related costs, travel and equipment. The Company's gross margin on installation and implementation revenues was 69.3%, 59.4% and 51.7% in 1995, 1996 and 1997, respectively. In 1996, the improved margin was due primarily to new installations of Retek Data Forecasting, which have substantially lower margins than installations of Falcon products, which represented a majority of installations in 1995. Gross margin improved in 1997 due primarily to an increase in Capstone implementations, which have substantially lower margins than implementations of Falcon products.

          Contracts and Other Gross Margin. Contracts and other costs consist primarily of personnel-related costs. The Company's gross margin on contracts and other revenues was 24.6%, 30.9% and 30.0% in 1995, 1996 and 1997, respectively. The improvement in gross margin during 1996 was due primarily to the Company's increased ability to better price its new pilot projects. The slight decrease in gross margin for 1997 was due to the decrease in new product development contracts, while government projects with substantially lower margins remained relatively constant in absolute dollars.

          Service Bureau Gross Margin. Service bureau costs consist primarily of the personnel and facilities costs of operating the service bureaus. The Company's gross margin on service bureau revenues was 43.4%, 28.9% and 23.1% in 1995, 1996 and 1997. The decrease in 1996 was a result of the loss of a customer in early 1996 for which the Company was able to recognize higher than usual margins during 1995. The decrease in 1997 was attributable to an increase in fixed costs and in labor costs required to support the service bureau business that outpaced the increase in revenue. This was the result of a more static customer base and higher fixed costs associated with the infrastructure necessary to run the service bureau operation.

       Other Operating Expenses

          Research and Development Expenses. Research and development expenses consist primarily of salaries and other personnel-related expenses, subcontracted development services, depreciation for development equipment and supplies. Research and development expenses increased from $7.0 million in 1995 to $13.8 million in 1996 and to $21.2 million in 1997, representing 16.0%, 19.3% and 18.6% of total revenues in 1995, 1996 and 1997, respectively. Research and development expenses increased in absolute dollars due to the development costs associated with new releases of several products in the retail and financial services product lines. The increased research and development expenses in absolute dollars and as a percentage of revenues in 1996 was primarily the result of greater staffing to support more new product development programs, primarily for ProfitMax, Capstone, CompCompare, ProviderCompare and the Retek Merchandising System. The 1996 costs also included the initial product development costs of the Company's Aptex business unit, which did not have a significant impact on revenues. Statement of Financial Accounting Standards No. 86, "Ac-counting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is not established until completion of a working model. Costs incurred by the Company between completion of the working model and the point at which a product is ready for general release have been insignificant. As a result, no significant software development costs were capitalized through December 31, 1997. The Company anticipates that research and development expenses will increase in dollar amount and could increase as a percentage of total revenues for the foreseeable future.

          Sales and Marketing Expenses. Sales and marketing expenses consist primarily of salaries and benefits, commissions, travel, entertainment and promotional expenses. Sales and marketing expenses increased from $7.3 million in 1995 to $11.9 million in 1996 and to $22.0 million in 1997, representing 16.6%, 16.7% and 19.4% of total revenues in 1995, 1996 and 1997, respectively. The increases were primarily a result of increased staffing as the Company built its direct sales and marketing staff, opened sales offices in Japan and in several locations in Europe, and increased expenses for trade shows, advertising and other marketing programs. The Company expects sales and marketing expenses to continue to increase for the foreseeable future. Such expenses could also increase as a percentage of total revenues as the Company continues to develop a direct sales force in Europe and other international markets, expand its domestic sales and marketing organization and increase the breadth of its product lines.

          General and Administrative Expenses. General and administrative expenses consist primarily of personnel costs for finance, contract administration, human resources and general management, as well as acquisition, insurance and professional services expenses. General and administrative expenses increased from $5.1 million in 1995 to $8.6 million in 1996 and $12.6 million in 1997, representing 11.7%, 10.3% and 9.8% of total revenues, respectively. General and administrative expenses included $1.2 million of acquisition expenses related to the acquisitions of Risk Data and Retek in 1996 and $1.4 million of acquisition expenses primarily related to the acquisition of CompReview in 1997. Excluding acquisition expenses, general and administrative expenses were $5.1 million, $7.4 million and $11.2 million in 1995, 1996 and 1997, respectively. The primary reason for these increases in absolute dollars was increased staffing to support the Company's growth and additional expenses associated with being a public company.

  Operating Income

     The above factors resulted in operating income of $5.1 million, constituting 11.6% of total revenues in 1995, $9.7 million, constituting 13.5% of total revenues in 1996, and $23.0 million, constituting 20.3% of total revenues in 1997. The Company does not expect that operating income will continue to increase significantly as a percentage of total revenues.

  Other Income (Expense) Net

     Interest and other income, net of interest expense, increased from $484,000 in 1995 to $1.7 million in 1996 and to $1.9 million in 1997. The increase in 1996 was primarily attributable to increased interest income in 1996 from higher cash and investment balances, which consisted primarily of the proceeds from the Company's initial public offering in June 1995 and secondary public offering in December 1995. The increase in 1997 was primarily due to a decrease in interest expense of approximately $397,000 primarily related to the repayment of Risk Data's bank notes payable during the third quarter of 1996, offset by a decrease in interest income of approximately $165,000.

  Income Tax (Benefit) Provision

     The income tax benefit of $511,000 in 1995 was primarily attributable to the recognition of a $2.2 million deferred tax asset based on anticipated future utilization of all of the Company's remaining net operating loss carryforwards and research and development credit carryforwards. The income tax benefit of $534,000 in 1996 was primarily attributable to the recognition of a $2.7 million deferred tax asset based on anticipated future utilization of all of the remaining net operating loss carryforwards and research and development credit carryforwards relating to Risk Data and Retek. That deferred tax asset had previously been offset by a valuation allowance. The Company released the valuation allowance during the fourth quarter of 1996, based upon management's assessment that it was more likely than not that the Company would realize the asset in future periods.

     The 1997 income tax provision of $7.4 million, or 29.5% of pre-tax income, was lower than 1997 taxes at statutory rates primarily as a result of CompReview's subchapter S corporation status prior to the acquisition, which resulted in most of CompReview's tax liability being borne by its former shareholders. As of the date of the acquisition, CompReview's tax status was changed to C corporation. In the future, the Company expects that the effective tax rate will be reflective of the tax rate of other California-based companies.

SELECTED PRO FORMA QUARTERLY OPERATING RESULTS

     The following table presents unaudited pro forma quarterly financial information for each of the eight quarters in the period ended December 31, 1997. This information has been derived from the Company's unaudited financial statements. Pro forma net (loss) income reflects a provision for taxes on the income of CompReview, which was a subchapter S corporation prior to its acquisition by HNC, as if CompReview had been subject to corporate income taxes as a C corporation for all periods presented. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, have been included to present fairly the quarterly results. See "Risk Factors -- Potential Fluctuations in Operating Results" and "-- Lengthy and Unpredictable Sales Cycle."

                                                                            THREE MONTHS ENDED
                                             --------------------------------------------------------------------------------
                                                              1996                                      1997
                                             ---------------------------------------   --------------------------------------
                                             MAR. 31    JUN. 30   SEPT. 30   DEC. 31   MAR. 31   JUN. 30   SEPT. 30   DEC. 31
                                             -------    -------   --------   -------   -------   -------   --------   -------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:(1)
Revenues:
  License and maintenance................... $ 8,479    $11,163   $ 13,831   $15,417   $18,331   $22,311   $ 23,705   $25,296
  Installation and implementation...........   1,200      1,214      1,399     2,878     1,946     2,188      3,069     3,499
  Contracts and other.......................   2,979      3,051      2,784     2,314     2,726     1,805      1,671     1,570
  Service bureau............................   1,219      1,269      1,101     1,141     1,069     1,289      1,544     1,716
                                             -------    -------    -------   -------   -------   -------    -------   -------
        Total revenues......................  13,877     16,697     19,115    21,750    24,072    27,593     29,989    32,081
                                             -------    -------    -------   -------   -------   -------    -------   -------
Operating expenses:
  License and maintenance...................   3,180      3,120      3,689     3,736     3,994     5,036      4,957     5,950
  Installation and implementation...........     589        597        560       968       801     1,251      1,499     1,623
  Contracts and other.......................   2,071      1,938      1,860     1,825     1,850     1,454      1,111     1,023
  Service bureau............................     932        947        749       737       864       919      1,203     1,334
  Research and development..................   2,440      3,352      3,748     4,268     4,431     4,930      6,015     5,775
  Sales and marketing.......................   2,485      2,981      3,041     3,416     4,553     5,233      5,691     6,572
  General and administrative................   1,829      1,961      2,351     2,410     2,459     2,768      3,142     4,257
                                             -------    -------    -------   -------   -------   -------    -------   -------
        Total operating expense.............  13,526     14,896     15,998    17,360    18,952    21,591     23,618    26,534
                                             -------    -------    -------   -------   -------   -------    -------   -------
Operating income............................     351      1,801      3,117     4,390     5,120     6,002      6,371     5,547
Interest income, net........................     452        406        384       458       429       481        538       431
                                             -------    -------    -------   -------   -------   -------    -------   -------
  Income before pro forma income tax
    provision (benefit).....................     803      2,207      3,501     4,848     5,549     6,483      6,909     5,978
Pro forma income tax provision (benefit)....     934      1,119      1,138    (1,563)    2,115     2,475      2,623     2,289
                                             -------    -------    -------   -------   -------   -------    -------   -------
  Pro forma net (loss) income............... $  (131)   $ 1,088   $  2,363   $ 6,411   $ 3,434   $ 4,008   $  4,286   $ 3,689
                                             =======    =======    =======   =======   =======   =======    =======   =======
AS A PERCENTAGE OF TOTAL REVENUES:
Revenues:
  License and maintenance...................    61.1%      66.8%      72.3%     70.9%     76.2%     80.9%      79.1%     78.9%
  Installation and implementation...........     8.6        7.3        7.3      13.2       8.1       7.9       10.2      10.9
  Contracts and other.......................    21.5       18.3       14.6      10.6      11.3       6.5        5.6       4.9
  Service bureau............................     8.8        7.6        5.8       5.3       4.4       4.7        5.1       5.3
                                             -------    -------    -------   -------   -------   -------    -------   -------
        Total revenues......................   100.0      100.0      100.0     100.0     100.0     100.0      100.0     100.0
                                             -------    -------    -------   -------   -------   -------    -------   -------
Operating expenses:
  License and maintenance...................    22.9       18.7       19.3      17.2      16.6      18.2       16.5      18.5
  Installation and implementation...........     4.3        3.6        3.0       4.4       3.3       4.5        5.0       5.0
  Contracts and other.......................    14.9       11.6        9.7       8.4       7.7       5.3        3.7       3.2
  Service bureau............................     6.7        5.7        3.9       3.4       3.6       3.3        4.0       4.2
  Research and development..................    17.6       20.1       19.6      19.6      18.4      17.9       20.1      18.0
  Sales and marketing.......................    17.9       17.8       15.9      15.7      18.9      19.0       19.0      20.5
  General and administrative................    13.2       11.7       12.3      11.1      10.2      10.0       10.5      13.3
                                             -------    -------    -------   -------   -------   -------    -------   -------
        Total operating expense.............    97.5       89.2       83.7      79.8      78.7      78.2       78.8      82.7
                                             -------    -------    -------   -------   -------   -------    -------   -------
Operating income............................     2.5       10.8       16.3      20.2      21.3      21.8       21.2      17.3
Interest income, net........................     3.3        2.4        2.0       2.1       1.8       1.7        1.8       1.3
                                             -------    -------    -------   -------   -------   -------    -------   -------
  Income before pro forma income tax
    provision (benefit).....................     5.8       13.2       18.3      22.3      23.1      23.5       23.0      18.6
Pro forma income tax provision (benefit)....     6.7        6.7        5.9      (7.2)      8.8       9.0        8.7       7.1
                                             -------    -------    -------   -------   -------   -------    -------   -------
  Pro forma net (loss) income...............    (0.9)%      6.5%      12.4%     29.5%     14.3%     14.5%      14.3%     11.5%
                                             =======    =======    =======   =======   =======   =======    =======   =======

---------------

(1) The above table gives retroactive effect to the acquisitions of Risk Data, Retek and CompReview for all periods presented, accounted for as poolings of interests.

LIQUIDITY AND CAPITAL RESOURCES

     The $21.0 million of net cash provided by operating activities in 1997 represented net income before depreciation and amortization of approximately $22.4 million, further increased by a decrease in deferred income taxes of $6.9 million and offset by an increase in accounts receivable of $11.1 million. Net cash used in investing activities was $7.7 million in 1997 primarily due to $9.6 million expended for property and equipment during 1997, including $6.0 million for computer equipment to support the increased staffing across the Company, and $1.9 million for furniture and fixtures primarily related to the relocation of the Company's Minneapolis facility, offset by approximately $1.9 million of net proceeds from the sale and maturity of investments. Net cash used in financing activities was $3.2 million in 1997 primarily due to $6.8 million in distributions to the former CompReview stockholders offset by $4.0 million in net proceeds from issuances of common stock.

     As of December 31, 1997, the Company had $42.9 million in cash, cash equivalents and investments. The Company believes that its current cash, cash equivalents and investments available for sale balances, together with the net proceeds from the sale of the Notes, borrowings under its credit facility and net cash provided by operating activities, will be sufficient to meet its working capital and capital expenditure requirements for at least the next 12 months. The credit facility will not be available following issuance of the Notes unless the Company obtains an appropriate consent or amendment from the bank. A portion of the Company's cash could be used to repurchase shares of the Company's Common Stock from time to time in the open market. Management intends to invest the Company's cash in excess of current operating requirements in short-term, interest-bearing, investment-grade securities. A portion of the Company's cash could also be used to acquire or invest in complementary businesses or products or otherwise to obtain the right to use complementary technologies or data. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products, technologies or data. The Company has no present understandings, commitments or agreements with respect to any material acquisitions of other businesses, products or technologies.

YEAR 2000 COMPLIANCE

     The Company anticipates that it will need to devote resources in the next two years to modify its CRLink product to properly process dates beyond December 31, 1999. The Company expects that the cost of making these modifications and distributing the modified product to existing customers will be approximately $500,000. These modifications and the resources that the Company expects to devote to such modifications may divert management and engineering attention from, or delay the development and introduction of, new products and enhancements to existing products. The inability of the Company to complete such modifications successfully and on a timely basis, or the inability of the Company to devote sufficient resources to continuing updates and enhancements to the CRLink product, could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase software products such as those offered by the Company, which could result in a material adverse effect on the Company's business, financial condition and results of operations.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("FAS 130"), "Reporting Comprehensive Income," which the Company is required to adopt for 1998. This statement will require the Company to report in the financial statements, in addition to net income, comprehensive income and its components including foreign currency items and unrealized gains and losses on certain investments in debt and equity securities. Upon adoption of FAS 130, the Company is also required to reclassify financial statements for earlier periods provided for comparative purposes. The adoption of FAS 130 will not have a significant impact on the Company's consolidated financial statement disclosures.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), "Disclosures about Segments of an Enterprise and Related Information," which the Company is required to adopt for its 1998 annual financial statements. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Under FAS 131, operating segments are to be determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. The Company has not determined the impact of the adoption of this new accounting standard on its consolidated financial statement disclosures.

     In November 1997, the American Institute of Certified Public Accountants issued Statement of Position No. 97-2 ("SOP 97-2"), "Software Revenue Recognition," which the Company is required to adopt for agreements entered into with customers beginning in 1998. This statement provides guidance for recognizing revenue related to sales by software vendors. The adoption of SOP 97-2 will not have a significant impact on the timing of the Company's revenue recognition.

                                    BUSINESS

     HNC develops, markets and supports predictive software solutions for leading service industries. These predictive software solutions employ proprietary neural-network predictive decision engines, profiles, traditional statistical modeling, business models, expert rules and context vectors to convert existing data and business experiences into meaningful recommendations and actions. Just as manufacturing organizations have implemented manufacturing resource planning ("MRP") software to automate routine transactions, leading service industries such as the health-care/insurance, financial services and retail industries are using predictive software solutions to improve profitability, competitiveness and customer satisfaction.

INDUSTRY BACKGROUND

     Today's competitive business environment has forced many service companies to increase business efficiency while improving their flexibility and responsiveness to changing market conditions. Businesses continually seek new ways to make better decisions by collecting and analyzing data. Consequently, service companies have made, and continue to make, significant investments in computer systems designed to gather and electronically store ever increasing amounts of data. In most cases, these computerized systems automate manual tasks and activities, resulting in the conversion of significant amounts of corporate data from paper to electronic form. However, these systems generally do not synthesize data in ways that help businesses make better real-time decisions.

     Historically, the development of predictive software solutions was inhibited by the lack of computing standards and effective computational intelligence techniques. The emergence of client-server standards, including relational database management systems, the Windows operating system and network communications protocols, has fostered the increased transmission and dissemination of electronically stored data within and among businesses. MRP software systems were developed to automate production, accounting, human resources and distribution transactions for primarily manufacturing organizations. These systems manage and store large amounts of diverse business information, providing continuous and simultaneous availability of information to geographically dispersed employees, customers and suppliers. However, MRP systems generally do not provide businesses with the functionality and flexibility needed to utilize this data to simulate operations and make real-time decisions and recommendations in diverse and rapidly changing business environments.

     Several service industries have a particular need to leverage large volumes of real-time transactional and operational data in order to address systemic issues that have historically affected profitability, competitiveness and customer satisfaction. These industries and issues include:

     - HEALTHCARE/INSURANCE INDUSTRY. Workers' compensation fraud and abuse is currently receiving widespread attention in the healthcare/insurance industry. Conning & Co. recently estimated that 10%-25% of the dollar amount of filed workers' compensation claims in the United States are fraudulent. This translates to more than $5 billion lost each year to workers' compensation fraud.

     - FINANCIAL SERVICES INDUSTRY. Based on reports from Visa and Mastercard, Faulkner & Gray estimates that United States credit card credit losses and chargeoffs were $18 billion in 1996.

     - RETAIL INDUSTRY. Rapid changes in consumer buying patterns have caused merchants to place increased emphasis on predicting consumer demand and managing retail inventories. The change from mass to individual retail marketing has multiplied the number of promotional offers and stock-keeping units ("SKUs") required to address market opportunities.

       The U.S. Department of Commerce estimates that the inventory carrying costs for retail inventories nationwide were $316 billion at the end of March 1997.

     Historically, many companies in the healthcare/insurance, financial services and retail industries have developed specialized in-house applications to address these issues. Such applications are generally designed to access large volumes of operational and transactional data stored on mainframe computers. However, such systems are expensive, costly to support and maintain, and do not offer flexible and enterprise-wide access to data. Furthermore, most of these systems are not designed to meet the need for real-time recommendations and actions. The widespread adoption of distributed client-server computing has provided organizations with a much greater ability to access and manipulate stored information but also has created the need for third-party vendors of packaged applications software solutions that provide the same degree of functionality and reliability as traditional in-house applications. These vendors are able to provide a higher degree of functionality and reliability than traditional in-house applications by combining the domain knowledge from their customers and partners with expertise in computational intelligence and client-server technologies.

THE HNC SOLUTION

     HNC's predictive software solutions enable leading service industries, such as the healthcare/insurance, financial services and retail industries, to analyze and act upon operational and transactional data in real time. The Company's products provide the following benefits:

     Core predictive software technology. The Company's software includes a variety of computational intelligence technologies such as proprietary neural-network predictive decision engines, profiles, expert rules, context vectors, traditional statistical modeling and business models that can be customized to specific business applications. Neural networks can be adapted to changing environments and applications quickly and have proven to be accurate and effective in real-time operating environments. The Company's decision engine also includes a user-defined rule-based technology. The neural networks and rulebases are delivered through software that allows the Company's products to adapt to many customer-specific business needs without extensive custom programming. Adaptable functions include workflow queuing management, policy and procedure guidelines, input data modification, flexible graphical user interface ("GUI") display, decision criteria and report formats.

     Quick payback for customers. The Company's software solutions are designed for quick customer payback. The Company typically installs its products in two to six months, and customer payback periods for installation and first year usage fees are typically less than one year. Payback is rapid because the software products address applications that have a significant profit impact. HNC personnel focus not only on the technical integration, but also on delivering direct benefits to the customer throughout the service contract period.

     Transaction-based, real-time decision capability. HNC's software can operate in real time, providing an immediate, situation-specific response to each customer transaction. For example, the Falcon system for credit/debit card fraud can monitor millions of transactions each day, identify fraudulent transactions in progress and permit the card issuing bank to withhold an authorization before the perpetrator completes a purchase. The Falcon system differs from traditional modeling implementations, which operate in a batch or off-line mode on a collection of historical transactions.

     Flexible client-server solutions. HNC's solutions can be integrated into a customer's existing environment or architecture. The Company's products are available on industry-standard, client-server platforms, including Windows and UNIX clients, NetWare, Windows NT, UNIX and CICS servers and IBM, Oracle, Sybase and Informix databases. HNC's application products represent a complete software solution, including decision models, deployment software, communications interfaces and GUIs. The Company also supplies systems integration, ongoing performance analysis, model rebuilding and application consulting services to help ensure ongoing success for the customer. The Company believes that this flexible combination of products, services and deployment platforms represents an advance that enables successful predictive software system deployment in many mission-critical applications.

     Turnkey, customized and user-developed model options. The choice of data source is important to customers because data are the fundamental building blocks used to create accurate predictive models. HNC provides various models built on industry-specific or customer-specific data to meet individual application requirements. Customers and data suppliers provide the Company with historical transaction data for turnkey models, trend analyses and product updates. This combination of proprietary turnkey (from data and individual consumer profiles), customized and user-developed models allows the Company to offer products that solve a broad range of predictive application problems.

HNC'S STRATEGY

     HNC's objective is to be the leading supplier of predictive software solutions by leveraging its core computational intelligence technology across a series of product families targeted at specific service industries. The Company's strategy for achieving this objective contains the following key elements:

     Maintain and strengthen HNC's position at the core of its customers' applications infrastructure. Customers rely heavily on HNC's predictive software solutions to anticipate and react to rapidly changing business conditions. The Company's core computational intelligence technology serves as a platform upon which services businesses can deploy and combine the Company's products to manage and respond to operational and transactional data in real time. Therefore, HNC attempts to establish a strong position within the applications infrastructure of its customers. For example, the Company's first predictive solution product, Falcon, is a credit/debit card fraud detection system for monitoring individual credit card accounts. By adapting the core technology developed for Falcon, the Company later introduced ProfitMax, a transaction-based, real-time credit authorization system that manages the profitability of credit card portfolios. The Company believes that the opportunity exists for similar penetration within each of its core vertical markets, including opportunities such as retail banking within the financial services industry. As another example, the Company's context vectoring technology could profile visitors to a financial institution's Web site and send proactive direct e-mails regarding financial products.

     Leverage core predictive technologies to enter new market segments. Historically, the Company has applied its core predictive technology to the domain knowledge of companies it has acquired to introduce new products. For example, in August 1996, HNC acquired Risk Data, a developer of decision systems in the workers' compensation industry. By combining Risk Data's industry expertise with HNC's fraud detection technology, HNC is developing a VeriComp module that applies predictive technology to employer fraud in the workers' compensation industry. In addition, the Company is evaluating opportunities in other data-intensive industries, such as telecommunications, where predictive software may have the ability to improve business performance and profitability.

     Earn recurring revenues through long-term contracts. The Company markets most of its predictive software solutions as an ongoing service that includes software licenses, decision model updates, application consulting and on-line or on-site support and maintenance. Since many of the Company's applications are enhanced by periodic model updates, customers derive significant value from the Company's ongoing services. In addition, the mission-critical nature of many of HNC's predictive software solutions creates customer demand for long-term support commitments. Accordingly, the Company's customers typically pay for this package of software and service with a monthly usage fee and a three to seven year contract commitment.

     Use strategic relationships to support direct distribution. In each of its primary markets, the Company uses strategic relationships with system integrators and third-party service providers to support its direct distribution efforts. These partners provide varying levels of distribution support, from lead generation to resale of the Company's products. The Company maintains such strategic relation\ships with Electronic Data Systems ("EDS"), Intracorp and Marsh McLennan, Inc. in healthcare/insurance, First Data and EDS in financial services, and Andersen Consulting and KPMG Peat Marwick LLP in retail.

     Growth Through Acquisitions. The Company acquired First Data, Retek and CompReview in 1996 and 1997, thereby significantly expanding its product offerings in its target markets. On January 30, 1998, the Company signed a definitive agreement to acquire Practical Control Systems Technologies, Inc. ("PCS"), a distribution center management software vendor based in Cincinnati, Ohio, subject to the satisfaction of certain closing conditions and the approval of PCS' shareholders. The Company expects to continue to review acquisitions of businesses, products and technologies as a means to expand its product offerings for existing and new target markets.

MARKETS AND PRODUCTS

     HNC has a broad family of predictive software products that provide specific solutions for each of the healthcare/insurance, financial services and retail markets. Revenues from each of the Company's three product lines accounted for more than one-quarter of the Company's total revenues in 1997. Revenues from three products, CRLink, Retek Merchandising System and Falcon, accounted for 57.9% of the Company's total revenues in 1997. See "Risk
Factors -- Product Concentration."

  Healthcare/Insurance

     HNC offers and is developing products in the healthcare/insurance market. These products are targeted to insurance carriers, insurance providers, managed care organizations, state insurance funds, third-party administrators and large, self-insured employers. HNC has developed predictive software solutions that address the containment of the medical costs of workers' compensation and auto accident insurance claims, workers' compensation loss reserving, workers' compensation fraud, managed care effectiveness and provider effectiveness. These solutions, CRLink, MIRA, CompCompare, ProviderCompare, PMAdvisor and VeriComp, allow users the ability to reduce fraud losses and streamline operations.

                   HNC HEALTHCARE/INSURANCE INDUSTRY PRODUCTS
================================================================================

      PRODUCT                                   PRODUCT DESCRIPTION
-------------------------------------------------------------------------------------------------------
  CRLink            CRLink operates as the bill review engine that links all of the critical components of an effective cost containment program to help clients control the cost of workers' compensation, personal injury and other casualty risks.
-------------------------------------------------------------------------------------------------------
  MIRA              MIRA uses statistical predictive methods to automatically determine workers'
                    compensation loss reserves based on historical data gathered from insurance carriers, third-party administrators and state insurance funds throughout the United States.
-------------------------------------------------------------------------------------------------------
  CompCompare       CompCompare enables clients to compare claims costs or the effectiveness of managed care programs by using benchmarking data from HNC's proprietary workers' compensation database.
-------------------------------------------------------------------------------------------------------
  ProviderCompare   ProviderCompare is a physician profiling product that provides on-line access to HNC's proprietary workers' compensation database. ProviderCompare enables clients to generate a detailed comparative analysis, such as treatment costs, among providers within the same specialty.
-------------------------------------------------------------------------------------------------------
  PMAdvisor         PMAdvisor enables claim payors to verify that the number of visits and type of treatment for claims involving physical medicine (primarily chiropractic and physical therapy) are appropriate for the diagnosis and severity of the injury and to identify chiropractic and physical therapy claims that exceed appropriate treatment guidelines.
-------------------------------------------------------------------------------------------------------
  VeriComp          VeriComp is a workers' compensation claimant system designed to assist in identifying claimant behavior that is likely to indicate the presence of fraud or abuse.
-------------------------------------------------------------------------------------------------------

  Financial Services

     The increasing volume of electronic financial transactions requires mission-critical decision-making in real time for applications such as credit card charge authorization, that carry a substantial risk of consumer and merchant fraud. HNC's Falcon and ProfitMax product lines are targeted at bank and private label card issuers and payment processors. Falcon employs a client/server architecture that consists of an interface into the customer's legacy system, a decision engine, a cardholder profile database, a case management database and a fraud workstation.

     HNC estimates that loan underwriting costs in the United States currently exceed $2.5 billion each year. Competitive pressures including cost reduction, rapid loan approval and the growth of on-line banking have compelled lenders to turn to software solutions that can automate loan origination in order to lower costs, improve customer service and provide remote access to lending services. HNC's predictive software solutions for the loan origination markets, Capstone and AREAS, allow lenders such as banks and private label card issuers, home equity lenders, auto lenders and mortgage lenders to automate the loan approval decision process.

                    HNC FINANCIAL SERVICES INDUSTRY PRODUCTS
================================================================================

         PRODUCT                                   PRODUCT DESCRIPTION
-------------------------------------------------------------------------------------------------------
  Falcon Product Line
------------------------
  Falcon                  Falcon products are neural network-based solutions that examine
  Falcon Expert           transaction, cardholder and merchant data to detect a wide range of
  Falcon Select           credit and debit card fraud. Using predictive software techniques,
  Falcon Debit            Falcon captures relationships and patterns that often are missed by
  Falcon Retail           traditional methods of detecting suspicious transactions.
  Falcon Sentry
  Eagle
-------------------------------------------------------------------------------------------------------
  Capstone Product Line
------------------------
  Capstone for Payment    Capstone is an intelligent, high-performance new account decision
    Cards                 processing solution. Based on expert rules, Capstone allows users to
  Capstone for            automate lending decisions and design, test, implement and track
    Consumer Lending      lending policies.
  Capstone for Mortgage
    Lending
-------------------------------------------------------------------------------------------------------
  ProfitMax Product Line
------------------------
  ProfitMax               ProfitMax provides transaction-based, real-time authorization and
  ProfitMax Bankruptcy    action decisions from within a complete infrastructure for managing the profitability of credit card portfolios. ProfitMax uses neural networks, expert rules and HNC's cardholder behavior profiling technology to analyze the expected profitability of each account in an issuer's portfolio using the issuer's definition of financial profit.
                          ProfitMax Bankruptcy uses the basic ProfitMax structure to predict the likelihood of cardholder bankruptcy even before the cardholder is delinquent.
-------------------------------------------------------------------------------------------------------
  AREAS                   AREAS automated property valuation software uses neural networks and other computational intelligence to provide an objective prediction of the current market value of residential property.
-------------------------------------------------------------------------------------------------------

  Retail

     Although retailers have made significant investments in customer information, point-of-sale and quick-response ordering systems, these applications often do not include the forecasting ability required to maximize profitability and respond to competition through timely "in-store" replenishment, electronic networking and quick response initiatives. HNC has developed a group of products that effectively addresses inventory control, merchandise management and financial control management. These software solutions allow retailers to build forecasting and marketing models to carry out day-to-day buying and selling activities, thereby reducing carrying costs for inventories and improving purchasing, promotion and logistics efficiencies. The target markets for the Company's retail products are department stores, mass merchandisers and specialty retail chains in multi-store and multi-warehouse environments with gross sales in excess of $200 million.

                          HNC RETAIL INDUSTRY PRODUCTS
================================================================================

         PRODUCT                                   PRODUCT DESCRIPTION
-------------------------------------------------------------------------------------------------------
 Retek Merchandising      The Retek Merchandising System provides inventory control, merchandise
   System                 management and financial control and addresses the definition and management of merchandise at the SKU level and reporting and financial control through stock ledgers.
-------------------------------------------------------------------------------------------------------
 Retek Data Warehouse     Retek Data Warehouse provides the transaction infrastructure needed for retailers to plan, buy, move, sell and pay for their merchandise.
-------------------------------------------------------------------------------------------------------
 Active Retail            Active Retail Intelligence identifies performance exceptions and
   Intelligence           recommends the appropriate corrective action.
-------------------------------------------------------------------------------------------------------
 Retek Demand             Retek Demand Forecasting provides forecasts to retailers' supply chain
   Forecasting            planning allocation and replenishment functions and uses predictive causal techniques with automated forecasting and multi-dimensional on-line analysis.
-------------------------------------------------------------------------------------------------------
 Falcon Retail            Falcon Retail provides proactive detection of private label card application and transaction fraud.
-------------------------------------------------------------------------------------------------------

EMERGING MARKET OPPORTUNITIES

     The Company's experience and technology capabilities in the healthcare/insurance, financial services and retail markets often lead to new product ideas and concepts. The Company also evaluates new market opportunities that arise through its commercial and government contract work. As contracts are completed, the end products are evaluated for commercialization. For example, contracts for the Advanced Research Projects Agency, United States Army Research Laboratory, United States Air Force, Office of Naval Research, DataTimes Corporation and Tracor Applied Sciences, Inc. generated a context-based text analysis technology called MatchPlus. This core text analysis technology has been under development at HNC for the last four years for Department of Defense applications. During 1996, the Company formed Aptex to commercialize HNC's MatchPlus text analysis technology for emerging markets. Aptex has developed a strategic partnership with InfoSeek Corporation, an Internet search and navigation service, to deliver products using this text analysis technology to the Internet market. To date, three new Internet products have been launched:
SelectCast, SelectResponse and SelectResource.

     Substantially all of the Company's revenues in recent years have been attributable to sales of predictive software solutions and services, and these products and services are currently expected to continue to account for a substantial amount of the Company's future revenues. The market for predictive software solutions is still emerging. The rate at which businesses have adopted the Company's products has varied significantly by market and by product within each market, and the Company expects to continue to experience such variations with respect to its target markets and products in the future. The Company has introduced products for the healthcare/insurance, financial services and retail markets. The Company has recently announced several new products, including PMAdvisor, VeriComp, SelectCast, SelectResponse and SelectResource. To date, none of these products has achieved any significant degree of market acceptance, and there can be no assurance that such products will ever be widely accepted. Although businesses in the Company's target markets have recognized the advantages of using predictive software solutions to automate the decision-making process, many have developed decision automation systems internally rather than licensing them from outside vendors. There can be no assurance that the markets for the Company's products will continue to develop or that the Company's products will be widely accepted, if at all. If the markets for the Company's new or existing products fail to develop, or develop more slowly than anticipated, the Company's sales would be negatively impacted, which would have a material adverse effect on the Company's business, financial condition and results of operations.

CUSTOMER SERVICE AND SUPPORT

     A high level of continuing maintenance, service and support is critical to maintaining the performance of the Company's predictive software solutions. Service and support are also essential to the Company's objective of developing long-term relationships with, and obtaining recurring revenues from, customers. The Company's service and support activities are related to system installation, performance validation and ongoing consultation on the optimal use of HNC products.

     Model and Rule Updates. Most HNC product license agreements include periodic data, model and/or rule updates to maintain system performance. HNC technical personnel generally assist the customer with installation of updates. The Company makes commitments to update models and rules at varying intervals, from fixed times (such as quarterly and annually) to unscheduled times, provided the customer has met its commitments to provide data to HNC.

     Education. The Company offers comprehensive education and training programs to its customers. The Company provides on-site training services associated with many of its products. Fees for education and training services are generally included in usage-priced products, but may be charged separately in other cases.

     Consulting. The Company's consultants are available to work with customers' user application groups and information systems organizations. Customers that buy consulting services are usually planning large implementations or want to optimize performance of the Company's products in their operating environments. Fees for consulting are generally included in usage-priced products, but may be charged separately in other cases.

PRICING

     The Company generally establishes prices in one of two ways: usage-based fees and fixed-fee licenses with maintenance. The Company generally employs usage-based pricing for its healthcare/insurance products, Falcon, ProfitMax and AREAS. Under the usage-based pricing structure, HNC generally provides a fixed-term software license, software maintenance, model updates (in the case of HNC-supplied models) and ongoing consulting services in exchange for recurring revenue based on usage. Usage-based term contracts typically include annual price index adjustments. In 1995, 1996 and 1997, recurring revenues from these contracts represented 61.2%, 56.1% and 55.2% of the Company's total revenues, respectively. The Company generally employs fixed-fee license pricing for Capstone and all of the Company's retail products except Falcon Retail. Under the fixed-fee license pricing structure, the Company generally licenses the product for the customer's internal use on a perpetual basis. In most cases, the user can separately contract for maintenance services on an annual basis. The Company typically offers early adopter pricing for its usage-based products to customers that agree to be part of pilot or other early product life cycle installations. Early adopter pricing might include reduced-fee perpetual licenses, reduced-fee services or both.

     The Company often contracts for installation services associated with its predictive software solutions. The Company provides user-specific proposals priced at either fixed-fee levels or on a time and materials basis. In nearly all cases, travel expenses are billed separately at cost.

     The Company offers contract consulting services. Because of the complexity associated with predictive software solutions, users often request that HNC help them to develop models or analyze problems. Also, the Company from time to time accepts engagements not associated with current product offerings in order to become more familiar with a new application area and determine the potential for new product development. Although consulting services are included with many of the Company's usage-based products, customers may request additional consulting, often associated with custom modeling.

SALES AND MARKETING

     The Company sells and markets its software and services in North America and internationally through its direct sales organization, joint marketing and distribution agreements. The Company's worldwide sales and marketing organization consisted of 125 employees as of December 31, 1997. The domestic sales staff is based at the Company's corporate headquarters in San Diego and in United States field offices in California, Colorado, Connecticut, Georgia, Minnesota, New York, Pennsylvania, Texas and Virginia. Internationally, the Company has field sales offices in Australia, Canada, France, Germany, Japan, Singapore, South Africa and the United Kingdom. To support its sales force, the Company conducts comprehensive marketing programs, which include direct mail, public relations, advertising, seminars, trade shows and ongoing customer communication programs. The sales staff is generally product-based, and each representative is assigned a geographic territory.

     The Company has licensed First Data and EDS to act as service bureaus to provide an alternate channel of distribution for end-users to utilize the Falcon product to process credit card receipts for banks and other credit card issuers. The Company generally assists its service bureau partners in the sales effort, often employing the Company's direct sales force in the process. Company sales representatives earn a commission for service bureau sales in their territory. These service bureaus pay the Company monthly usage fees based on the volume of transactions processed for such credit card issuers. Product licenses to First Data, the largest provider of credit card charge receipt processing services to banks, accounted for 8.7%, 8.6% and 7.6% of the Company's total revenues in 1995, 1996 and 1997, respectively. The Company has licensed First Data to provide its customers with access to the Company's ProfitMax product pursuant to a license agreement entered into in January 1996. The Company's revenues under the ProfitMax Contract represented approximately one-quarter of the Company's revenues from First Data in 1997. In late January 1998, First Data asserted that certain restrictive covenants under the ProfitMax Contract violated certain intellectual property laws. First Data also asserted that the existence of such restrictions made the ProfitMax Contract at least temporarily unenforceable and that First Data is therefore not obligated to pay the Company license fees due under the ProfitMax contract. The Company disputed First Data's claim, released and waived the above-mentioned restrictive covenants in the ProfitMax Contract and gave First Data written notice that the Company intended to terminate the ProfitMax Contract pursuant to its terms unless First Data cured its failure to pay the delinquent license fees in a timely manner. Currently, First Data and the Company are working to resolve their dispute regarding the ProfitMax Contract by negotiating a new agreement. First Data has resumed making license fee payments on a delayed basis, and HNC has agreed to extend the date for First Data to pay past due license fees until mid-April 1998. Although HNC expects to reach a new agreement with First Data that will resolve the pending dispute, there can be no assurance that such an agreement will be reached or that the terms of such an agreement would be as favorable to HNC as its existing contractual arrangements with First Data. If no such agreement can be reached and First Data maintains its current position, it is possible that litigation or arbitration could ensue, which would likely result in a loss of anticipated revenue to the Company under the ProfitMax Agreement and possibly other agreements between the Company and First Data, which could have a material adverse affect on the Company's business, financial condition and results of operation.

     The Company also uses representative agents for certain products in certain territories outside of North America. The Company has agents covering Australia, Austria, France, Germany, Italy, New Zealand, Spain and Switzerland. In 1995, 1996 and 1997, international operations and export sales (includes sales in Canada) represented 12.6%, 17.7% and 16.8% of the Company's total revenues, respectively. International sales result primarily from Falcon product sales and sales of retail products. The Company intends to continue to expand its operations outside the United States and to enter additional international markets, including by adding sales and support offices in Europe and Japan, which will require significant management attention and financial resources. The Company has committed and continues to commit significant time and development resources to customizing certain of its products for selected international markets and to developing international sales and support channels. There can be no assurance that the Company's efforts to develop products, databases and models for targeted international markets or to develop additional international sales and support channels will be successful. The failure of such efforts, which can entail considerable expense, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors -- Risks Associated with International Sales."

     International sales are subject to additional inherent risks, including longer payment cycles, unexpected changes in regulatory requirements, import and export restrictions and tariffs, difficulties in staffing and managing foreign operations, the burdens of complying with a variety of foreign laws, greater difficulty or delay in accounts receivable collection, potentially adverse tax consequences and political and economic instability. The Company's international sales are currently denominated predominantly in United States dollars and a small portion are denominated in British pounds sterling. An increase in the value of the United States dollar relative to foreign currencies could make the Company's products more expensive, and therefore potentially less competitive, in foreign markets. In the future, to the extent the Company's international sales are denominated in local currencies, foreign currency translations may contribute to significant fluctuations in the Company's business, financial condition and results of operations. If for any reason exchange or price controls or other restrictions on foreign currencies are imposed, the Company's business, financial condition and results of operations could be materially adversely affected.

     Due in part to the mission-critical nature of certain of the Company's applications, potential customers perceive high risk in connection with adoption of the Company's products. As a result, customers have been cautious in making decisions to acquire the Company's products. In addition, because the purchase of the Company's products typically involves a significant commitment of capital and may involve shifts by the customer to a new software and/or hardware platform, delays in completing sales can arise while customers complete their internal procedures to approve large capital expenditures and test and accept new technologies that affect key operations. For these and other reasons, the sales cycle associated with the purchase of the Company's products is typically lengthy, unpredictable and subject to a number of significant risks over which the Company has little or no control, including customers' budgetary constraints and internal acceptance reviews. The sales cycle associated with the licensing of the Company's products can typically range from 60 days to 18 months. As a result of the length of the sales cycle and the typical size of customers' orders, the Company's ability to forecast the timing and amount of specific sales is limited. A lost or delayed sale could have a material adverse effect on the Company's business, financial condition and results of operations.

TECHNOLOGY

     The Company seeks to develop innovative products by combining industry and application knowledge with its core neural-network technology to address specific market needs. The Company's systems also employ rule-based technology to implement customer strategy, policy and procedures. These technologies are incorporated in computer software and hardware architectures, including client-server hardware, relational databases and object-oriented programming. The Company intends to continue to develop state-of-the-art technologies to enhance its current products and broaden development opportunities.

     Neural-Network Technology. Neural networks have predictive power that can be improved with experience as the historical database increases in size. The term "neural network" refers to a family of nonlinear, statistical modeling techniques, sometimes called "computational intelli-gence." These techniques distinguish themselves through a process of automated "learning" or "training" that replaces the time-consuming manual techniques of traditional nonlinear, statistical modeling. The neural-network architecture itself consists of groups of "processing elements," or equations with several inputs and a single output. The output of each element becomes either the input to another element or part of the dependent output. Each input receives a "weight" or value, in the equation, which is adjusted during the training process. The actual result from each training record is compared with the answer from the neural network, and the weights are adjusted to reduce the error between the two. This process can become computationally intensive, as millions of training data records must be processed hundreds or thousands of times. HNC has developed proprietary high-speed and parallel-processor boards to accelerate training and execution of its neural-network software. The Company believes that the rapid model development afforded by its technology provides a competitive advantage in the development of predictive software solutions.

     Rule-Based Technology. The Company's systems also employ rule-based technology to implement customer strategy, policy and procedures. The rules are implemented as part of predictive processes. The Company believes that its combination of neural networks and rule bases in a single decision engine represents a significant competitive advantage over more traditional approaches to decision automation.

     Context Vector Technology. Context vector technology that originated at HNC and is being commercialized at Aptex is a way to explore, analyze and model unstructured textual data. Context vector technology automatically discovers the underlying structure of free form symbolic data. This structure enables modeling from data elements previously considered impossible to include in predictive software applications. Context vector technology also models behavior. Just as relationships are discovered in unstructured data, observing electronic transaction behavior identifies patterns. Compatibility predictions can be made between information, behavior, people and products. When combined with other HNC technologies, such as neural networks and rule-based systems, the Company believes that context vectors can improve the performance of existing applications while opening new market opportunities. Context vector technology has been demonstrated to increase banner advertising click rates on the Internet, automate e-mail responses and discover unknown relationships in credit card transaction data.

     The Company's success depends upon its ability to enter new markets by successfully developing new products for such markets on a timely and cost-effective basis. The Company's products often require customer data for decision model development and system installation. As a result, completion of new products (particularly new products for markets not previously served by the Company) may be delayed while the Company extracts sufficient amounts of statistically relevant data and develops the models. During this development process, the Company relies on its potential customers in the new market to provide data and to help train Company personnel in the use and meaning of the data in the specific industry. These relationships also assist the Company in establishing a market presence and credibility in the new market. These potential customers, most of which have significantly greater financial and marketing resources than the Company, may compete with the Company in the future or otherwise discontinue their relationships with or support of the Company, either during development of the Company's products or thereafter. The failure by the Company to obtain adequate third-party support for new product development would have a material adverse effect on the Company's ability to enter new markets and, consequently, on the Company's business, financial condition and results of operations. See "Risk Factors -- Risks Associated with Technological Change and Delays in Developing New Products."

RESEARCH AND DEVELOPMENT

     The Company believes that its future success depends in part on its ability to maintain and improve its core technologies, enhance its existing products and develop new products that meet an expanding range of markets and customer requirements. The Company intends to expand its existing product offerings and to introduce new predictive software solutions. In the development of new products and enhancements to existing products, the Company uses its own tools extensively. Until 1996, the Company relied primarily on internal development of its products. Based on timing and cost considerations, however, the Company has acquired, and in the future may consider acquiring, technology or products from third parties. For example, the Company acquired technology and products in connection with its acquisitions of Risk Data and Retek in 1996 and CompReview in 1997.

     The Company performs all quality assurance and develops documentation internally. The Company intends to continue to support industry standard operating environments, client-server architectures and network protocols. The Company's specialists in neural network model development, software engineering, user interface design, product documentation and quality improvement are responsible for maintaining and enhancing the performance, quality and usability of all HNC predictive software solutions. The marketing services organization is responsible for authoring and updating all user documentation and other publications. See "Risk Factors -- Risks Associated with Technological Change and Delays in Developing New Products."

     The Company strategically targets its long-term research projects. In addition to funds allocated by the Company for research, HNC receives research contracts from a range of commercial sources and the United States Government. Government and commercial contract customers have included the Advanced Research Projects Agency, United States Air Force, Office of Naval Research and Tracor Applied Sciences, Inc. The Company believes that these contracts augment its ability to maintain existing technologies and investigate new technologies that may or may not become part of its products. The United States Government typically retains certain intellectual property rights and licenses in the technologies the Company develops under research contracts directly or indirectly sponsored by the government, and in some cases can terminate the Company's rights in such technologies if the Company fails to commercialize them on a timely basis. Historically, these contracts have not resulted in development of products contributing to the Company's revenues in the fiscal year in which the research contract is performed, or in the subsequent fiscal year.

     The market for the Company's predictive software solutions for service industries is characterized by rapidly changing technology and improvements in computer hardware, network operating systems, programming tools, programming languages, operating systems and database technology. The Company's success will depend upon its ability to continue to develop and maintain competitive technologies, enhance its current products and develop, in a timely and cost-effective manner, new products that meet changing market conditions, including evolving customer needs, new competitive product offerings, emerging industry standards and changing technology. For example, the rapid growth of the Internet environment creates new opportunities, risks and uncertainties for businesses, such as the Company, which develop software solutions that now may have to be designed to operate in Internet, intranet and other on-line environments. The Company may not be able to develop and market, on a timely basis, or at all, product enhancements or new products that respond to changing technologies. The Company has previously experienced significant delays in the development and introduction of new products and product enhancements, primarily due to difficulties with model development, which has in the past required multiple iterations, as well as difficulties with acquiring data and adapting to particular operating environments. The length of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. Any significant delay in the completion of new products, or the failure of such products, if and when installed, to achieve any significant degree of market acceptance, would have a material adverse effect on the Company's business, financial condition and results of operations. Any failure by the Company to anticipate or to respond adequately to changing technologies, or any significant delays in product development or introduction, could cause customers to delay or decide against purchases of the Company's products and would have a material adverse effect on the Company's business, financial condition and results of operations.

INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS

     The Company relies on a combination of patent, copyright, trademark and trade secret laws and confidentiality procedures to protect its proprietary rights. The Company currently owns seven issued United States patents and has four United States patent applications pending. The Company has applied for additional patents for its Falcon technology in Canada, Europe and Japan and for its MIRA product in Australia, Canada and Europe. There can be no assurance that patents will be issued with respect to pending or future patent applications or that the Company's patents will be upheld as valid or will prevent the development of competitive products. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. As part of its confidentiality procedures, the Company generally enters into invention assignment and proprietary information agreements with its employees and independent contractors and nondisclosure agreements with its distributors, corporate partners and licensees, and limits access to and distribution of its software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise to obtain and use the Company's products or technology without authorization, or to develop similar technology independently. In addition, to ensure that customers will not be adversely affected by an interruption in the Company's business, the Company places source code for certain of its products into escrow, which may increase the likelihood of misappropriation or other misuse of the Company's intellectual property. Moreover, effective protection of intellectual property rights may be unavailable or limited in certain foreign countries in which the Company has done and may do business. Also, the Company has developed technologies under research projects conducted under agreements with various United States Government agencies or subcontractors to such agencies. Although the Company has acquired certain commercial rights to such technologies, the United States Government typically retains ownership of certain intellectual property rights and licenses in the technologies developed by the Company under such contracts, and in some cases can terminate the Company's rights in such technologies if the Company fails to commercialize them on a timely basis. In addition, under certain United States Government contracts, the results of the Company's research may be made public by the government, which could limit the Company's competitive advantage with respect to future products based on such research.

     In the past, the Company has received communications from third parties asserting that Company trademarks infringe such other parties' trademarks, none of which has resulted in litigation or losses to the Company. Given the Company's ongoing efforts to develop and market new technologies and products, the Company may receive communications from third parties asserting that the Company's products infringe, or may infringe, their intellectual property rights. If as a result of any such claims the Company were precluded from using certain technologies or intellectual property rights, licenses to such disputed third-party technology or intellectual property rights might not be available on reasonable commercial terms, if at all. Furthermore, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Litigation, either as plaintiff or defendant, could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel from productive tasks, whether or not such litigation is resolved in favor of the Company. In the event of an adverse ruling in any such litigation, the Company might be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology, and the court might invalidate the Company's patents, trademarks or other proprietary rights. In the event of a successful claim against the Company and the failure of the Company to develop or license a substitute technology, the Company's business, financial condition and results of operations would be materially and adversely affected.

     As the number of software products increases and the functionality of these products further overlaps, the Company believes that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend and could materially and adversely affect the Company's business, financial condition and results of operations.

COMPETITION

     The market for predictive software solutions for service industries is intensely competitive and subject to rapid change. Competitors, many of which have substantially greater financial resources than the Company, vary in size and in the scope of the products and services they offer. The Company encounters competition from a number of sources, including (i) other application software companies, (ii) management information systems departments of customers and potential customers, including banks, insurance companies and retailers, (iii) third party professional services organizations, including without limitation, consulting divisions of public accounting firms, (iv) hardware suppliers that bundle or develop complementary software, (v) network and service providers that seek to enhance their value-added services, (vi) neural-network tool suppliers, and (vii) managed care organizations. In the healthcare/insurance market, the Company has experienced competition primarily from NCCI, Corporate Systems and CSC Incorporated. In the workers' compensation and medical cost administration market, the Company has experienced competition from MediCode, Medata, Inc. and Embassy Software with regard to software licensing, and Intracorp and Corvel Corporation in the service bureau operations market. Additionally, the Company has faced competition from ADP in the automobile accident medical claims market. In the financial services market, the Company has experienced competition from Fair, Isaac & Co., Inc., Cogensys (a subsidiary of Policy Management Systems Corporation), Fannie Mae, Freddie Mac, IBM, Nestor, Inc., NeuralTech Inc., Neuralware Inc., PMI Mortgage Services Co., VISA International and others. In the retail market, the Company has experienced competition from JDA Software Group, Inc., SAP AG, PeopleSoft, Inc., IBM, Manugistics Group, Inc. and others. The Company expects to experience additional competition from other established and emerging companies, as well as other technologies. For example, the Company's Falcon product competes against other methods of preventing credit card fraud, such as card activation programs, credit cards that contain the cardholder's photograph, smart cards and other card authorization techniques. Increased competition, whether from other products or new technologies, could result in price reductions, fewer customer orders, reduced gross margins and loss of market share, any of which could materially adversely affect the Company's business, financial condition and results of operations.

     The Company believes that most of its products are currently priced at a premium when compared to its competitors' products. The market for the Company's products is highly competitive, and the Company expects that it will face increasing pricing pressures from its current competitors and new market entrants. In particular, increased competition could reduce or eliminate such premiums and cause further price reductions. In addition, such competition could adversely affect the Company's ability to obtain new long-term contracts and renewals of existing long-term contracts on terms favorable to the Company. Any reduction in the price of the Company's products could materially adversely affect the Company's business, financial condition and results of operations.

     The Company believes that the principal competitive factors affecting its market include technical performance (for example, accuracy in detecting credit card fraud or evaluating workers' compensation claims), access to unique proprietary databases and product attributes such as adaptability, scalability, ability to integrate with products produced by other vendors, functionality, ease-of-use, product reputation, quality, performance, price, customer service and support, the effectiveness of sales and marketing efforts and Company reputation. Although the Company believes that its products currently compete favorably with respect to such factors, there can be no assurance that the Company can maintain its competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources.

     Some of the Company's current, and many of the Company's potential, competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than the Company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of the Company's prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly gain significant market share. Also, the Company relies upon its customers to provide data, expertise and other support for the ongoing updating of the Company's models. The Company's customers, most of which have significantly greater financial and marketing resources than the Company, may compete with the Company in the future or otherwise discontinue their relationships with or support of the Company. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations.

EMPLOYEES

     As of December 31, 1997, the Company had 706 employees, including 316 in product development and support, 87 in customer service, 125 in sales and marketing and 178 in finance, administration and MIS. Most of these employees are located in the United States. None of the Company's employees are represented by a labor union. The Company has experienced no work stoppages and believes that its employee relationships are generally good.

     The Company's success depends to a significant degree upon the continued service of members of the Company's senior management and other key research, development, sales and marketing personnel. Accordingly, the loss of any of the Company's senior management or key research, development, sales or marketing personnel could have a material adverse effect on the Company's business, financial condition and results of operations. Only a small number of employees have employment agreements with the Company, and there can be no assurance that such agreements will result in the retention of these employees for any significant period of time. In addition, the untimely loss of a member of the management team or a key employee of a business acquired by the Company could have a material adverse effect on the Company's business, financial condition and results of operations, particularly if such loss occurred before the Company has had adequate time to familiarize itself with the operating details of that business. In the past, the Company has experienced difficulty in recruiting a sufficient number of qualified sales and technical employees. In addition, competitors may attempt to recruit the Company's key employees. There can be no assurance that the Company will be successful in attracting, assimilating and retaining such personnel. The failure to attract, assimilate and retain key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors -- Risks Associated with Managing Growth."

FACILITIES

     The Company's principal administrative, sales, marketing, support, research and development facilities are located in approximately 85,000 square feet of space in San Diego, California. The Company and its subsidiaries also lease an aggregate of approximately 95,000 square feet of additional office space elsewhere in San Diego and in Atlanta, Georgia; Minneapolis, Minnesota; Costa Mesa, California; and Irvine, California. The Company and its subsidiaries also maintain numerous field offices in the United States and in foreign countries. The Company believes that its current facilities are adequate to meet its needs for the foreseeable future. The Company believes that suitable additional or alternative space will be available in the future on commercially reasonable terms as needed.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names, ages and positions of the Company's directors and executive officers as of February 17, 1998 are as follows:

                       NAME                     AGE                      POSITION
    ------------------------------------------  ---   -----------------------------------------------
    Robert L. North...........................   62   President, Chief Executive Officer and Director
    Raymond V. Thomas.........................   55   Vice President, Finance and Administration,
                                                      Chief Financial Officer and Secretary
    John Mutch................................   41   Vice President, Marketing
    Todd W. Gutschow..........................   37   Vice President, Technology Development
    Michael A. Thiemann.......................   41   President, Aptex Software Inc.
    Edward K. Chandler(1).....................   39   Director
    Oliver D. Curme(2)........................   44   Director
    Thomas F. Farb(1).........................   41   Director
    Charles H. Gaylord, Jr.(2)................   52   Director

---------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Mr. North has been President and Chief Executive Officer and a director of the Company since June 1987. Mr. North is also a director of Peerless Systems Corporation. Mr. North holds Bachelor of Science and Master of Science degrees in Electrical Engineering from Stanford University.

     Mr. Thomas has been Vice President, Finance and Administration and Chief Financial Officer of the Company since February 1995 and Secretary of the Company since May 1995. From May 1993 to February 1995, he served as Executive Vice President and Chief Financial Officer of Golden Systems, Inc., a power supply manufacturer, and from September 1994 to February 1995 he also served as Chief Operating Officer. From April 1991 to May 1993, Mr. Thomas served as Senior Vice President of Finance and Administration and Chief Financial Officer of Vitesse Semiconductor Corporation, a semiconductor manufacturer. Mr. Thomas holds a Bachelor of Science degree in Industrial Management from Purdue University and attended the Wharton School of Business at the University of Pennsylvania.

     Mr. Mutch joined the Company in July 1997 as Vice President, Marketing. He was a founder of MVenture Holdings, Inc., a private equity fund that invests in start-up technology companies, and served as a General Partner from June 1994 to July 1997. From December 1986 to June 1994, Mr. Mutch held a variety of positions with Microsoft Corporation, including Director of Organization Marketing. He holds a Bachelor of Science degree in Applied Economics from Cornell University and a Masters degree in Business Administration from the University of Chicago.

     Mr. Gutschow is a co-founder of the Company and has been Vice President, Technology Development of the Company since October 1990. He was also Secretary of the Company from January 1993 to May 1995. Mr. Gutschow holds a Bachelor of Arts degree in Physics from Harvard University and attended the University of California at San Diego.

     Mr. Thiemann joined the Company in June 1989. He ran the Company's Aptex text analysis division from January 1996 to September 1996 and in September 1996 was named President and Chief Executive Officer of Aptex Software Inc. From May 1993 to January 1996, he served as Executive Vice President, Sales and Marketing of the Company. He has also served as Executive Vice President and General Manager, Decision Systems of the Company from January 1993 to May 1993, Vice President and General Manager, Decision Systems of the Company from February 1990 to January 1993 and Vice President, New Business Development of the Company from June 1989 to February 1990. Mr. Thiemann holds a Bachelor of Arts degree in Art, a Bachelor of Science degree in Electrical Engineering and a Masters degree in Electrical

Engineering from Stanford University and a Masters degree in Business Administration from Harvard University.

     Mr. Chandler has been a director of the Company since August 1991. Since July 1991, he has been President of Prairie-EKC, Inc., a partner of the general partner of PCE 1991 Limited Partnership, a venture capital firm. Since November 1996, Mr. Chandler has also been a Managing Director of Graystone Venture Partners, LLC, a venture capital firm. Mr. Chandler holds a Bachelor of Arts degree in Economics from Yale University and a Masters degree in Business Administration from Harvard University.

     Mr. Curme has been a director of the Company since June 1987. Since January 1988, he has been a general partner of the general partner of Battery Ventures, L.P., a national venture capital firm. Mr. Curme also serves as a director of several privately held technology companies. Mr. Curme is also a director of InfoSeek Corporation, an Internet search and navigation service company. He holds a Bachelor of Science degree in Biochemistry from Brown University and a Masters degree in Business Administration from Harvard University.

     Mr. Farb has been a director of the Company since November 1987. Since April 1994, he has been Senior Vice President, Chief Financial Officer and Treasurer of Interneuron Pharmaceuticals, Inc., a publicly-held diversified pharmaceutical company, and an officer of several of its subsidiaries. From October 1992 to March 1994, Mr. Farb served as Vice President of Corporate Development, Chief Financial Officer and Controller of Cytyc Corporation, a medical device and diagnostics company. Mr. Farb also serves as a director of Redwood Trust, Inc., a California-based publicly-held Real Estate Investment Trust. He holds a Bachelor of Arts degree in Sociology from Harvard College.

     Mr. Gaylord has been a director of the Company since May 1995. He is currently a private technology investor and a director of Stac Inc., a publicly-held software company. From December 1993 to September 1994, Mr. Gaylord served as Executive Vice President of Intuit Inc., a publicly-held personal and small business finance software company, following Intuit's acquisition of ChipSoft, Inc., a tax preparation software company. Prior to that acquisition, from June 1990 to December 1993, he served first as President and Chief Executive Officer and a director of ChipSoft and then as Chairman of the Board of Directors and Chief Executive Officer. He holds Bachelor of Science and Master of Science degrees in Aerospace Engineering from Georgia Institute of Technology and a Masters degree in Business Administration from Harvard University.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock by each Selling Stockholder as of December 31, 1997, and as adjusted to reflect the sale of shares offered pursuant to this Prospectus.

                                    SHARES BENEFICIALLY      NUMBER OF      SHARES BENEFICIALLY
                                       OWNED PRIOR TO       SHARES BEING        OWNED AFTER
                                        OFFERING(1)           OFFERED          OFFERING(1)(2)
                                    --------------------    ------------    --------------------
     NAME OF BENEFICIAL OWNER        NUMBER      PERCENT                     NUMBER      PERCENT
----------------------------------  ---------    -------                    ---------    -------
Robert L. Kaaren(3)...............  2,442,780      9.9%        735,000      1,707,780      7.0%
Michael E. Munayyer, Trustee of
  the Michael Munayyer Trust dated
  August 11, 1995(4)..............  2,442,780      9.9         735,000      1,707,780      7.0%
Oliver D. Curme(5)................     18,936        *          10,000          8,936        *

---------------

 *  Less than 1.0%.

(1) Based upon a total of 24,537,550 shares of Common Stock outstanding as of December 31, 1997. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 1997 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that the Underwriters' over-allotment option to purchase up to an aggregate of 225,000 shares is not exercised. If the over-allotment option is exercised, Messrs. Kaaren and the Michael Munayyer Trust will each sell 847,500 shares, and own 1,595,280 shares or 6.5% of the Company's outstanding Common Stock following this offering.

(3) Dr. Kaaren is the Chairman and Chief Executive Officer of CompReview. The address of Dr. Kaaren is c/o CompReview, Inc., 3200 Park Center Drive, 5th Floor, Costa Mesa, CA 92626.

(4) Mr. Munayyer is the Chief Technical Officer of CompReview. The address of Mr. Munayyer and the Michael Munayyer Trust is c/o CompReview, Inc., 3200 Park Center Drive, 5th Floor, Costa Mesa, CA 92626.

(5) Includes 10,000 shares of Common Stock subject to options exercisable within 60 days of December 31, 1997. Mr. Curme is a director of the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock. As of December 31, 1997, there were 24,537,550 outstanding shares of Common Stock held of record by approximately 186 stockholders and options to purchase 4,591,133 shares of Common Stock.

COMMON STOCK

     Subject to preferences that may apply to any Preferred Stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in the Company's Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock and any participating Preferred Stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding Preferred Stock and payment of other claims of creditors. Each outstanding share of Common Stock is fully paid and nonassessable. The Company's Common Stock is traded on the Nasdaq National Market under the symbol "HNCS."

PREFERRED STOCK

     The Board of Directors is authorized, subject to any limitations prescribed by Delaware law, to provide for the issuance of additional shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), without any further vote or action by the stockholders. The Board of Directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power of other rights of the holders of Common Stock. Thus, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no current plan to issue any shares of Preferred Stock.

DELAWARE GENERAL CORPORATION LAW SECTION 203

     As a corporation organized under the laws of the State of Delaware, the Company is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), which restricts certain business combinations between the Company and an "interested stockholder" (in general, a stockholder owning 15% or more of the Company's outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if (i) prior to an interested stockholder becoming such, the Board of Directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder, (ii) upon consummation of the transaction in which the stockholder becomes an interested stockholder, such interested stockholder owns at least 85% of the voting stock of the Company outstanding at the time the transaction commences (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of the Company) or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the Board of Directors and authorized at an annual or special meeting of the Company's stockholders, not by written consent, but by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

REGISTRATION RIGHTS; EXISTING SHELF REGISTRATION

     1994 Registration Rights Agreement. Certain holders of outstanding shares of Common Stock who are parties to the Company's Third Amended Registration Rights Agreement dated April 26, 1994 (the "1994 Registration Rights Agreement") have contractual rights to have certain shares of the Company's Common Stock registered under the Securities Act. To the Company's best knowledge, based solely on its review of its current stockholders of record, parties to the 1994 Registration Rights Agreement together own approximately 412,666 shares of Common Stock that may be registered pursuant to the 1994 Registration Rights Agreement (the "Registrable Shares"). If requested by holders of at least 50% of the outstanding Registrable Shares, the Company must file a registration statement under the Securities Act covering all Registrable Shares requested to be included by all holders thereof. For purposes of exercising such demand registration rights, the Registrable Shares do not include any shares of Common Stock that were issued upon the conversion of formerly outstanding shares of the Company's Series A Preferred Stock. The Company may be required to effect up to four such demand registrations of Registrable Shares, plus one additional such registration for each registration that does not include at least 80% of the Registrable Shares requested to be included. All expenses incurred in connection with such registrations (other than underwriters' discounts and commissions) will be borne by the Company until there have been two such registrations that include at least 80% of the Registrable Shares requested to be included. In addition, if the Company proposes to register any of its securities under the Securities Act (other than in connection with a Company employee benefit plan or a business combination), the holder of Registrable Shares may require the Company to include all or a portion of such shares in such registration, although the managing underwriter of any such offering has certain rights to limit the number of shares in such registration. All expenses incurred in connection with such registrations (other than underwriters' discounts and commissions) will be borne by the Company. If the Company is eligible to use Form S-3 to register its shares, any holder or holders of Registrable Shares who hold at least 10% of the Registrable Shares originally issued may request the Company to register such shares on a Form S-3 registration statement, provided the reasonably anticipated aggregate offering price of such shares exceeds $500,000. The Company is not obligated to effect more than two such Form S-3 registrations in any calendar year. All expenses of such Form S-3 registrations must be borne by the selling stockholders. The registration rights under the 1994 Registration Rights Agreement expire in July 2000.

     Risk Data Registration Rights. Pursuant to a Registration Rights Agreement dated August 30, 1996, former stockholders of Risk Data who hold at least 30% of the shares of the Company's Common Stock that were issued in the Risk Data acquisition and have not been publicly resold ("Risk Data Shares") may request the Company to register such shares under the Securities Act on a Form S-3 registration statement, provided the aggregate public offering price of such shares is at least $2,000,000. The Company is not obligated to register any holder's Risk Data Shares if all such shares may be resold within a three-month period under Rule 144 or Rule 145(d) of the Securities Act. The Company may be required to effect up to two such Form S-3 registrations and will bear all expenses incurred in connection with such registrations. These registration rights expire on August 31, 1998.

     CompReview Registration Rights. Pursuant to a Registration Rights Agreement dated November 28, 1997, the former stockholders of CompReview are entitled to have the shares of the Company's Common Stock that were issued to them in the CompReview acquisition ("CompReview Shares") registered, at the Company's expense, on a shelf registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (the "CompReview Shelf Registration"). The Company expects to file the CompReview Shelf Registration in the near future. Under the CompReview Registration Rights Agreement, once the former CompReview stockholders have together sold an aggregate combined total of 1,250,000 CompReview Shares, sales of CompReview Shares may be made pursuant to the CompReview Shelf Registration only during certain time periods after advance notice to the Company. The Company is not obligated to maintain the effectiveness of the CompReview Shelf Registration after November 28, 1998 unless, pursuant to the CompReview registration rights agreement, the Company exercises its rights to defer a requested sale of CompReview Shares, in which case the time period during which the CompReview Shelf Registration must be kept effective must be extended by a period of time equal to the period of deferral.

     Retek Shelf Registration. Pursuant to a Registration Rights Agreement dated October 25, 1996, as amended, the Company has filed a Form S-3 registration statement pursuant to Rule 415 under the Securities Act (the "Retek Shelf Registration"), covering the sale of the shares of the Company's Common Stock issued in the Retek acquisition (the "Retek Shares"). Sales of Retek Shares may be made pursuant to the Retek Shelf Registration only during certain time periods after advance notice to the Company. The Company is not obligated to maintain the effectiveness of the Retek Shelf Registration after November 29, 1998 unless, pursuant to the Retek registration rights agreement, the Company exercises its rights to defer a requested sale of Retek Shares, in which case the time period during which the Retek Shelf Registration must be kept effective must be extended by a period of time equal to the period of deferral.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Company's Common Stock is BancBoston, N.A.

                                  UNDERWRITING

     The Underwriters named below have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement (the form of which will be filed as an exhibit to the Company's Registration Statement, of which this Prospectus is a part), to purchase from the Company and the Selling Stockholders the respective number of shares of Common Stock indicated below opposite their respective names. The Underwriters are committed to purchase all of the shares (other than those covered by the Underwriters' over-allotment option described below), if they purchase any.

                                                                     NUMBER OF
                                     NAME                             SHARES
            -------------------------------------------------------  ---------
            Deutsche Morgan Grenfell Inc...........................
            BancAmerica Robertson Stephens.........................
            Smith Barney Inc.......................................
                                                                     ---------
                      Total........................................  1,500,000
                                                                     =========

     The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions.

     The Underwriters have advised the Company that the Underwriters propose initially to offer the Common Stock to the public on the terms set forth on the cover page of this Prospectus. The Underwriters may allow to selected dealers
(who may include the Underwriters) a concession of not more than $     per
share. The selected dealers may reallow a concession of not more than $     per
share to certain other dealers. After the initial offering of the shares, the price and concessions and re-allowances to dealers and other selling terms may be changed by the Underwriters. The Common Stock is offered subject to receipt and acceptance by the Underwriters, and to certain other conditions, including the right to reject orders in whole or in part. The Underwriters do not intend to sell any of the shares of Common Stock offered hereby to accounts for which they exercise discretionary authority.

     Certain of the Selling Stockholders have granted an option to the Underwriters to purchase up to a maximum of 225,000 additional shares of Common Stock to cover over-allotments, if any, at the public offering price, less the underwriting discount set forth on the cover page of this Prospectus. Such option may be exercised at any time until 30 days after the date of the Underwriting Agreement. To the extent the Underwriters exercise this option, each of the Underwriters will be committed, subject to certain conditions, to purchase such additional shares in approximately the same proportion as set forth in the above table. The Underwriters may purchase such shares only to cover over-allotments made in connection with this offering.

     In connection with this offering, the Company, the directors and executive officers of the Company and the Selling Stockholders have agreed, during the period ending 90 days after the date of this Prospectus, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer, lend or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except under certain limited circumstances or without the prior written consent of Deutsche Morgan Grenfell Inc.

     The Underwriters are also currently offering $75.0 million of the Company's Notes and intend to enter into an Underwriting Agreement (the form of which will be filed as an exhibit to the Company's Registration Statement, of which this Prospectus is a part) for that purpose. Pursuant to that agreement, the Underwriters will be entitled to exercise an over-allotment option for $11.3 million of the Notes, will receive customary underwriters' compensation for an offering of that size and type and will be indemnified by the Company.

     The Underwriting Agreement provides that the Company and the Selling Stockholders will indemnify the several Underwriters against certain liabilities, including civil liabilities under the Securities Act, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.

     Certain persons participating in this offering may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Common Stock at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, imposing penalty bids or otherwise. A stabilizing bid means the placing of any bid or effecting of any purchase for the purpose of pegging, fixing or maintaining the price of the Common Stock. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with this offering. A penalty bid means an arrangement that permits the Underwriters to reclaim a selling concession from an Underwriter when shares of Common Stock sold by the Underwriter are purchased in stabilization transactions. Such transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market, or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

     The Underwriters and dealers may engage in passive market making transactions in the Common Stock in accordance with Rule 103 of Regulation M promulgated by the Commission. In general, a passive market maker may not bid for, or purchase, the Common Stock at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in the Common Stock during a specified two month prior period, or 200 shares, whichever is greater. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of the Common Stock above independent market levels. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by Fenwick & West LLP, Palo Alto, California. Certain legal matters will be passed upon for the Underwriters by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               HNC SOFTWARE INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Report of Independent Accountants.....................................................  F-2
Consolidated Balance Sheet............................................................  F-3
Consolidated Statement of Income......................................................  F-4
Consolidated Statement of Cash Flows..................................................  F-5
Consolidated Statement of Changes in Stockholders' Equity.............................  F-6
Notes to Consolidated Financial Statements............................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of HNC Software Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of HNC Software Inc. and its subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

San Diego, California
January 29, 1998,
except as to Note 11
which is as of February 13, 1998

                               HNC SOFTWARE INC.

                           CONSOLIDATED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1996         1997
                                                                      -------     --------
Current assets:
  Cash and cash equivalents.........................................  $ 8,121     $ 18,068
  Investments available for sale....................................   26,728       24,878
  Accounts receivable, net..........................................   21,856       32,980
  Current portion of deferred income taxes..........................    6,383       11,310
  Other current assets..............................................    2,553        2,802
                                                                      -------     --------
          Total current assets......................................   65,641       90,038
Deferred income taxes, less current portion.........................   22,966       15,322
Property and equipment, net.........................................    6,339       12,102
Other assets........................................................    3,330        2,415
                                                                      -------     --------
                                                                      $98,276     $119,877
                                                                      =======     ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..................................................  $ 4,368     $  5,728
  Accrued liabilities...............................................    4,433        5,933
  Deferred revenue..................................................    3,377        3,883
  Other current liabilities.........................................      445          191
                                                                      -------     --------
          Total current liabilities.................................   12,623       15,735
Non-current liabilities.............................................      683          239

Minority interest in consolidated subsidiary........................       --           43

Commitments and contingencies (Notes 5 and 10)

Stockholders' equity:
  Preferred stock, $0.001 par value -- 4,000 shares authorized:
     no shares issued or outstanding................................       --           --
  Common stock, $0.001 par value -- 50,000 shares authorized:
     24,012 and 24,538 shares issued and outstanding,
      respectively..................................................       24           25
  Paid-in capital...................................................   83,991       95,919
  Unrealized loss on investments available for sale.................      (59)          (2)
  Foreign currency translation adjustment...........................       54         (111)
  Retained earnings.................................................      960        8,029
                                                                      -------     --------
          Total stockholders' equity................................   84,970      103,860
                                                                      -------     --------
                                                                      $98,276     $119,877
                                                                      =======     ========

          See accompanying notes to consolidated financial statements

                               HNC SOFTWARE INC.

                        CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             YEAR ENDED DECEMBER 31,
                                                         --------------------------------
                                                           1995        1996        1997
                                                         --------     -------     -------
Revenues:
  License and maintenance..............................  $ 24,561     $48,890     $89,643
  Installation and implementation......................     4,648       6,691      10,702
  Contracts and other..................................     9,146      11,128       7,772
  Service bureau.......................................     5,349       4,730       5,618
                                                         --------     -------     -------
          Total revenues...............................    43,704      71,439     113,735
                                                         --------     -------     -------
Operating expenses:
  License and maintenance..............................     7,903      13,725      19,937
  Installation and implementation......................     1,425       2,714       5,174
  Contracts and other..................................     6,894       7,694       5,438
  Service bureau.......................................     3,025       3,365       4,320
  Research and development.............................     6,998      13,808      21,151
  Sales and marketing..................................     7,276      11,923      22,049
  General and administrative...........................     5,101       8,551      12,626
                                                         --------     -------     -------
          Total operating expenses.....................    38,622      61,780      90,695
                                                         --------     -------     -------
Operating income.......................................     5,082       9,659      23,040
Interest and other income..............................       912       2,178       2,003
Interest expense.......................................      (428)       (478)        (81)
Minority interest in income of consolidated
  subsidiary...........................................        --          --         (43)
                                                         --------     -------     -------
          Income before income tax (benefit)
            provision..................................     5,566      11,359      24,919
Income tax (benefit) provision.........................      (511)       (534)      7,354
                                                         --------     -------     -------
          Net income...................................  $  6,077     $11,893     $17,565
                                                         ========     =======     =======
Earnings per share:
  Basic net income per common share....................  $   0.38     $  0.50     $  0.72
                                                         ========     =======     =======
  Diluted net income per common share..................  $   0.28     $  0.47     $  0.68
                                                         ========     =======     =======
Unaudited pro forma data (Note 1):
  Income before income tax provision...................  $  5,566     $11,359     $24,919
  Income tax provision.................................     1,032       1,628       9,502
                                                         --------     -------     -------
          Net income...................................  $  4,534     $ 9,731     $15,417
                                                         ========     =======     =======
  Basic pro forma net income per common share..........                           $  0.64
                                                                                  =======
  Diluted pro forma net income per common share........                           $  0.60
                                                                                  =======
Shares used in computing basic net income per common
  share and unaudited basic pro forma net income per
  common share (Notes 1 and 8).........................    15,195      23,552      24,275
                                                         ========     =======     =======
Shares used in computing diluted net income per common
  share and unaudited diluted pro forma net income per
  common share (Notes 1 and 8).........................    21,510      25,363      25,681
                                                         ========     =======     =======

          See accompanying notes to consolidated financial statements.

                               HNC SOFTWARE INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                        YEAR ENDED DECEMBER 31,
                                                                     ------------------------------
                                                                       1995       1996       1997
                                                                     --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................................  $  6,077   $ 11,893   $ 17,565
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..................................     1,874      3,605      4,833
    Tax benefit from stock option transactions.....................       800        896      3,848
    Changes in assets and liabilities:
      Accounts receivable, net.....................................    (1,658)   (10,978)   (11,124)
      Other assets.................................................      (674)    (1,207)      (295)
      Deferred income taxes........................................    (1,551)    (1,324)     6,909
      Accounts payable.............................................     1,172      2,167      1,360
      Accrued liabilities..........................................     1,756        625     (2,348)
      Deferred revenue.............................................     1,337      1,472        375
      Other liabilities............................................        22       (441)      (116)
                                                                     --------   --------   --------
         Net cash provided by operating activities.................     9,155      6,708     21,007
                                                                     --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investments available for sale.......................   (28,666)   (26,113)   (26,517)
  Maturities of investments available for sale.....................     4,182     18,125     24,666
  Proceeds from sales of investments available for sale............     2,467      3,707      3,716
  Acquisitions of property and equipment...........................    (2,246)    (3,978)    (9,593)
                                                                     --------   --------   --------
         Net cash used in investing activities.....................   (24,263)    (8,259)    (7,728)
                                                                     --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuances of common stock......................    33,726      1,935      4,039
  Proceeds from issuances of notes payable to stockholders.........     1,000         --         --
  Repayments of notes payable to stockholders......................        --     (1,000)        --
  Proceeds from bank line of credit................................     1,085        309         --
  Repayments of bank line of credit................................      (265)    (2,504)        --
  Repayments of debt from asset purchases..........................        --     (4,710)        --
  Capital lease payments...........................................      (502)      (553)      (408)
  Proceeds from issuances of bank notes payable....................        --      1,999         --
  Repayments of bank notes payable.................................      (687)    (1,999)        --
  Distributions to CompReview stockholders.........................    (3,845)    (5,908)    (6,798)
                                                                     --------   --------   --------
         Net cash provided by (used in) financing activities.......    30,512    (12,431)    (3,167)
                                                                     --------   --------   --------
Effect of exchange rate changes on cash............................        --         54       (165)
                                                                     --------   --------   --------
Net increase (decrease) in cash and cash equivalents...............    15,404    (13,928)     9,947
Cash and cash equivalents at beginning of period...................     6,645     22,049      8,121
                                                                     --------   --------   --------
Cash and cash equivalents at end of period.........................  $ 22,049   $  8,121   $ 18,068
                                                                     ========   ========   ========
SIGNIFICANT NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Assets purchased through issuance of debt........................  $     --   $  4,710   $     --
                                                                     ========   ========   ========
  Acquisitions of property and equipment under capital leases......  $    411   $    344   $     --
                                                                     ========   ========   ========
  Conversion of preferred stock....................................  $ 13,518   $     --   $     --
                                                                     ========   ========   ========
  Accretion of dividends on mandatorily redeemable convertible
    preferred stock................................................  $    348   $     --   $     --
                                                                     ========   ========   ========
SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid....................................................  $    390   $    448   $    101
                                                                     ========   ========   ========
  Income taxes paid................................................  $    190   $    165   $    547
                                                                     ========   ========   ========

          See accompanying notes to consolidated financial statements

                               HNC SOFTWARE INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                         CONVERTIBLE PREFERRED STOCK
                                      ---------------------------------
                                         SERIES A          SERIES E        COMMON STOCK
                                      ---------------   ---------------   ---------------
                                      SHARES   AMOUNT   SHARES   AMOUNT   SHARES   AMOUNT
                                      ------   ------   ------   ------   ------   ------
BALANCE AT DECEMBER 31, 1994.........   380    $  --     1,282    $  1     8,656    $  9
Common stock options exercised.......                                        207
Accretion of dividends...............
Issuance of common stock in initial
 public offering, net of issuance
 costs...............................                                      2,376       2
Conversion of convertible preferred
 stock into common stock.............  (380)      --    (1,282)     (1)    8,956       9
Issuance of common stock in follow-on
 public offering, net of issuance
 costs...............................                                      1,116       2
Issuance of common stock at inception
 of Retek (Note 1)...................                                      1,367       1
Tax benefit from stock option
 transactions........................
Unrealized gain on investments.......
Stock warrant exercised..............                                        100
Distributions to CompReview
 stockholders........................
Net income...........................
                                       ----    -----    ------     ---    ------     ---
BALANCE AT DECEMBER 31, 1995.........    --       --        --      --    22,778      23
Common stock options exercised.......                                      1,140       1
Common stock issued under Employee
 Stock Purchase Plan.................                                         94
Tax benefit from stock option
 transactions........................
Tax benefit from Retek taxable
 pooling (Note 7)....................
Unrealized loss on investments.......
Foreign currency translation
 adjustment..........................
Distributions to CompReview
 stockholders........................
Net income...........................
                                       ----    -----    ------     ---    ------     ---
BALANCE AT DECEMBER 31, 1996.........    --       --        --      --    24,012      24
Common stock options exercised.......                                        475       1
Common stock issued under Employee
 Stock Purchase Plan.................                                         51
Tax benefit from stock option
 transactions........................
Unrealized gain on investments.......
Foreign currency translation
 adjustment..........................
Distributions to CompReview
 stockholders........................
CompReview contribution to capital...
Net income...........................
                                       ----    -----    ------     ---    ------     ---
BALANCE AT DECEMBER 31, 1997.........    --    $  --        --    $ --    24,538    $ 25
                                       ====    =====    ======     ===    ======     ===


                                                 UNREALIZED
                                               GAIN (LOSS) ON     FOREIGN     (ACCUMULATED
                                                INVESTMENTS      CURRENCY       DEFICIT)         TOTAL
                                     PAID-IN     AVAILABLE      TRANSLATION     RETAINED     STOCKHOLDERS'
                                     CAPITAL      FOR SALE      ADJUSTMENT      EARNINGS        EQUITY
                                     --------  --------------   -----------   ------------   -------------
                                      <
BALANCE AT DECEMBER 31, 1994.........$ 10,980      $   --          $  --        $(10,149)      $     841
Common stock options exercised.......      85                                                         85
Accretion of dividends...............    (348)                                                      (348)
Issuance of common stock in initial
 public offering, net of issuance
 costs...............................  14,329                                                     14,331
Conversion of convertible preferred
 stock into common stock.............  10,618                                      2,892          13,518
Issuance of common stock in follow-on
 public offering, net of issuance
 costs...............................  19,184                                                     19,186
Issuance of common stock at inception
 of Retek (Note 1)...................      (1)                                                        --
Tax benefit from stock option
 transactions........................     800                                                        800
Unrealized gain on investments.......                  92                                             92
Stock warrant exercised..............     124                                                        124
Distributions to CompReview
 stockholders........................                                             (3,845)         (3,845)
Net income...........................                                              6,077           6,077
                                      -------       -----          -----        --------        --------
BALANCE AT DECEMBER 31, 1995.........  55,771          92             --          (5,025)         50,861
Common stock options exercised.......   1,095                                                      1,096
Common stock issued under Employee
 Stock Purchase Plan.................     839                                                        839
Tax benefit from stock option
 transactions........................   7,889                                                      7,889
Tax benefit from Retek taxable
 pooling (Note 7)....................  18,397                                                     18,397
Unrealized loss on investments.......                (151)                                          (151)
Foreign currency translation
 adjustment..........................                                 54                              54
Distributions to CompReview
 stockholders........................                                             (5,908)         (5,908)
Net income...........................                                             11,893          11,893
                                      -------       -----          -----        --------        --------
BALANCE AT DECEMBER 31, 1996.........  83,991         (59)            54             960          84,970
Common stock options exercised.......   2,845                                                      2,846
Common stock issued under Employee
 Stock Purchase Plan.................   1,193                                                      1,193
Tax benefit from stock option
 transactions........................   4,192                                                      4,192
Unrealized gain on investments.......                  57                                             57
Foreign currency translation
 adjustment..........................                               (165)                           (165)
Distributions to CompReview
 stockholders........................                                             (6,798)         (6,798)
CompReview contribution to capital...   3,698                                     (3,698)             --
Net income...........................                                             17,565          17,565
                                      -------       -----          -----        --------        --------
BALANCE AT DECEMBER 31, 1997.........$ 95,919      $   (2)         $(111)       $  8,029       $ 103,860
                                      =======       =====          =====        ========        ========

          See accompanying notes to consolidated financial statements

                               HNC SOFTWARE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

  The Company

     Headquartered in San Diego, California, HNC Software Inc. (the "Company" or "HNC") develops, markets and supports predictive software solutions in client/server environments. HNC provides innovative predictive software systems in the healthcare/insurance, financial services and retail markets.

  Acquisitions

     On August 30, 1996, the Company completed an acquisition of all of the outstanding shares of Risk Data Corporation ("Risk Data"). Risk Data is an insurance information technology services firm that develops, markets and supports analytical benchmarking and risk management software products primarily for insurance carriers, state insurance funds and third party administrators primarily in the workers' compensation insurance field. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 1,891 shares of common stock for all of the then outstanding shares of Risk Data preferred and common stock.

     On November 29, 1996, the Company completed an acquisition of all of the outstanding shares of Retek Distribution Corporation ("Retek"). Retek develops, markets and supports inventory management system software primarily for customers in the retail industry. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 1,367 shares of common stock for all of the then outstanding shares of Retek common stock.

     On November 28, 1997, the Company completed an acquisition of all of the outstanding shares of CompReview, Inc. ("CompReview"). CompReview develops, markets and supports cost containment software for workers' compensation insurance carriers and for insurers that handle automobile accident personal injury claims. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 4,886 shares of common stock for all of the then outstanding shares of CompReview common stock.

     The consolidated financial statements and related notes give retroactive effect to all three acquisitions for all of the periods presented. The consolidated balance sheet as of December 31, 1996 and 1997 includes the accounts of Risk Data, Retek and CompReview as of December 31, 1996 and 1997. The consolidated statements of income, of cash flows and of changes in stockholders' equity for each of the three years in the period ended December 31, 1997 include the results of Risk Data, Retek and CompReview for each of the years then ended. The term "Company" as used in these consolidated financial statements refers to HNC and its subsidiaries, including Risk Data, Retek and CompReview.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     No adjustments to conform the accounting methods of the acquired companies to the accounting methods of HNC were required. Certain amounts have been reclassified with regard to presentation of the financial information of the acquired companies. Revenues and net income (loss) for each of the previously separate companies for the periods prior to their respective acquisition dates are as follows:

                                                                         NINE MONTHS
                                                                            ENDED
                            YEAR ENDED DECEMBER 31,      SIX MONTHS     SEPTEMBER 30,
                          ----------------------------     ENDED      -----------------
                           1995      1996       1997      JUNE 30,     1996      1997
                          -------   -------   --------      1996      -------   -------
                                                         ----------
                                                         (UNAUDITED)     (UNAUDITED)
    Revenues:
      HNC...............  $25,174   $53,833   $113,735    $ 16,478    $31,423   $62,683
      Risk Data.........    4,577        --         --       2,600         --        --
      Retek.............      921        --         --       3,377      5,635        --
      CompReview........   13,032    17,606         --       8,119     12,631    18,971
                          --------  --------  ---------   --------    --------  --------
                          $43,704   $71,439   $113,735    $ 30,574    $49,689   $81,654
                          ========  ========  =========   ========    ========  ========
    Net income (loss):
      HNC...............  $ 4,457   $ 6,376   $ 17,565    $  1,780    $   975   $ 7,597
      Risk Data.........   (1,952)       --         --      (2,184)        --        --
      Retek.............     (382)       --         --          43         93        --
      CompReview........    3,954     5,517         --       2,123      3,679     6,702
                          --------  --------  ---------   --------    --------  --------
                          $ 6,077   $11,893   $ 17,565    $  1,762    $ 4,747   $14,299
                          ========  ========  =========   ========    ========  ========

     Transaction costs of $563, $515 and $1,440 were incurred to complete the acquisitions of Risk Data, Retek and CompReview, respectively. Transaction costs were deferred and charged to income when the related transactions were consummated. Transaction costs consisted primarily of investment banker, legal and accounting fees, and printing, mailing and registration expenses.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

     During 1996, the Company established Aptex Software Inc. ("Aptex"), a majority owned subsidiary, in order to develop, market and support certain text analysis technology that is being used to develop products for the Internet market. The minority stockholders' interest in Aptex's financial position and results of operations is presented as a minority interest in the Company's consolidated financial statements.

  Financial Statement Preparation

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Cash Equivalents

     Cash equivalents are highly liquid investments and consist of investments in money market accounts and commercial paper purchased with maturities of three months or less.

  Investments

     Management determines the appropriate classification of its investments in marketable debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date. The Company classifies all securities as "available for sale" and carries them at fair value with unrealized gains or losses related to these securities included in stockholders' equity in the Company's consolidated balance sheet.

  Property and Equipment

     Property and equipment are recorded at cost. The Company computes depreciation and amortization using either the straight-line method over the estimated useful lives of the assets of three to seven years or an accelerated method over the estimated useful lives of the assets of five to seven years. The Company amortizes leasehold improvements over the shorter of their estimated useful lives or the remaining term of the related lease. Repair and maintenance costs are charged to expense as incurred.

  Software Costs

     Software costs are recorded at cost and amortized over their estimated useful lives of 36 to 42 months. Software costs are comprised of purchased software and other rights that are stated at the lower of cost or net realizable value. At December 31, 1996 and 1997, software costs of $2,561 and $2,581, respectively, were included in other assets in the consolidated balance sheet net of accumulated amortization of $642 and $1,451, respectively.

     Development costs for software to be licensed or sold that are incurred from the time technological feasibility is established until the product is available for general release to customers are capitalized and reported at the lower of cost or net realizable value. Through December 31, 1997, no significant amounts were expended subsequent to reaching technological feasibility.

  Long-Lived Assets

     The Company investigates potential impairments of long-lived assets, certain identifiable intangibles and associated goodwill when events or changes in circumstances have made recovery of an asset's carrying value unlikely. An impairment loss would be recognized if the sum of the expected future net cash flows were less than the carrying amount of the asset. No such impairments of long-lived assets existed through December 31, 1997.

  Stock-Based Compensation

     The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic value method and provides pro forma disclosures of net income and earnings per share as if the fair value-based method had been applied in measuring compensation expense.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Revenue Recognition

     The Company's revenue from periodic software license and maintenance agreements is generally recognized ratably over the respective license periods. Revenue from certain short-term periodic software license and maintenance agreements with guaranteed minimum license fees is recognized as related services are performed. Transactional fees are recognized as revenue based on system usage or when fees based on system usage exceed the monthly minimum license fees. Revenue from perpetual licenses of the Company's software for which there are no significant continuing obligations and collection of the related receivables is probable is recognized on delivery of the software and acceptance by the customer. Revenue from hardware product sales, which is included in contracts and other revenue, is recognized upon shipment to the customer.

     The Company's revenue from software installation and implementation and from contract services is generally recognized as the services are performed using the percentage of completion method based on costs incurred to date compared to total estimated costs at completion. Amounts received under contracts in advance of performance are recorded as deferred revenue and are generally recognized within one year from receipt. Contract losses are recorded as a charge to income in the period such losses are first identified. Unbilled accounts receivable are stated at estimated realizable value.

     Service bureau fees are from review and repricing of customers' medical bills and are assessed to customers on the basis of volume of bills processed and are recognized as revenue when the processing services are performed.

  Income Taxes

     The Company's current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount "more likely than not" to be realized in future tax returns. Tax rate changes are reflected in income during the period such changes are enacted.

  Net Income Per Common Share

     The Company adopted Statement of Financial Accounting Standard No. 128 ("FAS 128"), "Earnings per Share," for fiscal 1997 and retroactively restated all prior periods to conform with FAS 128 as required. Basic net income per common share is computed as net income less accretion of dividends on mandatorily redeemable convertible preferred stock divided by the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed as net income divided by the weighted average number of common shares and potential common shares, using the treasury stock method, outstanding during the period and assumes conversion into common stock at the beginning of each period of all outstanding shares of convertible preferred stock (Note 8).

  Unaudited Pro Forma Data

     Prior to the acquisition of CompReview by HNC on November 28, 1997, CompReview had elected subchapter S corporation status for income tax purposes; therefore, its income was included in the tax returns of its stockholders, and no income tax provision was recorded for

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CompReview other than certain minimum state taxes on subchapter S corporations. As a result of the acquisition, beginning November 29, 1997, CompReview became subject to corporate income taxes on its taxable income. For comparative purposes, the consolidated statement of income includes unaudited pro forma adjusted data with respect to the merged companies' income tax provision as if CompReview had been subject to corporate income taxes on its taxable income for all periods presented.

  Foreign Currency Translation

     The financial statements of the Company's international operations are translated into U.S. dollars using period-end exchange rates for assets and liabilities and average exchange rates during the period for revenues and expenses. Cumulative translation gains and losses are excluded from results of operations and recorded as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity's local currency) are included in the consolidated statement of income and are not material.

  Diversification of Credit Risk

     The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash equivalents, investments available for sale and accounts receivable, which are generally not collateralized. The Company's policy is to place its cash, cash equivalents and investments available for sale with high credit quality financial institutions and commercial companies and government agencies in order to limit the amount of its credit exposure. The Company's software license and installation agreements and commercial development contracts are primarily with large customers in the healthcare/insurance, financial services and retail industries. The Company maintains reserves for potential credit losses.

     The Company has one major product or product line in each of its three target markets. In the healthcare/insurance market, revenues from one product accounted for 29.8%, 24.6% and 23.0% of the Company's total revenues for 1995, 1996 and 1997, respectively. During those same periods, one product in the retail market accounted for 2.2%, 13.6% and 18.9%, respectively, of the Company's total revenues, and one product line in the financial services market accounted for 28.0%, 20.9% and 16.0%, respectively, of the Company's total revenues. Revenues from international operations and export sales, primarily to Western Europe and Canada, represented approximately 12.6%, 17.7% and 16.8% of total revenues in 1995, 1996 and 1997, respectively. Export sales were $4,595, $7,310 and $7,896 in 1995, 1996 and 1997, respectively.

  Disclosures About Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents and accrued liabilities approximate fair value because of the short-term maturities of these financial instruments. The carrying amounts of capital lease obligations approximate their fair values based on interest rates currently available to the Company for borrowings with similar terms and maturities.

  Reincorporation and Stock Split

     In May 1995, the Company's stockholders approved an Agreement and Plan of Merger whereby the Company merged with and into a newly incorporated Delaware corporation ("HNC Delaware"), which is the surviving corporation. In conjunction with the merger, each share of the

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Company's common stock, preferred stock and options and warrants to purchase the Company's common stock was exchanged for one-half share of HNC Delaware's common stock, preferred stock and options and warrants to purchase HNC Delaware's common stock, at twice the exercise price for options and warrants. In April 1996, the Company consummated a two-for-one stock split effected in the form of a common stock dividend. All references to share and per share amounts of common and preferred stock and other data in these financial statements have been retroactively restated to reflect the reincorporation and stock split.

  New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("FAS 130"), "Reporting Comprehensive Income," which the Company is required to adopt for 1998. This statement will require the Company to report in the financial statements, in addition to net income, comprehensive income and its components including foreign currency items and unrealized gains and losses on certain investments in debt and equity securities. Upon adoption of FAS 130, the Company is also required to reclassify financial statements for earlier periods provided for comparative purposes. The adoption of FAS 130 will not have a significant impact on the Company's consolidated financial statement disclosures.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), "Disclosures about Segments of an Enterprise and Related Information," which the Company is required to adopt for its 1998 annual financial statements. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Under FAS 131, operating segments are to be determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. The Company has not determined the impact of the adoption of this new accounting standard on its consolidated financial statement disclosures.

     In November 1997, the American Institute of Certified Public Accountants issued Statement of Position No. 97-2 ("SOP 97-2"), "Software Revenue Recognition," which the Company is required to adopt for agreements entered into with customers beginning in 1998. This statement provides guidance for recognizing revenue related to sales by software vendors. The adoption of SOP 97-2 will not have a significant impact on the timing of the Company's revenue recognition.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Reclassifications

     Certain prior year balances have been reclassified to conform to the current year presentation.

NOTE 2 -- COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                                  DECEMBER 31,
                                                               -------------------
                                                                1996        1997
                                                               -------     -------
        Accounts receivable, net:
          Billed.............................................  $13,266     $27,812
          Unbilled...........................................    9,299       8,368
                                                               -------     -------
                                                                22,565      36,180
        Less allowance for doubtful accounts.................     (709)     (3,200)
                                                               -------     -------
                                                               $21,856     $32,980
                                                               =======     =======

     Unbilled accounts receivable represent revenue recorded in excess of amounts billable pursuant to contract provisions and generally become billable at contractually specified dates or upon the attainment of milestones. Unbilled amounts are expected to be realized within one year.

                                                                  DECEMBER 31,
                                                               -------------------
                                                                1996        1997
                                                               -------     -------
        Property and equipment, net:
          Computer equipment.................................  $ 9,302     $15,611
          Furniture and fixtures.............................    2,210       4,632
          Leasehold improvements.............................      273       1,012
                                                               -------     -------
                                                                11,785      21,255
        Less accumulated depreciation and amortization.......   (5,446)     (9,153)
                                                               -------     -------
                                                               $ 6,339     $12,102
                                                               =======     =======

                                                                  DECEMBER 31,
                                                               -------------------
                                                                1996        1997
                                                               -------     -------
        Accrued liabilities:
          Payroll and related benefits.......................  $ 1,645     $ 3,456
          Vacation...........................................      860         927
          Other..............................................    1,928       1,550
                                                               -------     -------
                                                               $ 4,433     $ 5,933
                                                               =======     =======

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3 -- INVESTMENTS

     At December 31, 1996 and 1997, the amortized cost and estimated fair value of investments available for sale were as follows:

                                                          DECEMBER 31, 1996
                                            ---------------------------------------------
                                            AMORTIZED   UNREALIZED   UNREALIZED    FAIR
                                              COST        GAINS        LOSSES      VALUE
                                            ---------   ----------   ----------   -------
        U.S. government and federal
          agencies........................   $ 18,212    $     --     $    (38)   $18,174
        Foreign government debt...........      1,006          --           (2)     1,004
        U.S. corporate debt...............      4,851          --          (14)     4,837
        Foreign corporate debt............      2,718          --           (5)     2,713
                                              -------     -------      -------    -------
                                             $ 26,787    $     --     $    (59)   $26,728
                                              =======     =======      =======    =======

                                                          DECEMBER 31, 1997
                                            ---------------------------------------------
                                            AMORTIZED   UNREALIZED   UNREALIZED    FAIR
                                              COST        GAINS        LOSSES      VALUE
                                            ---------   ----------   ----------   -------
        U.S. government and federal
          agencies........................   $ 20,682    $     --     $     (1)   $20,681
        U.S. corporate debt...............      1,894          --           (1)     1,893
        Foreign corporate debt............      2,304          --           --      2,304
                                              -------     -------      -------    -------
                                             $ 24,880    $     --     $     (2)   $24,878
                                              =======     =======      =======    =======

     No significant gains or losses were realized during the years ended December 31, 1996 and 1997. The cost of securities sold is determined by the specific identification method.

NOTE 4 -- NOTES PAYABLE

     The Company has a Credit Agreement with a bank which provides for a $15,000 revolving line of credit through July 11, 1999. The agreement requires that the Company maintain certain financial ratios and levels of working capital, tangible net worth and profitability, and also restricts the Company's ability to pay cash dividends and make loans, advances or investments without the bank's consent. At December 31, 1997, the Company had no amounts outstanding under the revolving line of credit. Interest is payable monthly at the bank's prime rate or LIBOR rate plus 1.5%. The applicable interest rate was 7.22% at December 31, 1997.

     The Risk Data credit facilities were comprised of a revolving line of credit secured by eligible accounts receivable, as well as a bridge loan that was secured by the guarantees of certain stockholders. The revolving line of credit matured on January 5, 1997. The bridge loan matured on September 5, 1996. All outstanding amounts were repaid during 1996, and neither credit facility was renewed.

     During 1995, the preferred stockholders of Risk Data loaned the Company $1,000 under subordinated note agreements (secured by the assets of Risk Data but subordinated to borrowings under the Risk Data line of credit) bearing interest at 9%. All outstanding amounts were repaid during 1996.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 5 -- LEASES

     At December 31, 1997, the Company was obligated through 2004 under noncancelable operating leases for its facilities and certain equipment as follows:

                                                                             NET FUTURE
                                           FUTURE MINIMUM   LESS SUBLEASE   MINIMUM LEASE
                                           LEASE PAYMENTS      INCOME         PAYMENTS
                                           --------------   -------------   -------------
        1998.............................      $2,984           $ 127          $ 2,857
        1999.............................       3,047              --            3,047
        2000.............................       3,043              --            3,043
        2001.............................       2,994              --            2,994
        2002.............................       2,884              --            2,884
        thereafter.......................       1,535              --            1,535

     The lease for the Company's corporate headquarters provides for scheduled rent increases and an option to extend the lease for five years with certain changes to the terms of the lease agreement and a refurbishment allowance. Rent expense under operating leases for the years ended December 31, 1995, 1996 and 1997 was approximately $1,503, $1,623 and $2,687, respectively, net of sublease income of $83, $125 and $477, respectively.

     Risk Data maintains a lease line of credit with a leasing company for the acquisition of equipment under capital lease arrangements. Future minimum payments are $222 for 1998 and $66 for 1999 with a total of $34 of such amounts representing interest.

     The gross value of assets under capital leases at December 31, 1996 and 1997 was $1,481 and $714, and accumulated amortization was $599 and $556, respectively. Amortization expense for assets acquired under capital leases is included in depreciation expense.

NOTE 6 -- CAPITAL STOCK

     During June 1995, the Company completed its initial public offering of 5,176 shares of common stock (of which 2,376 shares were sold by the Company and 2,800 shares were sold by certain selling stockholders) at a price to the public of $7.00 per share, which resulted in net proceeds to the Company of $15,461 after the payment of underwriters' commissions but before the deduction of offering expenses. Upon the closing of the Company's initial public offering, all outstanding shares of Series A, B, C, D and E convertible preferred stock were automatically converted into shares of common stock at their then effective conversion prices. Upon conversion, the preferred stockholders were no longer entitled to any undeclared cumulative dividends and all class voting rights terminated.

     During December 1995, the Company completed a follow-on public offering of 3,000 shares of common stock (of which 1,116 shares were sold by the Company and 1,884 shares were sold by certain selling stockholders) at a price to the public of $18.50 per share, which resulted in net proceeds to the Company of $19,606 after the payment of underwriters' commissions but before the deduction of offering expenses.

     The Company's Board of Directors is authorized to issue up to 4,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to the rights of the holders of any preferred stock that may be issued in the future.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7 -- INCOME TAXES

     Income (loss) before income tax (benefit) provision was taxed under the following jurisdictions:

                                                       YEAR ENDED DECEMBER 31,
                                                    ------------------------------
                                                     1995       1996        1997
                                                    ------     -------     -------
        Domestic..................................  $5,764     $ 8,599     $23,907
        Foreign...................................    (198)      2,760       1,012
                                                    ------     -------     -------
                                                    $5,566     $11,359     $24,919
                                                    ======     =======     =======

     The income tax (benefit) provision is summarized as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                    ------------------------------
                                                     1995       1996        1997
                                                    ------     -------     -------
        CURRENT:
          Federal.................................  $   97     $ 1,132     $ 2,257
          State...................................     143         204         537
          Foreign.................................      --          51         233

        DEFERRED:
          Federal.................................    (521)     (1,569)      3,197
          State...................................    (186)        (56)        985
          Foreign.................................     (44)       (296)        145
                                                    ------     -------       -----
                                                    $ (511)    $  (534)    $ 7,354
                                                    ======     =======       =====

     Deferred tax assets are summarized as follows:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                               -------------------
                                                                1996        1997
                                                               -------     -------
        Taxable pooling basis difference.....................  $18,397     $16,955
        Net operating loss carryforwards.....................    8,587       7,404
        Tax credit carryforwards.............................    1,878       2,059
        Other................................................      487         214
                                                               -------     -------
        Gross deferred tax assets............................   29,349      26,632
        Deferred tax asset valuation allowance...............       --          --
                                                               -------     -------
                  Net deferred tax asset.....................  $29,349     $26,632
                                                               =======     =======

     During 1995, the Company released the valuation allowance related to its deferred tax assets based on management's assessment that it was more likely than not that the Company would realize a portion of those assets in future periods due to improvements in the Company's operating results. During 1996, the Company released the valuation allowances related to Risk Data's and Retek's deferred tax assets based on management's assessment that it was more likely than not that the Company would realize those assets in future periods due to improvements in the operating results of those subsidiaries.

     During 1995, 1996 and 1997, the Company realized certain tax benefits related to stock option transactions in the amount of $800, $7,889 and $4,192, respectively. The benefit from the stock option tax deduction is credited directly to paid-in capital.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     During 1996, in connection with the acquisition of Retek, the Company made an Internal Revenue Code Section 338 election for federal and state tax purposes, resulting in the treatment of the acquisition as a taxable transaction, whereby the tax bases of the acquired assets and liabilities were adjusted to their fair values as of the date of the acquisition. As the purchase price exceeded the carrying value of the net assets acquired by approximately $46,000, the Company recorded a deferred tax asset in the amount of $18,397.

     A reconciliation of the income tax (benefit) provision to the amount computed by applying the statutory federal income tax rate to income before income tax provision is summarized as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                   -------------------------------
                                                    1995        1996        1997
                                                   -------     -------     -------
        Amounts computed at statutory federal
          rate...................................  $ 1,892     $ 3,862     $ 8,472
             State income taxes..................      465         554       1,407
             Subchapter S corporation earnings...   (1,366)     (1,901)     (2,888)
             Change in tax status of S
               corporation.......................       --          --         869
             Tax credit carryforwards
               generated.........................      (68)       (334)       (284)
             Release of valuation allowance......   (2,223)     (2,717)         --
             Foreign income taxes................      (44)       (296)         27
             Losses without tax benefit..........      794          --          --
             Other...............................       39         298        (249)
                                                   -------     -------     -------
        Income tax (benefit) provision...........  $  (511)    $  (534)    $ 7,354
                                                   =======     =======     =======

     Prior to the acquisition of CompReview by the Company on November 28, 1997, CompReview had elected subchapter S corporation status and the cash basis of accounting for income tax purposes; therefore, its cash basis income was included in the tax returns of its stockholders, and no income tax provision was recorded for CompReview other than certain minimum state taxes on subchapter S corporations. As of the date of CompReview's acquisition, its tax status was changed to C corporation status with the accrual basis of accounting. As a result of this change in tax status, the Company recorded a deferred tax liability in the amount of $869 based on the cumulative income recognition differences as of the date of acquisition between CompReview's former and prospective tax accounting methods.

     At December 31, 1997, the Company had federal, state and foreign net operating loss carryforwards of approximately $19,992, $7,785 and $352, respectively. The net operating loss carryforwards expire as follows:

                    2001......................................  $ 6,982
                    2003......................................       84
                    2005......................................      123
                    2006......................................    1,670
                    2007......................................       17
                    2008......................................    1,692
                    2009......................................    1,370
                    2010......................................    1,840
                    2011......................................   14,086

     The Company also has approximately $1,295 of federal research and development credit carryforwards, which expire from 2000 to 2012, $711 of state research and development credit

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

carryforwards, which have no expiration date, and $53 of foreign tax credit carryforwards, which expire from 1999 to 2002. Certain of these net operating loss and research and development credit carryforwards generated by Risk Data, Retek and CompReview prior to their acquisitions by HNC are subject to annual limitations on their utilization and also are limited to utilization solely by the company that generated them. Should a substantial change in HNC's ownership occur, as defined by the Tax Reform Act of 1986, there will be an annual limitation on its utilization of net operating loss and research and development credit carryforwards.

NOTE 8 -- RECONCILIATION OF NET INCOME AND SHARES USED IN PER SHARE COMPUTATIONS

                                                                         YEAR ENDED DECEMBER 31,
                                                                     -------------------------------
                                                                      1995        1996        1997
                                                                     -------     -------     -------
NET INCOME USED:
Net income used in computing basic net income per common share.....  $ 5,729     $11,893     $17,565
Add back accretion of dividends on mandatorily redeemable
  convertible preferred stock......................................      348          --          --
                                                                     -------     -------     -------
Net income used in computing diluted net income per common share...  $ 6,077     $11,893     $17,565
                                                                     =======     =======     =======
SHARES USED:
Weighted average common shares outstanding used in computing basic
  net income per common share......................................   15,195      23,552      24,275
  Weighted average options and warrants to purchase common stock as
    determined by application of the treasury stock method.........    1,995       1,796       1,383
  Incremental shares for assumed conversion of convertible
    preferred stock................................................    4,265          --          --
  Purchase Plan common stock equivalents...........................       55          15          23
                                                                     -------     -------     -------
Shares used in computing diluted net income per common share.......   21,510      25,363      25,681
                                                                     =======     =======     =======

     All outstanding shares of the Company's preferred stock automatically converted into shares of common stock upon the closing of the Company's initial public offering on June 26, 1995. Shares used in computing diluted net income per common share for 1995 assume conversion of all outstanding shares of convertible preferred stock were converted at the beginning of that year.

NOTE 9 -- EMPLOYEE BENEFIT PLANS

     During 1987, the Company adopted the 1987 Stock Option Plan and reserved 2,500 shares of the Company's common stock for issuance pursuant to nonqualified and incentive stock options to its officers, directors, key employees and consultants. The plan, as amended, is administered by the Board of Directors or its designees and provides generally that, for incentive stock options and nonqualified stock options, the exercise price must not be less than the fair market value of the shares as determined by the Board of Directors at the date of grant. The options expire no later than ten years from the date of grant and may be exercised in installments based upon stipulated timetables (not in excess of seven years). At December 31, 1997, options to purchase 490 shares were exercisable.

     During 1995, the Company adopted the 1995 Directors Stock Option Plan (the "Directors Plan"), the 1995 Equity Incentive Plan (the "Incentive Plan") and the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). For purposes of the discussion contained in the three paragraphs below, "fair market value" means the closing price of the Company's common stock on the Nasdaq National Market on the grant date.

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The Directors Plan provides for the issuance of up to 300 nonqualified stock options to the Company's outside directors. Under the provisions of the Directors Plan, options to purchase 25 shares of the Company's common stock are granted to outside directors upon their respective dates of becoming members of the Board of Directors and options to purchase ten shares of such stock will be granted on each anniversary of such dates. Options under the Directors Plan are granted at the fair market value of the stock at the grant date and vest at specific times over a four-year period. At December 31, 1997, options to purchase 72 shares were exercisable.

     The Incentive Plan provides for the issuance of up to 3,550 shares of the Company's common stock in the form of nonqualified or incentive stock options, restricted stock or stock bonuses. In addition, all shares that remained unissued under the 1987 Stock Option Plan on the effective date of the Incentive Plan, and all shares issuable upon exercise of options granted pursuant to the 1987 Stock Option Plan that expire or become unexercisable for any reason without having been exercised in full are available for issuance under the Incentive Plan. Nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award. Options granted under the Incentive Plan may have a term of up to ten years. The Company has the discretion to provide for restrictions and the lapse thereof in respect of restricted stock awards. Options typically vest at the rate of 25% of the total grant per year over a four-year period; however, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. At December 31, 1997, 316 shares were exercisable.

     The Purchase Plan provides for the issuance of a maximum of 400 shares of common stock. Each purchase period, eligible employees may designate between 2% and 10% of their cash compensation, subject to certain limitations, to be deducted from their compensation for the purchase of common stock under the Purchase Plan. The purchase price of the shares under the Purchase Plan is equal to 85% of the lesser of the fair market value per share on the first day of the twelve-month offering period or the last day of each six-month purchase period. Approximately 60% of eligible employees have participated in the Purchase Plan in the last two years.

     Risk Data's stock option plan is administered by HNC's Board of Directors. All outstanding Risk Data options were converted into options to purchase HNC common stock and adjusted to give effect to the acquisition exchange ratio in the Risk Data acquisition. No changes were made to the terms of the Risk Data options in connection with the exchange. Options granted under the Risk Data stock option plan generally vest at the rate of 25% of the total grant per year and expire ten years after the date of grant. At December 31, 1997, 30 shares were exercisable under the Risk Data plan.

     Retek's stock options are administered by HNC's Board of Directors. All outstanding Retek options were converted into options to purchase the Company's common stock and adjusted to give effect to the acquisition exchange ratio in the Retek acquisition. No changes were made to the terms of the Retek options in connection with the exchange. Options granted vest ratably over periods from one to four years and have a term of up to ten years. At December 31, 1997, options to purchase 32 shares were exercisable.

     The CompReview 1995 Stock Option Plan is administered by HNC's Board of Directors. All outstanding CompReview stock options were converted into options to purchase HNC common stock in the CompReview acquisition and adjusted to give effect to the acquisition exchange ratio. No changes were made to the terms of the CompReview options in connection with the exchange. Options granted under the CompReview Stock Option Plan generally vest ratably over periods from

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

two to four years and expire ten years after the date of grant. At December 31, 1997, options to purchase 156 shares were exercisable.

     Transactions under the Company's stock option and purchase plans during the years ended December 31, 1995, 1996 and 1997, including options under the Risk Data stock option plan, options under the Retek stock option plan and options under the CompReview Stock Option Plan, but excluding options to purchase stock of Aptex, a subsidiary of the Company, are summarized as follows.

                                                    YEAR ENDED DECEMBER 31,
                         ------------------------------------------------------------------------------
                                   1995                       1996                       1997
                         ------------------------   ------------------------   ------------------------
                                 WEIGHTED AVERAGE           WEIGHTED AVERAGE           WEIGHTED AVERAGE
                         SHARES   EXERCISE PRICE    SHARES   EXERCISE PRICE    SHARES   EXERCISE PRICE
                         ------  ----------------   ------  ----------------   ------  ----------------
Outstanding at
  beginning of year....   2,080       $ 0.49         2,868       $ 2.84         3,215       $15.65
  Options granted......   1,272         6.08         1,645        27.98         2,177        32.61
  Options exercised....    (207)        0.52        (1,140)        0.96          (475)        6.16
  Options canceled.....    (277)        1.80          (158)       17.62          (326)       26.33
                         ------                     ------
Outstanding at end of
  year.................   2,868         2.84         3,215        15.65         4,591        23.92
                         ======                     ======
Options exercisable at
  end of year..........   1,437                        841                      1,096
Weighted average fair
  value of options
  granted during the
  year.................  $ 3.10                     $14.50                     $19.79

     The following table summarizes information about employee stock options outstanding at December 31, 1997:

                                        OPTIONS OUTSTANDING
                            -------------------------------------------      OPTIONS EXERCISABLE
                                                WEIGHTED                  -------------------------
                                NUMBER           AVERAGE       WEIGHTED       NUMBER       WEIGHTED
                            OUTSTANDING AT      REMAINING      AVERAGE    OUTSTANDING AT   AVERAGE
           RANGE OF          DECEMBER 31,      CONTRACTUAL     EXERCISE    DECEMBER 31,    EXERCISE
       EXERCISE PRICES           1997        LIFE (IN YEARS)    PRICE          1997         PRICE
    ----------------------  --------------   ---------------   --------   --------------   --------
    $ 0.02 to $ 3.00......       1,002             5.90         $ 1.90           702        $ 1.60
       4.50     25.38.....         793             8.21          19.22           188         15.69
     25.60     30.75......         791             8.86          29.39           147         30.33
     30.81     31.50......         944             9.57          31.40             1         30.94
     31.88     39.00......         774             9.42          36.03            32         34.24
     39.09     49.50......         287             9.27          41.42            26         42.64
                                 -----                                         -----
       0.02     49.50.....       4,591             8.37          23.92         1,096          9.82
                                 =====                                         =====

     During 1996, Aptex adopted the 1996 Equity Incentive Plan (the "Aptex Plan") whereby 2,000 shares of Aptex common stock were reserved for issuance pursuant to nonqualified and incentive stock options and restricted stock awards. The plan is administered by the Board of Directors of Aptex or its designees and provides generally that nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value, as determined by the Board of Directors, of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award, or 110% of fair market value for awards to more than 10% stockholders. Options granted under the Incentive Plan may have a term of up to ten years. The Company has the

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

discretion to provide for restrictions and the lapse thereof in respect of restricted stock awards, and options typically vest at the rate of 25% of the total grant per year. However, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. During 1996, Aptex issued 1,000 shares of common stock at fair market value under the Aptex Plan for cash consideration of $0.03 per share. At December 31, 1997, options to purchase 79 shares were exercisable under the Aptex Plan.

     The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock-based compensation. No compensation expense has been recognized for its employee stock option grants, which are fixed in nature, as the options have been granted at fair market value. No compensation expense has been recognized for the Purchase Plan. Had compensation cost for the Company's stock-based compensation awards issued during 1997 and 1996 been determined based on the fair value at the grant dates of awards consistent with the method of Financial Accounting Standards Board Statement No. 123 ("FAS 123"), the Company's net income and basic and diluted pro forma net income per common share would have been reduced to the pro forma amounts indicated below:

                                                         YEAR ENDED DECEMBER 31,
                                                        --------------------------
                                                         1995     1996      1997
                                                        ------   -------   -------
        Net income:
          As reported.................................  $6,077   $11,893   $17,565
          Pro forma...................................   5,126     6,122     2,232
        Basic net income per common share:
          As reported.................................    0.38      0.50      0.72
          Pro forma...................................    0.31      0.26      0.09
        Diluted net income per common share:
          As reported.................................    0.28      0.47      0.68
          Pro forma...................................    0.24      0.24      0.09

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the years ended December 31, 1995, 1996 and 1997, respectively: dividend yield of 0.0% for all three years, risk-free interest rates of 6.29%, 6.03% and 6.10%, expected volatilities of 75%, 70% and 65% (0% for 1995 and 1996 options granted by Risk Data, Retek and CompReview prior to their acquisition by HNC), and expected lives of 3.5, 3.5 and 3.0 years. The fair value of the employees' purchase rights pursuant to the Purchase Plan is estimated using the Black-Scholes model with the following assumptions: dividend yield of 0.0% for all three years, risk-free interest rates of 5.66%, 5.36% and 5.32%, expected volatilities of 75%, 70% and 65%, and an expected life of 6 months for all three years. The weighted average fair value of those purchase rights granted in 1995, 1996 and 1997 was $2.75, $9.61 and $14.10, respectively.

     The fair value of each option granted under the Aptex Plan is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the years ended December 31, 1996 and 1997: dividend yield of 0.0% for both years, risk-free interest rates of 6.42% and 6.33%, expected volatility of 90% for both years, and expected lives of 9.25 and 8.0 years. Options to purchase 704 shares and 214 shares were granted during 1996 and 1997, with weighted average exercise prices per share of $0.03 and $0.08, respectively. During 1997, options to purchase 173 shares with a weighted average exercise price of $0.03 per share were exercised. During 1997, options to purchase 58 shares

                               HNC SOFTWARE INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

with a weighted average exercise price of $0.03 per share were cancelled. The weighted average fair value per share of options granted during 1996 and 1997 was $0.03 and $0.07, respectively.

     The following table summarizes information about Aptex employee stock options outstanding at December 31, 1997:

                                       OPTIONS OUTSTANDING
                           -------------------------------------------        OPTIONS EXERCISABLE
                                               WEIGHTED                    -------------------------
                               NUMBER           AVERAGE       WEIGHTED         NUMBER       WEIGHTED
                           OUTSTANDING AT      REMAINING      AVERAGE      OUTSTANDING AT   AVERAGE
         RANGE OF           DECEMBER 31,      CONTRACTUAL     EXERCISE      DECEMBER 31,    EXERCISE
      EXERCISE PRICES           1997        LIFE (IN YEARS)    PRICE            1997         PRICE
    -------------------    --------------   ---------------   --------     --------------   --------
    $0.03 to $0.03               497              8.75         $ 0.03            79          $ 0.03
     0.05      0.05               39              9.40           0.05            --              --
     0.10      0.10              151              9.82           0.10            --              --
                               -----                                            ---
     0.03      0.10              687              9.03           0.05            79            0.03
                           ==========                                      ==========

NOTE 10 -- CONTINGENCIES

     Various claims arising in the course of business, seeking monetary damages and other relief, are pending. The amount of the liability, if any, from such claims cannot be determined with certainty; however, in the opinion of management, the ultimate liability for such claims will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

NOTE 11 -- SUBSEQUENT EVENTS

     On January 30, 1998, the Company signed a definitive agreement to acquire Practical Control Systems Technologies, Inc. ("PCS"), a distribution center management software vendor based in Cincinnati, Ohio, subject to the satisfaction of certain closing conditions and the approval of PCS' shareholders. If consummated, the acquisition of PCS will be accounted for under the purchase method and will not be considered a "significant" acquisition pursuant to regulations set forth by the Securities and Exchange Commission.

     On February 13, 1998, the Company adopted the 1998 Stock Option Plan (the "1998 Plan"), under which 1,000,000 shares of HNC Common Stock were reserved for issuance pursuant to nonqualified stock options. The 1998 Plan is administered by the Board of Directors of HNC or a committee appointed by the Board and provides that nonqualified stock options granted under the plan must be awarded at an exercise price of not less than 100% of the fair market value of the stock at the date of grant. Options granted under the 1998 Plan may have a term of up to ten years. No options have been granted under the 1998 Plan to date.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES BY ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    2
Prospectus Summary.....................    3
Risk Factors...........................    4
Use of Proceeds........................   14
Price Range of Common Stock............   14
Dividend Policy........................   14
Capitalization.........................   15
Selected Consolidated Financial Data...   16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   18
Business...............................   28
Management.............................   44
Selling Stockholders...................   46
Description of Capital Stock...........   47
Underwriting...........................   50
Legal Matters..........................   51
Experts................................   51
Index to Consolidated Financial
  Statements...........................  F-1

------------------------------------------------------------
   LOGO

   1,500,000 SHARES

   COMMON STOCK

   DEUTSCHE MORGAN GRENFELL

   BANCAMERICA
   ROBERTSON STEPHENS

   SALOMON SMITH BARNEY
   PROSPECTUS

               , 1998

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses to be paid by the Registrant in connection with the issuance and distribution of the Securities being registered. All amounts are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market filing fee.

            Securities and Exchange Commission registration fee.....  $ 42,917
            NASD filing fee.........................................    15,048
            Nasdaq National Market filing fee.......................     3,000
            Accounting fees and expenses............................   175,000
            Legal fees and expenses.................................   195,000
            Trustee fee.............................................    15,000
            Rating Agency fee.......................................    50,000
            Transfer Agent fee......................................     5,000
            Printing and engraving expenses.........................   200,000
            Blue sky fees and expenses..............................    10,000
            Miscellaneous...........................................    39,035
                                                                      --------
                      Total.........................................  $750,000
                                                                      ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding provided that the Registrant will not be required to advance any expenses to a person against whom the Registrant directly brings a claim, in proceeding, alleging that such person has breached his or her duty of loyalty to the Registrant, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from transactions; (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on the records or books of account of the Registrant or on information supplied to him or her by officers of the Registrant in the course of their duties or on the advice of legal counsel for the Registrant or on information or records given or reports made to the Registrant by independent certified public accountants or appraisers or other experts.

     The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16 (b) of the Securities Exchange Act of 1934 and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnity agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law, or otherwise.

     The indemnity provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

     As authorized by the Registrant's Bylaws, the Registrant, with approval by the Registrant's Board of Directors, has obtained directors and officers liability insurance.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed herewith or incorporated by reference herein:

     EXHIBIT
      NUMBER                                    EXHIBIT TITLE
    ----------   ----------------------------------------------------------------------------
          1.01   Form of Underwriting Agreement for the Note offering (draft dated February
                   , 1998).*
          1.02   Form of Underwriting Agreement for the Common Stock offering (draft dated
                 February   , 1998).*
          2.01   Agreement and Plan of Reorganization dated as of July 19, 1996 by and among the Registrant, HNC Merger Corp. and Risk Data Corporation, as amended.
                 (Incorporated by reference to Exhibit Number 2.01 to Registrant's Current
                 Report on Form 8-K filed on September 12, 1996, as amended (the "Risk Data
                 8-K").)
          2.02   Agreement of Merger dated August 30, 1996 by and between HNC Merger Corp.
                 and Risk Data Corporation. (Incorporated by reference to Exhibit Number 2.02 to the Risk Data 8-K.)
          2.03   Exchange Agreement dated as of October 25, 1996 by and among the Registrant,
                 Retek Distribution Corporation and the shareholders of Retek Distribution
                 Corporation. (Incorporated by reference to Exhibit Number 2.01 to
                 Registrant's Current Report on Form 8-K filed on December 12, 1996 (the
                 "Retek 8-K").)
          2.04   Form of Option Exchange Agreement between the Registrant and each person who held outstanding options to purchase shares of Retek Distribution
                 Corporation on November 29, 1996. (Incorporated by reference to Exhibit
                 Number 2.02 to the Retek 8-K.)
          2.05   Agreement and Plan of Reorganization dated as of July 14, 1997 by and among the Registrant, FW1 Acquisition Corp., CompReview, Inc., Robert L. Kaaren
                 and Mishel E. Munnayer, a.k.a. Michael Munayyer, Trustee of the Michael
                 Munayyer Trust dated August 11, 1995. (Pursuant to Item 601(b)(2) of
                 Regulation S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request.) (Incorporated by reference to Exhibit Number 2.01 to Registrant's Current Report on Form 8-K filed on
                 December 15, 1997 (the "CompReview 8-K").)
          2.06   Agreement of Merger dated as of November 28, 1997 by and between FW1
                 Acquisition Corp. and CompReview, Inc. (Incorporated by reference to Exhibit
                 Number 2.02 to the CompReview 8-K.)
       3(i).01   Registrant's Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 13, 1996. (Incorporated by reference to Exhibit
                 Number 3(i).04 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (the "Second Quarter 1996 10-Q").)
      3(ii).02   Registrant's Bylaws, as amended. (Incorporated by reference to Exhibit
                 Number 3(ii).05 to the Second Quarter 1996 10-Q.)
          4.01   Form of Specimen Certificate for Registrant's Common Stock. (Incorporated by
                 reference to Exhibit Number 4.01 to Registrant's Form S-1 Registration
                 Statement, as amended (File No. 33-91932) (the "IPO S-1").)
          4.02   Third Amended Registration Rights Agreement dated March 10, 1993, as amended. (Incorporated by reference to Exhibit Number 4.02 to the IPO S-1.)
          4.03   Second Waiver and Amendment to Third Amended Registration Rights Agreement.
                 (Incorporated by reference to Exhibit Number 4.03 to Registrant's Form S-1
                 Registration Statement, as amended (File No. 33-99980).
          4.04   Registration Rights Agreement dated as of August 30, 1996 by and among the
                 Company and the former shareholders of Risk Data Corporation. (Incorporated by reference to Exhibit Number 4.01 to the Risk Data 8-K.)

     EXHIBIT
      NUMBER                                    EXHIBIT TITLE
    ----------   ----------------------------------------------------------------------------
          4.05   Registration Rights Agreement dated as of October 25, 1996 by and among registrant and the former shareholders of Retek Distribution Corporation.
                 (Incorporated by reference to Exhibit Number 4.01 to the Retek 8-K.)
          4.06   Amendment No. 1 to the Registration Rights Agreement dated as of February
                 24, 1997 by and between the Registrant and the former shareholders of Retek
                 Distribution Corporation. (Incorporated by reference to Exhibit Number 4.06 to Registrant's Annual Report on Form 10-K, as amended, for the year ended
                 December 31, 1996.)
          4.07   Registration Rights Agreement dated as of November 28, 1997 by and among the
                 Registrant and the former shareholders of CompReview, Inc. (Incorporated by reference to Exhibit Number 4.01 to the CompReview 8-K.)
          4.08   Form of Indenture between the Registrant and State Street Bank and Trust
                 Company of California, N.A., as Trustee, including the form of Notes.*
          5.01   Opinion of Fenwick & West LLP for the Note offering.*
          5.02   Opinion of Fenwick & West LLP for the Common Stock offering.*
         12.01   Computation of Ratio of Earnings to Fixed Charges.
         23.01   Consent of Price Waterhouse LLP.
         23.02   Consent of Fenwick & West LLP (included in Exhibit 5.01).*
         24.01   Power of Attorney (See page II-5).
         25.01   Statement of Eligibility of Trustee (separately bound).*

---------------

 *  To be filed by amendment.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on February 16, 1998.

                                          HNC SOFTWARE INC.
                                          By:    /s/ RAYMOND V. THOMAS
                                            ------------------------------------
                                            Raymond V. Thomas
                                            Vice President, Finance and
                                              Administration,
                                            Chief Financial Officer and
                                              Secretary

                               POWER OF ATTORNEY

     KNOWN ALL PERSON BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert L. North, Raymond V. Thomas and Kenneth A. Linhares, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                               TITLE                    DATE
---------------------------------------------  ---------------------------  ------------------
        PRINCIPAL EXECUTIVE OFFICER:

             /s/ ROBERT L. NORTH               President, Chief Executive   February 16, 1998
---------------------------------------------  Officer and a Director
               Robert L. North
           PRINCIPAL FINANCIAL AND
        PRINCIPAL ACCOUNTING OFFICER:

            /s/ RAYMOND V. THOMAS              Vice President, Finance and  February 16, 1998
---------------------------------------------  Administration, Chief
              Raymond V. Thomas                Financial Officer and
                                               Secretary

            ADDITIONAL DIRECTORS:

           /s/ EDWARD K. CHANDLER              Director                     February 16, 1998
---------------------------------------------
             Edward K. Chandler

             /s/ OLIVER D. CURME               Director                     February 16, 1998
---------------------------------------------
               Oliver D. Curme

                                               Director                     February   , 1998
---------------------------------------------
               Thomas F. Farb

         /s/ CHARLES H. GAYLORD, JR.           Director                     February 16, 1998
---------------------------------------------
           Charles H. Gaylord, Jr.

                                 EXHIBIT INDEX

                                                                                 SEQUENTIALLY
    EXHIBIT                                                                        NUMBERED
     NUMBER                              EXHIBIT TITLE                               PAGE
    --------    ---------------------------------------------------------------  ------------
       1.01     Form of Underwriting Agreement for the Note offering (draft
                dated February   , 1998).*.....................................
       1.02     Form of Underwriting Agreement for the Common Stock offering
                (draft dated February   , 1998).*..............................
       2.01     Agreement and Plan of Reorganization dated as of July 19, 1996 by and among the Registrant, HNC Merger Corp. and Risk Data
                Corporation, as amended. (Incorporated by reference to Exhibit
                Number 2.01 to Registrant's Current Report on Form 8-K filed on
                September 12, 1996, as amended (the "Risk Data 8-K").).........
       2.02     Agreement of Merger dated August 30, 1996 by and between HNC
                Merger Corp. and Risk Data Corporation. (Incorporated by
                reference to Exhibit Number 2.02 to the Risk Data 8-K.)........
       2.03     Exchange Agreement dated as of October 25, 1996 by and among the Registrant, Retek Distribution Corporation and the
                shareholders of Retek Distribution Corporation. (Incorporated
                by reference to Exhibit Number 2.01 to Registrant's Current
                Report on Form 8-K filed on December 12, 1996 (the "Retek
                8-K").)........................................................
       2.04     Form of Option Exchange Agreement between the Registrant and each person who held outstanding options to purchase shares of
                Retek Distribution Corporation on November 29, 1996.
                (Incorporated by reference to Exhibit Number 2.02 to the Retek
                8-K.)..........................................................
       2.05     Agreement and Plan of Reorganization dated as of July 14, 1997 by and among the Registrant, FW1 Acquisition Corp., CompReview,
                Inc., Robert L. Kaaren and Mishel E. Munnayer, a.k.a. Michael
                Munayyer, Trustee of the Michael Munayyer Trust dated August
                11, 1995. (Pursuant to Item 601(b)(2) of Regulation S-K,
                certain schedules have been omitted but will be furnished
                supplementally to the Commission upon request.) (Incorporated by reference to Exhibit Number 2.01 to Registrant's Current
                Report on Form 8-K filed on December 15, 1997 (the "CompReview
                8-K").)........................................................
       2.06     Agreement of Merger dated as of November 28, 1997 by and
                between FW1 Acquisition Corp. and CompReview, Inc.
                (Incorporated by reference to Exhibit Number 2.02 to the
                CompReview 8-K.)...............................................
    3(i).01     Registrant's Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 13, 1996.
                (Incorporated by reference to Exhibit Number 3(i).04 to
                Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (the "Second Quarter 1996 10-Q").).........

                                                                                 SEQUENTIALLY
    EXHIBIT                                                                        NUMBERED
     NUMBER                              EXHIBIT TITLE                               PAGE
    --------    ---------------------------------------------------------------  ------------
    3(ii).02    Registrant's Bylaws, as amended. (Incorporated by reference to
                Exhibit Number 3(ii).05 to the Second Quarter 1996 10-Q.)......
        4.01    Form of Specimen Certificate for Registrant's Common Stock.
                (Incorporated by reference to Exhibit Number 4.01 to
                Registrant's Form S-1 Registration Statement, as amended (File
                No. 33-91932) (the "IPO S-1").)................................
        4.02    Third Amended Registration Rights Agreement dated March 10,
                1993, as amended. (Incorporated by reference to Exhibit Number
                4.02 to the IPO S-1.)..........................................
        4.03    Second Waiver and Amendment to Third Amended Registration
                Rights Agreement. (Incorporated by reference to Exhibit Number
                4.03 to Registrant's Form S-1 Registration Statement, as
                amended (File No. 33-99980)....................................
        4.04    Registration Rights Agreement dated as of August 30, 1996 by and among the Company and the former shareholders of Risk Data
                Corporation. (Incorporated by reference to Exhibit Number 4.01 to the Risk Data 8-K.).........................................
        4.05    Registration Rights Agreement dated as of October 25, 1996 by and among registrant and the former shareholders of Retek
                Distribution Corporation. (Incorporated by reference to Exhibit
                Number 4.01 to the Retek 8-K.).................................
        4.06    Amendment No. 1 to the Registration Rights Agreement dated as of February 24, 1997 by and between the Registrant and the former shareholders of Retek Distribution Corporation.
                (Incorporated by reference to Exhibit Number 4.06 to
                Registrant's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996.).................................
        4.07    Registration Rights Agreement dated as of November 28, 1997 by and among the Registrant and the former shareholders of
                CompReview, Inc. (Incorporated by reference to Exhibit Number
                4.01 to the CompReview 8-K.)...................................
        4.08    Form of Indenture between the Registrant and State Street Bank and Trust Company of California, N.A., as Trustee, including the form of Notes.*............................................
        5.01    Opinion of Fenwick & West LLP for the Note offering.*..........
        5.02    Opinion of Fenwick & West LLP for the Common Stock offering.*..
       12.01    Computation of Ratio of Earnings to Fixed Charges..............
       23.01    Consent of Price Waterhouse LLP................................
       23.02    Consent of Fenwick & West LLP (included in Exhibit 5.01).*.....
       24.01    Power of Attorney (See page II-5)..............................
       25.01    Statement of Eligibility of Trustee (separately bound).*.......

---------------

 *  To be filed by amendment.